AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1998
                                                     REGISTRATION NO. 333-40073

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                         PHYSICIAN HEALTH CORPORATION

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        DELAWARE                     8099                    58-2199947
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                               ----------------

                         PHYSICIAN HEALTH CORPORATION
                             ONE LAKESIDE COMMONS
                         990 HAMMOND DRIVE, SUITE 300
                            ATLANTA, GEORGIA 30328
                                (770) 673-1964
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                SARAH C. GARVIN
                             ONE LAKESIDE COMMONS
                         990 HAMMOND DRIVE, SUITE 300
                            ATLANTA, GEORGIA 30328
                                (770) 673-1964
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
   JAMES S. RYAN, III                                     J. VAUGHAN CURTIS
  JACKSON WALKER L.L.P.                                  DOUGLAS B. CHAPPELL
     901 MAIN STREET                                      ALSTON & BIRD LLP
       SUITE 6000                                        ONE ATLANTIC CENTER
   DALLAS, TEXAS 75287                                   1201 WEST PEACHTREE
     (214) 953-6000                                    STREET ATLANTA, GEORGIA
                                                                30309
                                                           (404) 881-7000

                               ----------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                               ----------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED FEBRUARY 13, 1998

                       PHYSICIAN HEALTH CORPORATION

                                3,000,000 SHARES

                                  COMMON STOCK

  All of the shares of Common Stock offered hereby are being sold by Physician Health Corporation (the "Company" or "PHC"). Prior to this offering (the "Offering"), there has been no public market for the Common Stock. It is currently estimated that the initial public offering price will be between $13.50 and $15.50 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Company has applied to have the Common Stock approved for quotation on the Nasdaq National Market under the symbol "PHCO."

                                  -----------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                                  -----------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
  COMMISSION  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE  ACCURACY OR
   ADEQUACY  OF THIS  PROSPECTUS. ANY  REPRESENTATION TO THE  CONTRARY IS  A
                              CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                UNDERWRITING
                              PRICE TO          DISCOUNTS AND        PROCEEDS TO
                               PUBLIC            COMMISSIONS         COMPANY(1)
--------------------------------------------------------------------------------
Per Share..............         $                   $                   $
--------------------------------------------------------------------------------
Total(2)...............         $                   $                   $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Before deducting expenses payable by the Company estimated at $2,500,000.
(2) The Company has granted the Underwriters a 30-day option to purchase up to an additional 450,000 shares of Common Stock, solely to cover over-allotments, if any. See "Underwriting." If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and
    Proceeds to Company will be $   , $   , and $   , respectively.

                                  -----------

  The Common Stock is offered by the Underwriters, as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of such shares will be made through the offices of BancAmerica Robertson Stephens, San Francisco,
California, on or about    , 1998.

BANCAMERICA ROBERTSON STEPHENS

     NATIONSBANC MONTGOMERY SECURITIES LLC

            A.G. EDWARDS & SONS, INC.

                  THE ROBINSON-HUMPHREY COMPANY

                    The date of this Prospectus is    , 1998

             [LOGO OF PHYSICIAN HEALTH CORPORATION APPEARS HERE]
    [Map and explanatory legend showing locations of PHC Practices and Payor Contracting Activities, and numbers of physicians, contracts and covered lives]



  CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN
  TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK INCLUDING STABILIZING BIDS, SYNDICATE COVERING
  TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

  NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

  UNTIL       , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               ----------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Summary..................................................................   4
Risk Factors.............................................................   7
Use of Proceeds..........................................................  18
Dividend Policy..........................................................  18
Capitalization...........................................................  19
Dilution.................................................................  20
Unaudited Pro Forma Balance Sheet........................................  21
Selected Consolidated Financial Data.....................................  26
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  27
Business.................................................................  35
Management...............................................................  55
Certain Transactions.....................................................  63
Description of Capital Stock.............................................  66
Principal Stockholders...................................................  70
Shares Eligible for Future Sale..........................................  72
Underwriting.............................................................  74
Legal Matters............................................................  75
Experts..................................................................  75
Additional Information...................................................  76
Index to Financial Statements............................................ F-1

                               ----------------

  The Company intends to furnish its stockholders with annual reports containing audited consolidated financial statements examined by its independent public accountants. The Company also intends to furnish such other reports as it may determine or as may be required by applicable law.

                                    SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. See "Risk Factors" for information that should be carefully considered by prospective investors. Unless otherwise indicated, all information in this Prospectus assumes: (i) a 0.314-for-1 stock split with respect to the Common Stock and Non-Voting Common Stock (the "Reverse Stock Split"), which will be effective prior to consummation of the Offering; (ii) no exercise of the Underwriter's over-allotment option; and (iii) conversion of all of the issued and outstanding shares of the Company's Class A Stock (Series 1 and Series 2), Series B Redeemable Convertible Preferred Stock, Series B Non-Voting Redeemable Convertible Preferred Stock and Prime Common Stock into 3,685,918 shares of Common Stock and 288,194 shares of Non-Voting Common Stock upon consummation of the Offering.

                                  THE COMPANY

  Physician Health Corporation is a physician management company focusing on the value-added integration of practice management, ancillary health care services, network development and administration, and payor contracting in selected markets. As of December 31, 1997, the Company provided payor contract administration and related services to 24 physician networks, one of which is owned by the Company, one of which is a nonprofit corporation of which the Company is the sole member (together, the "PHC Networks") and the remainder of which are independent entities that receive services from the Company (the "Affiliated
Networks"). The PHC Networks and Affiliated Networks included approximately 3,300 physicians and 2.3 million covered lives under 29 managed care contracts including specialty capitated and global risk contracts. As of December 31, 1997, the Company was a party to practice management agreements with 25 physician practices ("Managed Practices") that employed 122 physicians ("Managed Physicians"). In addition, the Company directly owned and operated nine physician practices ("Owned Practices") through which it directly employed 50 physicians ("Employed Physicians"). Managed Practices and Owned Practices are collectively referred to as "PHC Practices," and Managed Physicians and Employed Physicians are collectively referred to as "PHC Physicians." As of December 31, 1997, there were an aggregate of 34 PHC Practices and 172 PHC Physicians. As of December 31, 1997, the Company also had interests in two businesses delivering ancillary health care services.

  The Company's objective is to continue building comprehensive and integrated networks of physicians in selected regional markets in order to: (i) establish a significant market presence enabling it to negotiate favorable payor contracts and (ii) provide a broad range of physicians and ancillary health care services to payors. To achieve these objectives, the Company seeks to: (a) leverage contracting expertise to enhance its strategic position in its markets; (b) selectively acquire key practices to strengthen market presence;
(c) provide management expertise and capital for development of ancillary health care services; (d) negotiate and administer beneficial payor contracts; and (e) utilize information technology to improve practice performance and meet payor requirements. The Company believes that the expertise of its management team in network development, payor contracting and ancillary health care services, as well as PHC's flexible approach to entering new markets and structuring its operations, differentiate PHC from traditional physician practice management companies ("PPMs") and enhance its ability to attract physicians and to negotiate favorable payor contracts. PHC's acquisition of key practices is a part of its overall strategy of strengthening its networks and market presence and enhancing the Company's ability to contract with managed care payors and providers.

  The Company derives its revenues from four primary sources: (i) management fees from management of Managed Practices, including reimbursements of clinical operating expenses paid by PHC on behalf of Managed Practices; (ii) patient service revenues generated by Owned Practices; (iii) management fees from management of Affiliated Networks and administering managed care contracts; and
(iv) revenues from the operation of ancillary health care services. For the nine months ended September 30, 1997 the Company's management fee revenue from management of Managed Practices, including reimbursement of clinical operating expenses, constituted approximately 64% of net revenue, patient service revenues generated by Owned Practices constituted approximately 14% of net revenues, management fees from management of Affiliated Networks and administering managed care contracts constituted approximately 22% of net revenue, and revenues from the operation of ancillary health care services constituted approximately 0% of net revenues. During the nine months ended September 30, 1997, the Company believes that the PHC Practices derived approximately 30% of their revenues from Medicare and Medicaid, approximately 10% of revenues from capitated contracts with managed care payors and approximately 60% of revenues under traditional fee-for-service arrangements.

  The Company commenced operations in 1994 as a wholly-owned subsidiary (the "Predecessor") of Surgical Health Corporation. PHC was incorporated in Delaware in August 1995 and acquired the Predecessor in November 1995. Prior to the acquisition of the assets and entry into a long-term practice management agreement with the first PHC Practice in November 1996, the Company principally engaged in network development and administration, payor contracting, practice administration, and development activities related to potential acquisitions. The Predecessor principally engaged in network development and administration, payor contracting and practice administration and derived its revenues from these activities.

  During October and November 1997, the Company acquired the assets of and entered into long-term practice management agreements with 17 Managed Practices with 83 Managed Physicians, acquired the assets of four Owned Practices and entered into employment agreements with 37 Employed Physicians associated with those Owned Practices, and acquired a sleep laboratory and a 51% interest in an ambulatory surgery center. The approximate aggregate consideration paid in connection with these acquisitions consisted of $27.2 million in stock value, $1.2 million in promissory notes and $9.3 million in cash.

  The Company's current regional markets are centered in Atlanta, Georgia; Cincinnati, Ohio; Dallas/Ft. Worth, Texas; Memphis, Tennessee; Orlando, Florida; and St. Louis, Missouri. The Company will continue to evaluate expansion into additional regional markets. The principal executive offices of the Company are located at One Lakeside Commons, Suite 300, 990 Hammond Drive, Atlanta, Georgia 30328 and its telephone number is (770) 673-1964.

                                  THE OFFERING

 Common Stock offered hereby........................ 3,000,000 shares
 Common Stock to be outstanding after the Offering.. 10,390,401 shares(1)
 Use of proceeds.................................... To repay certain indebtedness and for
                                                     working capital and
                                                     general corporate
                                                     purposes, including future
                                                     acquisitions of physician
                                                     practices, acquisitions
                                                     and development of
                                                     ancillary health care
                                                     services, and development
                                                     of physician networks and
                                                     payor contracts. See "Use
                                                     of Proceeds."
 Proposed Nasdaq National Market symbol............. PHCO

--------

(1) Includes 288,194 shares of Non-Voting Common that will be immediately convertible into Common Stock. Excludes: (i) an aggregate of 1,076,578 shares of Common Stock issuable upon exercise of warrants outstanding at a weighted average exercise price of $3.10 per share; (ii) an aggregate of 1,664,265 shares of Common Stock issuable upon exercise of options outstanding at a weighted average exercise price of $13.70 per share under the Company's Amended and Restated 1995 Stock Option Plan (the "1995 Stock Option Plan"); (iii) 1,475,421 shares of Common Stock reserved for issuance under the 1995 Stock Option Plan following consummation of the Offering; and (iv) 693,612 shares of Common Stock issuable upon conversion of certain interests in subsidiaries of PHC. See "Management--1995 Stock Option Plan."

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                     (in thousands, except per share data)

                                                          PREDECESSOR                            SUCCESSOR
                                                    ------------------------ ----------------------------------------------------
                                                                             PERIOD FROM
                                                                 PERIOD FROM  INCEPTION                  NINE MONTHS
                                                                 JANUARY 1,  (AUGUST 29,   YEAR ENDED       ENDED
                                                     YEAR ENDED    1995 TO     1995) TO   DECEMBER 31,  SEPTEMBER 30,
                                                    DECEMBER 31, OCTOBER 31, DECEMBER 31, ------------ -----------------
                                                        1994       1995(1)     1995(1)        1996      1996      1997
                                                    ------------ ----------- ------------ ------------ -------  --------
STATEMENTS OF OPERATIONS DATA:
Net revenue................................             $812       $1,949       $  456      $ 4,036    $ 2,720  $ 16,459
Operating expenses:
 Salaries and benefits.....................              531        1,533          662        2,915      2,123     4,880
 Contract and professional services........               38          125           70          194        370       746
 Provision for bad debts...................              --           --            40          660        104       938
 General and administrative................              225          463          131        2,748      1,242    11,875
 Depreciation and amortization.............               58          106           14          161         81       732
 Write down of assets(2)...................              --           --           --           195        --        715
 Purchased research and development(3).....              --           --           --           --         --     13,252
                                                        ----       ------       ------      -------    -------  --------
 Total operating expenses..................              851        2,227          917        6,873      3,920    33,138
                                                        ----       ------       ------      -------    -------  --------
Income (loss) from operations..............              (39)        (278)        (461)      (2,837)    (1,200)  (16,679)
Interest expense, net......................               24           86            7           30          9     2,236
                                                        ----       ------       ------      -------    -------  --------
Income (loss) before minority interest and
 income taxes..............................              (63)        (364)        (468)      (2,867)    (1,209)  (18,915)
Minority interest..........................              --           --            (1)         --         --     (2,081)
                                                        ----       ------       ------      -------    -------  --------
Income (loss) before income taxes..........              (63)        (364)        (467)      (2,867)    (1,209)  (16,834)
Income tax expense.........................              --           --           --            17        --         14
                                                        ----       ------       ------      -------    -------  --------
Net income (loss)..........................             $(63)      $ (364)        (467)     $(2,884)   $(1,209) $(16,848)
                                                        ====       ======       ======      =======    =======  ========
Net income (loss) per share................              N/A          N/A       $(0.50)     $ (1.34)   $ (0.56) $  (5.82)
                                                        ====       ======       ======      =======    =======  ========
Weighted average outstanding shares........              N/A          N/A          941        2,156      2,143     2,894
--------------------------------------------------
                                                        ====       ======       ======      =======    =======  ========

                                                   SEPTEMBER 30, 1997
                                           ------------------------------------
                                                                   PRO FORMA
                                           ACTUAL   PRO FORMA(4) AS ADJUSTED(5)
                                           -------  ------------ --------------
BALANCE SHEET DATA:
Working capital........................... $(5,047)   $  1,613      $ 18,568
Total assets..............................  41,265     100,502       117,457
Long-term debt............................  14,049      29,288         8,288
Total stockholders' equity (deficit)......  (9,344)     45,800        83,755

--------
(1) The Company commenced operations in 1994 as a wholly-owned subsidiary of Surgical Health Corporation. PHC was incorporated in Delaware in August 1995 and acquired the Predecessor in November 1995.
(2) The $195,000 charge in 1996 is related to the write off of operating assets related to certain contracts that were entered into by the Predecessor and did not conform to the Company's business plan. The $715,000 charge in 1997 is related to the write off of deferred financing fees related to a credit arrangement with NationsCredit Commercial Corporation ("NationsCredit") that was terminated and the write off of operating assets related to contracts that were entered into by the Predecessor and did not conform to the Company's business plan.
(3) The $13.3 million charge in 1997 is related to the write off of certain purchased research and development in association with the Arlington Cancer Center acquisition.
(4) The pro forma Balance Sheet Data give effect to the asset acquisitions as if each had occurred on September 30, 1997. See "Unaudited Pro Forma Combined Balance Sheet."
(5) Adjusted to reflect the sale of 3,000,000 shares of Common Stock offered hereby and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

                                 RISK FACTORS

  In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing any of the shares of the Common Stock offered hereby. This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Prospectus.

LIMITED OPERATING HISTORY; LOSSES

  The Company's predecessor commenced operations in 1994 and the Company acquired its first physician practice in November 1996. To date, the Company has not achieved profitability. For the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, the Company incurred net losses of approximately $831,000, $2.9 million and $16.8 million, respectively. There can be no assurance that the Company will be able to generate sufficient revenue to achieve profitability on a quarterly or annual basis or to sustain or increase its revenue growth or profitability in future periods. See "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS RELATED TO GROWTH STRATEGY; INTEGRATION AND MANAGEMENT OF OPERATIONS

  The Company intends to pursue growth primarily through the acquisition of physician practices, growth of PHC Practices, the acquisition and development of ancillary health care services, and the development of physician networks and managed care contracts. As of December 31, 1997, the Company had acquired the assets of 34 PHC Practices, 25 of which are Managed Practices that are parties to long-term practice management agreements with PHC and nine of which are Owned Practices, had interests in two businesses delivering ancillary health care services and was providing services to 22 Affiliated Networks and two PHC Networks. There can be no assurance that the Company will be able to:
(i) identify appropriate acquisition candidates; (ii) acquire and profitably provide management services to additional practices; (iii) integrate such practices successfully; (iv) develop or acquire, and operate profitably, ancillary health care services; (v) affiliate with or develop physician networks; and (vi) negotiate and administer additional managed care contracts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview" and "Business--Strategy."

  A significant part of the Company's growth has been and continues to be generated by practice acquisitions. PHC's physician practice and ancillary health care services acquisitions have all occurred since November 1996. Since October 1, 1997, the Company has acquired the assets of 21 PHC Practices, 17 of which were Managed Practices that are parties to long-term practice management agreements with PHC and four of which were Owned Practices, and two businesses providing ancillary health care services. It has also entered into an agreement to acquire all of the assets of a radiation oncology center. The Company's acquisition strategy focuses on increasing the Company's presence in selected regional markets, thereby enhancing the Company's ability to integrate practice management, ancillary health care services, network development and administration, and payor contracting in its markets. Prior to their acquisition by the Company, two practices in Orlando, Florida, Internal Medicine Specialists, Inc. ("IMS") and Primary Care Specialists, Inc. ("PCS"), one practice in St. Louis, Missouri, Metropolitan Plastic and Reconstructive Surgery, Ltd. ("Metropolitan Plastic"), and an ambulatory surgery center in Orlando, Florida were managed by persons affiliated with the Company. The remaining practices and sleep center acquired by the Company were, at the time of the acquisitions, managed by persons unaffiliated with the Company. The principal benefits that PHC hopes to derive from its acquisitions are increased revenues and profitability as well as network stability. If PHC is to realize the anticipated benefits of its acquisitions, the operations of the acquired practices must be efficiently integrated and, where appropriate, combined. The process of integrating management services, administrative organizations, facilities, management information systems and other aspects of operations, while managing a larger and geographically expanded entity, presents a significant management challenge. In particular, the Company must implement an integrated financial management system that includes financial controls and the ability to coordinate disparate financial systems. In addition, the Company must coordinate geographically separated organizations and integrate personnel with dissimilar business backgrounds. The dedication of management resources to such integration efforts may detract management attention from acquisition and development efforts or from the day-to-day operations of the Company. The Company first began integrating practice operations immediately following its first practice acquisition in November 1996 and has continued to focus on integrating practice operations as additional practices were acquired during 1997. There can be no assurance that the integration process will be successful, that there will not be substantial costs associated with such activities or that such integration efforts will not have a material adverse effect on the Company's business, financial condition or results of operations.

DEPENDENCE ON THE PHC PRACTICES AND PRACTICE MANAGEMENT AGREEMENTS

  The Company's revenues are dependent on its affiliation with, and the success of, PHC Practices and PHC Physicians, and on PHC's long-term management contracts (the "Practice Management Agreements") with the Managed Practices. A substantial portion of the Company's total revenues are derived from management fees payable to the Company under the Practice Management Agreements and patient service revenues generated by Owned Practices. The management fees generally consist of combinations of the following: (i) percentages of the earnings of the Managed Practices; (ii) operating and non-operating expenses of the Managed Practices paid by the Company pursuant to the Practice Management Agreements; and (iii) certain negotiated performance and other adjustments. Certain of the PHC Practices in Florida and Missouri are Owned Practices, where PHC employs physicians under long-term employment agreements and earns patient services revenues. PHC's management fees and patient services revenue are dependent on the productivity of the PHC Physicians. Some of the PHC Practices derive a significant portion of their revenues from a limited number of physicians. Although the Practice Management Agreements are generally for terms of 40 years and generally may be terminated only for cause, and the employment agreements pursuant to which the Company directly employs physicians in states in which it is permitted to do so (the "Direct Employment Agreements") also may be terminated by the Employed Physicians under limited circumstances, any termination or significant deterioration of the Company's relationship with any of the PHC Practices or PHC Physicians could have a material adverse effect upon the Company's business, financial condition or results of operations. There can be no assurance that the Company or the PHC Practices will maintain cooperative relationships with key physicians. In addition, such physicians could retire, become disabled or otherwise become unable or unwilling to continue generating revenues at their current level or practicing medicine with such PHC Practice. The loss by a PHC Practice of one or more key physicians could have a material adverse effect on the revenue of such PHC Practice and on the Company. Additionally, although each Managed Practice and the PHC Physicians are subject to noncompete agreements, there can be no assurance that the noncompete agreements can be enforced. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview" and "Business--Contractual Agreements with PHC Practices."

CONCENTRATION OF REVENUE

  A substantial portion of the Company's net revenue is derived from Metroplex Hematology/Oncology Associates, L.L.P. (the "Arlington Cancer Center") in Dallas/Fort Worth, Texas. Giving effect to acquisitions consummated during 1997, it appears that over half of the Company's net revenues currently are derived from a total of six PHC Practices, including the Arlington Cancer Center. See "--Dependence on the PHC Practices and Practice Management Agreements." In addition, most of the PHC Practices operate within limited geographic areas, and a deterioration of economic or other conditions within any such area could have a material adverse effect on one or more PHC Practices and, in turn, the Company and its business, financial condition or results of operations.

  In connection with a practice management agreement with the Arlington Cancer Center, the Company is entitled to a management fee equal to 12% of the practice's net revenues, plus 55% of the practice's net income after physician compensation. Pursuant to a management services agreement with Southern Dependacare, Inc. and its affiliates ("Southern Dependacare"), the Company is entitled to a fee equal to the sum of: (i) 20% of the practice's income from its Mississippi operations before physician compensation; (ii) 20% of the practice's income from its Virginia operations before physician compensation; and (iii) a flat fee related to its Illinois operations, which currently is $1.6 million per year. In connection with employment agreements between 12 physicians and IMS, a practice owned by the Company, the Company is entitled to fees during the first five years aggregating $595,000 a year plus 15% of the income attributable to each physician in excess of a calculated amount, and during the remainder of each agreement a fee equal to 15% of the income attributable to each physician. Pursuant to three management services agreements assumed by the Company in connection with its acquisition of MidSouth Practice Management, Inc. ("MidSouth"), a physician practice management company, the Company is entitled to management fees equal to 12% of the income from three practices. Pursuant to a management services agreement with P.S.A. Medical Group, Inc., a corporation formed by the former shareholders of Parkcrest Surgical Associates, Inc. ("Parkcrest"), the Company is entitled to a management fee equal to a percentage of physician income attributed to each of the 14 physicians affiliated with the practice. In connection with a management services agreement with GCGA Physicians, Inc., a corporation formed by the former shareholders of Greater Cincinnati Gastroenterology Associates, Inc. ("Greater Cincinnati Gastro"), the Company is entitled to: (i) a management fee equal to 20% of the practice's income before physician compensation up to a predetermined cap; (ii) a practice development fee equal to the product of 20% of the amount by which adjusted net income exceeds a predetermined amount multiplied by five; and (iii) a managed care development fee equal to 0.5% of the collected revenue of the practice generated from contracts with new managed care payors. The Company's management fee also generally includes all direct operating expenses incurred in connection with the management of each practice not owned by the Company.

DIRECT CAPITATION AND OTHER RISKS ASSOCIATED WITH MANAGED CARE CONTRACTS

  Under some managed care contracts, Affiliated Networks receive a predetermined payment per covered member per month in exchange for providing a potentially unlimited quantity of specified services to covered members. Such contracts transfer much of the economic risk of providing care from the payor to the providers, who are compensated out of a finite pool of available funds. To the extent that covered members require more frequent or extensive care than is anticipated, increased claims by providers for such funds may result in reduced reimbursement to network providers. Reductions in reimbursement to providers could adversely affect on the providers' willingness to provide services to the Affiliated Networks or the Affiliated Networks' relationships with contracted payors. For the nine months ending September 30, 1997, the Company received 22% of its revenues from the administration of managed care agreements for Affiliated Networks. Physician dissatisfaction or defection from the Affiliated Networks, whether due to reduced reimbursement or otherwise, or payor contract termination could have a material adverse effect on the Company's business, financial condition or results of operations.

  In some cases, the Company enters into capitated or financial risk-sharing managed care contracts directly with a payor. In these cases, the Company receives the managed care payments and retains financial risk for the provision of medical care, including responsibility for paying contracted providers for medical services. If the Company underestimates the amount of services that will be required, it would experience reduced profitability or operating losses, which may not be recoverable through reductions in reimbursements to providers. Certain PHC Practices have also directly entered into capitated or financial risk-sharing managed care contracts with payors. In the case of Owned Practices, the Company is directly at risk for excess utilization of medical services. In the case of Managed Practices, to the extent that management fees are calculated as a percentage of practice income, excess utilization would result in reduced management fees. For the nine months ending September 30, 1997, the Company received approximately 10% of its revenues from PHC Network and PHC Practice contracts with managed care payors, and believes that the PHC Practices also received approximately 10% of their total revenues from capitated contracts with managed care payors.

  As an increasing percentage of individuals participate in managed care plans, the Company believes that its success will be, in part, dependent on its ability to obtain, retain and successfully manage favorable capitated or financial risk-sharing contracts with HMOs, employer groups, other private third-party payors and Medicare and Medicaid. There can be no assurance that the Company will be able to establish or maintain satisfactory relationships with third-party payors on terms acceptable to the Company and contracted providers. Many payors already have existing provider structures in place and may not desire the services of the Company or the PHC Networks, and payors may also elect to contract directly with providers on a fee-for-service, capitated or other basis. In addition, many managed care contracts are terminable upon short notice.

INTENSE COMPETITION

  The Company, PHC Physicians, PHC Networks and Affiliated Networks face intense competition in all aspects of their businesses. The Company believes that changes in governmental and private reimbursement policies, among other factors, have resulted in increased competition among providers of medical services and among networks for payor contracts. The Company itself faces intense competition to acquire or provide management services to physician practices; to acquire or develop and operate ancillary health care services; and to provide management services, including payor contracting services, to physician networks. A number of hospitals, clinics, health care companies, HMOs, insurance companies and physician practice management companies, both publicly and privately held, some of which have established operating histories and greater resources than the Company, engage in activities similar to those of the Company. There can be no assurance that the Company will be able to compete effectively with its competitors, that additional competitors will not enter its markets, or that the Company will be able to acquire or manage physician practices, acquire or develop ancillary health care services, affiliate with or develop networks, or negotiate payor contracts on terms beneficial to the Company. Any such failure could have a material adverse effect on the Company's business, financial condition or results of operations.

INSURANCE COVERAGE; PROFESSIONAL LIABILITY CLAIMS

  All of the PHC Physicians, PHC Practices, PHC Networks, Affiliated Networks and the Company are involved in the delivery of health care services and, therefore, are exposed to the risk of professional or other liability claims. Claims of this nature, if successful, could result in substantial damage awards which may exceed the limits of any applicable insurance coverage. Insurance against losses related to claims of this type can be expensive and varies widely in costs and coverage. Liability claims successfully asserted against a PHC Physician, PHC Practice, PHC Network, Affiliated Network or the Company could have a material adverse effect on the Company's business, financial condition or results of operations. See "Business--Corporate Liability and Insurance."

NEED FOR ADDITIONAL FINANCINGS

  The Company's plans to acquire and expand practices and to acquire and develop ancillary health care services require substantial capital resources. The Company expects that its capital needs over the next several years will exceed capital generated from operations. In the past, the Company has funded acquisitions of physician practices through the issuance of debt and equity securities to sellers, the sale of equity to venture capital and other investors and the incurrence of indebtedness. Management believes that the Company will incur indebtedness and issue, from time to time, additional debt or equity securities in connection with its future acquisition and development activities, including acquisitions of physician practices, and to raise working capital. There can be no assurance that sufficient financing will be available on terms satisfactory to the Company. The inability to obtain additional financing could have a material adverse effect on the Company's business, financial condition or results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

INTEGRATION OF MANAGEMENT INFORMATION SYSTEMS; RELIANCE ON THIRD-PARTY VENDOR

  The Company's success is dependent in part on its access to sophisticated information systems and its ability to integrate these systems into the existing operational, financial and clinical information systems of the PHC Practices, PHC Networks and Affiliated Networks. Management information systems are critical to negotiating, pricing and managing payor contracts. These systems help PHC and the PHC Practices, PHC Networks and Affiliated Networks realize operating efficiencies and enable them to capture, maintain, monitor and analyze cost, quality and utilization data. In addition, PHC Practices utilize different billing and collection systems requiring the Company to collect manually and assimilate financial and operating data. The Company will need to continue to invest in and administer sophisticated management information systems to support these activities. The Company may experience unanticipated delays, complications and expenses in implementing, integrating and operating such systems. Furthermore, such systems may require modifications, improvements or replacements as the Company expands or if new technologies become available. Such modifications, improvements or replacements may require substantial expenditures and may require interruptions in operations during implementation. The failure to implement successfully and maintain operational, financial and clinical information systems could have a material adverse effect on the Company's business, financial condition or results of operations.

  PHC's current clinical information system requires software and support from one third-party vendor to process submitted claims. Termination by such vendor of its relationship with PHC, or a default in the performance of such vendor's contractual obligations to PHC, could have a material adverse effect on the Company's business, financial condition or results of operations. There can be no assurance that such vendor's systems or support could be replaced by the Company in a reasonable time or at a reasonable cost.

RISK RELATED TO INTANGIBLE ASSETS

  As a result of the Company's various acquisition transactions, the Company has recorded approximately $59.6 million in intangible assets, net of accumulated amortization, on a pro forma basis as of September 30, 1997 giving effect to acquisitions consummated after September 30, 1997 as if they had occurred as of September 30, 1997. Substantially all of such intangible assets are being amortized over 25-year periods. The Company expects the amount allocable to intangible assets on its balance sheet to increase in the future in connection with additional acquisition transactions, which will increase the Company's amortization expense. In the event of any sale or liquidation of the Company or a portion of its assets, there can be no assurance that the value of the Company's intangible assets will be realized. In addition, the Company regularly evaluates whether events and circumstances have occurred indicating that any portion of the remaining balance of amounts allocable to the Company's intangible assets may not be recoverable. When factors indicate that the carrying value of the Company's intangible assets may be impaired, the Company may be required to reduce the carrying value of such assets. Any future determination requiring the write off of a significant portion of unamortized intangible assets could have a material adverse effect on the Company's business, financial condition and results of operations. See Note 1 of Notes to Consolidated Financial Statements.

GOVERNMENT REGULATION

  General; Federal and State Regulation

  The health care industry is highly regulated, and there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. The Company believes that health care regulations will continue to change. The Company expects to modify its agreements and operations from time to time as the business and regulatory environment changes. While the Company believes it will be able to structure its agreements and operations in accordance with applicable law, there can be no assurance that its business or such agreements or operations will not be successfully challenged.

  Every state imposes licensing requirements on individual physicians and on facilities and services operated by physicians. In addition, federal and state laws regulate HMOs and other managed care organizations ("MCOs") with which the Company, PHC Physicians, PHC Practices, PHC Networks and Affiliated Networks may have contracts. Many states require regulatory approval, including certificates of need, before establishing or expanding certain types of health care facilities, offering certain services or making expenditures in excess of statutory thresholds for health care equipment, facilities or programs. In connection with the expansion of existing operations and the entry into new markets, the Company, PHC Physicians, PHC Practices, PHC Networks and Affiliated Networks may become subject to compliance with additional regulation.

  The United States Congress and many state legislatures routinely consider proposals to reform or modify the health care system, including measures that would control health care spending, convert all or a portion of government reimbursement programs to managed care arrangements, and balance the federal budget by reducing spending for Medicare and state health programs. These measures can affect a health care company's cost of doing business and contractual relationships. For example, recent developments that affect the Company's activities include: (i) federal legislation requiring a health plan to continue coverage for individuals who are no longer eligible for group health benefits and prohibiting the use of "pre-existing condition" exclusions that limit the scope of coverage; (ii) a Health Care Financing Administration ("HCFA") policy prohibiting restrictions by Medicare HMOs on physicians recommending to patients other health plans and treatment options; and
(iii) regulations imposing restrictions on physician incentive provisions in physician provider agreements. There can be no assurance that such legislation, programs and other regulatory changes will not have a material adverse effect on the Company's business, financial condition or results of operations.

  The ability of the Company to operate profitably will depend in part upon the ability of the Company, PHC Physicians, PHC Practices, PHC Networks and Affiliated Networks to obtain and maintain all necessary licenses, certificates of need and other approvals and to operate in compliance with applicable health care regulations.

  Fee-Splitting; Corporate Practice of Medicine

  The laws of many states prohibit physicians from splitting fees with non-physicians (or other physicians) and prohibit non-physician entities from practicing medicine. These laws vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. The Company's business operations have not been the subject of judicial or regulatory interpretation; thus, there can be no assurance that review of the Company's business by courts or regulatory authorities will not result in determinations that could adversely affect the operations of the Company or that the health care regulatory environment will not change so as to restrict the Company's existing operations or their expansion. In addition, the regulatory framework of certain jurisdictions may limit the Company's expansion into such jurisdictions if the Company is unable to modify its operational structure to conform with such regulatory framework.

  In particular, at least one Texas court has held that control by a management company over certain medical related business aspects of a medical practice effectively is the prohibited corporate practice of medicine by the management company. PHC has structured the management services agreement related to the Managed Practice located in Texas to comply with Texas law, although no assurance can be given that a party could not successfully assert that such management services agreement violates Texas law. Illinois courts have indicated that employment of physicians by for-profit corporations that are not hospitals violates Illinois law related to the corporate practice of medicine and that management fees based on a percentage of revenue or income violate Illinois' prohibitions on fee-splitting. Accordingly, in Illinois PHC does not employ physicians and the management fee charged under its Practice Management Agreement is a flat fee. The Florida Board of Medicine recently entered a final order in a case titled In Re: The Petition For Declaratory Statement of Magan L. Bakarania, M.D. stating that a management fee based on a specified percentage of net income without direct relation to the services provided violates Florida law related to fee-splitting. That case has been stayed pending appeal. The Company cannot predict the ultimate outcome of this case. If the Florida Board of Medicine order is affirmed by a Florida court, the Company will seek to restructure certain of the practice management agreements to which it is a party in Florida, although there can be no assurance that the Company will be successful in doing so. Three of the four agreements that the Company may seek to restructure in Florida require the parties to negotiate in good faith to reform the agreements to comply with applicable law and for the matter to be referred to arbitration in the event that agreement with respect to restructured terms cannot be reached. If necessary, the Company also intends to negotiate with the fourth practice to reform the agreements to comply with applicable law, although neither the Company nor the practice is contractually required to do so. These four Florida practices were acquired by the Company in November 1997. Accordingly, the Company derived no revenues from these practices during the nine months ended September 30, 1997. The Company anticipates that it will derive less than 5% of its revenues from these practices in 1998.

  Except as indicated in this Prospectus, the Company is not aware of significant litigation related to the corporate practice of medicine or state laws prohibiting or limiting fee-splitting that the Company anticipates will materially affect its business. A determination in any state that the Company is engaged in the corporate practice of medicine or any unlawful fee-splitting arrangement could render any Practice Management Agreement between the Company and a Managed Practice located in such state unenforceable or subject to modification, which could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that regulatory authorities or other parties will not assert that the Company or a Managed Practice is engaged in the corporate practice of medicine in such states or that the management fees paid to the Company by the Managed Practices constitute unlawful fee-splitting or the corporate practice of medicine. If such a claim were asserted successfully, the Company could be subject to civil and criminal penalties, Managed Physicians could have restrictions imposed upon their licenses to practice medicine and the Company or the Managed Practices could be required to restructure their contractual arrangements. Such results or the inability of the Company or the Managed Practices to restructure their relationships to comply with such prohibitions could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Government Regulation."

  Changes in Payment for Medical Services

  The Company believes that trends in cost containment in the health care industry will continue to result in a reduction from historical levels in per-patient revenue for PHC Practices. The federal government has implemented, through the Medicare program, the resource-based relative value scale ("RBRVS") payment methodology for physician services. The RBRVS is a fee schedule that, except for certain geographical and other adjustments, pays similarly situated physicians the same amount for the same services. The RBRVS is adjusted each year and is subject to increases or decreases at the discretion of Congress. To date, the implementation of RBRVS has reduced payment rates for certain of the procedures historically performed by PHC Physicians. There can be no assurance that any reduced operating margins could be recouped by the Company through cost reductions, increased volume, introduction of additional procedures or otherwise.

  Rates paid by nongovernmental insurers, including those that provide Medicare supplemental insurance, are based on established physician, ambulatory surgery center and hospital charges, and are generally higher than Medicare payment rates. A change in the makeup of the patient mix of the medical practices under Company management that results in a decrease in patients covered by private insurance or a shift by private payors to RBRVS or similar payment structures could adversely affect the Company's business, financial condition or results of operations.

  Medicare and Medicaid Fraud and Abuse

  Federal law prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for, or in order to induce: (i) the referral of a person; (ii) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare or Medicaid programs; or (iii) the purchase, lease or order or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under Medicare or Medicaid (the "Anti-Kickback Law"). Pursuant to the Anti-Kickback Law, the federal government has announced a policy of increased scrutiny of joint ventures and other transactions among health care providers in an effort to reduce potential fraud and abuse relating to Medicare costs. The applicability of these provisions to many business transactions in the health care industry has not yet been subject to judicial and regulatory interpretation. Noncompliance with the Anti-Kickback Law can result in exclusion from Medicare and Medicaid programs and civil and criminal penalties. The Company believes that the PHC Practices collectively derive approximately 30% of their revenues from Medicare or Medicaid payments.

  Significant prohibitions against physician referrals have been enacted by Congress. These prohibitions, commonly known as "Stark II," amended prior physician self-referral legislation known as "Stark I" by substantially enlarging the field of physician-owned or physician-interested entities to which the referral prohibitions apply. Stark II prohibits a physician from referring Medicare or Medicaid patients to an entity providing "designated health services" in which the physician has an ownership or investment interest, or with which the physician has entered into a compensation arrangement, unless a statutory exemption applies. The designated health services include, for example, prosthetic devices, clinical laboratory services, radiology (such as ultrasound, MRI and CT), home health, physical and occupational therapy, prescription drugs and inpatient and outpatient hospital services. The penalties for violating Stark II include a prohibition on payment by these government programs and civil penalties of as much as $15,000 for each referral violation and $100,000 for participation in a "circumvention scheme." To the extent that the Company or any PHC Practice is deemed to be subject to the prohibitions contained in Stark II, the Company believes its activities fall within the permissible activities defined in Stark II, including, but not limited to, the provision of in-office ancillary services.

  The Company believes that although it will receive service fees under its agreements for management and administrative services, it is not generally in a position to make or receive referrals of patients for services reimbursed under the Medicare or Medicaid programs. Such service fees are intended by the Company to be consistent with fair market value in arm's-length transactions for the nature and amount of management services rendered and, therefore, would not constitute unlawful remuneration under Anti-Kickback Law and regulations. For these reasons, the Company does not believe that fees payable to it would be viewed as remuneration for referring or influencing referrals of patients or services covered by such programs as prohibited by statute. If the Company is deemed to be in a position to make, influence or receive referrals from or to physicians, the operations of the Company could be subject to scrutiny under federal and state anti-kickback and anti-referral laws.

  In certain jurisdictions that do not prohibit the corporate practice of medicine, the Company owns practices and employs physicians. Thus, with respect to such practices, the Company is a provider of services and would be capable of receiving referrals from other physicians affiliated with PHC in those markets. In these circumstances, PHC Practices either will not accept referrals involving designated health services from other physicians affiliated with PHC or will form group practices comprised of PHC Practices in that market.

  In addition, the Company also believes that the methods used to acquire the assets of existing practices do not violate anti-kickback and anti-referral laws and regulations. Specifically, the Company believes the consideration paid by the Company to physicians to acquire assets in their practices is consistent with fair market value in arm's-length transactions and not intended to induce the referral of patients. Should this or any other Company practice be deemed to constitute an arrangement designed to induce the referral of Medicare or Medicaid patients, then such could be viewed as possibly violating anti-kickback and anti-referral laws and regulations. A determination of liability under any such laws could have a material adverse effect on the Company's business, financial condition or results of operations.

  Antitrust Issues

  Federal and state antitrust statutes prohibit conduct such as price fixing, market allocation and other anti-competitive activities by groups of competitors. The federal and state antitrust enforcement agencies have not hesitated to bring civil and criminal enforcement actions against the joint activities of physician organizations that violate the antitrust laws. Collaboration regarding the pricing of services, market allocation and certain other types of joint action, however, may be permissible in the context of an integrated joint venture if those activities are ancillary to otherwise legitimate purposes of the joint venture. The federal antitrust agencies, the Federal Trade Commission and the United States Department of Justice, have established "antitrust safety zones" for physician networks that meet certain criteria. The antitrust safety zones are for networks in which providers share substantial financial risk (e.g., capitation or substantial withholding) or are engaged in designing or implementing clinical pathways with a view to improving medical outcomes, and in which the providers constitute less than specified percentages (20% for exclusive networks and 30% for non-exclusive networks) of total providers in a specialty or subspecialty in the market. Conduct outside the safety zones is not necessarily unlawful, but antitrust regulatory authorities will give greater scrutiny to the potential impact on overall competition. State antitrust agencies may or may not rely on antitrust analysis similar to that of the federal agencies.

  The two PHC Networks are non-exclusive networks that operate in the greater Atlanta and greater Orlando metropolitan areas, respectively. Except for one fee-for-service contract in Orlando, all of their contracts are capitated or global risk contracts in which the providers share substantial financial risk. The Atlanta PHC Network is comprised of primary care physicians constituting less than 30% of the market practitioners of family/general, internal and pediatric medicine. The Company believes that the Atlanta PHC Network is within the antitrust safety zone for non-exclusive networks. The Orlando PHC Network is a multi-specialty network including physicians of many specialties. The Company believes that physician representation in the Orlando PHC Network may exceed the non-exclusive safety zone in several non-primary care specialties. The antitrust agencies emphasize, however, that even if a physician network does not come within a safety zone, it is not necessarily unlawful under the antitrust laws. For the following reasons, the Company believes that its activities in the greater Orlando metropolitan area are pro-competitive and have the potential to benefit purchasers of the physician services offered by its providers. First, physician participation in the network is non-exclusive, and physician members do in fact contract with other networks and health plans. Second, physician members share inherent substantial financial risk by providing services for global risk contracts and have the incentive to provide high quality, cost-effective care in an environment of increasing managed care penetration. Third, there are competing physician networks in the greater Orlando area. Fourth, the specialties in which the Orlando PHC Network may exceed the safety zone are generally ones characterized by a limited number of practices and physicians within the market.

  Insurance Regulatory Risks

  An important element of the Company's business and strategy includes acting as an agent for PHC Physicians, PHC Networks and Affiliated Networks to negotiate with insurance companies, HMOs, employer self-funded plans, health plans and other MCOs for the provision of health care services to the subscribers or beneficiaries of the health plans operated by such parties. Under some of these contracts, the Company receives capitated payments on behalf of a network and reimburses participating physicians on a fee-for-service basis. Under the laws of some states, this contracting arrangement could be determined to involve an insurance risk. Therefore, to the extent the Company is deemed to be in the business of insurance in a particular state, the Company, PHC Physicians and PHC Networks could be subject to insurance regulatory scrutiny; regulators could require restructuring of a specific arrangement; and the Company's operations could be restricted, its expansion limited, or certain of its operations prohibited.

  Medicare Developments

  The recently adopted Balanced Budget Act of 1997 ("BBA") enacted a Medicare Plus/Medicare Choice Program for Medicare enrollees. The program would broaden the coverage options available to Medicare recipients, would authorize broader use of medical savings accounts, and would allow physicians and patients to contract for health care services at rates beyond what is paid by Medicare. Such changes potentially could increase the services utilized by Medicare recipients. In addition, the BBA allows provider-sponsored organizations ("PSOs") to contract directly with Medicare, instead of contracting through an HMO. If the PHC Practices, PHC Networks and Affiliated Networks participate in such PSOs, they could increase the percentage of Medicare-related business, which would also increase the exposure for losses if Medicare revenues fall short of the cost of services actually utilized by Medicare beneficiaries. If PHC does not participate in such PSOs, whether by choice or because it does not obtain a required license to act as a PSO, PHC's ability to participate in Medicare programs could be limited. The BBA also amends the fraud and abuse laws to require permanent exclusion from Medicare of anyone convicted of three Medicare program-related crimes and to impose new civil monetary penalties to anyone contracting with an excluded health care provider. These changes increase the regulatory and other risks encountered by the Company. See "-- Direct Capitation and Other Risks Associated With Managed Care Contracts." On January 9, 1998, HCFA published a Notice of Proposed Rulemaking implementing Stark II. The proposed regulations, when they become final, will reduce some of the uncertainty surrounding HCFA's interpretation of Stark II and will assist the Company in better structuring its operations to comply with the law. In some cases, however, the strict nature of the new rules will make compliance more onerous, and achieving such compliance may have a material adverse effect on the Company's business in certain markets.

 Legislative Developments

  In addition, proposed legislation regarding health care reform has been introduced before many state legislatures. Any such reform at the federal or state level could significantly alter patient-provider relationships. State and federal agency rule-making addressing these issues is also expected. No predictions can be made as to whether future health care reform legislation, similar legislation or rule-making will be enacted or, if enacted, its effect on the Company. Any federal or state legislation prohibiting investment interests in, or contracting with, the Company by health care providers for which there is no statutory exception would have a material adverse effect on the Company's business, financial condition or results of operations.

DEPENDENCE ON KEY PERSONNEL

  The development of the Company's business and its operations have been materially dependent upon the active participation of the Company's executive officers and key employees. The loss of the services of one or more of these persons could have a material adverse effect on the business, financial condition or results of operations of the Company. The Company maintains a key person life insurance policy in the amount of $3.0 million on the life of its Chief Executive Officer and President, Sarah C. Garvin. See "Management."

CONTROL BY EXISTING STOCKHOLDERS

  Upon completion of this Offering, the executive officers, directors and key employees of the Company, together with their affiliates, will own beneficially approximately 24% of the outstanding shares of Common Stock (approximately 23% if the Underwriters' over-allotment option is exercised in full). Such persons acting together could have a significant influence on matters requiring stockholder approval, including the election of directors, mergers and other extraordinary corporate events. See "Management" and "Principal Stockholders."

SHARES ELIGIBLE FOR FUTURE SALE

  The market price of the Common Stock of the Company could be adversely affected by the sale of substantial amounts of the Common Stock in the public market following the Offering. The shares being sold in the Offering will be freely tradable unless acquired by affiliates of the Company. Certain stockholders of the Company hold, in the aggregate, 7,102,207 shares of Common Stock and 288,194 shares of Non-Voting Common Stock, none of which were acquired in transactions registered under the Securities Act. Accordingly, such shares may not be sold except in transactions registered under the Securities Act or pursuant to an exemption from registration. The Company and its directors and executive officers and stockholders holding substantially all of the shares of Common Stock have agreed not to offer or sell any shares of Common Stock for a period of 180 days (the "180-Day Lockup Period") following the date of this Prospectus without the prior written consent of BancAmerica Robertson Stephens, except that the Company may, subject to certain conditions, issue Common Stock in connection with acquisitions and with awards under the 1995 Stock Option Plan. After the expiration of the 180-Day Lockup Period, such shares may be sold in accordance with Rule 144 under the Securities Act, subject to the applicable volume limitations, holding period and other requirements of Rule 144.

  The Company intends to register an additional 1,500,000 shares of its Common Stock under the Securities Act subsequent to completion of the Offering for use by the Company as all or a portion of the consideration to be paid in future acquisitions. Those shares, if issued, will be freely tradable by nonaffiliates after their issuance, unless the resale thereof is contractually restricted, and resales of any such shares during the 180-Day Lockup Period would require the prior written consent of BancAmerica Robertson Stephens.

  The Company anticipates that, prior to the consummation of the Offering, the Company will have outstanding under the 1995 Stock Option Plan options to purchase approximately 1,664,265 shares of Common Stock. The Company intends to register the shares issuable upon exercise of options granted under the 1995 Stock Option Plan. See "Management--1995 Stock Option Plan" and "Shares Eligible for Future Sale."

NO PRIOR MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

  Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop or, if a trading market does develop, that it will continue after the Offering. The initial public offering price of the Common Stock will be determined through negotiations between the Company and the Underwriters and may not be indicative of the price at which the Common Stock will trade after the Offering. See "Underwriting" for a description of the factors to be considered in determining the initial public offering price. The securities markets have, from time to time, experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. These fluctuations often substantially affect the market price of a company's stock. The market prices for securities of health care practice management companies have been and continue to be particularly volatile. The market price of the Common

Stock could be subject to significant fluctuations in response to numerous factors, including variations in financial results or announcements of material events by the Company or its competitors. Regulatory changes, developments in the health care industry or changes in general conditions in the economy or the financial markets could also adversely affect the market price of the Common Stock.

POTENTIAL ANTI-TAKEOVER EFFECTS OF CHARTER AND BYLAW PROVISIONS; POSSIBLE ISSUANCES OF PREFERRED STOCK

  Certain provisions of the Company's Certificate of Incorporation and Bylaws and Delaware law could, together or separately, discourage potential acquisition proposals, delay or prevent a change in control of the Company or limit the price that certain investors may be willing to pay in the future for shares of the Common Stock. The Certificate of Incorporation also permits the Board of Directors to determine the rights, preferences and restrictions of unissued series of the Company's authorized Preferred Stock and to fix the number of shares and the designation of and to nominate directors, to submit proposals to be considered at stockholders' meetings and to adopt amendments to the Bylaws. Such provisions of the Certificate of Incorporation and Bylaws:
(i) divide the Company's Board of Directors into three classes, each of which will serve for different three-year periods and (ii) restrict the right of stockholders to call a special meeting of stockholders. The Company also is subject to Section 203 of the Delaware General Corporation Law ("DGCL"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business acquisitions with an "interested stockholder" for a period of three years following the date such stockholder became an interested stockholder. See "Description of Capital Stock."

RISKS ASSOCIATED WITH UNSPECIFIED USE OF PROCEEDS

  A significant portion of the net proceeds of the Offering will be available for working capital and general corporate purposes, including the acquisition of physician practices, the acquisition and development of ancillary health care services and development of physician networks and payor contracts. The Company's management, subject to approval by the Board of Directors, will have broad discretion with respect to the use of such proceeds of the Offering. See "Use of Proceeds."

IMMEDIATE AND SUBSTANTIAL DILUTION

  Purchasers of shares of Common Stock offered hereby will experience immediate and substantial dilution in the pro forma net tangible book value of their shares in the amount of $12.18 per share. In the event the Company issues additional Common Stock in the future, including shares that may be issued in connection with future acquisitions, purchasers of Common Stock in the Offering may experience further dilution in the net tangible book value per share of Common Stock. See "Dilution."

ABSENCE OF DIVIDENDS

  The Company has never paid any cash dividends and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. See "Dividend Policy."

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the shares of Common Stock offered hereby (after deducting the underwriting discounts and commissions and estimated Offering expenses) are estimated to be approximately $38.0 million (approximately $44.0 million if the Underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $14.50 per share (the midpoint of the estimated initial public offering price range). Of such net proceeds: (i) approximately $21.0 million will be used to repay certain of the Company's indebtedness immediately following the Offering; (ii) $6.2 million will be used to repay certain indebtedness of the Company in April 1998; (iii) $300,000 will be used to pay accrued but unpaid dividends on the Class A Stock; and (iv) the remainder will be available for working capital and general corporate purposes, including the acquisition of physician practices, the acquisition and development of ancillary health care services and the development of physician networks and payor contracts. The Company has no present agreements for the acquisition of physician practices. The Company has entered into an agreement to purchase the assets of a radiation oncology center in southern Illinois for $1.7 million in cash. This transaction is expected to close shortly following consummation of the Offering. The Company has no other agreements for the purchase of ancillary health care services. Pending such uses, the net proceeds will be invested in short-term, interest bearing, investment grade securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  The indebtedness to be retired with the proceeds of the Offering is comprised of approximately $12.0 million outstanding under the Company's senior credit facility (the "Senior Debt") and approximately $9.0 million in senior subordinated debt (the "Subordinated Debt"). The Company is required to retire the Subordinated Debt with the proceeds of this Offering. The Company is required to use net proceeds to the Company from this Offering in excess of $40.0 million to retire the Senior Debt. The Senior Debt was incurred in November and December 1997 to finance acquisitions, pay transaction expenses and for general corporate purposes, bears interest at a floating rate equal to, at the Company's option, prime plus 1.75% or LIBOR (the London InterBank Offered Rate) plus 3.0%, and is payable in quarterly installments until maturity in April 2002.

  The Subordinated Debt bears interest at the rate of 12.0% per annum and is payable in full in November 2004. The proceeds of the Subordinated Debt, which were obtained by the Company in November 1997, were used by the Company to refinance certain prior acquisitions, finance acquisitions and pay transaction costs. In April 1998, the Company also will use the proceeds of the Offering to retire a $6.2 million unsecured non-interest bearing note that matures at that time and constituted a portion of the consideration paid in the acquisition of the Arlington Cancer Center. The proceeds of the Senior Debt and Subordinated Debt were used to finance the acquisitions of Physicians Strategic Alliance, Inc., Southern Dependacare, Healthcare Strategic Initiatives LLP, Pulmonary Sleep Consultants, Inc., Diagnostic Internists, Inc., Parkcrest, IMS, PCS, Larach, Williamson & Ferrara, Inc., MidSouth, National Sleep Dynamics, Inc., Home Care for Sleep Disorders, Inc., Greater Cincinnati Gastro, Northside Ob-Gyn, P.C., Eagles Landing Ob-Gyn Associates, P.C. and Louisville Cardiology Medical Group, PSC.

                                DIVIDEND POLICY

  It is the Company's current intention to retain earnings for the foreseeable future to support operations and finance expansion. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, cash flow from operations, capital requirements, expansion plans, the income tax laws then in effect, the requirements of Delaware law and restrictions that may be imposed in the Company's future financing arrangements. In addition, the Company's senior credit facility prohibits the payment of dividends.

                                CAPITALIZATION

  The following table sets forth the short-term debt and the capitalization of the Company: (i) at September 30, 1997; (ii) on a pro forma basis to reflect the acquisitions of PHC Practices since September 30, 1997, the issuance of capital stock of PHC since September 30, 1997 and the conversion of the Company's Prime Common Stock, Class A Stock (Series 1 and Series 2), Series B Redeemable Convertible Preferred Stock (the "Series B Voting Preferred Stock") and Series B Non-Voting Redeemable Convertible Preferred Stock (the "Series B Non-Voting Preferred Stock"); and (iii) on a pro forma basis as adjusted to give effect to the receipt and application of the net proceeds of the Offering. See "Use of Proceeds." The Series B Voting Preferred Stock and the Series B Non-Voting Preferred Stock are collectively referred to as the "Series B Preferred Stock." This table should be read in conjunction with "Unaudited Pro Forma Combined Balance Sheet," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and Notes thereto included elsewhere in this Prospectus.

                                                    SEPTEMBER 30, 1997
                                            ------------------------------------
                                                                    PRO FORMA
                                            ACTUAL   PRO FORMA(1) AS ADJUSTED(2)
                                            -------  ------------ --------------
                                                      (IN THOUSANDS)
Short-term debt(3)......................... $12,988    $14,197       $14,197
                                            =======    =======       =======
Long-term debt, net of current portion.....  14,049     29,288         8,288
Redeemable Preferred Stock:
Class A Stock, par value $0.01 per share,
 500,000 shares authorized; 200,000 shares
 issued and outstanding (actual); and no
 shares issued and outstanding (pro forma
 and pro forma as adjusted)................   2,772        --            --
Series B Redeemable Convertible Preferred
 Stock, par value $0.01 per share,
 15,000,000 shares authorized; 3,824,493
 shares issued and outstanding (actual);
 and no shares issued and outstanding (pro
 forma and pro forma as adjusted)..........  13,675        --            --
Stockholders' equity (deficit):
  Preferred Stock, par value $0.01 per
   share, 18,000,000 shares authorized;
   none issued (actual, pro forma and pro
   forma as adjusted)......................     --         --            --
  Common Stock, par value $0.0025 per
   share, 140,000,000 shares authorized;
   1,414,244 shares issued and outstanding
   (actual); and shares issued and
   7,390,401 outstanding (pro forma) and
   10,390,401 shares issued and outstanding
   (pro forma as adjusted)(4)..............       4         18            26
  Prime Common Stock, par value $0.0025 per
   share, 20,000,000 shares authorized;
   4,039,666 shares issued and outstanding
   (actual); and no shares issued and
   outstanding (pro forma and pro forma as
   adjusted)...............................      10        --            --
Additional paid-in capital.................  11,284     66,424       104,371
Accumulated deficit........................ (20,199)   (20,199)      (20,199)
Notes receivable from stockholder..........    (443)      (443)         (443)
                                            -------    -------       -------
Total stockholders' equity (deficit).......  (9,344)    45,800        83,755
                                            -------    -------       -------
Total capitalization....................... $21,152    $75,088       $92,043
                                            =======    =======       =======

--------
(1) Gives effect to acquisitions of PHC Practices since September 30, 1997 and the mandatory conversion of the Prime Common Stock, the Class A Stock and the Series B Preferred Stock, upon completion of the Offering.
(2) Gives effect to completion of the Offering and the receipt and application of the net proceeds therefrom. See "Use of Proceeds."
(3) Short-term debt includes current maturities of long-term debt. See Note 4 to Notes to Consolidated Financial Statements for a description of the Company's indebtedness.

(4) Excludes: (i) an aggregate of 502,498 (actual) and 1,076,578 (pro forma) shares of Common Stock issuable upon exercise of warrants outstanding at a weighted average exercise price of $1.20 (actual) and $3.10 (pro forma) per share; (ii) an aggregate of 1,035,407 (actual) and 1,664,265 (pro forma) shares of Common Stock issuable upon exercise of stock options outstanding at a weighted average exercise price of $11.33 (actual) and $13.70 (pro forma) per share under the Company's Amended and Restated 1995 Stock Option Plan (the "1995 Stock Option"); (iii) 1,038,517 (actual) and 1,475,421 (pro forma) shares of Common Stock reserved for issuance under the 1995 Stock Option Plan following consummation of the Offering; and
    (iv) 693,612 shares of Common Stock issuable upon conversion of certain interests in subsidiaries of PHC. See "Management--1995 Stock Option Plan."

                                   DILUTION

  The net tangible book value (deficit) of the Company as of September 30, 1997 was approximately $(29.0) million, or approximately $(10.82) per share. The pro forma net tangible book value of the Company as of September 30, 1997 was approximately $(13.8) million, or approximately $(1.88) per share. Pro forma net tangible book value (deficit) per share is determined by dividing the net tangible book value of the Company (tangible assets less total liabilities) by the number of shares of Common Stock outstanding, giving pro forma effect to the conversion of all outstanding shares of Prime Common Stock, Class A Stock, Series B Preferred Stock into 3,685,918 shares of Common Stock and 288,194 shares of Non-Voting Common Stock. After giving effect to the sale by the Company of 3,000,000 shares of Common Stock offered at a price of $14.50 per share (the midpoint of the estimated initial public offering price range) and the application of the estimated net proceeds therefrom as set forth under "Use of Proceeds," the pro forma net tangible book value of the Company as of September 30, 1997 would have been $2.32 per share. This represents an immediate increase in the net tangible book value of approximately $38.0 million, or approximately $4.20 per share to existing stockholders and an immediate dilution to new investors purchasing Common Stock in the Offering of approximately $12.18 per share. The following table illustrates the per share dilution to new investors purchasing Common Stock in the Offering:

      Assumed initial public offering price per share..........           $14.50
        Historical net tangible book value (deficit)...........  $(10.82)
        Increase per share attributable to the additional asset
         acquisitions and conversion of shares into Common
         Stock.................................................     8.94
        Increase per share attributable to the Offering........     4.20
                                                                 -------
        Pro forma net tangible book value per share after the
         Offering..............................................             2.32
                                                                          ------
      Dilution per share to initial public offering investors..           $12.18
                                                                          ======

  The following table sets forth, on a pro forma basis to give effect to the Offering as of September 30, 1997, the number of shares of Common Stock and Non-Voting Common Stock purchased from the Company, the total consideration to the Company and the average price per share paid to the Company by existing stockholders and the new investors purchasing shares from the Company in the Offering (before deducting underwriting discounts and commissions and estimated offering expenses):

                             SHARES PURCHASED  TOTAL CONSIDERATION
                            ------------------ -------------------- AVERAGE PRICE
                              NUMBER   PERCENT    AMOUNT    PERCENT   PER SHARE
                            ---------- ------- ------------ ------- -------------
   Existing stockholders...  7,390,401   71.1% $ 58,690,951   57.4%    $ 7.95
   New investors...........  3,000,000   28.9    43,500,000   42.6      14.50
                            ----------  -----  ------------  -----
     Total................. 10,390,401  100.0% $102,190,951  100.0%
                            ==========  =====  ============  =====

  All of the calculations above exclude: (i) an aggregate of shares 1,076,578 of Common Stock issuable upon exercise of warrants outstanding at a weighted average exercise price of $3.10 per share; (ii) an aggregate of 1,664,265 shares of Common Stock issuable upon exercise of stock options outstanding at a weighted average exercise price of $13.70 per share under the Company's Amended and Restated 1995 Stock Option Plan (the "1995 Stock Option"); (iii) 1,475,421 shares of Common Stock reserved for future issuance under the 1995 Stock Option Plan following consummation of the Offering and (iv) 693,612 shares of Common Stock issuable upon conversion of certain interests in subsidiaries of PHC. See "Management--1995 Stock Option Plan."

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

  The accompanying unaudited pro forma balance sheet gives effect to the following pro forma adjustments (collectively, the "Transactions"): (i) the asset acquisitions of the PHC Practices at fair market value and related purchase accounting adjustments; (ii) the entering into of a $62.5 million credit agreement with a syndicate of banks led by Banque Paribas; (iii) the entering into of a $15.0 million subordinated credit agreement with an affiliate of Banque Paribas; (iv) the issuance of equity securities to an affiliate of Banque Paribas; and (v) the consummation of the Offering.

  The asset acquisitions of physician practices have been accounted for under the purchase method of accounting, and pro forma adjustments include: (i) the payment of cash and the issuance of Common Stock and notes to the former practice owners; and (ii) the allocation of purchase price in excess of net assets to intangibles.

  The accompanying unaudited pro forma combined balance sheet gives effect to the Transactions occurring after September 30, 1997 as if they had occurred on September 30, 1997.

  The unaudited pro forma combined balance sheet is not necessarily indicative of the Company's financial condition if the Transactions had occurred as of September 30, 1997. See "Risk Factors."

  The unaudited pro forma combined balance sheet should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and notes of the Company, Arlington Cancer Center, Greater Cincinnati Gastro, IMS, Parkcrest, and Southern Dependacare, all of which are included elsewhere in this Prospectus. The historical operating results of these physician practices should not be considered indicative of the Company's future operating results.

  Pro forma statements of operations have not been presented because the Company has managed these physician practices less than one year. The Company has acquired several physician practices as Owned Practices, but no pro forma statements of operations have been presented because these Owned Practices are immaterial when compared to the significance of the Managed Practices.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (in thousands)

                    PHYSICIAN   GREATER                        OTHER                                           PRO FORMA
                     HEALTH    CINCINNATI                    ACQUIRED               PRO FORMA     PRO FORMA     COMBINED
                   CORPORATION   GASTRO    IMS    PARKCREST ENTITIES(3) COMBINED  ADJUSTMENTS(4)  COMBINED   ADJUSTMENTS(5)
                   ----------- ---------- ------  --------- ----------- --------  --------------  ---------  --------------
ASSETS
Current assets:
 Cash and cash
  equivalents....   $  5,219     $  311   $  337   $    3     $ 2,391   $ 8,261      $ 18,400 (e) $  7,204      $16,955 (h)
                                                                                      (17,300)(e)
                                                                                       (2,157)(a)
 Accounts
  receivable,
  net............      8,113      1,266      989    1,662       8,150    20,180        (2,086)(a)   18,094          --
 Inventory.......        430        --       --       --           24       454            52 (a)      506          --
 Prepaid expenses
  and other
  current
  assets.........      1,304         23       41      208         279     1,855          (535)(a)    1,320          --
                    --------     ------   ------   ------     -------   -------      --------     --------      -------
 Total current        15,066      1,600    1,367    1,873      10,844    30,750        (3,626)      27,124       16,955
  assets.........
Property and
 equipment, net..      6,499        112      219      561       2,452     9,843           590 (a)   10,433          --
Intangible            19,111        --       --       --        8,183    27,294        (8,183)(b)   59,077          --
 assets, net.....
                                                                                       39,966 (b)
Other long-term          589        --        37      156         378     1,160          (560)(a)    3,400          --
 assets..........
                                                                                        2,800 (e)
                    --------     ------   ------   ------     -------   -------      --------     --------      -------
 Total assets....    $41,265     $1,712   $1,623   $2,590     $21,857   $69,047      $ 30,987     $100,034      $16,955
                    ========     ======   ======   ======     =======   =======      ========     ========      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabili-
 ties:
 Accounts           $  1,845     $  179   $   67   $  689     $ 2,834   $ 5,614      $   (511)(a) $  5,103      $   --
  payable........
 Accrued               5,280        639      378      721         478     7,496        (1,381)(a)    6,115          --
  expenses.......
 Current portion
  of long-term
  debt...........     12,988        --       730       63       2,014    15,795        (1,681)(a)   14,114          --
                    --------     ------   ------   ------     -------   -------      --------     --------      -------
 Total current
  liabilities....     20,113        818    1,175    1,473       5,326    28,905        (3,573)      25,332          --
 Long-term debt..     30,496        --        38      205       3,927    34,666        11,470 (c)   28,902      (21,000)(h)
                                                                                        1,700 (c)
                                                                                         (900)(f)
                                                                                      (18,034)(g)
                    --------     ------   ------   ------     -------   -------      --------     --------      -------
 Total
  liabilities and
  redeemable
  preferred
  stock..........     50,609        818    1,213    1,678       9,253    63,571        (9,337)      54,234      (21,000)
Stockholders' eq-
 uity:
 Preferred
  Stock..........        --         --       --       --        2,505     2,505        (2,505)(d)      --           --
 Common Stock....         14          3        3        1          96       117          (102)(d)       18            8 (h)
                                                                                            3 (g)
 Additional paid-
  in-capital.....     10,841          7      (18)      53       6,508    17,391        27,459 (d)   65,981       37,947 (h)
                                                                                        2,200 (e)
                                                                                          900 (f)
                                                                                       18,031 (g)
 Retained
  earnings
  (deficit)......    (20,199)       884      425      858       3,495   (14,537)       (5,662)(d)  (20,199)         --
                    --------     ------   ------   ------     -------   -------      --------     --------      -------
 Total
  stockholders'
  equity
  (deficit)......     (9,344)       894      410      912      12,604     5,476        40,324       45,800       37,955
                    --------     ------   ------   ------     -------   -------      --------     --------      -------
 Total
  liabilities and
  stockholders'
  equity.........   $ 41,265     $1,712   $1,623   $2,590     $21,857   $69,047      $ 30,987     $100,034      $16,955
                    ========     ======   ======   ======     =======   =======      ========     ========      =======
                   ADJUSTED
                   PRO FORMA
                   COMBINED
                   ----------
ASSETS
Current assets:
 Cash and cash
  equivalents....  $ 24,159
 Accounts            18,094
  receivable,
  net............
 Inventory.......       506
 Prepaid expenses
  and other
  current
  assets.........     1,320
                   ----------
 Total current       44,079
  assets.........
Property and
 equipment, net..    10,433
Intangible           59,077
 assets, net.....
Other long-term       3,400
 assets..........
                   ----------
 Total assets....  $116,989
                   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabili-
 ties:
 Accounts          $  5,103
  payable........
 Accrued              6,115
  expenses.......
 Current portion
  of long-term
  debt...........    14,114
                   ----------
 Total current
  liabilities....    25,332
 Long-term debt..     7,902
                   ----------
 Total
  liabilities and
  redeemable
  preferred
  stock..........    33,234
Stockholders' eq-
 uity:
 Preferred
  Stock..........       --
 Common Stock....        26
 Additional paid-
  in-capital.....   103,928
 Retained
  earnings
  (deficit)......   (20,199)
                   ----------
 Total
  stockholders'
  equity
  (deficit)......    83,755
                   ----------
 Total
  liabilities and
  stockholders'
  equity.........  $116,989
                   ==========

            See Notes to Unaudited Pro Forma Combined Balance Sheet.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

1. BACKGROUND

  Physician Health Corporation is a physician management company focusing on the value-added integration of practice management, ancillary health care services, network development and administration, and payor contracting in selected markets. As of December 31, 1997, the Company provided payor contract administration and related services to 24 physician networks, one of which is owned by the Company, one of which is a nonprofit corporation of which the Company is the sole member (together, the "PHC Networks") and the remainder of which are independent entities that receive services from the Company (the "Affiliated Networks"). The PHC Networks and Affiliated Networks included approximately 3,300 physicians and 2.3 million covered lives under 29 managed care contracts including specialty capitated and global risk contracts. As of December 31, 1997, the Company was a party to practice management agreements with 25 physician practices ("Managed Practices") that employed 122 physicians ("Managed Physicians"). In addition, the Company directly owned and operated nine physician practices ("Owned Practices") through which it directly employed 50 physicians ("Employed Physicians"). Managed Practices and Owned Practices are collectively referred to as "PHC Practices," and Managed Physicians and Employed Physicians are collectively referred to as "PHC Physicians." As of December 31, 1997, there were an aggregate of 34 PHC Practices and 172 PHC Physicians. As of December 31, 1997, the Company had an interest in a wholly-owned sleep laboratory located in Atlanta, Georgia and a 51% interest in an ambulatory surgery center located in Orlando, Florida.

2. HISTORICAL BALANCE SHEET

  The historical balance sheet represents the financial position of the Company and physician practices and was derived from the respective financial statements where indicated. The audited historical financial statements included elsewhere in this Prospectus have been included in accordance with applicable Securities and Exchange Commission rules and regulations. The Company will continue to have a December 31 year end.

3. PHYSICIAN PRACTICE ASSET ACQUISITIONS

  The Company has acquired substantially all of the net assets of the physician practices. See "Business-- Operations." These asset acquisitions will be accounted for using the purchase method of accounting.

  The Company had acquired 13 physician practices through asset acquisitions as of September 30, 1997, eight of which are Managed Practices that are parties to Practice Management Agreements with PHC and five of which are Owned Practices. See Note 2 to the Notes to the Consolidated Financial Statements of the Company. The Company acquired 21 additional physician practices through asset acquisitions after October 1, 1997, 17 of which are Managed Practices that are parties to Practice Management Agreements with PHC and four of which are Owned Practices.

  The following practices are directly owned by the Company:

                ORLANDO, FLORIDA                           ST. LOUIS, MISSOURI
   ------------------------------------------- -------------------------------------------
   Internal Medicine Specialists (IMS)         Eye Care Services of Missouri, Inc. (Jones
                                               Eye Center)
   Larach, Williamson & Ferrara, Inc. (Larach) G.H. Kursar Eye Care Services, Inc.
                                               (Kursar)
   Primary Care Specialists, Inc. (PCS)        InternaCare, Inc.
                                               PHC--West Plains, Inc. (Ream Optometry
                                               Ltd.) Surgical Group South
                                               Tri County Eye Center, Inc.

  The following table sets forth the estimated consideration paid and to be paid for the asset acquisitions occurring after September 30, 1997 (in thousands), subject to certain purchase price adjustments and final purchase price allocations.

                                                            STOCK      TOTAL
                                              CASH  NOTES   VALUE  CONSIDERATION
                                             ------ ------ ------- -------------
Atlanta practices........................... $1,575 $  497 $ 1,990    $ 4,062
Greater Cincinnati Gastro...................  4,468    --    4,876      9,344
MidSouth....................................    --     --    4,278      4,278
IMS.........................................    --     --    3,928      3,928
Other Orlando practices.....................  1,755    --    3,643      5,398
Parkcrest...................................    --     --    5,669      5,669
Other St. Louis practices...................  1,471    667   2,861      4,999
                                             ------ ------ -------    -------
  Total..................................... $9,269 $1,164 $27,245    $37,678
                                             ====== ====== =======    =======

  The holders of most shares of PHC stock issued as consideration in the asset acquisitions since mid-October 1997 have contractually agreed with the Company not to offer, sell, or otherwise dispose of any of those shares for a holding period ranging from 14 months to 42 months after the respective asset acquisitions. The fair value of these shares reflects this restriction.

  The estimated total purchase price (based on the fair value of the shares to be issued) of the asset acquisitions since September 30, 1997 is allocated as follows (in thousands):

   Adjusted net assets from the asset acquisitions, at book value..... $ 7,088
   Intangibles, primarily service agreements..........................  30,590
                                                                       -------
     Total purchase price............................................. $37,678
                                                                       =======

  Based on management's preliminary analysis, it is anticipated that the historical carrying value of the acquisitions' assets and liabilities will approximate fair value. Management of the Company has not identified any other material tangible or identifiable intangible assets of the acquisitions to which a portion of the purchase price could reasonably be allocated. This preliminary allocation is not expected to differ materially from the final allocation.

  The following is a summary of the adjustments reflected in the Unaudited Pro Forma Combined Balance Sheet giving effect to the completion of the asset acquisitions of the PHC Practices. The Company has not acquired equity interests in most of the PHC Practices, but has acquired substantially all of the non-medical assets of the PHC Practices and, in most cases, will have a 40-year Practice Management Agreement with each practice.

4. PRO FORMA BALANCE SHEET ADJUSTMENTS

  (a) Reflects the adjusted net assets acquired, at fair-market value, from the asset acquisitions since September 30, 1997. See Note 3.

  (b) Reflects the adjusted intangible amount associated with the asset acquisitions since September 30, 1997. The ending intangibles amount of $59.6 million as of September 30, 1997 also includes estimated capitalized costs associated with the asset acquisitions of $1.2 million.

  (c) Reflects the adjusted long-term debt associated with the asset acquisitions since September 30, 1997. See Note 3.

  (d) Reflects the adjusted total stockholders' equity associated with the asset acquisitions since September 30, 1997. See Note 3.

  The Company has entered into an agreement with Banque Paribas for a $20.0 million term loan facility, a $32.5 million acquisition line facility, a $10.0 million working capital revolving loan facility, and an approximately $15.0 million subordinated debt loan facility. All the facilities will bear interest at a floating rate of prime plus 1.75% or, at the Company's option, LIBOR plus 3.0%, with the exception of the subordinated debt which bears interest at 12.0%. Additionally, an affiliate of Banque Paribas purchased approximately 553,683 shares of Series B Voting Preferred Stock of the Company for approximately $2.2 million. In connection with this investment and the subordinated debt, the Company issued Banque Paribas affiliates warrants exercisable for 376,800 shares of Non-Voting Common Stock and 57,953 shares of Common Stock. If the Company completes an initial public offering by February 28, 1998 or April 27, 1998, respectively, the Banque Paribas affiliates will forfeit warrants exercisable for 226,080 or 188,400 shares of Non-Voting Common Stock, respectively, retaining warrants exercisable for 150,720 or 188,400 shares of Non-Voting Common Stock, respectively, as well as retaining the warrants exercisable for 57,953 shares of Common Stock.

  The Company used $12.0 million of the $20.0 million term loan and $9.0 million of the subordinated debt to pay or refinance the cash component of the acquisitions consummated since September 30, 1997 and to pay transaction costs. See Note 3. The remaining $8.0 million under the term loan and $6.0 million under the subordinated loan is available only to pay certain other outstanding indebtedness of the Company. Approximately $2.1 million of the acquisition line facility has been drawn to pay the cash component of acquisition consummated following September 30, 1997, and the remaining $30.4 million is available for future acquisitions. The $2.2 million equity infusion will be used for general corporate purposes, including working capital.

  The following pro forma adjustments are made to reflect properly the Banque Paribas agreements (in thousands):

  (e)

     Gross proceeds of initial borrowings and equity infusion.......... $21,200
     Less:
       Commitment fee..................................................   2,200
       Estimated legal costs...........................................     600
       Cash portion of acquisitions....................................  17,300
                                                                        -------
     Net proceeds...................................................... $ 1,100
                                                                        =======

  (f) The Company has allocated $900,000 as the fair market value of the warrants issued in connection with the subordinated debt described above.

  (g) Reflects the conversion of Class A Stock, Series B Preferred Stock and Prime Common Stock into Common Stock, all of which are subject to mandatory conversion upon consummation of the Offering.

5. POST COMBINATION ADJUSTMENTS

  (h) The proceeds from the issuance of 3.0 million shares of the Company's Common Stock, net of estimated offering costs (based on an assumed initial public offering price of $14.50 per share) will be applied as follows (in thousands).

     Gross proceeds of the Offering.................................... $43,500
     Less:
       Underwriting discount...........................................  (3,045)
       Estimated expenses..............................................  (2,500)
       Payment of certain debt obligations............................. (21,000)
                                                                        -------
     Net cash received in Offering..................................... $16,955
                                                                        =======

    Estimated expenses primarily consist of accounting fees, legal fees, and printing expenses.

                     SELECTED CONSOLIDATED FINANCIAL DATA
                     (in thousands, except per share data)

  The following table sets forth selected consolidated financial data of the Company. The selected consolidated financial data for the period from inception to December 31, 1995, the year ended December 31, 1996 and the nine month period ended September 30, 1997 are derived from the audited consolidated financial statements of the Company, and the selected consolidated financial data for the year ended December 31, 1994 and for the period from January 1, 1995 to October 31, 1995 are derived from the audited financial statements of the Predecessor. The selected consolidated financial data for the nine month period ended September 30, 1996 are derived from the unaudited financial statements of the Company. As a result of acquisitions occurring in 1997, the Company's historical financial statements are not representative of the financial results expected for future periods. This information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and the Notes thereto included elsewhere in the Prospectus.

                                PREDECESSOR                         SUCCESSOR
                          ------------------------ --------------------------------------------
                                                   PERIOD FROM
                                       PERIOD FROM  INCEPTION
                                       JANUARY 1,  (AUGUST 29,               NINE MONTHS ENDED
                           YEAR ENDED    1995 TO     1995) TO    YEAR ENDED    SEPTEMBER 30,
                          DECEMBER 31, OCTOBER 31, DECEMBER 31, DECEMBER 31, ------------------
                            1994(1)      1995(1)     1995(1)        1996      1996      1997
                          ------------ ----------- ------------ ------------ -------  ---------
STATEMENTS OF OPERATIONS
 DATA:
Net revenues............      $812       $1,949       $  456      $ 4,036    $ 2,720  $  16,459
Operating expenses:
 Salaries and benefits..       531        1,533          662        2,915      2,123      4,880
 Contract and profes-
  sional services.......        38          125           70          194        370        746
 Provision for bad
  debts.................       --           --            40          660        104        938
 General and administra-
  tive..................       225          463          131        2,748      1,242     11,875
 Depreciation and amor-
  tization..............        58          106           14          161         81        732
 Write down of as-
  sets(2)...............       --           --           --           195        --         715
 Purchased research and
  development(3)........       --           --           --           --         --      13,252
                              ----       ------       ------      -------    -------  ---------
 Total operating ex-
  penses................       851        2,227          917        6,873      3,920     33,138
                              ----       ------       ------      -------    -------  ---------
Income (loss) from oper-
 ations.................       (39)        (278)        (461)      (2,837)    (1,200)   (16,679)
Interest expense, net...        24           86            7           30          9      2,236
                              ----       ------       ------      -------    -------  ---------
Loss before minority
 interest and income
 taxes..................       (63)        (364)        (468)      (2,867)    (1,209)   (18,915)
Minority interest.......       --           --            (1)         --         --      (2,081)
                              ----       ------       ------      -------    -------  ---------
Loss before income tax-
 es.....................       (63)        (364)        (467)      (2,867)    (1,209)   (16,834)
Income tax expense......       --           --           --            17        --          14
                              ----       ------       ------      -------    -------  ---------
Net loss................      $(63)      $ (364)        (467)     $(2,884)   $(1,209) $(16,848)
                              ====       ======       ======      =======    =======  =========
Net loss per share......       N/A          N/A       $(0.50)     $ (1.34)   $ (0.56) $   (5.82)
                              ----       ------       ------      -------    -------  ---------
Weighted average shares
 outstanding............       N/A          N/A          941        2,156      2,143      2,894
                              ====       ======       ======      =======    =======  =========

                                                         DECEMBER 31,          SEPTEMBER 30,
                                                       1995         1996           1997
                                                      ------      -------    ------------------
BALANCE SHEET DATA:
Working capital...................................    $2,415      $   146         $(5,047)
Total assets......................................     4,870        4,143          41,265
Long-term debt....................................        10          500          14,049
Total shareholders' equity (deficit)..............     1,292         (405)         (9,344)

--------
(1) The Company commenced operations in 1994 as a wholly-owned subsidiary of Surgical Health Corporation. PHC was incorporated in Delaware in August 1995 and acquired the Predecessor in November 1995.
(2) The $195,000 charge in 1996 is related to the write off of operating assets related to certain contracts that were entered into by the Predecessor and did not conform to the Company's business plan. The $715,000 charge in 1997 is related to the write off of deferred financing fees related to a credit arrangement with NationsCredit Commercial Corporation that was terminated and the write off of operating assets related to certain contracts that were entered into by the Predecessor and did not conform to the Company's business plan.
(3) The $13.3 million charge in 1997 is related to the write off of certain purchased research and development expenses in association with the Arlington Cancer Center acquisition.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis contains certain forward-looking statements relating to future events or the future financial performance of the Company. Such statements are only predictions and the actual events or results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," as well as those discussed elsewhere in this Prospectus. As a result of the substantial number of recent acquisitions, the historical results set forth in this discussion and analysis are not indicative of trends with respect to any actual or projected future financial performance of the Company. This discussion and analysis should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the Financial Statements and related Notes thereto included elsewhere in this Prospectus.

OVERVIEW

  Physician Health Corporation is a physician management company focusing on the value-added integration of practice management, ancillary health care services, network development and administration, and payor contracting in selected markets. As of December 31, 1997, the Company provided payor contract administration and related services to 22 Affiliated Networks and two PHC Networks. The PHC Networks and Affiliated Networks included approximately 3,300 physicians and had approximately 2.3 million covered lives under 29 managed care contracts including specialty capitated and global risk contracts. As of December 31, 1997, the Company was a party to Practice Management Agreements with 25 Managed Practices that employed 122 Managed Physicians. The Company directly owned and operated nine Owned Practices through which it directly employed 50 Employed Physicians. As of December 31, 1997, there were an aggregate of 34 PHC Practices and 172 PHC Physicians. As of December 31, 1997, the Company owned a sleep laboratory located Atlanta, Georgia and had a 51% interest in an ambulatory surgery center located in Orlando, Florida.

  The Company commenced operations in 1994 as a wholly-owned subsidiary of Surgical Health Corporation. PHC was incorporated in Delaware in August 1995 and acquired the Predecessor in November 1995. The Company's current regional markets are centered in Atlanta, Georgia; Cincinnati, Ohio; Dallas/Ft. Worth, Texas; Memphis, Tennessee; Orlando, Florida; and St. Louis, Missouri. The Company also provides services in Alabama, Arizona, Illinois, Kentucky, Mississippi and Virginia.

  The Company derives its revenues from four primary sources: (i) management fees from management of Managed Practices, including reimbursements of clinical operating expenses paid by PHC on behalf of the Managed Practices;
(ii) patient service revenues generated by Owned Practices; (iii) management fees from management of Affiliated Networks and administering managed care contracts; and (iv) revenues from the operation of ancillary health care services. The practice management fees payable to PHC by the Managed Practices vary based on the nature and amount of services provided. The practice management fees are payable monthly and generally consist of percentages of revenues or the income of the Managed Practices. For the nine months ended September 30, 1997 the Company's management fee revenue from management of the Managed Practices, including reimbursement of clinical operating expenses, constituted approximately 64% of net revenue, patient service revenues generated by Owned Practices constituted approximately 14% of net revenues, management fees from management of Affiliated Networks and administering managed care contracts constituted approximately 22% of net revenue, and revenues from operation of ancillary health care services constituted approximately 0% of net revenues. As the result of its recent acquisitions and entries into Practice Management Agreements, the Company believes that practice management revenues and patient service revenues generated by Owned Practices as a percentage of total revenues have increased. These acquisitions represent implementation of a portion of the Company's overall strategy of building comprehensive and integrated networks of physicians in selected regional markets. PHC anticipates that consummation of these acquisitions will enhance PHC's ability to increase revenues from contracting activities and operation of ancillary services. See "Business--Strategy."

  Management fees payable to the Company under the Practice Management Agreements are determined in arm's-length negotiations based on the nature and amount of services provided. Such fees generally consist of combinations of the following: (i) percentages (generally ranging from 10% to 25%) of the earnings of the Managed Practices; (ii) operating and non-operating expenses of the Managed Practices paid by the Company pursuant to the Practice Management Agreements; and (iii) certain negotiated performance and other adjustments. In negotiating performance and other adjustments, the principal factor considered by the Company and the Managed Practice is the potential for growth in the revenue or profitability of the Managed Practice and whether adjustments to the base fee are appropriate as any such growth occurs. In the case of the Arlington Cancer Center, the Company's management fee is 12% of revenues plus 55% of the practice's income after physician compensation. In Illinois where fees based on percentages of revenues or income are not permissible, PHC charges a flat fee. In many instances, for the first five years of the term of a Practice Management Agreement the service fee is the greater of the fee determined by the applicable formula or a fixed minimum amount. The base minimum amounts typically are determined by multiplying the percentage of earnings that has been agreed upon as the base management fee by the historical earnings of the Managed Practice for a recent period. Base minimum management fees range from $10,000 to $1.8 million annually. Payment of this minimum fee is, in many instances, guaranteed by the physicians and the practice. For a description of the terms of the Practice Management Agreements and Direct Employment Agreements, see "Business--Contractual Agreements with PHC Practices."

  Operating expenses include the expenses incurred by the Company in fulfilling its obligations under the Practice Management Agreements. These expenses are the same as the operating costs and expenses that would have been incurred by the Managed Practices, including salaries, employee benefits, medical supplies, building rent, equipment leases, malpractice insurance premiums, management information systems, and other expenses related to practice operations. In addition to the practice expenses discussed above, the Company also incurs personnel and administrative expenses in connection with maintaining a corporate office that provides management, administrative, marketing and acquisition services to the PHC Practices, organizes networks and negotiates and administers payor contracts, and manages and develops ancillary health care services. The Company can only indirectly manage the profitability of the Managed Practices. To the extent that a Managed Practice, with the assistance of the Company pursuant to the Practice Management Agreement, increases its revenues or decreases its operating expenses, the practice management fee payable to the Company may increase.

  The Company earns management fees from management of networks and managed care contracts under agreements between the Company and the PHC Networks or Affiliated Networks. These agreements generally provide that the Company is entitled to receive a percentage of the payments made by payors to the network, ranging from 4.5% to 10.0%. The agreements with the networks generally have terms of from one to five years, with provisions for automatic renewal at the end of the term. See "Business--Operations."

  In some cases, the Company enters into capitated or financial risk-sharing managed care contracts directly with the payors. In these cases, the Company receives the managed care payments and retains financial risk for care, including responsibility for paying contracted providers for medical services. To the extent that the cost of services falls below expectations, the Company retains a larger portion of the managed dollar. Excess services, on the other hand, would result in reduced profitability or operating losses to the Company. See "Business--Operations."

  The structure of the financial interest held by the Company in ancillary health care services delivered by the Company or the PHC Practices will differ based on the Company's evaluation of the requirements of state laws prohibiting the corporate practice of medicine, as well as federal and state anti-kickback and self-referral laws. Where legally permissible, the Company may own all or part of an ancillary health care service provider. In other instances the Company may manage the delivery of ancillary health care services through a PHC Practice in exchange for a management fee. Currently, the Company has an interest in a wholly-owned sleep laboratory located in Atlanta, Georgia and a 51% partnership interest in an ambulatory surgery center located in Orlando, Florida. The Company derives revenue from the sleep laboratory through the conduct of sleep studies and the sale of durable medical equipment related to sleep disorders. Revenues from the ambulatory surgery center are derived from facility fees charged by the center. The Company also manages this ambulatory surgery center for a fee of 6% of the center's revenues. The Company has options, commencing in June 1998, to purchase a 51% interest in two other ambulatory surgery centers located in Orlando, Florida. The Company also has entered into an agreement to purchase the assets of a radiation center in southern Illinois for $1.7 million in cash. It is anticipated that this transaction will be closed shortly following consummation of the Offering.

  Since November 1996, the Company has acquired nine Owned Practices and has acquired the assets of and entered into long-term Practice Management Agreements with 25 Managed Practices. As of December 31, 1997 the nine Owned Practices employed 50 Employed Physicians and the 25 Managed Practices employed 122 Managed Physicians. Aggregate consideration paid in connection with these acquisitions was approximately $88.5 million, consisting of approximately $29.2 million in cash, approximately $14.8 million in promissory notes, approximately $44.6 million in Company stock and 20% interests in three Company subsidiaries that are convertible into a total of approximately 694,000 shares of Common Stock. In connection with these acquisitions, PHC has recognized or will recognize approximately $63.6 million in intangibles.

  On June 16, 1997, the Company acquired substantially all of the assets of the Arlington Cancer Center for approximately $11.8 million in cash, $12.6 million in promissory notes and a 20% membership interest in MHOA Texas I, LLC, the subsidiary of the Company that purchased such assets and manages the Arlington Cancer Center. On September 12, 1997, the Company acquired substantially all of the assets of Southern Dependacare for approximately $4.5 million in cash, $1.8 million in promissory notes and 540,000 shares of Prime Common Stock. On November 10, 1997, pursuant to an Agreement and Plan of Merger, a wholly-owned subsidiary of the Company was merged with and into Greater Cincinnati Gastro, all of the shares of capital stock of Greater Cincinnati Gastro were converted into the right to receive, in the aggregate, approximately $3.5 million in cash and approximately 410,000 shares of Common Stock, and Greater Cincinnati Gastro became a wholly-owned subsidiary of the Company. On November 12, 1997 pursuant to an Agreement and Plan of Merger, Parkcrest was merged with and into a wholly-owned subsidiary of the Company, all of the outstanding shares of capital stock of Parkcrest were converted into the right to receive, in the aggregate, $348,148 in cash and 1,294,000 shares of Prime Common Stock, and Parkcrest became a wholly-owned subsidiary of the Company. On November 12, 1997, pursuant to an Agreement and Plan of Merger, a wholly-owned subsidiary of the Company was merged with and into IMS, all of the outstanding capital stock of IMS converted into the right to receive, in the aggregate, approximately $3.7 million in cash and approximately 352,000 shares of Common Stock, and IMS became a wholly-owned subsidiary of the Company. On November 12, 1997, pursuant to an Agreement and Plan of Merger, MidSouth merged with and into a wholly-owned subsidiary of the Company, all of the outstanding shares of capital stock of MidSouth were converted into the right to receive, in the aggregate, approximately $2.5 million in cash and approximately 273,000 shares of Common Stock and MidSouth became a wholly-owned subsidiary of the Company.

RESULTS OF OPERATIONS

  As a result of the Company's recent acquisitions and limited period of affiliation with PHC Practices, the Company believes that the period-to-period comparisons and percentage relationships within the periods set forth below are not meaningful. The Company acquired its first PHC Practice in November 1996. The Company acquired five Owned Practices and acquired the assets of and entered into Practice Management Agreements with seven Managed Practices during the first nine months of 1997. Changes in results of operations for the year ended December 31, 1996 as compared to the year ended December 31, 1995 and for the nine months ended September 30, 1997 as compared to the nine months ended September 30, 1996 were caused primarily by these acquisitions.

  The following table shows the percentage of net revenue represented by various expense categories reflected in the Company's Consolidated Statements of Operations:

                                           PERCENTAGE OF REVENUE
                                        --------------------------------------
                                                              NINE MONTHS
                                          YEAR ENDED             ENDED
                                         DECEMBER 31,        SEPTEMBER 30,
                                        ------------------   -----------------
                                        1994   1995   1996    1996      1997
                                        ----   ----   ----   ------    -------
   STATEMENTS OF OPERATIONS DATA:
   Net revenues.......................  100%   100%   100%      100%       100%
   Operating expenses:
     Salaries and benefits............   65     91     72        78         30
     Contract and professional servic-
      es..............................    5      8      5        14          5
     Provision for bad debts..........   --      2     16         4          6
     General and administrative.......   28     25     68        45         72
     Depreciation and amortization....    7      5      4         3          4
     Write down of assets.............   --     --      5        --          4
     Purchased research and develop-
      ment............................   --     --     --        --         81
                                        ---    ---    ---    ------    -------
       Total operating expenses.......  105    131    170       144        202
                                        ---    ---    ---    ------    -------
   Loss from operations...............   (5%)  (31%)  (70%)     (44%)     (102%)

  Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Net revenue increased to $16.5 million for the nine months ended September 30, 1997 from $2.7 million for the same period in 1996, an increase of $13.8 million or 505%. This increase was primarily due to approximately $12.1 million in additional revenues from the five Owned Practices acquired during the first quarter of 1997, as well as the eight Managed Practices with which the Company entered into Practice Management Agreements between November 1996 and September 30, 1997. This additional revenue was comprised of approximately $1.8 in management fee revenue from Managed Practices, approximately $8.4 million in reimbursement of clinical operating expenses from Managed Practices and approximately $1.9 million in net patient revenues related to Employed Physicians at the Owned Practices. The remaining increase of approximately $1.7 million was due primarily to the start-up of global risk contracting in September 1996, increased capitation contract revenues and revenues generated by five new employee physicians in the Orlando market. Net revenue for the nine months ended September 30, 1997 and the nine months ended September 30, 1996 consisted of the following: management fee revenue including reimbursement of clinical operating expenses was 64% of net revenue in 1997 versus 49% in 1996; contracting revenue was 22% of net revenue in 1997 versus 38% in 1996; and net patient revenue related to employed physicians was 14% of net revenue versus 15% in 1996.

  Salaries and benefits increased to $4.9 million for the nine months ended September 30, 1997 from $2.1 million for the same period in 1996, an increase of $2.8 million or 130%. The addition of staff related to the addition of 13 PHC Practices constituted approximately $4.0 million of this increase. Approximately $370,000 of this increase related to the addition of five physician employees in the Orlando market. Additional amounts of approximately $376,000 related to the addition of staff in support of growth in revenues. As a percentage of net revenues, salaries and benefits expense decreased to 30% for the nine months ended September 30, 1997 from 78% for the same period in 1996.

  Contract and professional services expense increased to $746,000 for the nine months ended September 30, 1997 from $370,000 for the same period in 1996, an increase of $376,000 or 102%. This increase was primarily due to the addition of PHC Practices as well as increased legal fees associated with new capitated contracts. As a percentage of net revenues, contract and professional services expense decreased to 5% for the nine months ended September 30, 1997 from 14% for the same period in 1996.

  Provision for bad debts increased to $938,000 for the nine months ended September 30, 1997 from $104,000 for the same period in 1996, an increase of $834,000 or 797%. This increase primarily related to reserves established based on historical collection experience for accounts receivable generated by PHC Practices. As a percentage of net revenues, provision for bad debts increased to 6% for the nine months ended September 30, 1997 from 4% for the same period in 1996.

  General and administrative expenses increased to $11.9 million for the nine months ended September 30, 1997 from $1.2 for the same period in 1996, an increase of $10.7 million or 857%. This increase was due to the asset acquisitions of PHC Practices, the addition of four physician employees in the Orlando market, as well as other increases in staffing levels. As a percentage of net revenues, general and administrative expenses increased to 72% for the nine months ended September 30, 1997 from 45% for the same period in 1996.

  Depreciation and amortization expense increased to $732,000 for the nine months ended September 30, 1997 from $81,000 for the same period in 1996, an increase of $651,000 or 804%. This increase was directly related to fixed assets and goodwill acquired in the asset acquisitions of PHC Practices. As a percentage of net revenues, depreciation and amortization expense increased to 4% for the nine months ended September 30, 1997 from 3% for the same period in 1996.

  The write down of assets for the nine months ended September 30, 1997 relates to the expense of certain loan issuance costs related to a terminated credit arrangement.

  Purchased research and development expense for the nine months ended September 30, 1997 relates to a non-recurring expense of writing off an intangible asset of a Managed Practice the assets of which were acquired in June 1997 based on management's assessment that such asset had no future alternative benefit for the Company.

  Interest expense increased to $2.2 million for the nine months ended September 30, 1997 from $1,000 for the same period in 1996. The increase was due to the debt incurred in connection with asset acquisitions and working capital borrowings.

  As a result of the foregoing, net loss increased to $16.8 million for the nine months ended September 30, 1997 from $1.2 million for the same period in 1996.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  On November 3, 1995, the Company acquired the Predecessor by merger. Prior to such acquisition, the Company did not have significant operations. The Predecessor commenced operations in 1994. The operations for 1995 for the Predecessor and the Company have been combined for presentation purposes. The combined presentation is not in accordance with generally accepted accounting principles.

  Net revenue increased to $4.0 million in 1996 from $2.4 million in 1995, an increase of $1.6 million or 66%. This increase was due primarily to an increase in single specialty contracting as well as the commencement of global risk contracting in September 1996. Additionally, a portion of the increase relates to the acquisition of the assets of Metropolitan Plastic, a Managed Practice, in November 1996.

  Salaries and benefits increased to $2.9 million in 1996 from $2.2 million in 1995, an increase of $0.7 million or 32%. This increase was due to additional staffing added to support the growth in revenues as well as the hiring of employees of Metropolitan Plastic in November 1996. As a percentage of net revenues, salaries and benefits expenses decreased to 72% for 1996 compared to 91% for 1995.

  Contract and professional services expense was $194,000 in 1996 compared to $195,000 in 1995. As a percentage of net revenues, contract and professional services expense decreased to 5% in 1996 from 8% in 1995.

  Provision for bad debts increased to $660,000 in 1996 from $40,000 in 1995, an increase of $620,000 or 1550%. This amount primarily related to reserves established for contracts that were entered into by the predecessor and did not conform to the Company's business plan.

  General and administrative expenses increased to $2.7 million in 1996 from $594,000 in 1995 an increase of $2.1 million or 355%. This increase was related to increased staffing levels for anticipated growth in 1997 as well as the acquisition of the assets of Metropolitan Plastic. As a percentage of net revenues, general and administrative expenses increased to 68% for 1996 compared to 25% for 1995.

  Depreciation and amortization expenses increased to $161,000 in 1996 from $120,000 in 1995, an increase of $41,000 or 34%. This increase was directly related to fixed assets and goodwill acquired in connection with an acquisition of the assets of Metropolitan Plastic. As a percentage of net revenues, depreciation and amortization expenses decreased to 4% for 1996 from 5% in 1995.

  The write down of assets in 1996 relates to the write off of operating assets related to certain terminated physician arrangements.

  Interest expense decreased to $30,000 in 1996 from $93,000 in 1995, a decrease of $63,000. The decrease was due to the reduction of certain above-market rate debt.

  As a result of the foregoing, net loss increased to $2.9 million in 1996 from $831,000 in 1995.

  Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Net revenue increased to $2.4 million in 1995 from $812,000 in 1994, an increase of $1.6 million or 197%. The increase was due to an increase in the number of payor contracts administered in 1995.

  Salaries and benefits increased to $2.2 million in 1995 from $531,000 in 1994, an increase of $1.7 million or 314%. The increase was due to an increase in the number of employees to administer payor contracts. As a percentage of revenues, salary and benefits expenses increased to 91% in 1995 from 65% in 1994.

  Contract and professional services expense increased to $195,000 in 1995 from $37,000 in 1994, an increase of $158,000 or 427%. As a percentage of revenues, contract and professional services expense increased to 8% in 1995 from 5% in 1994.

  Provision for bad debts increased to $40,000 in 1995 from $0 in 1994.

  General and administrative expenses increased to $594,000 in 1995 from $225,000 in 1994, an increase of $369,000 or 164%. As a percentage of revenues, general and administrative expenses decreased to 25% in 1995 from 28% in 1994.

  Depreciation and amortization expenses increased to $120,000 in 1995 from $58,000 in 1994, an increase of $62,000 or 107%. As a percentage of revenues, depreciation and amortization expenses decreased to 5% in 1995 from 7% in 1994.

  Interest expense increased to $93,000 in 1995 from $24,000 in 1994, an increase of $69,000 or 288%. The increase was due to the acquisition debt incurred to purchase the Predecessor.

  As a result of the foregoing, net loss increased to $831,000 in 1995 from $63,000 in 1994.

LIQUIDITY AND CAPITAL RESOURCES

  At September 30, 1997, working capital was $(5.0) million, a decrease of $5.2 million during the first nine months of 1997, and cash and cash equivalents were $5.2 million. At September 30, 1997, net accounts receivable increased to approximately $8.1 million compared to approximately $465,000 at December 31, 1996. The increase is attributable to growth in revenues and acquired assets due to the asset acquisitions of PHC Practices.

  Capital expenditures during the first nine months of 1997 totaled approximately $341,000. The Company is committed to make specified levels of capital expenditures under certain of its Practice Management Agreements.

  During June 1997, the Company completed a private placement of its Series B Preferred Stock (the "Series B Offering"). Pursuant to the Series B Offering, the Company received net proceeds of approximately

$9.8 million at the initial closing in June 1997 (substantially all of which was used in connection with the acquisition of the assets of the Arlington Cancer Center by the Company). At the second closing in July 1997, approximately $5.5 million was deposited into an escrow account which was accessed by the Company in connection with its acquisition of the assets of practices meeting certain agreed upon criteria. Although the Company expects to retire approximately $6.2 million in indebtedness incurred in connection with the Arlington Cancer Center acquisition with the proceeds of the Offering, the Company has the ability instead to require the holders of its Series B Preferred Stock to purchase shares of Common Stock at $12.74 per share sufficient to retire this indebtedness in April 1998, pursuant to an equity call agreement.

  In October 1997, the Company entered into a credit agreement with a group of banks led by Banque Paribas (the "Bank Group") under which agreement, as amended and restated in December 1997, the Bank Group agreed to provide the Company with up to $62.5 million in senior debt (the "Senior Facility"). The Senior Facility is comprised of a term loan in an amount up to $20.0 million (the "Term Loan"), a revolving loan in an amount up to $10.0 million (the "Revolving Loan") and an acquisition loan in an amount up to $32.5 million (the "Acquisition Loan"). The Senior Facility is secured by substantially all of the Company's assets. At December 31, 1997, approximately $12.0 million was outstanding under the Term Loan, approximately $1.5 million was outstanding under the Revolving Loan and approximately $1.1 million was outstanding under the Acquisition Loan. In connection with the Senior Facility, the Company sold to Paribas Principal Incorporated ("PPI"), an affiliate of Banque Paribas, for approximately $2.2 million, 553,683 shares of Series B Preferred Stock and warrants exercisable for 57,953 shares of Common Stock at a nominal exercise price. Further, in October 1997, the Company obtained from Paribas Capital Funding LLC ("PCF"), an affiliate of Banque Paribas, a senior subordinated loan (the "Subordinated Loan") in the amount of $15.0 million (of which $9.0 million was advanced), and sold to PCF warrants exercisable for 376,800 shares of the Company's Non-Voting Common Stock. If the Company completes an initial public offering by February 27, 1998 or April 27, 1998, respectively, PCF will forfeit warrants exercisable for 226,080 or 188,400 shares of Non-Voting Common Stock, respectively, retaining warrants exercisable for 150,720 or 188,400 shares of Non-Voting Common Stock, respectively. The Company will repay the Subordinated Debt with the net proceeds of the Offering and will use $12.0 million of such net proceeds to repay indebtedness under the Term Loan. Commitments under the Term Loan will be extinguished upon repayment. Following such required repayments, such financing must be paid down with excess cash flow. Following repayment of the indebtedness, neither the Bank Group nor the Company's subordinated lenders will have any obligation to advance additional funds to the Company.

  The Company historically has funded its acquisitions and operations through cash flow from operations, borrowings and sales of equity securities. In addition to the proceeds from the offering, funds available under its bank borrowings, cash reserves and cash flow from operations, the Company expects to incur, from time to time, short-term and long-term bank indebtedness and to issue equity and debt securities, the availability and terms of which will depend upon market and other conditions, to meet the Company's current planned acquisition, capital expenditure and working capital needs for the next 12 months and to provide the funds necessary for the continued pursuit of the Company's long-term expansion strategy. There can be no assurance that such additional financing will be available on terms acceptable to the Company.

  The Company anticipates that it will fund up to approximately $2.0 million in research and development expenses at the Arlington Cancer Center over the next two years. The Company plans to obtain such funds from cash flow from operations and, to the extent necessary, bank borrowings.

RECENT PRONOUNCEMENTS

  New Accounting Pronouncements

  In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share." SFAS No. 128 is designed to improve the earnings per share information provided in the financial statements by simplifying the existing computational guidelines, revising the disclosure requirements, and increasing the comparability of earnings per share data. SFAS No. 128 is effective for periods ending after December 15, 1997, including interim periods. The Company will adopt SFAS No. 128 for the fiscal and interim periods ending December 31, 1997. As of September 30, 1997, the disclosure requirements of SFAS No. 128 would not require a different presentation of earnings per share than currently presented due to the antidilutive effect of all common stock equivalents.

  In February 1997, the Financial Accounting Standards Board issued SFAS No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires companies to disclose descriptive information about an entity's capital structure. It also requires disclosure of information about the liquidation preference of preferred stock and redeemable stock. SFAS No. 129 is effective for the Company's fiscal year ending December 31, 1998. The Company does not expect that SFAS No. 129 will require significant revision of prior disclosures.

  In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income." SFAS No. 130 is designed to improve the reporting of changes in equity from period to period. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company will adopt SFAS No. 130 for fiscal 1998. Management does not expect SFAS No. 130 to have a significant impact on the Company's financial statements.

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires that an enterprise disclose certain information about operating segments. SFAS No. 131 is effective for financial statements for the Company's fiscal year ending December 31, 1998. The Company does not expect that SFAS No. 131 will require significant revision of prior disclosures.

  The Emerging Issues Task Force of the FASB has recently issued its Consensus Opinion 97-2 ("EITF 97-2"). EITF 97-2 addresses certain specific matters pertaining to the physician practice management industry. EITF 97-2 would be effective for the Company for its year ending December 31, 1998. EITF 97-2 addresses the ability of physician practice management companies to consolidate the results of physician practices with which it has an existing contractual relationship. The Company is still in the process of analyzing the effect on all of its contractual relationships, but currently believes that substantially all of its contracts would not meet the criteria of EITF 97-2 for consolidating their results of operations. EITF 97-2 also has addressed the accounting method for future combinations with individual physician practices. The Company believes that, based upon the criteria set forth in EITF 97-2, virtually all of its future acquisitions of individual physician practices will continue to be accounted for under the purchase method of accounting.

                                   BUSINESS

OVERVIEW

  Physician Health Corporation is a physician management company focusing on the value-added integration of practice management, ancillary health care services, network development and administration, and payor contracting in selected markets. As of December 31, 1997, the Company provided payor contract administration and related services to 22 Affiliated Networks and two PHC Networks. The PHC Networks and Affiliated Networks included approximately 3,300 physicians and had approximately 2.3 million covered lives under 29 managed care contracts including specialty capitation contracts and global risk contracts. As of December 31, 1997, the Company was a party to Practice Management Agreements with 25 Managed Practices that employed 122 Managed Physicians. The Company directly owned and operated nine Owned Practices through which it directly employed 50 Employed Physicians. As of December 31, 1997, there were 34 PHC Practices and 172 PHC Physicians. As of December 31, 1997, the Company owned a sleep laboratory located in Atlanta, Georgia and had a 51% interest in an ambulatory surgery center located in Orlando, Florida.

  The Company's objective is to continue building comprehensive and integrated networks of physicians in selected regional markets in order to: (i) establish a significant market presence enabling it to negotiate favorable payor contracts and (ii) provide a broad range of physicians and ancillary health care services to payors. To achieve these objectives, the Company seeks to:
(a) leverage contracting expertise to enhance its strategic position in its markets; (b) selectively acquire or affiliate with key practices to strengthen market presence; (c) provide management expertise and capital for development of ancillary health care services; (d) negotiate and administer beneficial payor contracts; and (e) utilize information technology to improve practice performance and meet payor requirements. The Company believes that the expertise of its management team in network development, payor contracting and ancillary health care services, as well as PHC's flexible approach to entering new markets and structuring its operations, differentiates it from traditional physician practice management companies ("PPMs") and enhance its ability to attract physicians and to negotiate favorable payor contracts. PHC's acquisition of key practices is a part of its overall strategy of strengthening its networks and market presence and enhancing the Company's ability to contract with managed care payors and providers.

  The Company commenced operations in 1994 as a wholly-owned subsidiary of Surgical Health Corporation. PHC was incorporated in Delaware in August 1995 and acquired the Predecessor in November 1995. Prior to the acquisition of the assets of and entry into a Practice Management Agreement with the first PHC Practice in November 1996, the Company principally engaged in network development and administration, payor contracting, practice administration, and development activities related to potential acquisitions. The Predecessor principally engaged in network development and administration, payor contracting, and practice administration and derived its revenues from these activities. The Company's current regional markets are centered in Atlanta, Georgia; Cincinnati, Ohio; Dallas/Ft. Worth, Texas; Memphis, Tennessee; Orlando, Florida; and St. Louis, Missouri. The Company also provides services in Alabama, Arizona, Illinois, Kentucky, Mississippi and Virginia.

INDUSTRY BACKGROUND

  The Health Care Financing Administration has estimated that national health care spending increased to approximately $1.0 trillion, or approximately 14% of GDP, in 1995 from $247 billion, or approximately 9% of GDP, in 1980. HCFA projects that annual health care spending will increase at a compounded annual growth rate of over 8% to $1.5 trillion and approximately 16% of the GDP by the year 2000. HCFA also has estimated that approximately $200 billion, or approximately 20%, of total health care expenditures, in 1995 were directly attributable to physician services, and an additional amount of approximately $515 billion or 52% of such expenditures were under physician direction.

  As a result of escalating health care expenditures, governmental and other payors have adopted cost containment initiatives in an effort to control spending. These initiatives have resulted in a shift from traditional fee-for-service provider reimbursement to an evolving array of managed care arrangements, varying from discounted fee-for-service to fully capitated plans in which providers assume the financial risks related to service utilization for a defined group of covered members and services. The industry has also experienced a decrease in inpatient occupancies as payors have implemented incentives for providing care in a more cost-effective setting, which is often an outpatient surgery center, in-office laboratory or similar outpatient location.

  Cost-containment initiatives, including reduced reimbursement, have hindered physician practice profitability while demands for increased clinical documentation, cost, quality and utilization data have increased physicians' administrative duties. Small and mid-sized practices generally do not have the market presence, expertise or sophisticated cost accounting and quality management systems required, and may not have the time necessary, to evaluate and enter into informed capitated risk-sharing arrangements or to continue practicing profitably under reduced reimbursement. In addition, these practices often lack the capital required to purchase new medical equipment and information systems to enhance the efficiency and quality of their practices. As a result, individual physicians and small group practices are increasingly consolidating, either by affiliating with larger group practices and PPMs or by forming networks or independent practice associations. By consolidating into larger organizations, physicians can achieve lower administrative costs, gain leverage in negotiating with managed care organizations and position themselves to attract needed capital resources.

  Although the larger organizations resulting from these consolidations have often improved practice profitability through reductions in overhead and centralization of certain administrative functions, the Company believes that many such organizations lack the expertise and market presence to negotiate successful managed care contracts. In addition, the Company believes that many PPMs do not offer opportunities for practices and physicians to integrate complementary ancillary health care services and share in the resulting income.

THE PHC PHILOSOPHY

  The Company seeks to affiliate with physicians who are leaders in the delivery of medical care and who apply sound business principles to the operation of their practices. The Company believes that physicians are best qualified to develop appropriate treatment protocols, and as a result, the Company provides PHC Physicians, PHC Networks and Affiliated Networks with the resources necessary to enhance their decision making. The Company also believes that health care is essentially a regional or local business. Therefore, PHC aims to integrate practice management, ancillary health care services, network development and administration and payor contracting at a regional level. Through such integration and by supporting physicians with strong, experienced local management teams, the Company believes it provides physicians with the tools necessary to compete in a changing and increasingly competitive health care environment.

STRATEGY

  The Company's objective is to continue building comprehensive and integrated networks of physicians in selected regional markets in order to: (i) establish a significant market presence enabling it to negotiate favorable payor contracts and (ii) provide a broad range of providers to payors and patients. To achieve its objectives, the Company seeks to:

  Leverage Contracting Expertise to Enhance its Strategic Position in its Markets. The Company enters markets both by providing network development and contracting services and, in certain cases, by acquiring or affiliating with practices that the Company believes can serve as foundations for future networks. As it enters markets, the Company seeks to form comprehensive provider panels and provide managed care contracting services to physician practices and networks in order to gain negotiating leverage with payors and to achieve economies of scale. The Company believes its network development and contracting services model enables it to establish a significant market platform with less initial management time and capital than PPM models based solely on acquisitions. In addition, the Company believes its network development and contracting expertise enhances its credibility with market participants and enables it to identify new markets in which managed care contracting is likely to grow and the key practices in these markets. Where appropriate, the Company enters a new market through selective acquisitions of such key practices.

  Selectively Acquire Key Practices to Strengthen Market Presence. The Company selectively acquires or affiliates with key physician practices from its networks and from the suburban and rural communities surrounding these markets to solidify its market position, to strengthen its existing networks and to establish, organize and support new networks. Through network development and contracting services, the Company establishes relationships with physicians and identifies leading physicians and practices who apply sound business principles and are attractive to patients and payors. By acquiring or affiliating with physician practices from within its networks or existing markets, the Company believes it makes informed decisions about practice acquisitions and affiliations and the allocation of capital resources. The Company also may acquire or affiliate with non-network practices that it believes will serve as foundations for building new networks. PHC's acquisition of or affiliation with key practices is a part of its overall strategy of strengthening its networks and market presence and enhancing the Company's ability to contract with managed care payors and providers.

  Provide Management Expertise and Capital for Development of Ancillary Health Care Services. The Company intends to acquire and develop ancillary health care services in order to improve the revenues and operating margins of the Company and the PHC Practices. The Company believes that the availability of ancillary health care services provides physicians with scheduling flexibility and greater practice efficiency. Additionally, ancillary health care services provided in an outpatient setting are attractive to payors because they generally are less expensive than similar inpatient services. By providing ancillary health care services, the Company also increases its flexibility in negotiating global risk contracts. The Company's management team has experience in the successful development of outpatient surgery centers and other ancillary health care services.

  Negotiate and Administer Beneficial Payor Contracts. The Company focuses on negotiating and administering payor contracts on behalf of the PHC Practices, Affiliated Networks and PHC Networks. The Company believes that its contracting expertise helps it develop and improve relationships with physicians and payors, and that its contracting services can result in increased revenues and profits for PHC, the PHC Physicians, PHC Practices, PHC Networks and Affiliated Networks. The Company believes that its strategy of providing network development and administration services and specialty and other contracting services also enables it to establish: (i) a strong market position; (ii) stable networks of high quality providers; (iii) strong payor relationships; (iv) integration of ancillary health care services; and (v) access to cost, quality and utilization data, all of which are essential to entering into profitable partial and global risk contracts.

  Utilize Information Technology to Improve Practice Performance and Meet Payor Requirements. The Company intends to provide its physicians access to information and technologies that will enhance their ability to deliver care more efficiently and profitably in a managed care environment. The Company's clinical information system collects network data that enable it to price and manage specialty capitation contracts as well as partial and global risk contracts. The system also provides a broad range of statistical data to support utilization analysis, to identify physician outliers and to develop practice protocols. With the data it collects, the Company can also meet various requirements of payors, including supplying information to support accreditation of providers and networks by health care industry organizations such as the National Committee for Quality Assurance ("NCQA") and the Utilization Review Accreditation Committee ("URAC").

OPERATIONS

  PHC acquires and manages practices, acquires or develops and manages ancillary health care services, develops and administers networks, and negotiates and administers payor contracts in its selected markets. In choosing new markets, the Company analyzes the population, demographics, market potential, competitive environment, supply of physicians, needs of managed care plans or other large payors and general economic conditions. The Company seeks markets in which it believes it can achieve a significant market share and, in particular, in which there is evidence of risk shifting from payors to providers. PHC enters new markets where it has identified an opportunity or where payors or providers have requested its services.

  The Company's revenues for the nine months ended September 30, 1997 were derived from the following sources: (i) management revenue, including reimbursement of clinical operating expense, constituted approximately 64% of net revenue; (ii) contracting revenue constituted approximately 22% of net revenue; and (iii) net patient revenue related to Employed Physicians constituted approximately 14% of net revenue. During the nine months ended September 30, 1997, the Company believes that the PHC Practices derived approximately 30% of their revenues from Medicare and Medicaid, approximately 10% of revenues from capitated contracts with managed care payors and approximately 60% of revenues under traditional fee-for-service arrangements.

  The following table sets forth certain information regarding the PHC Networks, Affiliated Networks, PHC Physicians and the managed care contracts administered by the Company as of December 31, 1997. Markets identified as integrated regional markets are those in which the Company has affiliated with a network and has acquired selected PHC Practices affiliated with the contracting networks. Developing regional markets are those in which the Company owns or manages one or more PHC Practices but does not yet manage a corresponding network. Contracting markets are those in which PHC is administering active managed care contracts and has not yet determined whether to seek physician practice acquisitions.


                      APPROXIMATE
                       NUMBER OF                                              NUMBER OF
                        NETWORK                              NUMBER OF PHC       PHC                              NUMBER OF
                       PHYSICIANS                              PRACTICES      PHYSICIANS                           MANAGED
                     --------------                          ------------- ----------------     PHC PHYSICIAN       CARE
 REGIONAL MARKET     PHC AFFILIATED  NETWORK SPECIALTIES(2)  OWNED MANAGED EMPLOYED MANAGED      SPECIALTIES      CONTRACTS
-----------------    --- ---------- ------------------------ ----- ------- -------- ------- --------------------- ---------
INTEGRATED
 REGIONAL MARKETS
 Atlanta, GA.....    130   1,070    Primary Care; Multi-      --       4     --        18   Primary Care;             14
                                    Specialty; Neuroscience;                                OB/Gyn
                                    OB/Gyn;
                                    Orthopaedics; Urology
 Dallas/Fort         --      130    Gastroenterology;         --       1     --        10   Oncology                   4
  Worth, TX......                   Mental Health;
                                    Oncology;
                                    Urology
 Memphis, TN.....    --      800    Primary Care/Multi-       --       3     --        32   Family Practice          --
                                    Specialty
 Orlando, FL.....    500      50    Primary Care/Multi-         3      4      41       11   Primary Care;              4
                                    Specialty; OB/Gyn;                                      Allergy; Colorectal;
                                    Ophthalmology                                           Gastroenterology;
                                                                                            Nephrology; OB/Gyn;
                                                                                            Orthopaedics; Surgery
 St. Louis, MO...    --      260    Primary Care/               6      9       9       32   Primary Care;            --
                                    Multi-Specialty                                         Multi-Specialty
                                                                                            Surgery; Cardiology;
                                                                                            Ophthalmology;
                                                                                            Optometry;
                                                                                            Orthopaedics;
                                                                                            Pulmonary
 Payson, AZ......    --       25    Primary Care/Multi-       --       1     --         3   Primary Care               1
                                    Specialty; Nephrology
DEVELOPING
 REGIONAL MARKET
 Cincinnati, OH..    --      --     --                        --       2     --        12   Cardiology;              --
                                                                                            Gastroenterology
CONTRACTING MARKETS
 Birmingham, AL..    --      250    Cardiology; Cardiac       --     --      --       --    --                         5
                                    Surgery;
                                    Gastroenterology;
                                    Orthopaedics;
                                    Urology
 Chattanooga, TN     --       45    Multi-Specialty Surgery   --     --      --       --    --                         1
  ...............
 Houston, TX.....    --       60    Gastroenterology          --     --      --       --    --                       --
OTHER
 Outreach
  Oncology
  Practices
  (IL, MS, VA)...    n/a     n/a    n/a                       --       1     --         4   Oncology                 n/a
                     ---   -----                              ---    ---     ---      ---                            ---
 TOTALS:             630   2,690                                9     25      50      122                             29
                     ---   -----                              ---    ---     ---      ---                            ---
 COMBINED TOTALS:        3,320                                    34             172
                 ----
                                        --
                                                 --
                 ----
                                        --
                                                 --
                     APPROXIMATE
                      NUMBER OF
                       COVERED
 REGIONAL MARKET        LIVES
-------------------- -----------
INTEGRATED
 REGIONAL MARKETS
 Atlanta, GA.....     1,375,000
 Dallas/Fort            400,000
  Worth, TX......
 Memphis, TN.....           --
 Orlando, FL.....        85,000
 St. Louis, MO...           --
 Payson, AZ......            60
DEVELOPING
 REGIONAL MARKET
 Cincinnati, OH..           --
CONTRACTING MARKETS
 Birmingham, AL..       400,000
 Chattanooga, TN         30,000
  ...............
 Houston, TX.....           --
OTHER
 Outreach
  Oncology
  Practices
  (IL, MS, VA)...           n/a
                     -----------
 TOTALS:              2,290,060
                     -----------
 COMBINED TOTALS:
                 ----
                                        --
                                                 --
                 ----
                                        --
                                                 --

  The following table identifies, as of December 31, 1997, each Affiliated Network, PHC Network and PHC Practice, as well as the date on which the Company began providing services to the network or acquired or began managing the PHC Practice. The table also indicates the number of physicians in each PHC Practice. Those physicians practicing with Owned Practices are Company employees. Physicians practicing with Managed Practices are not employed by the Company.

     NETWORKS (AFFILIATED
   UNLESS INDICATED AS PHC)                             PHC PRACTICES
------------------------------- --------------------------------------------------------------
                         SERVED                               SPECIALTY       OWNED/    SERVED
          NAME           SINCE            NAME            (NO. PHYSICIANS)    MANAGED   SINCE
------------------------ ------ ------------------------  ----------------- ----------- ------
ATLANTA REGIONAL MARKET
 Resurgeons and           1-95  Atlanta Center for        Internal Medicine Managed      9-97
  Affiliated                    Medicine II, P.C.         (8)
  Orthopaedists, Inc.
 Georgia Multi-Specialty  4-96  NSOB II, P.C.             OB/GYN (1)        Managed     11-97
  Group
 Georgia Neuroscience     6-94  SCWH II, P.C.             OB/GYN (5)        Managed     10-97
  Associates
 Georgia Urology          8-94  SRL OB-GYN, P.C.          OB/GYN (4)        Managed     10-97
  Associates
 OBNet Women's            7-96
  HealthCare
  Network, LLC
 Primary Care             7-96
  Specialists of
  Georgia, Inc. (a PHC
  Network)
DALLAS/FT. WORTH
 REGIONAL MARKET
 ABS Healthcare Company   3-97  Arlington Cancer Center   Oncology (6);     Managed      6-97
 Arlington Cancer Center  6-97                            Radiology (2);
 North Texas Urologists  11-94                            Radiation
                                                          Oncology (2)
 Texas G.I. Associates,  11-96
  P.C.
MEMPHIS REGIONAL MARKET
 MidSouth Physician             Bryant Medical Services,  Family Practice
                         12-97  P.C.                      (5)               Managed     11-97
 Alliance I.P.A.                Foundation Medical        Internal Medicine Managed     11-97
                                Group, PLLC               (10)
                                Memphis Childrens         Pediatrics (17)   Managed     11-97
                                Clinic, PLLC
ORLANDO REGIONAL MARKET
 AOI Network, Inc.        2-96  Alberto S. Bustamante     OB/GYN (1)        Managed     11-97
                                Jr. P.A.
 PHC-Physician Network    9-94  Allergy Immunology        Allergy (2)       Managed     11-97
  of Orlando,                   Specialists, P.A.
 Inc. (a PHC Network)           Gastroenterology          GI (2)            Managed     11-97
                                 Associates of Osceola,
                                 P.A.
 Mid-Florida Women's            Gilmer, Cox and Bott,     GI (2);           Managed     11-97
  Health Services               P.A.                      Orthopaedics (4)
                                Internal Medicine         GI (8);           Owned       11-97
                                Specialists, Inc.         Nephrology (7)
                                Larach, Williamson &      Colonrectal       Owned       11-97
                                Ferrara, Inc.             Surgery (4)
                                Primary Care              Primary Care (22) Owned       11-97
                                Specialists, Inc.
ST. LOUIS REGIONAL
 MARKET
 Bi-State Multispecialty  2-97  GMB Medical Center, Ltd.  Opthalmology (1)  Managed     10-97
  Physicians
 Network, L.L.C.                D.I. Medical Group, Inc.  Internal Medicine Managed     11-97
                                                          (3)
                                Eye Care Services of      Opthalmology (1)  Owned (80%)  5-97
                                Missouri, Inc.
                                G.H. Kursar Eye Care      Opthalmology (1)  Owned       10-97
                                Services, Inc.
                                Hanish Eye Institute      Opthalmology (1)  Managed      3-97
                                P.C.
                                Heart Health Medical      Cardiology (5)    Managed      4-97
                                Group, P.C.
                                InternaCare, Inc.         Primary Care (1)  Owned        9-97
                                John W. Daake, Inc.       Surgery (3)       Owned        1-97
                                Metropolitan Plastic &    Plastic Surgery   Managed     10-96
                                Reconstructive Surgery,   (1)
                                Ltd.
                                PSA Medical Group, Inc.   Surgery (10);     Managed     11-97
                                                          Orthopaedics (2);
                                                          Podiatry (1);
                                                          Physiatry (1)
                                Pulmonary Sleep
                                Consultants, Inc.         Internal Medicine Managed     11-97
                                                          (5)
                                Rames Medical Center,     Orthopaedics (1)  Managed     11-97
                                Inc.
                                Ream Optometry, Ltd.      Optometry (2)     Owned        8-97
                                Tri-County Eye Center,    Opthalmology (1)  Owned        8-97
                                Inc.
                                Michael G. Vranich,       General Surgery   Managed      9-97
                                D.O., P.C.                (1)

      NETWORKS (AFFILIATED
    UNLESS INDICATED AS PHC)                            PHC PRACTICES
-------------------------------- -----------------------------------------------------------
                          SERVED                               SPECIALTY      OWNED/  SERVED
          NAME            SINCE            NAME             (NO. PHYSICIANS)  MANAGED SINCE
------------------------  ------ ------------------------  ------------------ ------- ------
PAYSON REGIONAL MARKET
 Central Arizona IPA,     12-97  Payson Family Care        Family Practice    Managed  8-97
  LLC                            Associates, P.C.          (2);
 Gambro Healthcare Renal   7-96                            General Surgery
  Services Organization,                                   (1)
  Inc.
OUTREACH ONCOLOGY PRACTICES
                                 Southern Dependacare,     Hematology/        Managed  9-97
                                 Inc. and affiliated       Oncology (4)
                                 practices
CINCINNATI REGIONAL
 MARKET
                                 GCGA Physicians, Inc.     GI (9)             Managed 10-97
                                 Louisville Cardiology     Cardiology (3)     Managed 10-97
                                 Medical Group, PSC
BIRMINGHAM REGIONAL MARKET
 Cardiology Associates     2-96
 CMS-CTS                  10-97
 Digestive Health          9-96
  Network
 Orthopaedic Provider     12-97
 Network of Alabama, LLC
 Urology Network of        9-96
  Alabama
CHATTANOOGA, REGIONAL MARKET
 Specialty Surgical        4-95
  Services of Tennessee
HOUSTON REGIONAL MARKET   12-97
 Texas Alliance for
  Digestive Disease

  Practice Acquisition and Management

  A part of the Company's strategy is to acquire or affiliate with leading medical practices in markets in which the Company believes it can establish a significant market presence and in which it provides significant contracting services and has significant local management relationships. The Company selectively acquires or affiliates with key physician practices from its networks and from the suburban and rural communities surrounding these markets in order to solidify its market position and strengthen its networks. Additionally, in markets where the Company has identified an attractive opportunity, the Company will acquire or affiliate with selected physician practices. PHC's acquisition of or affiliation with key practices is a part of its overall strategy of strengthening its networks and market presence and enhancing the Company's ability to contract with managed care providers.

  The Company seeks to acquire or affiliate with practices of physicians who:
(i) are viewed by the Company as important to the long-term success of its networks; (ii) apply sound business principles in the operation of their practices and are high growth oriented; (iii) have reputations in the market as leaders in the delivery of medical care; and (iv) embrace new medical technologies and procedures. As part of this process, the Company often targets a particular type of practice or specialty that the Company believes contains physician leaders in the specific market.

  The Company believes that the following characteristics differentiate it from other alternatives available to physicians and physician networks and position it to succeed in acquiring or affiliating with physicians and practices: (i) its contracting expertise; (ii) the quality, experience and credibility of its local management teams and its knowledge of the markets in which it operates; (iii) its ancillary health care services expertise; (iv) its governance structure, which fosters physician autonomy while promoting physician participation; and (v) its flexible approach to entering new markets and structuring its operations.

  Acquisition Process. The Company's business development team identifies, pursues and negotiates practice acquisitions. After identifying a practice or physician, the Company meets with the physicians to determine whether they meet the Company's criteria and have an interest in affiliating with PHC. The Company's business, financial and legal due diligence includes site visits, analysis of financial and other data and analysis of the group's operations, leadership, clinical practices and commitment to long-term growth. Additionally, the Company reviews the medical professionals' training, licensure and experience and the practice's Medicare and Medicaid compliance, billing practices and operating history. Upon successful completion of due diligence, the Company structures and negotiates the acquisition terms, including the type and amount of consideration as well as noncompete agreements. The consideration paid in the Company's acquisitions is designed to align its interests with those of the physicians and includes a combination of Company stock, cash and, sometimes, notes. The consideration for each practice varies on a case-by-case basis, depending on a variety of factors including historical operating results, the future prospects of the practice and the ability of the practice to complement the services offered by other PHC Practices. When the Company acquires the non-medical assets of a physician practice that it will not directly own, it generally purchases all of the tangible and intangible assets of the practice with the exception of patient medical records and real estate. Patient medical records are retained by the selling practice or a new entity formed by the practice's physicians, and the practice or new entity enters into a Practice Management Agreement in connection with the acquisition. When the Company acquires a physician practice that the Company will own, the Company generally purchases all of the tangible and intangible assets of the practice, including medical records, and employs the practice's physicians.

  Practice Management Services. Pursuant to its Practice Management Agreements, the Company provides a range of services including among other things: (i) acting as manager and administrator of non-medical services relating to the operation of the Managed Practice; (ii) billing patients, insurance companies and other third-party payors and collecting the fees for professional medical services and other services rendered and products sold by the Managed Practice; (iii) providing, as necessary or requested, clerical, accounting, purchasing, payroll, legal, bookkeeping and computer services and personnel, information management, preparation of certain tax returns, printing, postage and duplication services and medical transcribing services;
(iv) supervising and maintaining custody of substantially all files and records; (v) providing facilities for the Managed Practice; (vi) preparing, in consultation with a joint policy board and the Managed Practice, all capital expenditure and operating budgets; (vii) ordering and purchasing inventory and supplies as reasonably requested by the Managed Practice; and (viii) providing financial and business assistance in the negotiation, establishment, supervision and maintenance of contracts and relationships with managed care and similar payors. Management fees payable to the Company under the Practice Management Agreement are determined in arm's-length negotiations based on the nature and amount of services provided. Many of the Company's services are designed to reduce the amount of time physicians must spend on administrative matters, thereby enabling the physicians to focus on the delivery of health care. The Company also assists in the development of ancillary health care services by conducting feasibility studies and providing project development services and capital resources.

  The Company employs most of the PHC Practices' non-physician personnel. These non-physician personnel, along with additional personnel at the local management level, manage the day-to-day non-medical operations of each of the Managed Practices, including, among other things, secretarial, bookkeeping, scheduling and other business services. In Florida, Missouri and other states that permit the corporate practice of medicine, the Company may employ physicians as well as non-physician personnel. The Employed Physicians in the Owned Practices continue to control the medical aspects of the practice and have input with respect to strategic planning and budgeting. PHC has direct responsibility for all non-medical aspects of the operation of the Owned Practices.

  Ancillary Health Care Services

  In evaluating a market, the Company analyzes opportunities to develop or acquire ancillary health care services. Where appropriate, PHC intends to acquire and to develop ancillary health care services to complement its local PHC Practices, PHC Networks and Affiliated Networks. Ancillary health care services include those that are: (i) part of a practice such as a single-purpose, office-based surgery suite; (ii) connected with a group practice, which may consist of several otherwise independent practices, such as a birthing center; or (iii) affiliated with a coherent specialty network such as a lithotripter with a urologist network or a sleep lab with a network of otolaryngology (ENT) physicians. The Company encourages physician participation in these ancillary health care services, either through an ownership interest in a joint venture established to own and operate a facility or through clinical participation. The Company believes that ancillary health care services provide physicians with scheduling flexibility and greater practice efficiency. Additionally, ancillary health care services provided in an outpatient setting are attractive to payors because they generally are less expensive than similar inpatient services. By providing ancillary health care services, the Company also increases its flexibility in negotiating global risk contracts. The Company's management team has experience in the successful development of outpatient surgery centers and other ancillary health care services.

  The structure of the financial interest held by the Company in ancillary services delivered by the Company or the PHC Practices will differ based on the Company's evaluation of the requirements of state laws prohibiting the corporate practice of medicine, as well as federal and state anti-kickback and self-referral laws. Where legally permissible, the Company may own all or part of an ancillary health care service provider. In other instances the Company may manage the delivery of ancillary health care services through a PHC Practice in exchange for a management fee. The Company encourages physician participation in existing ancillary health care services by providing the physicians with convenient, well-managed facilities that enhance physicians' ability to optimize use of time. In addition, the Company may offer physicians the opportunity to purchase interests in a joint venture or other entity that owns the ancillary health care facility.

  Currently, the Company owns a sleep laboratory located in Atlanta, Georgia and has a 51% partnership interest in an ambulatory surgery center located in Orlando, Florida that was purchased from physicians practicing in the Orlando, Florida area. Those physicians own the remaining 49% interest in the ambulatory surgery center. The Company derives revenue from the sleep laboratory through the conduct of sleep studies and the sale of durable medical equipment related to sleep disorders. Revenues from the ambulatory surgery center are derived from facility fees charged by the center. The Company also manages this ambulatory surgery center for a fee of 6% of the revenues of the ambulatory surgery center. The Company has options, commencing in June 1998, to purchase a 51% interest in two other ambulatory surgery centers located in Orlando, Florida. The Company has entered into an agreement to purchase the assets of a radiation oncology center in southern Illinois for $1.7 million in cash. It is anticipated that this transaction will close shortly following consummation of the Offering.

 Network Services

  Network Formation and Development. In forming networks, the Company focuses on developing networks of sufficient size and specialties to respond successfully to payors' geographic, service and utilization management needs. The Company contacts physicians that it believes offer the medical expertise and quality of care that are attractive to payors. In both network formation and network development, the Company assists physicians in determining the number and types of specialists, subspecialists and hospitals required for a network to be attractive to payors and to meet the needs of a particular payor's contract. The Company then aids in selecting and credentialing the panel of physicians. After the panel of physicians is selected, the Company assists in forming protocol, finance, utilization, credentialing and quality assurance (peer review) committees composed of network physicians. In addition, the Company assists physicians in developing or revising protocols, although physicians in each network retain ultimate responsibility for selecting and adopting appropriate protocols for their market. In the PHC Network model, network physicians contract directly with the PHC Network to provide medical services. The physicians do not contract among themselves, except where they may have formed their own group practices. In the PHC Network model, each physician must elect to participate in any new managed care agreement, although the Company is attempting to shift its model to one in which the network is permitted to commit its providers to providing services under managed care contracts. For the Affiliated Networks, the Company contracts with the network to provide services to the network. No contracts are executed between the Company and the Affiliated Network physicians.

  Network Services Agreements. The Company provides a variety of services to physician networks under its network services agreements. Networks can elect to receive all or only a selection of the available services, which include network formation and development, contract marketing, negotiation and pricing, contract administration and other custom services, as further described below. Some networks request the Company's assistance with the earliest stages of building the network and others already have executed managed care agreements prior to hiring the Company for administrative and claims processing services. Fees paid to the Company under the network services agreements are generally structured as a percentage of payments made by the payor to the network. The precise percentage depends on the nature and extent of services provided, and currently ranges from 4.5% to 10.0%. For capitated and other financial risk-sharing contracts that are directly held by the Company, the service fee is in addition to amounts that may be earned by the Company through management of utilization resulting in an excess of payments from the payor over provider claims. PHC has not generally paid any consideration to networks to induce them to enter into network service agreements with PHC. In one case, however, PHC granted a fully developed multi-specialty network a warrant to purchase 31,400 shares of Common Stock at an exercise price of $12.74 per share.

  Contract Marketing, Negotiation and Pricing. An integral element of the Company's network services is its contracting expertise. The Company also can provide marketing services such as conducting payor surveys to determine payor interest in managed care contracting in the market, preparing descriptive materials and marketing the networks to payors. Once interest is established, the Company's contracting team, on behalf of the network, works closely with physicians to prepare contract proposals, analyze contract pricing and negotiate with payors. The Company has developed a database of managed care cost and utilization information collected from its networks that it can utilize to predict the type and quantity of services that will be required by many different types of contracts. Based upon this information, the Company is able to formulate different service offerings and pricing models for use in contract negotiations.

  Contract Administration Services. After a network executes a contract, the Company implements and administers the contract on behalf of the network and serves as the interface between the network physicians and the payor. The Company prepares an administrative manual for each managed care contract for use by the providers, provides claims processing and utilization reporting services, administers and distributes funds, and assists in designing compensation methods and schedules for the network providers consistent with the managed care environment. Claims processing services generally include verification of claim eligibility, matching claims to pre-certification approvals, reviewing claims for completeness, providing coordination of benefits services, submitting claims to payors, acting as an interface among the network, providers and payors with respect to claims issues, maintaining an accounting of amounts due from and paid by payors, calculating amounts due to providers, preparing explanations of benefits ("EOBs") and, if requested by the network, distributing EOBs and payments to network participants.

  The Company believes that managed care contracts are most successful when the economic interests of the providers and payors are aligned. Therefore, the Company works with both the network and the payor to develop payment structures and protocols that encourage optimization of facility usage through the use of the most appropriate type of facility for each procedure, often reducing overall facility costs. The Company's standard form of reports relating to incidence rates, utilization, flow of funds and treatment outcomes are included in most packages, with custom reports available for an additional fee. Such information is used by both the network and the payors in developing or refining protocols, identifying physician outliers, ensuring that standards of care are met, determining cost-effective treatment plans and meeting NCQA and Health Employer Data Information System requirements. Additional custom services may include conducting adverse outcome and patient and provider satisfaction surveys, as well as conducting site surveys, record reviews and education and consulting services to meet NCQA level compliance. The Company is URAC certified, which enables the Company to manage the pre-admission certification process for major procedures and hospital stays under the supervision of the network's physician medical director.

  Managed Care Contracts. As of December 31, 1997, the Company administered 29 managed care contracts on behalf of physician networks. All of the 26 capitated and other financial risk-sharing contracts managed by the Company for Affiliated Networks were directly between the Affiliated Network and the payor. Under this structure, the affiliated network and the providers directly benefit if decreased utilization of medical services results in a surplus of funds available to pay providers, and have the risk that increased utilization will result in funding deficiencies that could result in decreased reimbursement to the providers. Payments by payors under the managed care agreements are made either directly to the network, or to the Company on behalf of the network, and the Company is paid its percentage management fee out of such funds. The percentage management fee, which is determined based on negotiations and the amount of services requested, ranges from 4.5% to 10%. As of December 31, 1997, the Company, through a 51% owned subsidiary, directly held three global risk contracts for which services are provided largely by agreement with the non-profit PHC Network. The PHC Network providers are paid by the Company on a fee-for-service basis. Thus, the Company both receives the financial benefit of decreased utilization and takes the primary risk of increased utilization. In these three cases, the Company both manages the contract on its own behalf from a risk perspective and provides administrative services to the network for claims processing, utilization reporting and other services (see "-- Contract Administration Services").

  The Company is experienced in negotiating and implementing a variety of managed care contracts, including single- and multi-specialty capitated contracts, partial risk contracts and global risk contracts. Single-specialty capitated contracts are contracts that carve out treatment by physicians of a single medical specialty. Multi-specialty capitated contracts usually involve a range of specialists required to provide a defined spectrum of care. The network is usually paid on a capitated per member per month basis for both single- and multi- specialty capitated contracts, and in some cases the contracts also have a facility/total cost share component. Partial risk contracts are contracts for most professional services of most physician specialties to be rendered to the plan members but do not include the provision of facility-based care. If the network lacks specialties it must expand or subcontract with a single- or multi-specialty network to provide such services. Global risk contracts are contracts for all professional, technical and facilities services, supporting a spectrum of health care needs for plan members. The network may be paid on either a capitated per member per month basis or on a percentage of premium basis for both partial risk and global risk contracts and the contracts have a facility/total cost share component.

  In addition to the types of managed care contracts discussed above, the Company administered one disease state management contract covering 60 lives and two access fee contracts as of December 31, 1997. Disease state management contracts are contracts for professional services and facilities necessary to provide the full spectrum of services required to treat a chronic disease. The network is paid either on a capitated per member per month basis or on a case rate basis. Access fee contracts are contracts pursuant to which the Company makes available physicians in one of its networks to a payor on a fee-for-service basis. A physician invoices the payor if and when services are provided. The Company receives a percentage of the physician's reimbursement as an access fee.

  The Company began administering its first specialty capitated contract in June 1994 and its first global risk contract in September 1996. Company employees have expertise in managed care contracting. The Company's Executive Vice President of Networking and Contracting has been negotiating and managing capitated and risk-sharing managed care contracts since 1982. The Company's Senior Vice President of Specialty Contracting has negotiated and managed at least 50 single specialty capitated contracts since 1990 with the assistance of one of the contracting division's vice presidents, who specializes in utilization data management and reporting. Additional team members include a divisional Vice President with ten years of managed care experience, including network and contract administration, operations and claims and a recently hired divisional Assistant Vice President with four years of experience in network management and managed care contract administration, including management of at least five global contracts. As of December 31, 1997, the Company had 29 managed care contracts with approximately 2.3 million covered lives. For the nine months ended September 30, 1997, the Company received approximately 10% of its revenues from PHC Network and PHC Practice contracts with managed care payors, and believes that the PHC Practices also received approximately 10% of their total revenues from contracts with managed care payors.

 Research and Development

  The Arlington Cancer Center conducts research and development activities related to bone marrow transplant procedures and radio-immune therapy ("RIT") procedures. Under the terms of the Arlington Purchase Agreement, the Company purchased intellectual property rights in these procedures. The bone marrow transplant procedures are intended to enhance the body's ability to produce new blood cells following administration of radiation therapy and chemotherapy. The RIT procedures involve injection into the bloodstream of radioactive isotopes attached to cancer seeking proteins that attach themselves to tumors allowing for the diagnosis and therapy of cancer through a focused, concentrated delivery of radiation at the cancer site.

  The Company anticipates that it will derive revenues from the use or licensing of bone marrow procedures during 1998. A substantial amount of additional research and development time and expense must be devoted to the development of the RIT procedures before the Company will be able to derive significant revenue from the use or licensing of its intellectual property rights in the RIT procedures. Further, no assurance can be provided that the Company ever will be able to derive significant revenue from the use or licensing of its intellectual property rights in the RIT procedures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

MANAGEMENT INFORMATION SYSTEMS

   Upon the acquisition of a practice, the Company maintains the clinical medical records and financial systems in place at the PHC Practice. Clinical and financial data collected at the practice are sent to the Company's corporate headquarters on a monthly basis through network interfaces, electronic data interchange or manually. The Company intends to maintain local systems in an effort to minimize the disruption that can occur when local systems are replaced with corporate-mandated systems. The Company uses its management information systems to generate information that will assist the PHC Practices in the maintenance and selection of appropriate practice protocols, and in the management of quality improvement procedures and utilization. The Company currently collects cost and utilization data from the PHC Networks and Affiliated Networks for managed care contract pricing and administration, and intends to collect such data at the PHC Practices. The Company intends also to use this information to improve operating efficiency and to encourage the development and implementation of best clinical practices.

GOVERNANCE AND QUALITY ASSURANCE

  The Company's current governance structure promotes physician participation in the management of the Company. Certain physicians who are or have been associated with PHC Practices serve on the Board of Directors. Each PHC Practice has a Joint Policy Board whose membership includes physician representatives from the Company and the PHC Practice. The Joint Policy Boards have responsibilities that include developing long-term strategic objectives, developing practice expansion and payor contracting guidelines, promoting practice efficiencies, recommending significant capital expenditures and facilitating communication and information exchange between the Company and each of the PHC Practices.

  The Company has established a Compliance Committee of the Board of Directors that consists of physician and management members of the Board. The Compliance Committee is responsible for approving the Company's health care compliance objectives and developing and implementing the Company's health care compliance programs at the practice and Company level. To facilitate this process, the Company is establishing compliance committees at the PHC Practice level comprised of representatives of the PHC Practice and the Company to oversee development and implementation of compliance programs at the PHC Practice level. Through counsel, the Company has retained outside consultants to assist with practice and Company assessments that will assist the Compliance Committee of the Board of Directors, the local compliance committees and management in developing the Company's compliance programs.

CONTRACTUAL AGREEMENTS WITH PHC PRACTICES

  The Company's practice acquisition structure is designed to align the interests of the Company with those of PHC Physicians. When a physician group has agreed to enter into a practice management or employment relationship with the Company, the Company purchases the group's operating assets typically in exchange for a combination of Company stock, cash and notes. The Company intends to continue to use Common Stock as a significant portion of its consideration in future practice acquisitions. Typically, upon the acquisition of a

Managed Practice, the Company enters into a Practice Management Agreement with a professional corporation or other entity that will employ the physicians associated with the Managed Practice.

  The following summary is intended to be a brief summary of the typical terms of Practice Management Agreements, Physician Employment Agreements and Direct Employment Agreements to which the Company or a PHC Practice is a party and intends to enter in the future. The actual terms of these agreements vary on a case by case basis, depending on the negotiations with the individual practices and physicians.

  Service Fees. Management fees payable to the Company under the Practice Management Agreements are determined in arm's-length negotiations and based on the nature and amount of services provided. Such fees generally consist of combinations of the following: (i) percentages (generally ranging from 10% to 25%) of the earnings of the Managed Practices; (ii) operating and non-operating expenses of the Managed Practices paid by the Company pursuant to the Practice Management Agreements; and (iii) certain negotiated performance and other adjustments. In the case of the Arlington Cancer Center, the Company's management fee is 12% of the practice's revenues plus 55% of the practice's income after physician compensation. Some of these services result in operating expenses that are directly reimbursed to the Company. In Illinois, where fees based on percentages of revenue or income are not permissible, the Company charges a flat management fee. In many instances, for the first five years of the Practice Management Agreement the service fee is the greater of the fee determined by the applicable formula or a fixed minimum amount. This minimum fee ranges from $10,000 to $1.8 million annually, and in most instances, payment of such minimum is guaranteed by the physicians and the practice for five years.

  Services Provided. Pursuant to the various Practice Management Agreements, the Company provides a range of services in consultation with the Managed Practice including, among other things: (i) acting as manager and administrator of non-medical services relating to the operation of the Managed Practice; (ii) billing patients, insurance companies and other third-party payors and collecting the fees for professional medical services and other services and products rendered or sold by the Managed Practice; (iii) providing, as necessary or requested, clerical, accounting, purchasing, payroll, legal, bookkeeping and computer services and personnel, information management, preparation of certain tax returns, printing, postage and duplication services and medical transcribing services; (iv) supervising and maintaining custody of substantially all files and records; (v) providing facilities for the Managed Practice; (vi) preparing, in consultation with the Joint Policy Board and the Managed Practice, all capital expenditure and operating budgets; (vii) ordering and purchasing inventory and supplies as reasonably requested by the Managed Practice; and (viii) providing financial and business assistance in the negotiation, establishment, supervision and maintenance of contracts and relationships with managed care and other payors.

  Managed Practice Responsibilities. Under the Practice Management Agreements, the Managed Practices retain the responsibility for, among other things: (i) hiring and compensating physician employees and other medical professionals;
(ii) ensuring that physicians and other medical professionals have the required licenses, credentials, approvals and other certifications needed to perform their duties; and (iii) complying with certain federal and state laws and regulations applicable to the practice of medicine. In addition, the Managed Practices retain exclusive control of all aspects of the practice of medicine and the delivery of medical services.

  Term and Termination. The Practice Management Agreements are generally for initial terms of 40 years. Practice Management Agreements may be terminated by either party if the other party: (i) files a petition in bankruptcy or other similar events occur or (ii) defaults in the performance of a material financial obligation, which default continues for a specified term after notice. In addition, certain Practice Management Agreements may also be terminated by the Company if the Managed Practice or a Managed Physician engages in conduct or is formally accused of conduct for which the Managed Physician's license to practice medicine reasonably would be expected to be subject to revocation or suspension or is otherwise disciplined by any licensing, regulatory or professional entity or institution, the result of any of which does or reasonably would be expected to materially adversely affect the Managed Practice. Certain Managed Practices may terminate their respective Practice Management Agreements, subject to repurchase of their respective practice assets, after the expiration of 66 months from the dates of such agreements, for the original purchase price (including goodwill) with appropriate adjustments.

  Breach. The Company includes in all standard Practice Management Agreements breach provisions that it believes to be stronger than those used by other PPMs. The Company believes that these provisions discourage frivolous claims that the Company has breached its obligations as a means of causing the Practice Management Agreement to terminate early. In the event of a non-financial breach by either party to the Practice Management Agreement, the non-breaching party typically must, prior to termination, submit to an arbitrator the question of whether: (i) a material breach has occurred and, if so, (ii) the amount of lost income, exclusive of punitive or consequential damages (the "Lost Income Amount"), suffered by the non-breaching party as the result of the breach. Typically, the non-breaching party may terminate the Practice Management Agreement only if the arbitrator determines a Lost Income Amount and the breaching party fails to pay the Lost Income Amount within a specified time following determination of the Lost Income Amount. Generally, upon termination of the Practice Management Agreement, the Managed Practice is required to repurchase the assets used in the operation of the Managed Practice, including assets such as goodwill.

  Physician Employment Agreements. The Practice Management Agreements require the Managed Practice to enforce restrictive covenants contained in the employment agreements (the "Physician Employment Agreements") between the Managed Practice and the physicians associated with the Managed Practice. Typically, the Physician Employment Agreements provide for an initial term of five years, require the Managed Practice to compensate the Managed Physician on the basis negotiated between the Managed Practice and the Managed Physician and require that the physician not compete with the Managed Practice or the Company within a specified geographic area during the term of the Physician Employment Agreement and for a period of up to two years thereafter. In addition, certain Physician Employment Agreements provide that if such physician's employment is terminated during the initial five-year term for any reason other than the physician's death or disability or the occurrence of certain events outside the physician's control, the physician will be required to pay liquidated damages to the Managed Practice which the Managed Practice in turn is obligated to remit to the Company. In most instances, the Company is named as a third-party beneficiary of the Physician Employment Agreements, with the right to enforce provisions of the Physician Employment Agreements. Managed Physicians assign their revenues to the Managed Practices, which in turn assign all non-governmental revenues to PHC.

  Owned Practices; Direct Employment. In states that permit such structures, the Company directly employs physicians associated with the Owned Practice pursuant to employment agreements (the "Direct Employment Agreements"). Florida and Missouri are currently the only states in which PHC does business that permit such employment arrangements. Employed Physician compensation is generally a combination of salary and bonus that is frequently adjusted based on the net profits generated by the physician. Revenues generated by the Employed Physicians are the property of the Owned Practices, which are subsidiaries of PHC. The physicians continue to control the medical aspects of the practice and have input with respect to budgeting and strategic planning for the Owned Practice. The Company has direct responsibility for all non-medical aspects of the operation of the Owned Practices. Typically, the Company is entitled to terminate the Direct Employment Agreement for cause as defined in the relevant agreement. In addition, the Company may terminate the Direct Employment Agreement if the physician materially breaches the Direct Employment Agreement (as determined by an arbitrator) and either: (i) fails to pay the Lost Income Amount suffered by PHC (as determined by an arbitrator) as a result of the breach or (ii) continues to breach the Direct Employment Agreement, despite having paid the Lost Income Amount.

  Under a Direct Employment Agreement, the physician may voluntarily terminate the physician's employment thereunder, at any time during the five-year term, by delivering to the Company written notice of such intention not less than one year prior to the effective date of termination. The physician may also terminate the Direct Employment Agreement if: (i) the Company materially breaches, and does not cure within the specified period, any of its financial obligations under the Direct Employment Agreement or (ii) upon the occurrence of an event of bankruptcy by PHC. Additionally, the physician, in conjunction with the other physicians who sold the practice to PHC, may terminate the Direct Employment Agreement if the Company materially breaches a non-financial obligation (as determined by an arbitrator) and either: (a) fails to pay the Lost Income Amount suffered by the physician (as determined by an arbitrator) as a result of the breach or
(b) continues to breach the Direct Employment Agreement, despite having paid the Lost Income Amount. However, if the physician terminates the physician's employment for any reason, other than upon scheduled retirement, death or disability, or if the Company terminates the physician's employment for cause within the first five years, then the physician is required to pay to the Company liquidated damages. Two Owned Practices in the Orlando area may be repurchased by their former physician shareholders in the event all such physicians' employment agreements simultaneously terminate as a result of a material breach by the Company. The Company believes that these limitations on the physician's ability to terminate his or her Direct Employment Agreement discourage frivolous claims that the Company has breached its obligations thereunder as a means of causing the early termination of a Direct Employment Agreement.

  Restrictive Covenants. The Direct Employment Agreements include several restrictive covenants, including a covenant not to compete which prohibits the physician from practicing the same type of medicine the physician practices for the Company for two years following the date of cessation of employment by PHC within a specified radius of the medical offices of the Company in which the physician practiced. The Direct Employment Agreements also generally include restrictions on the physician's right to solicit employees or patients of the Company for a period of two years following the termination of physician's employment with the Company. Certain physicians in the Orlando area have the option of returning a portion of the acquisition consideration in lieu of refraining from competition with the Company upon the expiration of their Direct Employment Agreements. Finally, the Direct Employment Agreements typically prohibit the disclosure of trade secrets and other confidential information regarding the Company. The Practice Management Agreements require the Managed Practices, and in many cases permit PHC, to enforce restrictive covenants contained in the Physician Employment Agreements.

COMPETITION

  The Company, PHC Physicians, PHC Networks and Affiliated Networks face intense competition in all aspects of their businesses. The Company believes that changes in governmental and private reimbursement policies, among other factors, have resulted in increased competition among providers of medical services and among networks for managed care contracts. The Company itself faces intense competition to acquire or provide management services to physician practices; to acquire or develop and operate ancillary health care service facilities; and to provide management services, including contracting services, to physician networks. A number of hospitals, clinics, health care companies, HMOs, insurance companies and physician practice management companies, both publicly and privately held, some of which have established operating histories and greater resources that the Company, engage in activities similar to those of the Company. There can be no assurance that the Company will be able to compete effectively with its competitors, that additional competitors will not enter the market, or that the Company will be able to acquire or manage physician practices, acquire or develop ancillary health care services, affiliate with or develop networks, or negotiate payor contracts on terms beneficial to the Company. Any such failure could have a material adverse effect on the Company's business, financial condition or results of operations.

GOVERNMENT REGULATION

 General

  The health care industry is highly regulated, and there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. The Company believes that health care regulations will continue to change. The Company expects to modify its agreements and operations from time to time as the business and regulatory environment changes. While the Company believes it will be able to structure its agreements and operations in accordance with applicable law, there can be no assurance that its business or such agreements or operations will not be successfully challenged.

  Every state imposes licensing requirements on individual physicians and on facilities and services operated by physicians. In addition, federal and state laws regulate HMOs and other MCOs with which the Company, PHC Physicians, PHC Practices, PHC Networks and Affiliated Networks may have contracts. Many states require regulatory approval, including certificates of need, before establishing or expanding certain types of health care facilities, offering certain services or making expenditures in excess of statutory thresholds for health care equipment, facilities or programs. In connection with the expansion of existing operations and the entry into new markets, the Company, PHC Physicians, PHC Practices, PHC Networks and Affiliated Networks may become subject to compliance with additional regulation.

  The United States Congress and many state legislatures routinely consider proposals to reform or modify the health care system, including measures that would control health care spending, convert all or a portion of government reimbursement programs to managed care arrangements, and balance the federal budget by reducing spending for Medicare and state health programs. These measures can affect a health care company's cost of doing business and contractual relationships. For example, recent developments that affect the Company's activities include: (i) federal legislation requiring a health plan to continue coverage for individuals who are no longer eligible for group health benefits and prohibiting the use of "pre-existing condition" exclusions that limit the scope of coverage; (ii) a HCFA policy prohibiting restrictions by Medicare HMOs on physicians recommending to patients other health plans and treatment options; and (iii) regulations imposing restrictions on physician incentive provisions in physician provider agreements. There can be no assurance that such legislation, programs and other regulatory changes will not have a material adverse effect on the Company's business, financial condition or results of operations.

  The ability of the Company to operate profitably will depend in part upon the ability of the Company, PHC Physicians, PHC Practices, PHC Networks and Affiliated Networks obtaining and maintaining all necessary licenses, certificates of need and other approvals and to operate in compliance with applicable health care regulations.

 Fee-Splitting; Corporate Practice of Medicine

  The laws of many states prohibit physicians from splitting fees with non-physicians (or other physicians) and prohibit non-physician entities from practicing medicine. These laws vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. Although the Company believes its operations are in material compliance with existing applicable laws, the Company's business operations have not been the subject of judicial or regulatory interpretation; thus, there can be no assurance that review of the Company's business by courts or regulatory authorities will not result in determinations that could adversely affect the operations of the Company or that the health care regulatory environment will not change so as to restrict the Company's existing operations or their expansion. In addition, the regulatory framework of certain jurisdictions may limit the Company's expansion into such jurisdictions if the Company is unable to modify its operational structure to conform with such regulatory framework.

  In particular, at least one Texas court has taken the position that control by a management company over certain medical related business aspects of a medical practice effectively is the prohibited corporate practice of medicine by the management company. PHC has structured the management services agreement related to the Managed Practice located in Texas to comply with Texas law, although no assurance can be provided that a party could not successfully assert that the management services agreement violates Texas law. Illinois courts have indicated that employment of physicians by for profit corporations that are not hospitals violates Illinois law related to the corporate practice of medicine and that management fees based on a percentage of revenue or income violate Illinois' prohibitions on fee-splitting. Accordingly, in Illinois PHC does not employ physicians and the management fee charged under its practice management agreement is a flat fee. The Florida Board of Medicine recently entered a final order in a case titled In Re: The Petition For Declaratory Statement of Magan L. Bakarania, M.D., supported by a prior Florida Board of Medicine Order, stating that a management fee based on a specified percentage of net income without direct relation to the services provided violates Florida law related to fee-splitting. That case has been stayed pending appeal. The Company cannot predict the ultimate outcome of this case. If the Florida Board of Medicine order is affirmed by the Florida Court, the Company will seek to restructure certain of the practice management agreements to which it is a party in Florida, although there can be no assurance that the Company will be successful in doing so. Three of the four agreements that the Company may seek to restructure in Florida require the parties to negotiate in good faith to reform the agreements to comply with applicable law and for the matter to be referred to arbitration in the event that agreement with respect to restructured terms cannot be reached. If necessary, the Company also intends to negotiate with the fourth practice to reform the agreements to comply with applicable law, although neither the Company nor the practice is contractually required to do so. These four Florida practices were acquired by the Company in November 1997. Accordingly, the Company derived no revenues from these practices during the nine months ended September 30, 1997. The Company anticipates that it will derive less than 5% of its revenue from these practices in 1998.

  Except as indicated in this Prospectus, the Company is not aware of significant litigation related to the corporate practice of medicine or state laws prohibiting or limiting fee-splitting that the Company anticipates will materially affect its business. A determination in any state that the Company is engaged in the corporate practice of medicine or any unlawful fee-splitting arrangement could render any Practice Management Agreement between the Company and a Managed Practice located in such state unenforceable or subject to modification, which could have a material adverse effect on the Company. There can be no assurance that regulatory authorities or other parties will not assert that the Company or a Managed Practice is engaged in the corporate practice of medicine in such states or that the management fees paid to the Company by the Managed Practices constitute unlawful fee-splitting or the corporate practice of medicine. If such a claim were asserted successfully, the Company could be subject to civil and criminal penalties, Managed Physicians could have restrictions imposed upon their licenses to practice medicine, and the Company or the Managed Practices could be required to restructure their contractual arrangements. Such results or the inability of the Company or the Managed Practices to restructure their relationships to comply with such prohibitions could have a material adverse effect on the Company's financial condition and results of operations. See "Business-- Government Regulation."

 Changes in Payment for Medical Services

  The Company believes that trends in cost containment in the health care industry will continue to result in a reduction from historical levels in per-patient revenue for PHC Practices. The federal government has implemented, through the Medicare program, the RBRVS payment methodology for physician services. The RBRVS is a fee schedule that, except for certain geographical and other adjustments, pays similarly situated physicians the same amount for the same services. The RBRVS is adjusted each year and is subject to increases or decreases at the discretion of Congress. To date, the implementation of RBRVS has reduced payment rates for certain of the procedures historically performed by PHC Physicians. There can be no assurance that any reduced operating margins could be recouped by the Company through cost reductions, increased volume, introduction of additional procedures or otherwise.

  Rates paid by nongovernmental insurers, including those that provide Medicare supplemental insurance, are based on established physician, ambulatory surgery center and hospital charges, and are generally higher than Medicare payment rates. A change in the makeup of the patient mix of the medical practices under Company management that results in a decrease in patients covered by private insurance or a shift by private payors to RBRVS or similar payment structures could adversely affect the Company's business, financial condition or results of operations.

 Medicare and Medicaid Fraud and Abuse

  The Anti-Kickback Law prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for, or in order to induce: (i) the referral of a person; (ii) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare or Medicaid programs; or (iii) the purchase, lease or order or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under Medicare or Medicaid. Pursuant to the Anti-Kickback Law, the federal government has announced a policy of increased scrutiny of joint ventures and other transactions among health care providers in an effort to reduce potential fraud and abuse relating to Medicare costs. The applicability of these provisions to many business transactions in the health care industry has not yet been subject to judicial and regulatory interpretation. Noncompliance with the Anti-Kickback Law can result in exclusion from Medicare and Medicaid programs and civil and criminal penalties. The Company believes that PHC Practices collectively derive approximately 30% of their revenues from Medicare or Medicaid payments.

  Significant prohibitions against physician referrals have been enacted by Congress. These prohibitions, commonly known as "Stark II," amended prior physician self-referral legislation known as "Stark I" by substantially enlarging the field of physician-owned or physician-interested entities to which the referral prohibitions apply. Stark II prohibits a physician from referring Medicare or Medicaid patients to an entity providing "designated health services" in which the physician has an ownership or investment interest, or with which the physician has entered into a compensation arrangement, unless a statutory exemption applies. The designated health services include, for example, prosthetic devices, clinical laboratory services, radiology (such as ultrasound, MRI and CT), home health, physical and occupational therapy, prescription drugs and inpatient and outpatient hospital services. The penalties for violating Stark II include a prohibition on payment by these government programs and civil penalties of as much as $15,000 for each referral violation and $100,000 for participation in a "circumvention scheme." To the extent that the Company or any PHC Practice is deemed to be subject to the prohibitions contained in Stark II, the Company believes its activities fall within the permissible activities defined in Stark II, including, but not limited to, the provision of in-office ancillary services.

  The Company believes that although it will receive service fees under its agreements for management and administrative services, it is not generally in a position to make or receive referrals of patients or services reimbursed under the Medicare or Medicaid programs. Such service fees are intended by the Company to be consistent with fair market value in arm's-length transactions for the nature and amount of management services rendered and, therefore, would not constitute unlawful remuneration under Anti-Kickback Law and regulations. For these reasons, the Company does not believe that fees payable to it would be viewed as remuneration for referring or influencing referrals of patients or services covered by such programs as prohibited by statute. If the Company is deemed to be in a position to make, influence or receive referrals from or to physicians, the operations of the Company could be subject to scrutiny under federal and state anti-kickback and anti-referral laws.

  In some jurisdictions that do not prohibit the corporate practice of medicine, the Company owns practices and employs physicians. Thus, with respect to such practices, the Company is a provider of services and would be capable of receiving referrals from other physicians affiliated with PHC in those markets. In these circumstances, PHC Practices either will not accept referrals involving designated health services from other physicians affiliated with PHC or will form group practices comprised of PHC Practices in that market.

  In addition, the Company also believes that the methods used to acquire the assets of existing practices do not violate anti-kickback and anti-referral laws and regulations. Specifically, the Company believes the consideration paid by the Company to physicians to acquire assets in their practices is consistent with fair market value in arm's-length transactions and not intended to induce the referral of patients. Should this or any other Company practice be deemed to constitute an arrangement designed to induce the referral of Medicare or Medicaid patients, then such could be viewed as possibly violating anti-kickback and anti-referral laws and regulations. A determination of liability under any such laws could have a material adverse effect on the Company's business, financial condition or results of operations.

 Antitrust Issues

  Federal and state antitrust statutes prohibit conduct such as price fixing, market allocation and other anti- competitive activities by groups of competitors. The federal and state antitrust enforcement agencies have not hesitated to bring civil and criminal enforcement actions against the joint activities of physician organizations that allegedly violate the antitrust laws. Collaboration regarding the pricing of services, market allocation and certain other types of joint action, however, may be permissible in the context of an integrated joint venture if those activities are ancillary to the otherwise legitimate purposes of the joint venture. The federal antitrust enforcement agencies, the FTC and the DOJ, have established "antitrust safety zones" for physician networks that meet certain criteria. To the extent physician providers in a network constitute less than 20% of the total physicians in a specialty or sub-specialty which compete in the market and such providers are either integrated in terms of sharing substantial financial risk in their joint activities or are engaged in designing or implementing clinical pathways with a view to improving medical outcomes, the network should fall within one of the DOJ/FTC antitrust safety zones. To the extent that the physician network is non-exclusive, i. e., physicians may provide services outside the confines of the network, individually or as part of other groups or networks, the federal antitrust enforcement authorities have indicated that they will not challenge joint pricing or market allocation actions of an integrated network of up to 30% of the physicians in a particular specialty or sub-specialty. Conduct outside the antitrust safety zones is not necessarily unlawful, but greater scrutiny will be given to the potential impact on overall competition by regulatory authorities. State antitrust agencies may or may not rely on antitrust analysis similar to that of the federal agencies.

  While the federal antitrust enforcement authorities generally view "substantial risk" as capitation or substantial withholding with respect to the specific contracts or negotiations by the physician network, the antitrust enforcement agencies have indicated that networks engaging in other forms of financial risk-sharing may also be considered "integrated joint ventures" for purposes of antitrust analysis. As yet, it is unclear whether the agencies or the courts will consider arrangements in which providers have an investment risk with actual capital contributed to the entity to be sufficient financial integration. Nevertheless, to the extent that the physician members will be at financial risk in terms of compensation under proposed joint contracting under capitation or substantial withhold arrangements, the agencies have indicated that these forms of risk-sharing are sufficient to show the existence of an integrated joint venture. In addition, demonstration of actual "clinical integration" by a physician network is sufficient to avoid per se violations, according to the FTC and the DOJ.

  The two PHC Networks are non-exclusive networks that operate in the greater Atlanta and greater Orlando metropolitan areas, respectively. As of December 31, 1997, except for one fee-for-service contract in Orlando, all of their contracts are capitated or global risk contracts in which the providers share substantial financial risk. The Atlanta PHC Network is comprised of primary care physicians constituting less than 30% of the market practitioners of family/general, internal and pediatric medicine. The Company believes that the Atlanta PHC Network is within the antitrust safety zone for non-exclusive networks. The Orlando PHC Network is a multi-specialty network including physicians of many specialties. The Company believes that physician representation in the Orlando PHC Network may exceed the non-exclusive safety zone in several non-primary care specialties. The antitrust agencies emphasize, however, that even if a physician network does not come within a safety zone, it is not necessarily unlawful under the antitrust laws. For the following reasons, the Company believes that its activities in the greater Orlando metropolitan areas are pro-competitive and have the potential to benefit purchasers of the physician services offered by its providers. First, physician participation in the network is non-exclusive, and physician members do in fact contract with other networks and health plans. Second, physician members share inherent substantial financial risk by providing services for global risk contracts and have the incentive to provide high quality, cost-effective care in an environment of increasing managed care penetration. Third, there are competing physician networks in the greater Orlando area. Fourth, the specialties with respect to which the Orlando PHC Network may exceed the safety zone are generally ones characterized by a limited number of practices and physicians within the market.

 Insurance Regulatory Risks

  An important element of the Company's business and strategy includes acting as an agent for PHC Physicians, PHC Networks and Affiliated Networks to negotiate with insurance companies, HMOs, employer self-funded plans, health plans and other MCOs for the provision of health care services to the subscribers or beneficiaries of the health plans operated by such parties. Under some of these contracts, the Company receives capitation payments on behalf of a network and reimburses participating physicians on a fee-for-service basis.

Under the laws of some states, this contracting arrangement could be determined to involve an insurance risk. Therefore, to the extent the Company is deemed to be in the business of insurance in a particular state, the Company, PHC Physicians and PHC Networks could be subject to insurance regulatory scrutiny; regulators could require restructuring of a specific arrangement; and the Company's operations could be restricted, its expansion limited, or certain of its operations prohibited.

 Medicare Developments

  The recently adopted Balanced Budget Act of 1997 (the "BBA") enacted a Medicare Plus/Medicare Choice Program for Medicare enrollees. The program would broaden the coverage options available to Medicare recipients, would authorize broader use of medical savings accounts, and would allow physicians and patients to contract for health care services at rates beyond what is paid by Medicare. Such changes potentially could increase the services utilized by Medicare recipients. In addition, the BBA allows provider sponsored organizations ("PSOs") to contract directly with Medicare, instead of contracting through an HMO. If the PHC Practices, PHC Networks and Affiliated Networks participate in such PSOs, they could increase the percentage of Medicare-related business, which would also increase the exposure for losses if Medicare revenues fall short of the cost of services actually utilized by Medicare beneficiaries. If PHC does not participate in such PSOs, whether by choice or because it does not obtain a required license to act as a PSO, PHC's ability to participate in Medicare programs could be limited. The BBA also amends the fraud and abuse laws to require permanent exclusion from Medicare of anyone convicted of three Medicare program-related crimes and to impose new civil monetary penalties to anyone contracting with an excluded health care provider. These changes increase the regulatory and other risks encountered by the Company. See "Risk Factors--Direct Capitation; Risks Associated With Managed Care Contracts." On January 9, 1998, HCFA published a Notice of Proposed Rulemaking implementing Stark II. The proposed regulations, when they become final, will reduce some of the uncertainty surrounding HCFA's interpretation of Stark II and will assist the Company in better structuring its operations to comply with the law. In some cases, however, the strict nature of the new rules will make compliance more onerous, and achieving such compliance may have a material adverse effect on the Company's business in certain markets.

 Legislative Developments

  In addition, proposed legislation regarding health care reform has been introduced before many state legislatures. Any such reform at the federal or state level could significantly alter patient-provider relationships. State and federal agency rule-making addressing these issues is also expected. No predictions can be made as to whether future health care reform legislation, similar legislation or rule-making will be enacted or, if enacted, its effect on the Company. Any federal or state legislation prohibiting investment interests in, or contracting with, the Company by health care providers for which there is no statutory exception would have a material adverse effect on the Company's business, financial condition or results of operations.

EMPLOYEES

  As of December 31, 1997 the Company had approximately 477 employees, of which approximately 52 were employed at the corporate or regional administrative offices.

PROPERTIES

  The Company leases office space and practice facilities for the PHC Practices. The Company also leases its headquarters under lease agreements for approximately 8,849 square feet expiring in March 31, 1999 and approximately 6,500 square expiring in January, 2000.

LEGAL PROCEEDINGS

  Certain PHC Physicians and PHC Practices are named defendants in malpractice cases. By virtue of acquisition of certain of these practices by merger or stock purchase transactions, certain Company subsidiaries are or are expected to be defendants in these cases. Although there can be no assurance regarding the eventual outcome of any particular malpractice case, the Company believes that it has commercially reasonable malpractice insurance and limits in place with respect to these subsidiaries. PHC, the parent company, is not a party to any claims, suits or complaints relating to services and products provided by the Company, the PHC Physicians or PHC Practices or the networks. There can be no assurance, however, that such claims will not be asserted against the Company in the future or that the Company will not become subject to certain claims as the result of successor liability in connection with the acquisition of any practice or network.

  The Company has filed a declaratory judgment action (the "Declaratory Action") in the Federal District Court for Northern District of Georgia (the "Court") against a former director of the Company. The Declaratory Action was filed in response to threats made by the former director to bring litigation against the Company related to breach of contract, tort and securities fraud claims. In the Declaratory Action, the Company has asked the Court to find that all disputes between the Company and the former director must be submitted to arbitration, and, alternatively, if the disputes are not to be submitted to arbitration, that the Company has not breached any contractual obligations to the former director, has not committed any tort against the former director and has not committed securities fraud in its dealings with the former director. The Company intends to pursue the Declaratory Action vigorously and does not anticipate that the Declaratory Action will have a material adverse effect on the Company's business, financial condition or results of operations.

CORPORATE LIABILITY AND INSURANCE

  The provision of medical services entails an inherent risk of professional malpractice and other similar claims. The Company does not influence or control the practice of medicine by physicians or the compliance with certain regulatory and other requirements directly applicable to physicians and physician groups. There can be no assurance that claims, suits or complaints relating to services and products provided by physicians or networks will not be asserted against the Company in the future. The Company currently maintains insurance coverage that it believes will be adequate both as to risks and amounts. Such insurance currently extends to professional liability claims that may be asserted against PHC Physicians or against employees of the Company that work locally at the PHC Practices or at the networks. In addition, pursuant to the network service agreements and Practice Management Agreements, the physicians and networks are required to maintain comprehensive professional liability insurance. The availability and cost of such insurance has been affected by various factors, many of which are beyond the control of the Company, the physicians and the networks. The cost of such insurance to the Company, PHC Physicians and PHC Networks may have a material adverse effect on the Company's business, financial condition or results of operations. In addition, successful malpractice or other claims asserted against PHC Physicians, PHC Networks or the Company that exceed applicable policy limits could have a material adverse effect on the Company's business, financial condition or results of operations.

                                  MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS, FOUNDERS AND KEY EMPLOYEES OF THE COMPANY

  The following table sets forth certain information concerning the executive officers, directors, founders and key employees of the Company:

          NAME            AGE                           POSITION
------------------------  --- -------------------------------------------------------------
Sarah C.                   51 Founder, Chairman of the Board, President and Chief
 Garvin(1)(2)(3)........      Executive Officer
Thomas M.                  54
 Rodgers(1)(2)(3).......      Director, Chief Financial Officer, Secretary and Treasurer
J. Michael Ribaudo,        55
 M.D.(1)................      Director, President/Ancillary Division
Richard Sanchez, M.D.,     50 Executive Vice President/Network Development and
 M.P.H..................      Contracting
James G. Burkhart,         34
 C.P.A..................      Senior Vice President/Operations and Finance
Josh J. Coughlin........   34 Senior Vice President/Corporate Development
Howard E. Fagin, Ph.D...   55 Founder, Senior Vice President/Specialty Contracting
Shamus M. Holt..........   44 Founder, Chief Operating Officer/Orlando Operations
Lane Hooton.............   48 President/Arlington Cancer Center Operations
Julie Rawls Moore,         46
 M.S.N..................      Founder, Senior Vice President/Strategic Planning
H. Thomas Scott,           37
 C.P.A..................      Founder, Senior Vice President/Atlanta Operations
Murali                     40
 Anantharaman(1)(4).....      Director
Michael F.                 45
 Cronin(1)(2)(4)........      Director
Alfred DiStefano,          51 Director, Chief Executive Officer/Arlington Cancer
 M.D.(3)................      Center Operations
Carl J. Schramm, Ph.D.,    51
 J.D....................      Director; Employee/Contracting Division
William C. Stewart,        36
 M.D....................      Chief Executive Officer/Memphis Operations, Director Designee

--------
(1) Member of the Executive Committee.
(2) Member of the Compensation Committee.
(3)Member of the Compliance Committee.
(4) Member of the Audit Committee.

  Sarah C. Garvin is a founder of the Company and has served as President, Chief Executive Officer and Chairman of the Board since its organization in October 1995. She also served as President and a Director of the Company's predecessor, a subsidiary of Surgical Health Corporation, from 1993 until its purchase in a management buyout by Ms. Garvin and others (the "Founders") in 1995. Ms. Garvin was a co-founder and served as Senior Vice President/Corporate Development of Surgical Health Corporation from 1991 to 1993. Prior to joining Surgical Health Corporation, Ms. Garvin served in executive positions with HEALTHSOUTH Corporation and Medical Care International.

  Thomas M. Rodgers has been the Company's Chief Financial Officer since November 1996 and has served as a Director of the Company since June 1997. From August 1995 until January 1997, Mr. Rodgers provided financial consulting services to the Company. In January 1997, Mr. Rodgers became a Company employee and ceased providing consulting services to the Company. Mr. Rodgers has served since 1980 as Chairman of Continental Film Laboratories, Inc., a privately-held movie film processing company with approximately 30 employees. From January 1993 to December 1995, Mr. Rodgers served as Chairman of Private Biologicals Corp., a privately-held company.

  J. Michael Ribaudo, M.D., has served as a Director and executive officer of the Company since December 1996. He is currently President of the Company's Ancillary Division. Dr. Ribaudo has served as President of Metropolitan Plastic since 1980 and is a board certified, practicing plastic and reconstructive surgeon. He founded Ballas Outpatient Surgery Center in St. Louis, Missouri and was its Chairman of the Board and Chief

Executive Officer when it merged with Surgical Health Corporation in 1992. He was President of SHC Midwest and Senior Vice President of Surgical Health Corporation when it was acquired by HEALTHSOUTH Corporation in 1995. Dr. Ribaudo served as Executive Vice President of HEALTHSOUTH Surgery Centers from 1995 to 1996 and currently provides consulting services to that company. He is also a Director of Flow International, Inc. a publicly-traded machine tool technology company.

  Richard Sanchez, M.D., M.P.H. joined the Company in August 1997 as its Executive Vice President/Network Development and Contracting. From December 1996 until August 1997, Dr. Sanchez served as Chief Executive Officer of New York Doctors MSO, Inc., a medical services organization. He was a Senior Vice President at Blue Cross of New York from 1995 until 1996, where he developed and filed its first Medicare risk product. From 1992 to 1995, he was a Vice President at FHP California Inc., a HMO with over two million members, where he was responsible for network development, quality assurance and other aspects of health care contracting. Dr. Sanchez was the Health Commissioner of San Francisco from 1985 until 1991. He is a board certified pediatrician and a fellow of the American Academy of Pediatrics. Dr. Sanchez earned an M.P.H. at the University of California at Berkeley.

  James G. Burkhart, C.P.A. joined the Company as its Senior Vice President/Operations and Finance in October 1997. From June 1996 to September 1997, he served as Vice President of Operations/Finance of GranCare, Inc., a health care company with over $1 billion in annual revenue. Mr. Burkhart was the Senior Vice President of Finance of Community Care of America from 1995 to 1996 and the Executive Vice President and Chief Financial Officer of Nationwide Care, Inc. from 1993 to 1995, which are long-term health care companies with annual revenues exceeding $150 million and $125 million, respectively. Mr. Burkhart served as a manager at Ernst & Young LLP from 1987 to 1993.

  Josh J. Coughlin joined the Company in September 1997 as its Senior Vice President/Corporate Development. Prior to joining the Company, Mr. Coughlin was an officer of Preferred Oncology Networks of America, Inc., serving as Vice President/Corporate Development from January 1996 and Chief Financial Officer from July 1996. He served as Senior Executive Director of Planning and Development for Magellan Health Services, Inc. from 1993 to 1995. Mr. Coughlin was a consultant with Towers Perrin from 1990 to 1993 specializing in health care delivery systems and managed care companies. Mr. Coughlin received his M.B.A. from the University of Chicago.

  Howard E. Fagin, Ph.D. is a Founder and currently serves as Senior Vice President/Specialty Contracting. Dr. Fagin has been President of Fagin Advisory Services, Inc. since 1972, providing consulting services to physician practices and other health care organizations. Dr. Fagin holds an M.S. in Public Health, an M.S. in Industrial and Systems Engineering and a Ph.D. in Health Economics from the University of Oklahoma.

  Shamus M. Holt is a Founder and has served the Company since 1995 as Chief Operating Officer of the Company's Orlando operations. Mr. Holt served as Administrator of PCS from 1988 until 1995 and has served as Administrator of IMS since 1988, both of which became Owned Practices in November 1997. Mr. Holt received his M.B.A. from the University of Central Florida.

  Lane Hooton became President of the Company's Arlington Cancer Center operations in June 1997 when the Company purchased the Arlington Cancer Center assets. Mr. Hooton has served as the Chief Executive Officer of the Arlington Cancer Center since 1994. He was a Regional Sales Manager for Signature Health Care, a home health care organization, from 1993 to 1994. From 1991 to 1993, Mr. Hooton served as Vice President of Alternate Sites of Curaflex Infusion Services, where he was responsible for the operation and development of clinics, infusion suites and ambulatory care centers. Mr. Hooton is a registered pharmacist.

  Julie Rawls Moore, M.S.N. is a Founder and has served the Company in a variety of roles since 1994, most recently as Senior Vice President/Strategic Planning. Ms. Moore was Vice President of Development of Surgical Health Corporation from 1993 to 1994, focusing on the development of surgery centers. Ms. Moore was with Ernst & Young LLP from 1987 to 1993, most recently as Senior Manager for Physician Services. Before joining

Ernst & Young LLP, she spent three years as a Regional Vice President in Marketing and Physician Services developing related physician services and facilities for American Medical International, Inc., a company that owned and operated for-profit hospitals.

  H. Thomas Scott, C.P.A. is a Founder and has served the Company and its predecessor in a variety of roles since 1994, including as a Director, Controller, Senior Vice President/Finance and most recently as Senior Vice President of its Atlanta operations. From 1991 to 1994, Mr. Scott served as Controller for Heritage Surgical Corporation, an ambulatory surgery center company.

  Murali Anantharaman has been a Director of the Company since December 1995. He has been a partner in EGL Holdings, Inc., an Atlanta-based venture capital and investment banking firm ("EGL Holdings"), since May 1987. Mr. Anantharaman also serves as a Director of Simione Central Holdings, Inc., a publicly-held health care information services company. Mr. Anantharaman received his M.B.A. from Harvard University.

  Michael F. Cronin has served as a Director of the Company since June 1997. He has been a general partner of Weston Presidio Capital, a venture capital company with over $300 million under management, since 1991. Mr. Cronin received his M.B.A. from Harvard University.

  Alfred DiStefano, M.D. has been a Director of the Company and Chief Executive Officer of the Arlington Cancer Center division since June 1997. He has been a practicing medical oncologist with the Arlington Cancer Center since 1980 and is its Managing Partner.

  Carl J. Schramm, Ph.D., J.D. has served as a Director of the Company since March 1996, served as its Executive Vice President/Global Contracting from 1996 until February 1997, and continues to serve as an employee of the Company's contracting division. Since 1995, Dr. Schramm has served as the President of Greenspring Advisors, Inc. a health care information systems consulting company. From 1993 to 1995 he was an Executive Vice President of Fortis, Inc. and President of its subsidiary, Time Insurance Co. Dr. Schramm served as President and Chief Executive Officer of Health Insurance Association of America from 1987 to 1992. He currently serves on the board of HCIA, Inc., a publicly-held health care data services company of which he was a founder.

  William C. Stewart, M.D. joined the Company in November 1997 as its Chief Executive Officer/Memphis Operations. Dr. Stewart has consented to serve as a Director of the Company upon consummation of the Offering. Dr. Stewart is a founder and Director of MidSouth Practice Management, Inc., which was acquired by the Company in November 1997. Since 1995, Dr. Stewart has been the Chairman, Chief Executive Officer and Medical Director of MidSouth Health Plan, Inc., the first physician-owned HMO in Tennessee. He also currently serves as Chief of Staff of Baptist Memorial Hospital in Memphis and was the Deputy Chief of Staff during 1996. Dr. Stewart was President of Baptist Rehabilitation Hospital during the 1994 and 1995 calendar years and from 1993 through 1995 he served as Assistant Medical Director. Dr. Stewart is board certified in internal medicine. He was a founder of Internal Medicine Associates of Cordova, P.C., and continues to practice part-time in Memphis with Foundation Medical Group, PLLC, a practice of ten board certified internists.

BOARD OF DIRECTORS

  Upon consummation of the Offering, the Board of Directors of the Company shall consist of seven members divided into three classes with two directors in two classes and three directors in one class. Each class shall serve for a term of three years. At each annual meeting of stockholders, directors will be elected by the holders of the Common Stock to succeed those directors whose terms are expiring that year.

  In connection with its acquisition of MidSouth Practice Management, Inc., the Company has agreed to use its best efforts to cause Dr. Stewart to be elected to the Board of Directors. In addition, the Company has agreed that at such time as annual revenues generated by PHC Practices in the Cincinnati market equal or exceed $75 million and there are more than 100 PHC Physicians practicing with the PHC Practices in Cincinnati, it will use its best efforts to nominate and to cause a PHC Physician from Cincinnati to be elected to the Board of Directors.

BOARD COMMITTEES

  The Company maintains an Executive Committee, a Compensation Committee, an Audit Committee and a Compliance Committee. These committees have the following functions:

  The Executive Committee has broad authority to take certain actions on behalf of the Board of Directors between meetings of the Board of Directors. This committee currently consists of Ms. Garvin, Mr. Rodgers, Dr. Ribaudo, Mr. Anantharaman and Mr. Cronin.

  The Compensation Committee reviews and approves the salaries, bonuses and other compensation and benefits of executive officers and advises management regarding benefits and other terms and conditions of compensation. Ms. Garvin, Mr. Rodgers and Mr. Cronin currently serve on this committee.

  The Audit Committee makes recommendations to the Board of Directors with respect to the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Company's independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of the overall accounting and financial controls of the Company. This committee currently consists of Mr. Anantharaman and Mr. Cronin.

  The Compliance Committee establishes and communicates to the Company's officers, employees and agents and to the PHC Practices and PHC Physicians certain guidelines with regard to compliance with the Company's mission, legal and regulatory matters (including Medicare/Medicaid compliance) and other Company policies. The Compliance Committee consults with and advises the Board of Directors and the executive officers in charge of compliance, as appropriate, regarding operational compliance with the established guidelines and procedures for reporting and investigating instances of noncompliance. This committee has three voting members, Ms. Garvin, Mr. Rodgers and Dr. DiStefano. Advisory members include Ms. Moore, Stephen R. Mintz, M.D. and Daniel M. Epstein, M.D.

  The Company intends to establish a committee of non-employee directors to administer the Company's stock option plans on consummation of the Offering.

BOARD OF DIRECTOR COMPENSATION

  The Company's Bylaws provide that Directors of the Company may be paid their expenses of attending Board of Director and Committee meetings and may also be paid a fixed sum for attendance at such meetings or a retainer for service as a director. Currently, directors are only reimbursed for expenses and do not receive any compensation for serving as a director or attending meetings. Directors are also eligible for discretionary option grants under the 1995 Stock Option Plan. On March 7, 1996, Carl Schramm and Jack Keane (who served on the Board of Directors from March 1996 to June 1997) were granted options to purchase 94,200 shares of the Common Stock, at an exercise price of $3.18 per share, for services rendered and to be rendered to the Company. Of each of their grants, 23,550 options vested immediately, 17,663 vested on March 7, 1997, 17,662 will vest on March 7 of each of 1998 and 2000, and 17,663 will vest on March 7, 1999. No other compensation was received by any director in 1997 for his or her service as a director.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of a director's fiduciary duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate of Incorporation limits the liability of directors of the Company to the Company or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not personally be liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the DGCL.

  The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders. The Company's Bylaws provide indemnification to the Company's officers and directors and certain other persons with respect to certain matters.

1995 STOCK OPTION PLAN

  In October, 1995, the Board of Directors adopted, and the stockholders of the Company approved, the 1995 Stock Option Plan. The purpose of the 1995 Stock Option Plan is to provide directors, key employees and certain advisors with additional incentives by increasing their proprietary interest in the Company. The aggregate amount of Common Stock with respect to which options may be granted may not exceed 2,198,000 shares prior to consummation of the Offering and 3,140,000 shares thereafter.

  The 1995 Stock Option Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options (collectively "Awards"). The 1995 Stock Option Plan will be administered by a committee of non-employee director upon consummation of the Offering. The committee will have, subject to the terms of the 1995 Stock Option Plan, the sole authority to grant Awards under the 1995 Stock Option Plan, to construe and interpret the 1995 Stock Option Plan, and to make all other determinations and take any and all actions necessary or advisable for the administration of the 1995 Stock Option Plan.

  All of the Company's key employees, non-employee directors and advisors are eligible to receive Awards under the 1995 Stock Option Plan, but only employees of the Company are eligible to receive ISOs. Options will be exercisable during the period specified in each option agreement and will generally become exercisable in installments pursuant to a vesting schedule designated by the Committee. In the discretion of the Committee, option agreements may provide that options will become immediately exercisable in the event of a "change in control" (as defined in the 1995 Stock Option Plan) of the Company. A "change of control" is deemed to have occurred if the Company is a party to merger, share exchange or other business combination pursuant to which the Company does not remain independent or if substantially all of the assets of the Company are sold or otherwise transferred. No option will remain exercisable later than ten years after the date of grant (or five years from the date of grant in the case of ISOs granted to holders of more than 10% of the voting capital stock of the Company).

  The exercise price for ISOs granted under the 1995 Stock Option Plan may be no less than the fair market value of the Common Stock on the date of grant (or 110% in the case of ISOs granted to employees owning more than 10% of the voting capital stock).

401(K) PLAN

  Effective January 1996, the Company adopted the Physician Health Corporation 401(k) Plan (the "Savings Plan"). The Savings Plan is intended to provide PHC employees with retirement benefits. The Savings Plan is intended to constitute a qualified cash or deferred profit sharing plan within the meaning of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986.

  All employees of the Company are eligible to participate in the Savings Plan who have reached the age of 21 years and have completed six months of service with the Company as of any January 1 or July 1. The Savings Plan is administered by the Board of Directors, which has full power to administer and interpret the Savings Plan. The assets of the Savings Plan are held by a trust administered by a trustee pursuant to a trust agreement.

  Eligible employees may contribute a portion of their annual compensation, in the form of payroll deductions, up to the legal maximum established by the Internal Revenue Service for each plan year. The Company may make profit sharing contributions, employee matching contributions and other additional employer contributions of any amount at the Company's sole discretion. Employee contributions are fully vested immediately. Company contributions are vested over the first five years of employment. No Company contributions have been made.

SUMMARY COMPENSATION TABLE

  The following table sets forth a summary of the compensation paid by PHC for services rendered in all capacities to PHC during 1997 to each executive officer whose total annual salary and bonus exceeded $100,000 in 1997 (the "Named Executive Officers"):

                                                             LONG-TERM COMPENSATION
                                                         -------------------------------
                                 ANNUAL COMPENSATION             AWARDS          PAYOUTS
                             --------------------------- ----------------------- -------
                                                                      SECURITIES
                                            OTHER ANNUAL              UNDERLYING          ALL OTHER
                              SALARY  BONUS COMPENSATION  RESTRICTED   OPTIONS    LTIP   COMPENSATION
NAME AND PRINCIPAL POSITION    ($)     ($)      ($)      STOCK AWARDS    (#)     PAYOUTS     ($)
---------------------------  -------- ----- ------------ ------------ ---------- ------- ------------
Sarah C. Garvin.........     $136,667  --       --           --             --     --            --
 Chairman of the Board,
 Chief Executive Officer
 and President
Thomas M. Rodgers.......      135,000  --       --           --       90,478(1)          $710,000(2)
 Chief Financial Officer
 and Treasurer
J. Michael Ribaudo,           100,000  --       --           --       39,250(3)           600,000(4)
 M.D....................
 President of Ancillary
 Division

--------

(1) Includes both options to purchase Common Stock and Prime Common Stock. The number of securities underlying the options to purchase shares of Prime Common Stock have been adjusted to reflect the conversion of each share of Prime Common Stock into 0.314 share of Common Stock upon completion of the Offering.
(2) Amount paid in settlement of fees owed to Mr. Rodgers pursuant to a consulting agreement between Mr. Rodgers and the Company that was entered into before Mr. Rodgers became an employee of the Company. See "-- Compensation Committee Interlocks and Insider Participation."
(3) Options granted to Dr. Ribaudo pursuant to a settlement agreement. See "Certain Transactions."
(4) Amount paid to Dr. Ribaudo pursuant to an Undertakings Agreement. See "Certain Transactions."

  Ms. Garvin currently is receiving an annual salary of $210,000 (to be increased to $270,000 upon consummation of the Offering). Mr. Rodgers, Dr. J. Michael Ribaudo, and Dr. Richard Sanchez, who became an employee of the Company in August 1997, currently are receiving annual salaries of $205,000 (to be increased to $260,000 upon consummation of the Offering), $200,000 (to be increased to $250,000 upon consummation of the Offering), and $200,000, respectively. Certain other arrangements with Ms. Garvin, Mr. Rodgers and Dr. Ribaudo are described in "Certain Transactions."

OPTION GRANTS DURING 1997

  The following table sets forth information relating to options granted to Named Executive Officers in 1997:

                                                                           POTENTIAL REALIZABLE VALUE AT
                                                                              ASSUMED ANNUAL RATES OF
                                                                            STOCK PRICE APPRECIATION FOR
                                         INDIVIDUAL GRANTS                        OPTION TERM (2)
                         ------------------------------------------------- ------------------------------
                          NUMBER OF    PERCENT OF
                         SECURITIES  TOTAL OPTIONS
                         UNDERLYING    GRANTED TO   EXERCISE OR
                           OPTIONS    EMPLOYEES IN  BASE PRICE  EXPIRATION
          NAME           GRANTED (#) FISCAL YEAR(1) (PER SHARE)    DATE       0%       5%         10%
          ----           ----------- -------------- ----------- ---------- ------------------------------
Sarah C. Garvin.........        --        --              --          --        --        --          --
Thomas M. Rodgers.......   2,401(3)          *       $0.04(3)     6/16/97    $7,562   $12,371     $19,749
                          11,775(3)       1.4%        3.50(3)     6/16/97       --     19,834      56,015
                          76,302          4.7%       12.74        6/16/97       --    611,286   1,549,118
J. Michael Ribaudo,
 M.D....................  39,250          9.1%       12.74       12/31/97       --    314,447     796,871

--------
* less than 1%

(1) The Company has included both Prime Common Stock and Common Stock options in the total options granted to employees in fiscal year 1997 on an as-converted-to-Common-Stock basis.
(2) This column shows the hypothetical gains or "option spreads" of the options based on both the fair market value of the Common Stock for financial reporting purposes and assumed annual compound stock appreciation rates of 5% and 10% over the terms of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect nontransferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, among other things.
(3) These options to purchase Prime Common Stock were exercised on June 16, 1997. The number of securities underlying options granted and exercise price per share have been adjusted for presentation to reflect the Reverse Split.

AGGREGATE OPTION EXERCISES DURING 1997 AND YEAR-END OPTION VALUES

  The following table sets forth information relating to options granted to Named Executive Officers in 1997:


                                                        NUMBER OF SECURITIES    VALUE OF UNEXERCISED IN-
                                                       UNDERLYING UNEXERCISED             THE-
                                                             OPTIONS AT             MONEY OPTIONS AT
                                                        DECEMBER 31, 1997 (#)   DECEMBER 31, 1997 ($)(1)
                                                      ------------------------- -------------------------
                         SHARES ACQUIRED    VALUE
          NAME           ON EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- ------------ ----------- ------------- ----------- -------------
Sarah C. Garvin.........         --            --          --            --           --           --
Thomas M. Rodgers.......     124,076        $7,562         --         76,302          --      $134,379
J. Michael Ribaudo,
 M.D....................         --            --       54,950       125,600      $96,775      221,200

--------

(1) Computed based on the difference between the per share exercise price and mid-point of the assumed range ($14.50 per share).

EMPLOYMENT AGREEMENTS; TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  The Company is party to Employment Agreements (collectively, the "Employment Agreements") with each of Ms. Garvin, Mr. Rodgers and Dr. Ribaudo. Each of the Employment Agreements provides for a specified base salary subject to annual adjustment by the Board of Directors or the Compensation Committee of the Board of Directors. Currently, the salaries payable under the Employment Agreements are $210,000 for Ms. Garvin (subject to increase to $270,000 upon consummation of the Offering), $205,000 for Mr. Rodgers (subject to increase to $260,000 upon consummation of the Offering) and $200,000 for Dr. Ribaudo (subject to increase to $250,000 upon consummation of the Offering). In the event that the Employment Agreements are terminated by the Company for cause (as defined in the Employment Agreements) or by the employee without cause, the employee is not entitled to severance pay. In the event that the Company terminates the employee's employment by the Company without cause, the employee is entitled to severance pay equal to 12 months' salary.

  If the employee's employment with the Company is terminated following a change in control of the Company (as defined in the Employment Agreement): (i) by the Company without cause or (ii) by the employee because she or he is required to relocate, her or his salary is reduced from the amount in effect immediately prior to the change in control, her or his title is reduced or her or his duties and responsibilities are substantially diminished, then the employee is entitled to severance pay equal to 36 months' salary.

  The Company and its Founders are parties to a Restated and Amended Stockholder Agreement dated November 1, 1996, as amended in February 1997 (the "Stockholder Agreement"). For each Founder 94,200 shares of Common Stock ("Founder Stock") are subject to the Stockholder Agreement. Pursuant to the Stockholder Agreement, 58,876 shares of Founder Stock have vested, and 17,662 shares of the remaining shares will vest on January 1, 1999 and January 1, 2000 if the Founder remains a full-time employee of the Company until the applicable vesting date; provided, however, that, with respect to 11,775 shares that would otherwise vest on January 1, 2000, the Company shall have met certain performance criteria by December 31, 1998. The Stockholder Agreement provides that all shares of Founder Stock will vest immediately upon the merger, consolidation or sale of the Company with or to any other entity if the Company is not the surviving entity, or upon the sale of substantially all of the Company's assets.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  In 1997, the Board of Directors established a compensation committee composed of Ms. Garvin and Messrs. Cronin and Rodgers. Prior to establishment of the Compensation Committee, compensation for the Company's executive officers was determined by the entire Board of Directors. Mr. Rodgers participated in deliberations of the Board of Directors concerning executive officer compensation prior to his election to the Board of Directors in June 1997.

  On May 1, 1997, Ms. Garvin loaned the principal amount of $250,000 to the Company. On May 1, 1997, Thomas M. Rodgers, Jr. Defined Benefit Keogh Plan 11/15/82 also loaned the principal amount of $50,000 to the Company. Both notes bear simple interest on principal at 12% per year, require payment of a 1% origination fee upon retirement of the Notes and provide for payment on demand after the earlier of closing of a venture capital investment by Weston Presidio Capital or May 1, 1998. Such venture capital investment closed on June 16, 1997 but neither Ms. Garvin nor Mr. Rodgers has demanded payment of these notes.

  The Company and its Founders, including Ms. Garvin, are parties to a Restated and Amended Stockholder Agreement dated November 1, 1996, as amended in February 1997 (the "Stockholder Agreement"). For each Founder 94,200 shares of Common Stock ("Founder Stock") are subject to the Stockholder Agreement. Pursuant to the Stockholder Agreement, 58,876 shares of Founder Stock have vested, and 17,662 shares of the remaining shares will vest on each of January 1, 1999 and January 1, 2000 if the Founder remains a full-time employee of the Company until the applicable vesting date; provided, however, that, with respect to 11,775 shares that would otherwise vest on January 1, 2000, the Company shall have met certain performance criteria by December 31, 1998. The Stockholder Agreement provides that all shares of Founder Stock will vest immediately upon the merger, consolidation or sale of the Company with or to any other entity if the Company is not the surviving entity, or upon the sale of substantially all of the Company's assets.

  Prior to becoming an employee in January 1997, Mr. Rodgers provided financial consulting services to the Company. His compensation for these services was to be primarily based on the Company's successful capital raising activities. In June, 1997, Mr. Rodgers and the Company agreed to terminate this compensation agreement and to settle all fees earned and expected to be earned for his financial consulting services. Accordingly, Mr. Rodgers was granted an option to purchase 7,648 shares of Prime Common Stock at $0.011 per share, an option to purchase 37,500 shares of Prime Common Stock at an exercise price of $1.10 per share and an option to purchase 76,302 shares of Common Stock (vesting over four years) at $12.74 per share. In addition, the settlement provided for the full vesting of previously granted options to purchase 350,000 shares of Prime Common Stock at $1.15 per share. Mr. Rodgers was also granted piggyback registration rights with respect to the 350,000 shares. Upon consummation of the Offering and giving effect to the reverse Stock Split, each share of Prime Common Stock will convert into 0.314 share of Common Stock. As cash consideration, Mr. Rodgers has received $810,000. As provided in his original consulting agreement, the Company has agreed to pay Mr. Rodgers an amount equal to the difference between the state and federal taxes he will owe resulting from the exercise of the option to purchase 350,000 shares and the state and federal taxes that he would have paid had the options received incentive stock option treatment.

  Also as part of this settlement, the Company loaned Mr. Rodgers approximately $442,000 to exercise his options for 37,500 and 350,000 shares of Prime Common Stock. The loans are non-recourse but are secured by the stock purchased with the proceeds of the loan. The loans bear simple interest at a rate of 6.80% per year. At December 31, 1997, the aggregate amount outstanding under the loan including accrued interest was approximately $459,000, which was the largest aggregate amount outstanding under the loan during 1997. The notes are payable at the earlier of the sale of such stock or June 16, 2007. Interest on these notes will be reimbursed to Mr. Rodgers by the Company (and grossed up based on applicable tax rates to Mr. Rodgers).

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


  Mr. Cronin is a General Partner of Weston Presidio Capital, which manages venture capital funds including Weston Presidio Capital II, L.P. ("Weston II"). On June 16, 1997, the Company entered into a Series B Securities Purchase Agreement among the Company, Weston II, Asset Management plc, on behalf of Rowan Nominees Limited ("Mercury") Mercury, NatWest Ventures Investments Ltd ("NatWest") and certain other investors. Pursuant to the Series B Securities Purchase Agreement, in June 1997 the Company sold 2,447,772 shares of Series B Preferred Stock for an aggregate purchase price of $9,791,088, of which 1,529,958 shares of Series B Voting Preferred Stock were purchased by Weston II for an aggregate purchase price of $6,119,832, 305,938 shares of Series B Voting Preferred Stock were purchased by Mercury for an aggregate purchase price of $1,223,752 and 152,969 shares of Series B Voting Preferred Stock were purchased by NatWest for an aggregate purchase price of $611,876. Upon consummation of the Offering, each share of Series B Voting Preferred Stock will be converted into .314 share of Common Stock and, if the initial offering price is less than $13.54 per share, the holder of such converted stock may be entitled to an extraordinary dividend per share equal to the amount by which $22.29 exceeds the initial offering price per share of Common Stock. See "Description of Capital Stock--Authorized Capital Stock." Pursuant to the Series B Securities Purchase Agreement, Weston II was granted a warrant to purchase 160,136 shares of Common Stock for an aggregate purchase price of $5,100, Mercury was granted a warrant to purchase 32,022 shares of Common Stock for an aggregate purchase price of $1,020 and NatWest was granted a warrant to purchase 16,011 shares of Common Stock for an aggregate purchase price of $510. All such warrants have an exercise price of $0.03 per share. The proceeds of the Series B Securities Purchase Agreement were used to fund the acquisition of certain PHC Practices. Pursuant to an Equity Call Agreement entered into on June 16, 1997 (the "Equity Call Agreement") the Company has the ability to require the holder of its Series B Preferred Stock to purchase shares of Common Stock at $12.74 per share sufficient to retire a $6.2 million note payable made by the Company on April 1, 1998 in connection with the purchase of the Arlington Cancer Center. Weston II, Mercury and NatWest are obligated to purchase, at the request of the Company, 170,336, 34,067 and 17,033 shares of Common Stock, respectively, pursuant to such arrangement. The Series B Securities Purchase Agreement and the Equity Call Agreement have been amended to include subsequent purchasers of Series B Preferred Stock. Upon such further investment, Weston II, Mercury and NatWest would receive additional warrants to purchase 17,034, 3,407 and 1,704 shares of Common Stock, respectively, at an exercise price of $0.03 per share. In connection with the Series B Securities Purchase Agreement, Weston II, Mercury, NatWest, EGL Holdings, Ms. Garvin, Mr. Rodgers, Mr. Holt, Ms. Moore, Dr. Fagin, Mr. Scott, Dr. Ribaudo and certain other investors entered into a Second Amended and Restated Stockholders' Agreement, which granted Weston II, Mercury, NatWest and EGL Holdings co-sale rights and certain other voting agreements all of which expire upon consummation of the Offering. The Second Amended and Restated Stockholders' Agreement was amended on October 27, 1997 to include Paribas Principal, Inc. and Paribas Capital Funding L.L.C. The Second Amended and Restated Stockholders' Agreement will terminate upon consummation of the Offering.

  In September 1997, the Company borrowed $3.0 million from Southwest Bank (the "Southwest Loan") to help finance the acquisition of Southern Dependacare. The Company executed a demand note in connection with this loan, payment of which was guaranteed by certain holders of the Series B Preferred Stock (including, without limitation, Weston II, Mercury and NatWest). In exchange for the guaranty, the Company issued to the guarantors warrants to purchase a total of 26,841 shares of Common Stock at an exercise price of $12.74 per share. The Southwest Loan was paid in full in November 1997 using proceeds from the Banque Paribas financing.

                             CERTAIN TRANSACTIONS

  Mr. Anantharaman is an executive officer and an owner of EGL Holdings. EGL Holdings from time to time represents Mercury and NatWest, in venture capital investments. Pursuant to a Stock and Warrant Purchase Agreement dated December 29, 1995, a group of investors led by EGL Holdings, including Mercury and NatWest, made a $3.0 million investment in the Company through the Class A Stock. In connection with the Stock and Warrant Purchase Agreement, the Company issued 95,700 shares of Series 1 Class A Stock and contingent warrants to purchase up to 95,700 shares of Series 1 Class A Stock to NatWest for an aggregate purchase price of

$1,435,500 and 95,700 shares of Series 2 Class A Stock and contingent warrants to purchase up to 95,700 shares of Class A Stock to Mercury Asset for an aggregate purchase price of $1,435,500. The contingent warrants are exercisable upon a redemption of the Class A Stock by the Company and have an exercise price of $15.00 per share. The Company also issued to EGL Holdings warrants to purchase up to 59,660 shares of Common Stock at an exercise price of $0.03 per share. In connection with this transaction, Ms. Garvin, Dr. Fagin, Ms. Moore, Mr. Scott and Mr. Holt each executed a Non-Competition and Non-Disclosure Agreement. The Company also agreed to engage EGL Holdings to act as an advisor to the Company, at a fee of $6,000 per month plus reimbursement of reasonable expenses, from January 1, 1996 until such time as there are no longer any shares of the Company's Class A Stock outstanding. The Company paid EGL Holdings approximately $73,000 during 1997 pursuant to this agreement. Upon consummation of the Offering and after giving effect to the Reverse Split, each share of Class A Stock will be converted into 3.0144 shares of Common Stock. Mercury and NatWest are also parties to the Series B Securities Purchase Agreement and the Equity Call Agreement.

  Dr. DiStefano is the managing partner of the Arlington Cancer Center. Pursuant to an Asset Purchase and Contribution Agreement, dated June 16, 1997, among the Company, the Arlington Cancer Center, the individual physicians named therein (the "Arlington Physicians"), each of the Arlington Physicians wholly-owned professional associations (the "Physician Professional Associations") and MHOA Texas I, L.L.C., a subsidiary of the Company ("MHOA Texas"), (the "Arlington Purchase Agreement"), the Arlington Cancer Center sold substantially all of its assets to MHOA Texas for an aggregate purchase price of $24.5 million, of which $11.8 million was paid in cash, $6.2 million was paid in the form of a promissory note and $6.5 million was paid in the form of a subordinated promissory note. It is anticipated that the $6.2 million note will be repaid from the proceeds of this Offering. In addition to the cash consideration, the Physician Professional Associations received in the aggregate a 20% interest in MHOA Texas. Pursuant to an exchange rights agreement, after June 16, 1998 and prior to the first anniversary of the consummation of the Offering, the Physician Professional Associations may elect to exchange their interest for an aggregate of 480,423 shares of Common Stock by providing notice to the Company. The $6.2 million promissory note is non-interest bearing and the entire principal balance is due on April 1, 1998. The subordinated promissory note is non-interest bearing and is payable in four annual installments beginning on April 1, 1999. Through his interest in the Arlington Cancer Center, Dr. DiStefano has an approximately 4.6% interest in MHOA Texas. Pursuant to the Arlington Purchase Agreement, the Company also agreed to appoint Dr. DiStefano to the Board of Directors of the Company. The Company, MHOA Texas and the Arlington Cancer Center have entered into a management services agreement with a term of 40 years pursuant to which MHOA Texas provides physician practice management services to the Arlington Cancer Center for an annual fee equal 12% of the Arlington Cancer Center's net practice revenue, an additional 55% of the practice pre-tax income and the reimbursement of certain interest and depreciation expenses. Physicians' salaries and operating expenses, including the reimbursable interest and depreciation expenses, are paid before PHC's management fees are paid. The annual management fee accrues each year whether or not there are sufficient practice revenues remaining that year after payment of physician salaries and operational expenses.

  In connection with the purchase of the Arlington Cancer Center assets, MHOA Texas obtained $8.0 million term debt financing from DVI Financial Services, Inc. through six separate loans, and $5.0 million revolving credit facility from DVI Business Credit Corporation. The interest rate on the DVI Financial Services, Inc. loans is 12.25% simple interest and the loans mature in August, 2002. The interest rate on the DVI Business Credit Corporation facility loan is 2.5% above the variable rate set by Bank of America, NT&SA in San Francisco, California and that facility may be terminated by the Company in August, 1999. The Company agreed to act as guarantor in connection with the debt financing. The Company issued to DVI Financial Services, Inc. warrants to purchase up to 15,700 shares of Common Stock at an exercise price of $15.92 per share in consideration of making the loans.

  In November 1996, Metropolitan Plastic, of which Dr. Ribaudo is the sole shareholder, sold substantially all of its assets to the Company in exchange for: (i) $500,000 payable in the form of a convertible promissory note (the "Convertible Note"); (ii) 125,000 shares of Prime Common Stock; and (iii) the assumption of certain liabilities in the amount of $20,718. The promissory note bore interest at a rate of 5% per annum and would have matured on November 26, 1999. Prior to maturity but after an initial public offering by the Company, the promissory note was convertible in $100,000 increments by the holder into Common Stock at a price of $4.00 per share. The Company reimbursed Dr. Ribaudo for approximately $32,000 in legal fees incurred by him in connection with this transaction. Contemporaneously with the purchase of substantially all of the assets of Metropolitan Plastic: (a) the Company entered into an Undertaking Agreement with Dr. Ribaudo and Metropolitan Plastic (the "Ribaudo Undertaking Agreement"); and (b) Metropolitan Plastic entered into a Practice Management Agreement with the Company with a term of 40 years. Pursuant to the Practice Management Agreement, the Company agreed to provide practice management and development services to Metropolitan Plastic for an annual base fee of $100,000 plus 20% of the net practice revenue of the practice less its operating expenses in excess of $550,000 per year during the first five years of the agreement, and 20% of the net practice revenue of the practice less operational expenses during the remainder of the agreement. In addition, Metropolitan Plastic agreed to pay to the Company a development fee equal to 7% of the revenues generated by new practice physicians recruited by the Company.

  Pursuant to the Ribaudo Undertaking Agreement the Company agreed to: (i) employ Dr. Ribaudo on an at-will basis at an annual salary of $100,000 and to increase his salary to $250,000 after the completion of an initial public offering of Common Stock; (ii) appoint Dr. Ribaudo to the Board of Directors of the Company; (iii) sell to him 31,400 shares of Common Stock at $12.74 per share (which he has purchased); and (iv) provide him with a quarterly "draw." Under the draw arrangement, for any month in which Dr. Ribaudo received less than $29,167 in revenue from his medical practice, he was advanced the deficiency from the Company. The advance was subject to offset, less certain amounts Dr. Ribaudo could earn for certain services rendered to PHC, against amounts due to Dr. Ribaudo or Metropolitan Plastic. Dr. Ribaudo was paid approximately $248,000 pursuant to this arrangement for the twelve months ended December 31, 1997. The Ribaudo Undertaking Agreement also granted Dr.
Ribaudo: (a) an option to purchase 94,200 shares of Common Stock at $12.74 per share, vesting over a period of four years (with accelerated vesting if PHC completes a single sale of securities resulting in a change of control of the Company); and (b) options to purchase 47,100 shares of Common Stock at $12.74 per share, 31,400 of which are vested, with options to purchase 7,850 shares of Common Stock vesting on each of December 31, 1998 and 1999. In addition, the Ribaudo Undertaking Agreement originally provided that Dr. Ribaudo would be paid $600,000 upon the Company's achievement of $1.5 million in projected annual practice revenue from Missouri and central and southern Illinois.

  Effective December 31, 1997, Dr. Ribaudo and Company entered into a settlement agreement (the "Settlement Agreement") pursuant to which: (i) the draw arrangement was terminated, (ii) Dr. Ribaudo forgave the approximately $528,000 owed by PHC under the Convertible Note; (iii) PHC forgave any amounts owed to PHC under the draw arrangement as well a $30,000 loan made by PHC to Dr. Ribaudo; (iv) the Company paid Dr. Ribaudo the $600,000 referred to in the Ribaudo Undertaking Agreement in recognition of his substantial role in PHC's 1997 acquisition program as a whole; (v) the Company granted Dr. Ribaudo options to purchase 39,250 shares of Common Stock at an exercise price of $12.74 per share (vesting over three years) and (vi) the Company and Dr. Ribaudo agreed that the Practice Management Agreement between Metropolitan Plastic and the Company would terminate on the earlier to occur of June 30, 1998 and the date that Dr. Ribaudo ceases to practice medicine. In addition, the Company agreed to reimburse Dr. Ribaudo for: (a) reasonable moving expenses related to the relocation of his residence from St. Louis to Atlanta;
(b) malpractice premium expense; (c) legal fees up to $5,000 incurred by him in connection with negotiation of the Settlement Agreement; (d) rental expense for an apartment in Atlanta for a period of up to 12 months; and (e) annual continuing medical education expense up to $5,000 per year.

  See also "Management--Compensation Committee Interlocks and Insider Participation."

COMPANY POLICY

  It is anticipated that future transactions with affiliates of the Company will be minimal, will be approved by a majority of the disinterested members of the Board of Directors and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties. The Company does not intend to incur any further indebtedness to, or make any loans to, any of its executive officers, directors or other affiliates.

                         DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

  Upon completion of the Offering, the Company's authorized capital stock will consist of 100,000,000 shares of Voting Common Stock, par value $0.0025 per share (the "Common Stock"), 40,000,000 shares of Non-Voting Common Stock, par value $0.0025 per share (the "Non-Voting Common Stock") and 18,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). At February 11, 1997 there were: (i) 500,000 shares of Class A Stock authorized and 200,000 shares of Class A Stock outstanding; (ii) 9,000,000 shares of Series B Voting Preferred Stock authorized and 3,460,362 shares of Series B Voting Preferred Stock outstanding; (iii) 6,000,000 shares of Series B Non-Voting Preferred Stock authorized and 917,814 shares of Series B Non-Voting Preferred Stock outstanding; (iv) 20,000,000 shares of Prime Common Stock authorized and 6,358,140 shares of Prime Common Stock outstanding; (v) 40,000,000 shares of Non-Voting Common Stock authorized, none of which are outstanding; and (vi) 100,000,000 shares of Common Stock authorized and 3,416,289 shares of Common Stock outstanding. All of the currently outstanding shares of Common Stock, Non-Voting Common Stock, Prime Common Stock, Class A Stock, Series B Voting Preferred Stock and Series B Non-Voting Preferred Stock are validly issued, fully paid and nonassessable under the Delaware General Corporation Law (the "DGCL"). As of February 11, 1997, the Company had approximately 204 stockholders of record.

  Upon the consummation of the Offering: (i) each share of Class A Stock will convert into 3.0144 shares of Common Stock; (ii) each share of Prime Common Stock and Series B Voting Preferred Stock will convert into 0.314 of a share of Common Stock; and (iii) each share of Series B Non-Voting Preferred Stock will convert into 0.314 of a share of Non-Voting Common Stock. If the initial Offering price is less than $13.54 per share of Common Stock, the Company will be required to accrue an extraordinary dividend payable with respect to each share of Series B Preferred Stock equal to $22.29 per share less the initial public offering price per share of Common Stock multiplied by the number of shares of Common Stock and Non-Voting Common Stock into which such share of Series B Preferred Stock is converted upon consummation of the Offering. Accordingly, assuming an initial public offering price of at least $13.50 per share (which is the low point of the initial public offering price range) such dividend would be approximately $12.1 million. If payable, the extraordinary dividend would be due one year after the consummation of the Offering and could be paid either in cash or in Common Stock. The requirement to pay such dividend would be terminated if, at any time during the one-year period after consummation of the Offering, the average price of the Common Stock on the Nasdaq National Market is greater than $22.29 per share for any 20 consecutive trading days. If the initial public offering price is less than $13.54, the Company will request a waiver from the holders of the Series B Preferred Stock with respect to the payment of this extraordinary dividend. The holders of the Series B Preferred Stock are not obligated to grant any such waiver.

  The following summary describes the capital stock of the Company to be authorized on completion of the Offering. This summary describes the material elements of the Company's Fourth Amended and Restated Certificate of Incorporation (the "Certificate") as it relates to the Company's capital stock but is subject to, and qualified in its entirety by, the provisions of the Certificate and by the provisions of applicable law, including the DGCL.

COMMON STOCK AND NON-VOTING COMMON STOCK

  Voting Rights

  Each holder of Common Stock is entitled to one vote per share in the election of directors and for all other purposes. The holders of Non-Voting Common Stock do not have voting rights unless otherwise required by law or by the Certificate. Except as otherwise provided, there are no cumulative voting or preemptive rights applicable to any shares of the Company's stock.

  Dividends and Other Distributions

  All shares of Common Stock and Non-Voting Common Stock are entitled to participate pro rata in distributions and in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor, subject to any preferential dividend rights of outstanding shares of Preferred Stock.

  Subject to the prior rights of creditors, all shares of Common Stock and Non-Voting Common Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or upon the sale of substantially all of the assets of the Company or upon a merger of the Company in which the Company is not the surviving entity (each a "Distribution Event") to participate ratably, share and share alike, in the distribution of all the remaining assets of the Company after distribution in full of preferential amounts, if any, to be distributed to holders of Preferred Stock.

  Conversion Rights

  At the option of Regulated Stockholders (as defined below), each share of Common Stock and Non-Voting Common Stock is convertible into one share of Non-Voting Common Stock or Common Stock, as the case may be, at any time and from time to time, upon delivery to the Company of a certificate signed on behalf of the holder seeking such conversion. The Company will not convert, redeem, purchase, acquire or take any other action affecting the outstanding shares of Common Stock or Non-Voting Common Stock if such action would, with respect to:
(i) any legal entity that is subject to Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) (a "Regulated Stockholder") or (ii) any affiliate of any such Regulated Stockholder, increase the percentage of outstanding voting securities owned or controlled by such Regulated Stockholder to more than 4.9% or increase the percentage of the total equity or the value of all of the capital stock of the Company owned or controlled by such Regulated Stockholder to more than 24.9% unless the Company gives written notice of such action to each Regulated Stockholder or affiliate. The terms of the Common Stock and Non-Voting Common Stock are the same with the exception of voting rights. The Company may not redeem or take any other action affecting outstanding shares of Common Stock or Non-Voting Common Stock, if after giving effect to such redemption a Regulated Stockholder would own more than 4.9% of any class of voting securities of the Company, 24.9% of the total equity of the Company or more than 24.9% of the total capital stock of the Company. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of any shares of Preferred Stock that may be issued by the Company from time to time.

PREFERRED STOCK

  The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions of the Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional, exchange or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the holders of Common Stock.

  Although the Company has no present intention to issue shares of Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For example, the issuance of a series of Preferred Stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or such issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which the Company's securities are traded.

STATUTORY BUSINESS COMBINATION PROVISION

  The Company is a Delaware corporation and is subject to Section 203 of the DGCL. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

OTHER MATTERS

  Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate of Incorporation limits the liability of directors of the Company to the Company or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL.

  The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders. The Company's Bylaws provide indemnification to the Company's officers and directors and certain other persons with respect to certain matters.

  The Bylaws provide that stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. The Bylaws provide that special meetings of the stockholders can be called only by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors.

  The Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors serving for staggered terms. As a result, it is currently contemplated that approximately one-third of the Company's Board of Directors will be elected each year. The classified board provision could prevent a party who acquires control of a majority of the outstanding voting stock of the Company from obtaining control of the Board of Directors until the second annual stockholders meeting following the date the acquiror obtains the controlling interest.

  The Certificate of Incorporation provides that the number of directors shall be as determined by the Board of Directors from time to time, but shall be at least one and not more than nineteen. It also provides that directors may be removed only for cause, and then only by the affirmative vote of the holders of at least a majority of all outstanding voting stock entitled to vote. This provision, in conjunction with the provision of the Bylaws authorizing the Board of Directors to fill vacant directorships, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

STOCKHOLDER PROPOSALS

  The Company's Bylaws contain provisions: (i) requiring that advance notice be delivered to the Company of any business to be brought by a stockholder before an annual meeting of stockholders and (ii) establishing certain procedures to be followed by stockholders in nominating persons for election to the Board of Directors. Generally, such advance notice provisions provide that written notice must be given to the Secretary of the Company by a stockholder: (a) in the event of business to be brought by a stockholder before an annual meeting, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and (b) in the event of nominations of persons for election to the Board of Directors by any stockholder, (i) with respect to an election to be held at the annual meeting of stockholders, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs. Such notice must set forth specific information regarding such stockholder and such business or director nominee, as described in the Company's Bylaws. The foregoing summary is qualified in its entirety by reference to the Company's Bylaws, which are included as an exhibit to the Registration Statement of which this Prospectus is a part.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, New York, New York.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information, on a pro forma basis as of February 11, 1998 to reflect the mandatory conversion to Common Stock of certain classes of the Company's capital stock and other convertible securities upon completion of the Offering, and after giving effect to the completion of the Offering and such mandatory conversion, with respect to the beneficial ownership of the Company's voting capital stock of: (i) each person known by the Company to be a beneficial owner of more than 5% of any class of the Company's voting capital stock; (ii) each executive officer and director or director nominee of the Company; and (iii) all directors, director nominees and executive officers of the Company as a group. Except as otherwise indicated below, the persons named in the table have advised the Company that they have sole voting and investment power with respect to the shares of capital stock shown as beneficially owned by them. Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares. Unless otherwise indicated, the number of shares and percentage of ownership of Common Stock for each of the named stockholders, directors, director nominee and executive officers assumes that shares of Common Stock that the stockholders, directors, director nominee and executive officers may acquire within 60 days are outstanding.

                                                         PERCENTAGE OF SHARES
                                                          BENEFICIALLY OWNED
                                                        -----------------------
                                              SHARES     PRO FORMA
                                           BENEFICIALLY  PRIOR TO      AFTER
NAME                                         OWNED(1)   OFFERING(1) OFFERING(2)
----                                       ------------ ----------- -----------
Murali Anantharaman(3)...................     892,118      12.4%        8.7%
EGL Holdings, Inc.(4)....................     860,718      11.9         8.4
Weston Presidio Capital II, L.P.(5)......     649,999       8.9         6.3
Michael F. Cronin(6).....................     649,999       8.9         6.3
Mercury Asset Management plc, on behalf
 of Rowan Nominees Limited(7)............     420,190       5.9         4.1
Sarah C. Garvin..........................     408,200       5.7         4.0
Banque Paribas(8)........................     382,530       5.2         3.7
NatWest Ventures Investments Ltd.(9).....     354,939       5.0         3.5
Thomas M. Rodgers, Jr.(10)...............     206,973       2.9         2.0
J. Michael Ribaudo, M.D.(11).............     125,600       1.8         1.2
Alfred DiStefano, M.D....................         --         *           *
Richard Sanchez, M.D.....................         --         *           *
Carl J. Schramm, Ph.D.(12)...............      56,913        *           *
All directors and executive officers as a
 group (8 persons)(13)...................   2,339,803      31.3        22.3

--------
 *  Less than 1%.

 (1) Calculated on a pro forma basis to show the effect of mandatory conversion to Common Stock of certain classes of the Company's capital stock and other securities upon completion of the Offering and the Reverse Split, for a total of 7,102,207 shares of Common Stock outstanding.
 (2) Gives effect to the issuance of shares of Common Stock offered hereby.

 (3) Includes: (i) 59,660 shares of Common Stock into which a warrant held by EGL Holdings is currently exercisable; (ii) 384,544 shares of Common Stock held by Mercury; (iii) 35,646 shares of Common Stock into which warrants held by Mercury are currently exercisable; (iv) 336,512 shares of Common Stock held by NatWest; (v) 18,427 shares of Common Stock into which warrants held by NatWest are currently exercisable; (vi) 25,929 shares of Common Stock held by certain individual investors; and
     (vii) 25,120 shares held by David Ellis, a colleague of Mr. Anantharaman. Mercury, NatWest and the certain individual investors have granted EGL Holdings full power to vote and exercise all owner rights, powers and privileges with respect to their shares. Although as a Partner of EGL Holdings and otherwise, Mr. Anantharaman is likely to exercise voting rights with respect to all of the forgoing shares, he disclaims any pecuniary interest in these shares except to the extent of his interest in the 59,660 shares issuable to

    EGL Holdings proportionate to his ownership interest in EGL Holdings. Beneficial ownership of these shares, except those held by Mr. Ellis, are also attributed to EGL Holdings and, as applicable, to Mercury or NatWest. Mr. Anantharaman's business address is 6600 Peachtree Dunwoody Road, 300 Embassy Row, Suite 300, Atlanta, Georgia 30328.

 (4) Includes: (i) 59,660 shares of Common Stock into which a warrant held by EGL Holdings is currently exercisable; (ii) 384,544 shares of Common Stock held by Mercury; (iii) 35,646 shares of Common Stock into which warrants held by Mercury are currently exercisable; (iv) 336,512 shares of Common Stock held by NatWest; (v) 18,427 shares of Common Stock into which warrants held by NatWest are currently exercisable; and (vi) 25,929 shares of Common Stock held by certain individual investors. Other than the 59,660 shares into which its warrant is currently exercisable, EGL Holdings denies any economic interest in these shares. Beneficial ownership of these shares is also attributed to Mr. Anantharaman and, as appropriate, to Mercury or NatWest. EGL Holding's business address is 6600 Peachtree Dunwoody Road, 300 Embassy Row, Suite 630, Atlanta, Georgia 30328.

 (5) Includes 169,592 shares of Common Stock into which warrants held by Weston II are currently exercisable. Beneficial ownership of these shares is also attributed to Mr. Cronin. The business address of Weston II is One Federal Street, 21st Floor, Boston Massachusetts 02110.

 (6) Includes: (i) 480,407 shares of Common Stock held by Weston II and (ii) 169,592 shares of Common Stock into which warrants held by Weston II are currently exercisable. Mr. Cronin is a general partner of Weston Presidio, which is the general partner of Weston II. Mr. Cronin disclaims all but an insignificant pecuniary interest in these shares. Beneficial ownership of these shares is also attributed to Weston II. Mr. Cronin's address is One Federal Street, 21st Floor, Boston, Massachusetts 02110.

 (7) Includes 35,646 shares of Common Stock into which warrants held by Mercury are currently exercisable. Beneficial ownership of these shares is also attributed to Mr. Anantharaman and to EGL Holdings.

 (8) Includes: (i) 173,857 shares of Common Stock held by Paribas Principal, Inc. ("PPI"); (ii) 57,953 shares of Common Stock into which a warrant held by PPI is currently exercisable; and (iii) 150,720 shares of Common Stock into which a warrant held by Paribas Capital Funding, Inc. ("PCF") is currently indirectly exercisable. PPI and PCF are affiliates of Banque Paribas.

 (9) Includes 18,427 shares of Common Stock into which warrants held by NatWest are currently exercisable. Beneficial ownership of these shares is also attributed to Mr. Anantharaman and to EGL Holdings.
(10) Includes 40,820 shares of Common Stock held in a Keogh account for Mr. Rodger's benefit. Mr. Rodgers denies the right to vote these shares.

(11) Includes: 54,950 shares of Common Stock that may be acquired on the exercise of vested options.

(12) Includes 41,213 shares of Common Stock that may be acquired upon the exercise of vested options.
(13) See Notes 3 (Mr. Anantharaman), 6 (Mr. Cronin), 10 (Mr. Rodgers), 11 (Dr. Ribaudo) and 12 (Dr. Schramm). None of the directors or executive officers owns any shares of the Non-Voting Common Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon consummation of the Offering, the Company will have 10,390,401 shares of Common Stock outstanding (10,840,401 if the Underwriters' over-allotment option is exercised in full) of which 3,000,000 shares sold in the Offering (3,450,000 if the Underwriters' over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act unless purchased by "affiliates" of the Company (as defined in the Securities Act). The remaining 7,102,207 shares of Common Stock and 288,194 shares of Non-Voting Common Stock are deemed "restricted securities" under Rule 144 in that they were originally issued and sold by the Company in private transactions in reliance upon exemptions under the Securities Act, and may be publicly sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as those provided by Rule 144 promulgated under the Securities Act as described below.

  In general, under Rule 144 as currently in effect, if a minimum of one year has elapsed since the later of the date of acquisition of restricted securities from the issuer or from an affiliate of the issuer, the acquiror or subsequent holder would be entitled to sell within any three-month period a number of those shares that does not exceed the greater of one percent of the number of shares of such class of stock then outstanding or the average weekly trading volume of the shares of such class of stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the issuer. In addition, if a period of at least two years has elapsed since the later of the date of acquisition of restricted securities from the issuer or from any affiliate of the issuer, and the acquiror or subsequent holder thereof has not been an affiliate of the issuer at any time during the 90 days preceding a sale, such person would be entitled to sell such restricted securities under Rule 144(k) without regard to the volume limitations and manner of sale and notice requirements described above. Rule 144 does not require the same person to have held the securities for the applicable periods. The foregoing summary of Rule 144 is not intended to be a complete description thereof. The Commission has proposed certain amendments to Rule 144 that would, among other things, eliminate the manner of sale requirements and revise the notice provisions of that rule. The SEC has also solicited comments on other possible changes to Rule 144, including possible revisions to the one- and two-year holding periods and the volume limitations referred to above.

  As of February 11, 1998, options to purchase an aggregate of 1,664,265 shares of Common Stock were outstanding under the 1995 Stock Option Plan. See "Management--1995 Stock Option Plan." In general, pursuant to Rule 701 under the Securities Act, any employee, officer or director of, or consultant to, the Company who purchased his or her shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701, which permit non-affiliates to sell such shares without compliance with the public information, holding period, volume limitation or notice provisions of Rule 144, and permit affiliates to sell such shares without compliance with the holding period provisions of Rule 144, in each case commencing 90 days after the date of this Prospectus. In addition, the Company intends to file a registration statement covering the 3,139,686 shares issuable upon exercise of stock options that have been or may be granted under the 1995 Stock Option Plan, in which case such shares of Common Stock generally will be freely tradable by non-affiliates in the public market without restriction under the Securities Act.

  The Company, its executive officers and directors, and stockholders holding substantially all of the shares of Common Stock have agreed not to offer, sell, contract to sell, grant any option or other right for the sale of, or otherwise dispose of any shares of Common Stock or any securities, indebtedness or other rights exercisable for or convertible or exchangeable into Common Stock owned or acquired in the future in any manner prior to the expiration (the "180-Day Lockup Period") without the prior written consent of BancAmerica Robertson Stephens, except that the Company may, subject to certain conditions, issue Common Stock in connection with acquisitions and may grant Awards (or Common Stock upon exercise of Awards) under the 1995 Stock Option Plan. These restrictions will be applicable to any shares acquired by any of those persons in the Offering or otherwise during the 180-Day Lockup Period. Approximately 2,624,000 shares of Common Stock issued by the Company in October and November, 1997 were issued subject to agreements in which the persons who received the shares of Common Stock in connection with acquisitions agreed not to transfer the shares for periods ranging from 14 to 42 months following consummation of the Offering.

  Prior to the Offering, there has been no established public market for the Common Stock. No prediction can be made of the effect, if any, that sales of shares under Rule 144, or otherwise, or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time after the Offering. The Company is unable to estimate the number of shares that may be sold in the public market under Rule 144, or otherwise, because such amount will depend on the trading volume in, and market price for, the Common Stock and other factors. Upon completion of the Offering, the holders of approximately 1,503,000 shares of Common Stock will be entitled to demand registration rights with respect to such shares, and the holders of approximately 4,394,000 shares of Common Stock will be entitled to piggyback registration rights. Nevertheless, sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could adversely affect the market price of the Common Stock of the Company. See "Underwriting."

                                 UNDERWRITING

  Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date of this Prospectus (the "Underwriting Agreement"), the underwriters named below (the "Underwriters"), for whom BancAmerica Robertson Stephens, NationsBanc Montgomery Securities LLC, A.G. Edwards & Sons, Inc., and The Robinson-Humphrey Company, LLC are acting as representatives (the "Representatives"), have severally agreed to purchase, and the Company has agreed to sell, the respective number of shares of Common Stock set forth opposite the name of each such Underwriter below:

                                                                        NUMBER
     UNDERWRITERS                                                      OF SHARES
     ------------                                                      ---------
   BancAmerica Robertson Stephens.....................................
   NationsBanc Montgomery Securities LLC..............................
   A.G. Edwards & Sons, Inc. .........................................
   The Robinson-Humphrey Company, LLC.................................
                                                                       ---------
     Total............................................................ 3,000,000
                                                                       =========

  The Underwriting Agreement provides that the obligations of the Underwriters to purchase the shares of Common Stock are subject to certain conditions, and that, if any of the foregoing shares of Common Stock are purchased by the Underwriters pursuant to the Underwriting Agreement, then all the shares of Common Stock agreed to be purchased by the Underwriters pursuant to the Underwriting Agreement must be so purchased.

  The Representatives have advised the Company that the Underwriters propose to offer the shares of Common Stock in part directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such public offering price less a selling concession not in
excess of $    per share, of which $    may be reallowed to other dealers.
After the consummation of this Offering, the public offering price, the concession to selected dealers and the reallowance may be changed by the Underwriters. No such reductions shall change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.

  The Company has granted the Underwriters an option to purchase up to 450,000 additional shares of Common Stock at the initial public offering price less the underwriting discounts and commissions shown on the cover page of this Prospectus, solely to cover over-allotments, if any. Such option may be exercised at any time until 30 days after the date of the Underwriting Agreement. To the extent that the option is exercised, each Underwriter will be committed, subject to certain conditions, to purchase a number of additional shares of Common Stock proportionate to such Underwriter's initial commitment as indicated in the preceding table.

  The Underwriting Agreement contains covenants of indemnity among the Underwriters and the Company against certain civil liabilities, including liabilities under the Securities Act.

  The Company, its executive officers and directors and stockholders holding substantially all of the shares of Common Stock have agreed not to, directly or indirectly, offer for sale, sell, contract to sell, grant any option or other right for the sale of, or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or any securities, indebtedness or other rights exercisable for or convertible or exchangeable into shares of Common Stock prior to the expiration of 180 days after the date of this Prospectus, without the prior written consent of BancAmerica Robertson Stephens, except that the Company may, subject to certain conditions, issue shares of Common Stock in connection with acquisitions and grant Awards (or issue shares of Common Stock upon exercise of Awards) under the 1995 Stock Option Plan. For information respecting additional restrictions on sales by the Company's executive officers, directors and current stockholders, see "Shares Eligible for Future Sale."

  The Representatives have advised the Company that, pursuant to Regulation M under the Securities Act, certain persons participating in the Offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Common Stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the Common Stock on behalf of the Underwriters for the purpose of fixing or maintaining the price of the Common Stock. A "syndicate covering transaction" is the bid for or the purchase of the Common Stock on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with the Offering. A "penalty bid" is an arrangement permitting the Representatives to reclaim the selling concession otherwise accruing to an Underwriter or syndicate member in connection with the Offering if the Common Stock originally sold by such Underwriter or syndicate member is purchased by the Representatives in a syndicate covering transaction and has, therefore, not been effectively placed by such Underwriter or syndicate member. The Representatives have advised the Company that such transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

  Prior to the Offering, there has been no public market for the Company's securities. The initial public offering price of the Common Stock will be determined by negotiation among the Company and the Representatives. Among the factors to be considered in such negotiations will be prevailing market conditions, the results of operations of the Company in recent periods, market valuations of publicly traded companies that the Company and the Representatives believe to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development, the current state of the industry and the economy as a whole, and other factors deemed relevant.

  The Company has applied to have the Common Stock approved for quotation on the Nasdaq Stock Markets National Market under the symbol "PHCO." There can be no assurance, however, that an active or orderly trading market will develop for the Common Stock or that the Common Stock will trade in the public markets subsequent to the offering at or above the initial public offering price.

  The Representatives have informed the Company that the Underwriters do not intend to confirm sales of shares of Common Stock offered hereby to accounts over which they exercise discretionary authority.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Jackson Walker L.L.P., Dallas, Texas. Certain legal matters in connection with the sale of the Common Stock offered hereby will be passed upon for the Underwriters by Alston & Bird LLP, Atlanta, Georgia.

                                    EXPERTS

  The audited financial statements of the Company, Greater Cincinnati Gastroenterology Associates, Inc., Internal Medicine Specialists, Inc., Parkcrest Surgical Associates, Inc., and Southern Dependacare, Inc. included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The financial statements of Metroplex Hematology/Oncology Associates, L.L.P. at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-1 (together with all exhibits, schedules and amendments relating thereto, the "Registration Statement") with respect to the Common Stock offered hereby. This Prospectus, filed as part of the Registration Statement, does not contain all the information contained in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement including the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement accurately describes the material provisions of such document and are qualified in their entirety by reference to such exhibits for complete statements of their provisions. All of these documents may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the
Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies can also be obtained from the Commission at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                   INDEX TO HISTORICAL FINANCIAL INFORMATION

                                                                            PAGE
                                                                            ----
Physician Health Corporation ("PHC" or the "Company")
  Report of Independent Public Accountants.................................  F-2
  Consolidated Balance Sheets..............................................  F-3
  Consolidated Statements of Operations....................................  F-5
  Consolidated Statements of Stockholders' Equity..........................  F-7
  Consolidated Statements of Cash Flows....................................  F-9
  Notes to Consolidated Financial Statements............................... F-11

  The historical financial statements of certain physician practices are included in this Prospectus since each practice will contribute a significant management fee to the Company. The operating results of these physician practices should not be considered indicative of the Company's future operating results.

Metroplex Hematology / Oncology Associates, L.L.P.
(d/b/a) Arlington Cancer Center
  Report of Independent Auditors........................................... F-23
  Balance Sheets........................................................... F-24
  Statements of Income and Changes in Partners' Capital.................... F-25
  Statements of Cash Flows................................................. F-26
  Notes to Financial Statements............................................ F-27
Greater Cincinnati Gastroenterology Associates, Inc.
  Report of Independent Public Accountants................................. F-32
  Balance Sheets........................................................... F-33
  Statements of Operations................................................. F-34
  Statements of Owners' Equity............................................. F-35
  Statements of Cash Flows................................................. F-36
  Notes to Financial Statements............................................ F-37
Internal Medicine Specialists, Inc.
  Report of Independent Public Accountants................................. F-41
  Balance Sheets........................................................... F-42
  Statements of Operations................................................. F-43
  Statements of Owners' Equity............................................. F-44
  Statements of Cash Flows................................................. F-45
  Notes to Financial Statements............................................ F-46
Parkcrest Surgical Associates, Inc.
  Report of Independent Public Accountants................................. F-50
  Balance Sheets........................................................... F-51
  Statements of Operations................................................. F-52
  Statements of Owners' Equity............................................. F-53
  Statements of Cash Flows................................................. F-54
  Notes to Financial Statements............................................ F-55
Southern Dependacare, Inc.
  Report of Independent Public Accountants................................. F-60
  Balance Sheets........................................................... F-61
  Statements of Operations................................................. F-62
  Statements of Owners' Equity............................................. F-63
  Statements of Cash Flows................................................. F-64
  Notes to Financial Statements............................................ F-65

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Physician Health Corporation
and Subsidiaries:

  We have audited the accompanying consolidated balance sheets of PHYSICIAN HEALTH CORPORATION (a Delaware corporation) AND SUBSIDIARIES (Successor Company) as of December 31, 1995 and 1996 and September 30, 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the period from inception (August 29, 1995) through December 31, 1995, the year ended December 31, 1996, and the nine months ended September 30, 1997. We have also audited for Physician Health Corporation and Subsidiaries (Predecessor Company) the accompanying consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 1994 and the period from January 1, 1995 to October 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Physician Health Corporation and Subsidiaries (Successor Company) as of December 31, 1995 and 1996 and September 30, 1997, and the results of their operations and their cash flows for the period from inception (August 29, 1995) through December 31, 1995, the year ended December 31, 1996, and the nine months ended September 30, 1997 and for the Predecessor Company for the year ended December 31, 1994 and the period from January 1, 1995 to October 31, 1995 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Atlanta, Georgia
December 15, 1997 (except
with respect to the matter in
the last paragraph of Note 10
as to which the date is
January 26, 1998)

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                                                DECEMBER 31,
                                            --------------------- SEPTEMBER 30,
                                               1995       1996        1997
                                            ---------- ---------- -------------
                  ASSETS
Current assets:
  Cash and cash equivalents................ $3,011,757 $1,160,910  $ 5,218,651
  Accounts receivable, less allowance for
   bad debts of $55,170, $463,970, and
   $833,912 at December 31, 1995 and 1996
   and September 30, 1997, respectively....    400,479    465,089    8,112,843
  Inventory................................        --         --       430,616
  Prepaid expenses and other current
   assets..................................    121,463    124,800    1,303,951
                                            ---------- ----------  -----------
    Total current assets...................  3,533,699  1,750,799   15,066,061
Property and equipment, net................    149,820    867,260    6,499,503
Intangible assets, net of accumulated
 amortization of $7,936, $54,142, and
 $298,295 at December 31, 1995 and 1996 and
 September 30, 1997, respectively..........  1,054,567  1,524,604   19,110,405
Other long term assets.....................    131,455        --       588,961
                                            ---------- ----------  -----------
    Total assets........................... $4,869,541 $4,142,663  $41,264,930
                                            ========== ==========  ===========


   The accompanying notes are an integral part of these consolidated balance sheets.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                                                   DECEMBER 31,
                                               ----------------------  SEPTEMBER 30,
                                                  1995        1996         1997
                                               ----------  ----------  -------------
    LIABILITIES AND STOCKHOLDERS' EQUITY
                  (DEFICIT)
Current liabilities:
  Accounts payable...........................  $   77,131  $  606,531   $ 1,844,450
  Accrued expenses...........................     673,735     922,353     5,280,185
  Current portion of long-term debt..........     368,237      75,808    12,988,112
                                               ----------  ----------   -----------
    Total current liabilities................   1,119,103   1,604,692    20,112,747
                                               ----------  ----------   -----------
Long-term debt...............................      10,358     500,000    14,048,842
                                               ----------  ----------   -----------
Commitments and contingencies (Notes 8 and 9)
Class A redeemable preferred stock, $.01 par
 value; 500,000 shares authorized, 200,000
 issued, and outstanding (redemption or
 liquidation preference aggregating
 $3,000,000, plus accrued dividends or
 guaranteed return)..........................   2,447,836   2,442,712     2,772,204
                                               ----------  ----------   -----------
Series B redeemable convertible preferred
 stock, $.01 par value; 15,000,000 shares
 authorized, 3,824,493 issued and outstanding
 at September 30, 1997.......................         --          --     13,675,368
                                               ----------  ----------   -----------
Stockholders, equity (deficit):
  Common stock, $0.0025 par value;
   140,000,000 shares authorized, 1,051,900,
   1,196,340, and 1,414,244 shares issued and
   outstanding at December 31, 1995 and 1996
   and September 30, 1997, respectively......       2,630       2,991         3,536
  Prime common stock, $0.0025 par value;
   20,000,000 shares authorized, 125,000 and
   4,039,666 shares issued and outstanding at
   December 31, 1996 and September 30, 1997,
   respectively..............................         --          313        10,100
  Additional paid-in capital.................   1,756,562   2,942,529    11,284,743
  Accumulated deficit........................    (466,948) (3,350,574)  (20,198,860)
  Notes receivable ..........................         --          --       (443,750)
                                               ----------  ----------   -----------
    Total stockholders' equity (deficit).....   1,292,244    (404,741)   (9,344,231)
                                               ----------  ----------   -----------
    Total liabilities and stockholders'
     equity (deficit)........................  $4,869,541  $4,142,663   $41,264,930
                                               ==========  ==========   ===========

   The accompanying notes are an integral part of these consolidated balance sheets.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                             PERIOD FROM
                              INCEPTION                       NINE-MONTH PERIOD
                          (AUGUST 29, 1995)  YEAR ENDED      ENDED SEPTEMBER 30,
                               THROUGH      DECEMBER 31,  --------------------------
                          DECEMBER 31, 1995     1996          1996          1997
                          ----------------- ------------  ------------  ------------
                                                          (UNAUDITED)
Net patient service
 revenue................     $      --      $    23,412   $        --   $  2,510,529
Management fees.........         30,181       1,215,098        955,456     9,979,823
Other revenue...........        426,125       2,797,454      1,764,886     3,968,803
                             ----------     -----------   ------------  ------------
 Net revenue............     $  456,306     $ 4,035,964   $  2,720,342  $ 16,459,155
                             ----------     -----------   ------------  ------------
Operating expenses:
  Salaries and
   benefits.............        662,287       2,915,041      2,123,523     4,880,327
  Contract and
   professional
   services.............         69,830         193,561        369,745       746,304
  Medical supplies and
   other................            --              --          32,916     5,487,850
  Provision for bad
   debts................         40,170         660,159        104,560       938,383
  General and
   administrative.......        131,009       2,748,330      1,208,095     6,387,126
  Depreciation and
   amortization.........         13,577         161,236         80,884       731,892
  Write down of assets..            --          195,236            --        714,665
  Purchased research and
   development..........            --              --             --     13,251,860
                             ----------     -----------   ------------  ------------
    Total operating
     expenses...........        916,873       6,873,563      3,919,724    33,138,407
                             ----------     -----------   ------------  ------------
Loss from operations....       (460,567)     (2,837,599)    (1,199,382)  (16,679,252)
Interest expense, net...          7,178          29,527          9,662     2,236,289
                             ----------     -----------   ------------  ------------
Loss before minority
 interest and income
 taxes..................       (467,745)     (2,867,126)    (1,209,044)  (18,915,541)
Minority interest in net
 loss of subsidiary.....           (797)            --             --     (2,080,975)
                             ----------     -----------   ------------  ------------
Loss before income
 taxes..................       (466,948)     (2,867,126)    (1,209,044)  (16,834,566)
Income tax expense......            --           16,500            --         13,720
                             ----------     -----------   ------------  ------------
Net loss................     $ (466,948)    $(2,883,626)  $ (1,209,044) $(16,848,286)
                             ==========     ===========   ============  ============
Loss per share..........     $    (0.50)    $     (1.34)  $      (0.56) $      (5.82)
                             ==========     ===========   ============  ============
Weighted average shares
 outstanding............        941,050       2,156,068      2,143,035     2,893,999
                             ==========     ===========   ============  ============


 The accompanying notes are an integral part of these consolidated statements.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  YEAR ENDED     PERIOD FROM
                                                 DECEMBER 31, JANUARY 1, 1995 TO
                                                     1994      OCTOBER 31, 1995
                                                 ------------ ------------------
Net revenue.....................................  $ 812,144       $1,949,421
                                                  ---------       ----------
Operating expenses:
  Salaries and benefits.........................    530,952        1,532,624
  Contract and professional services............     37,514          124,524
  General and administrative....................    224,673          463,478
  Depreciation and amortization.................     58,266          106,584
                                                  ---------       ----------
    Total operating expenses....................    851,405        2,227,210
                                                  ---------       ----------
Loss from operations............................    (39,261)        (277,789)
Interest expense, net...........................     24,033           86,487
                                                  ---------       ----------
Loss before income taxes........................    (63,294)        (364,276)
Income tax expense..............................        --               --
                                                  ---------       ----------
Net loss........................................  $ (63,294)      $ (364,276)
                                                  =========       ==========


 The accompanying notes are an integral part of these consolidated statements.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                          COMMON STOCK              PRIME COMMON STOCK
                   --------------------------- ----------------------------
                                    ADDITIONAL                   ADDITIONAL                           STOCKHOLDERS'
                                     PAID-IN                      PAID-IN   ACCUMULATED     NOTES        EQUITY
                    SHARES   AMOUNT  CAPITAL    SHARES   AMOUNT   CAPITAL     DEFICIT     RECEIVABLE    (DEFICIT)
                   --------- ------ ---------- --------- ------- ---------- ------------  ----------  -------------
Balance, August
29, 1995 (period
of inception)....        --  $  --  $      --        --  $   --  $      --  $        --   $     --     $       --
 Issuance of
 common stock,
 net of issuance
 costs of
 $38,453.........  1,051,900  2,630  1,364,542       --      --         --           --         --       1,367,172
 Issuance of
 options and
 warrants to
 purchase common
 stock...........        --     --     392,020       --      --         --           --         --         392,020
 Issuance of
 preferred stock,
 net of issuance
 costs of
 $267,472........        --     --         --        --      --         --           --         --             --
 Accretion of
 preferred
 stock...........        --     --         --        --      --         --           --         --             --
 Net loss........        --     --         --        --      --         --      (466,948)       --        (466,948)
                   --------- ------ ---------- --------- ------- ---------- ------------  ---------    -----------
Balance, December
31, 1995.........  1,051,900  2,630  1,756,562       --      --         --      (466,948)       --       1,292,244
 Issuance of
 common stock,
 net of issuance
 costs of
 $43,065.........    144,440  1,150  1,185,967       --      --         --           --         --       1,076,935
 Issuance of
 prime common
 stock, net of
 issuance costs
 of $15,294......        --     --         --    125,000     313    109,393          --         --         109,706
 Issuance cost
 adjustment......        --     --         --        --      --         --           --         --             --
 Net loss........        --     --         --        --      --         --    (2,883,626)       --      (2,883,626)
                   --------- ------ ---------- --------- ------- ---------- ------------  ---------    -----------
Balance, December
31, 1996.........  1,196,340  2,991  2,833,136   125,000     313    109,393   (3,350,574)       --        (404,741)
 Issuance of
 common stock,
 net of issuance
 costs of
 $5,836..........    217,904    545  2,770,909       --      --         --           --         --       2,771,454
 Issuance of
 warrants to
 purchase common
 stock...........        --     --   1,717,106       --      --         --           --         --       1,717,106
 Issuance of
 prime common
 stock...........        --     --         --  3,914,666   9,787  3,854,199          --    (443,750)     3,420,236
 Issuance of
 preferred stock,
 net of issuance
 costs of
 $638,282........        --     --         --        --      --         --           --         --             --
 Dividends
 accrued and
 unpaid..........        --     --         --        --      --         --           --         --             --
 Accretion of
 preferred stock
 for redemption..        --     --         --        --      --         --           --         --             --
 Net loss........        --     --         --        --      --         --   (16,848,286)       --     (16,848,286)
                   --------- ------ ---------- --------- ------- ---------- ------------  ---------    -----------
Balance,
September 30,
1997.............  1,414,244 $3,536 $7,321,151 4,039,666 $10,100 $3,963,592 $(20,198,860) $(443,750)   $(9,344,231)
                   ========= ====== ========== ========= ======= ========== ============  =========    ===========
                          REDEEMABLE PREFERRED STOCK
                   -----------------------------------------
                        CLASS A              SERIES B
                   ------------------- ---------------------
                   SHARES    AMOUNT     SHARES     AMOUNT
                   ------- ----------- --------- -----------
Balance, August
29, 1995 (period
of inception)....      --  $      --         --  $       --
 Issuance of
 common stock,
 net of issuance
 costs of
 $38,453.........      --         --         --          --
 Issuance of
 options and
 warrants to
 purchase common
 stock...........      --         --         --          --
 Issuance of
 preferred stock,
 net of issuance
 costs of
 $267,472........  200,000  2,447,528        --          --
 Accretion of
 preferred
 stock...........      --         308        --          --
 Net loss........      --         --         --          --
                   ------- ----------- --------- -----------
Balance, December
31, 1995.........  200,000  2,447,836        --          --
 Issuance of
 common stock,
 net of issuance
 costs of
 $43,065.........      --         --         --          --
 Issuance of
 prime common
 stock, net of
 issuance costs
 of $15,294......      --         --         --          --
 Issuance cost
 adjustment......      --      (5,124)       --          --
 Net loss........      --         --         --          --
                   ------- ----------- --------- -----------
Balance, December
31, 1996.........  200,000  2,442,712        --          --
 Issuance of
 common stock,
 net of issuance
 costs of
 $5,836..........      --         --         --          --
 Issuance of
 warrants to
 purchase common
 stock...........      --         --         --          --
 Issuance of
 prime common
 stock...........      --         --         --          --
 Issuance of
 preferred stock,
 net of issuance
 costs of
 $638,282........      --         --   3,824,493  12,897,920
 Dividends
 accrued and
 unpaid..........      --     225,000        --      673,116
 Accretion of
 preferred stock
 for redemption..      --     104,492        --      104,332
 Net loss........      --         --         --          --
                   ------- ----------- --------- -----------
Balance,
September 30,
1997.............  200,000 $2,772,204  3,824,493 $13,675,368
                   ======= =========== ========= ===========

 The accompanying notes are an integral part of these consolidated statements.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

           CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

                                   COMMON STOCK
                             ------------------------
                                           ADDITIONAL             STOCKHOLDER'S
                                            PAID-IN   ACCUMULATED    EQUITY
                             SHARES AMOUNT  CAPITAL     DEFICIT     (DEFICIT)
                             ------ ------ ---------- ----------- -------------
Balance, Period of
 inception.................     --   $ --     $ --     $      --    $      --
  Issuance of common
   stock...................  1,000     10      490            --          500
  Net loss.................     --     --       --       (63,294)     (63,294)
                             -----   ----     ----     ---------    ---------
Balance, December 31,
 1994......................  1,000     10      490       (63,294)     (62,794)
  Net loss.................     --     --       --      (364,276)    (364,276)
                             -----   ----     ----     ---------    ---------
Balance, October 31, 1995..  1,000    $10     $490     $(427,570)   $(427,070)
                             =====   ====     ====     =========    =========



 The accompanying notes are an integral part of these consolidated statements.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

                              (SUCCESSOR COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                              PERIOD FROM                       NINE-MONTH PERIOD
                               INCEPTION        YEAR ENDED     ENDED SEPTEMBER 30,
                           (AUGUST 29, 1995    DECEMBER 31,  -------------------------
                         TO DECEMBER 31, 1995)     1996         1996          1997
                         --------------------- ------------  -----------  ------------
                                                             (UNAUDITED)
Operating activities:
 Net loss..............       $  (466,948)     $(2,883,626)  $(1,209,044) $(16,848,286)
 Adjustments to recon-
  cile net loss to net
  cash provided by
  (used in) operating
  activities:
 Depreciation,
  amortization, and
  accretion of
  preferred stock......            13,577          161,236        85,448     1,838,832
 Compensation expense..           300,000              --            --            --
 Write-down of assets..               --           195,236           --        714,665
 Purchased research and
  development..........               --               --            --     13,251,860
 Loss on disposal of
  fixed assets.........               --               --            --         17,645
 Minority interest in
  net loss of
  subsidiary...........              (797)             --         (1,091)   (2,080,975)
 Changes in operating
  assets and
  liabilities:
  Accounts receivable,
   net.................            38,182          (64,611)     (122,729)   (4,337,310)
  Due from related
   physicians and
   physician
   organizations.......          (221,800)         221,800           --            --
  Prepaid expenses and
   other assets........           180,104          (93,682)      (63,534)   (1,981,142)
  Accounts payable and
   accrued expenses....           219,745          660,986      (250,336)    3,650,555
                              -----------      -----------   -----------  ------------
   Net cash provided by
    (used in) operating
    activities.........            62,063       (1,802,661)   (1,561,286)   (5,774,156)
                              -----------      -----------   -----------  ------------
Investing activities:
 Purchases of busi-
  nesses and related
  intangibles..........        (1,325,787)        (127,345)          --    (19,488,272)
 Purchases of property
  and equipment........            (9,834)        (342,008)     (278,245)     (341,213)
                              -----------      -----------   -----------  ------------
   Net cash used in
    investing
    activities.........        (1,335,621)        (469,353)     (278,245)  (19,829,485)
                              -----------      -----------   -----------  ------------
Financing activities:
 Proceeds from issuance
  of redeemable
  preferred stock, net
  of issuance costs....         2,554,528              --            --     12,897,964
 Proceeds from issuance
  of common stock, net
  of issuance costs....         1,067,172        1,061,641       683,076     1,398,451
 Proceeds from issuance
  of stock purchase
  warrants.............           285,020              --            --      1,717,106
 Payments for loan
  issuance costs for
  credit facility......               --          (277,099)          --            --
 Proceeds from issuance
  of long-term debt....           378,595              --            --     13,658,237
 Repayment of notes
  payable..............               --          (363,375)     (367,020)      (10,376)
                              -----------      -----------   -----------  ------------
   Net cash provided by
    financing
    activities.........         4,285,315          421,167       316,056    29,661,382
                              -----------      -----------   -----------  ------------
Net change in cash and
 cash equivalents......         3,011,757       (1,850,847)   (1,523,475)    4,057,741
Cash and cash
 equivalents at
 beginning of period...               --         3,011,757     3,011,757     1,160,910
                              -----------      -----------   -----------  ------------
Cash and cash
 equivalents at end of
 period................       $ 3,011,757      $ 1,160,910   $ 1,488,282  $  5,218,651
                              ===========      ===========   ===========  ============
Supplemental
 disclosures of cash
 flow information:
 Cash paid for
  interest.............       $     6,870      $    15,872   $     6,412  $    261,075
                              ===========      ===========   ===========  ============
 Cash paid for income
  taxes................       $       --       $    16,500   $       --   $     13,720
                              ===========      ===========   ===========  ============
Supplemental
 disclosures of noncash
 financing and
 investing activity:
 Carrying value of debt
  issued in connection
  with purchases of
  businesses (Note 2)..       $       --       $       --    $       --   $ 13,177,186
                              ===========      ===========   ===========  ============
 Common stock issued in
  connection with
  purchases of
  businesses (Note 2)..       $       --       $       --    $       --   $  6,707,349
                              -----------      -----------   -----------  ------------
 Preferred stock
  subscriptions issued
  (Note 6).............       $       --       $       --    $       --   $  6,210,000
                              ===========      ===========   ===========  ============

 The accompanying notes are an integral part of these consolidated statements.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 PERIOD FROM
                                                   YEAR ENDED  JANUARY 1, 1995
                                                  DECEMBER 31,        TO
                                                      1994     OCTOBER 31, 1995
                                                  ------------ ----------------
Operating activities:
  Net loss.......................................  $ (63,294)     $(364,276)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization................     58,266        106,584
    Changes in operating assets and liabilities:
      Accounts receivable, net...................   (160,949)      (310,138)
      Prepaid expenses and other assets..........   (657,683)      (133,495)
      Accounts payable and accrued expenses......    208,281        175,943
                                                   ---------      ---------
        Net cash used in operating activities....   (615,379)      (525,382)
                                                   ---------      ---------
Investing activities:
  Purchases of property and equipment............    (77,589)      (104,841)
                                                   ---------      ---------
        Net cash used in investing activities....    (77,589)      (104,841)
                                                   ---------      ---------
Financing activities:
  Proceeds from issuance of common stock.........        500            --
  Borrowings under line of credit--parent compa-
   ny............................................    756,756        565,935
                                                   ---------      ---------
        Net cash provided by financing activi-
         ties....................................    757,256        565,935
                                                   ---------      ---------
Net change in cash and cash equivalents..........     64,288        (64,288)
Cash and cash equivalents at beginning of peri-
 od..............................................        --          64,288
                                                   ---------      ---------
Cash and cash equivalents at end of period.......  $  64,288      $     --
                                                   =========      =========
Supplemental disclosures of cash flow informa-
 tion:
  Cash paid for interest.........................  $  24,033      $  86,487
                                                   =========      =========
  Cash paid for income taxes.....................  $     --       $     --
                                                   =========      =========

 The accompanying notes are an integral part of these consolidated statements.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        DECEMBER 31, 1995 AND DECEMBER 31, 1996 AND SEPTEMBER 30, 1997 (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

1. OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Description of Business

  PHC Merger Corporation (the "Company") was incorporated on August 29, 1995 as a Delaware corporation. On November 3, 1995, the Company acquired, in a transaction accounted for as a purchase, all of the outstanding common stock of Physician Health Corporation (the "Predecessor Company"), a wholly owned subsidiary of Surgical Health Corporation, which was a wholly owned subsidiary of HealthSouth Corporation. The purchase price was approximately $1,325,000. The Predecessor Company commenced operations during 1994. Upon completion of the merger, the Company changed its name to Physician Health Corporation (the "Successor Company"). The Company is a physician management company focusing on the integration of managed care contracting, network development and administration, physician practice management and ancillary health care services development in selected markets. The Company provides these services to independent physician networks and Company sponsored physician networks and to physicians who affiliate with the Company through practice management or employment agreements. The Company currently provides services described above in the following geographical markets: Virginia, Georgia, Texas, Alabama, Tennessee, Florida, Missouri, and Arizona.

 Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its wholly owned and greater than 50%-owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

 Minority Interests

  Minority interests represents the minority shareholders' proportionate share of the equity of three of the Company's subsidiaries. The Company owns 80% of the capital stock of two of these subsidiaries with 20% owned by minority interests. These two subsidiaries were acquired in 1997. The Company owns 51% of another subsidiary with 49% owned by minority interests.

  As of December 31, 1995 and 1996 and September 30, 1997, the minority interests are recorded at zero as cumulative losses applicable to minority interests exceeded the minority interests in the subsidiaries' capital. For the period ended December 31, 1995, the year ended December 31, 1996, and the nine months ended September 30, 1997, the minority interests' net loss was recorded at $797, $0, and $2,080,975, respectively, and $20,100, $268,824, and
$451,963, respectively, of the net loss was absorbed by the Company.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Net Loss Per Common and Common Equivalent Share

  Net loss per common and common equivalent share is computed using the weighted average number of shares of common stock and dilutive common stock equivalent shares ("CSEs") from stock options using the treasury stock method. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletins, common stock and CSEs issued at prices below the expected public offering price during the 12-month period

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES prior to filing of the registration statement in connection with the Company's planned Offering have been included in the calculation as if they were outstanding for all periods presented prior to the Offering, regardless of whether they are dilutive.

 New Accounting Pronouncements

  In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share." SFAS No. 128 is designed to improve the earnings per share information provided in the financial statements by simplifying the existing computational guidelines, revising the disclosure requirements, and increasing the comparability of earnings per share data. SFAS No. 128 is effective for periods ending after December 15, 1997, including interim periods. The Company will adopt SFAS No. 128 for the fiscal and interim periods ending December 31, 1997. As of September 30, 1997, the disclosure requirements of SFAS No. 128 would not require a different presentation of earnings per share than currently presented due to the antidilutive effect of all common stock equivalents.

  In February 1997, the Financial Accounting Standards Board issued SFAS No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires companies to disclose descriptive information about an entity's capital structure. It also requires disclosure of information about the liquidation preference of preferred stock and redeemable stock. SFAS No. 129 is effective for the Company's fiscal year ending December 31, 1998. The Company does not expect that SFAS No. 129 will require significant revision of prior disclosures.

  In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income." SFAS No. 130 is designed to improve the reporting of changes in equity from period to period. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company will adopt SFAS No. 130 for fiscal 1998. Management does not expect SFAS No. 130 to have a significant impact on the Company's financial statements.

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires that an enterprise disclose certain information about operating segments. SFAS No. 131 is effective for financial statements for the Company's fiscal year ending December 31, 1998. The Company does not expect that SFAS No. 131 will require significant revision of prior disclosures.

  The Emerging Issues Task Force of the FASB has recently issued its Consensus Opinion 97-2 ("EITF 97-2"). EITF 97-2 addresses certain specific matters pertaining to the physician practice management industry. EITF 97-2 would be effective for the Company for its year ending December 31, 1998. EITF 97-2 addresses the ability of physician practice management companies to consolidate the results of physician practices with which it has an existing contractual relationship. The Company is still in the process of analyzing the effect on all of its contractual relationships, but currently believes that substantially all of its contracts would not meet the criteria of EITF 97-2 for consolidating their results of operations. EITF 97-2 also has addressed the accounting method for future combinations with individual physician practices. The Company believes that, based upon the criteria, set forth in EITF 97-2, that virtually all of its future acquisitions of individual physician practices will continue to be accounted for under the purchase method of accounting.

 Interim Unaudited Financial Information

  The financial statements for the nine months ended September 30, 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

 Prior Year Reclassifications

  Certain prior year and period amounts have been reclassified to conform with the current year presentation.

 Cash Equivalents

  The Company considers cash on deposit with financial institutions and all highly liquid investments with original maturities of three months or less to be cash equivalents.

 Revenue

  The Company primarily generates management fee revenues from contracts for providing management services to physician practices, for organizing and managing capitated network contracts, and for providing administrative services such as accounting, billing, and collections. The Company also generates net patient revenues through employed physicians.

  Revenue is recognized as services are performed. The Company had two practices that represented 35% of total revenues for the year ended December 31, 1996 and three practices that represented 73% of total revenues for the nine months ended September 30, 1997.

  Net patient revenues are recorded based on standard charges applicable to all patients. Under Medicare, Medicaid, and other reimbursement programs, each practice is reimbursed for services rendered to covered program patients as determined by reimbursement formulas. The differences between established billing rates and the amounts reimbursable by the programs and patient payments are recorded as contractual adjustments and deducted from revenues.

 Accounts Receivable and Allowance for Doubtful Accounts

  The Company provides an allowance for doubtful accounts equal to the estimated losses expected to be incurred in the collection of accounts receivable.

 Capitated Contracts

  The Company establishes accruals for its capitated contracts reimbursements based upon historical trends. Any contracts that would have a realized loss would be immediately accrued for and the loss would be charged to operations. As of September 30, 1997, the Company had two capitated contracts for which it was at risk that covered approximately 3,600 lives.

  The Company also receives an administration fee related to its administering of approximately 20 capitated contracts for which it has no risk exposure.

 Industry Risks

  The health care industry is subject to numerous laws and regulations at all levels of government. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government health care program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Recently, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by health care providers. Violations of these laws could result in significant fines and penalties as well as significant payments for services previously billed. The Company is subject to similar regulatory reviews. A determination of liability under any such laws could have a material effect on the Company's financial position, results of operations, changes in stockholders' equity, and cash flows.

 Property and Equipment

  Property and equipment are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, which are as follows:

   Equipment............................................... Five years
   Furniture and fixtures.................................. Five to seven years
   Leasehold improvements.................................. Ten years

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

  Additions that extend the lives of the assets are capitalized, while repairs and maintenance costs are expensed as incurred. When property and equipment is retired, the cost of the property and equipment and the related accumulated depreciation or amortization are removed from the balance sheet and any resulting gain or loss is recorded.

 Intangible Assets

  The Company's acquisitions involve the purchase of tangible and intangible assets and the assumption of certain liabilities of the affiliated physician groups. The Company allocates the purchase price to the tangible assets acquired and liabilities assumed based on estimated fair market values. In connection with each acquisition, the Company enters into long-term service agreements with the affiliated physician groups. The service agreements are for terms of 40 years and cannot be terminated by either party without cause, primarily bankruptcy or material default. The service agreement intangible is being amortized using a straight-line method over an average life of 25 years.

  In connection with the allocation of the purchase price to identifiable intangible assets, the Company analyzes the nature of each group with which a service agreement is entered into, including the number of physicians in each group, number of service sites, ability to recruit additional physicians, the group's relative market position, the length of time the group has been in existence, and the term and enforceability of the service agreement.

  The physician groups continually recruit physicians and, as appropriate and necessary, add qualified physicians to the group. This manner of operations allows the physician group to perpetuate itself as individual physicians retire or are otherwise replaced. Therefore, the Company believes that the physician groups with which it has service agreements are entities with indeterminable life.


 Income Taxes

  The Company is a corporation subject to federal and state income taxes. Income taxes have been provided using the liability method in accordance with the Statement of financial accounting standards ("SFAS") No. 109, "Accounting for Income Taxes."

 Impairment of Long-Lived Assets

  On January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Under SFAS No. 121, intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If this review indicates that the carrying amount of the asset may not be recoverable, as determined based on the undiscounted cash flows of the operations acquired over the remaining amortization period, the carrying value of the asset is reduced to fair value. Among the factors that the Company will continually evaluate are unfavorable changes in each physician group's relative market share and local market competitive environment, current period and forecasted operations, cash flow levels of the physician group, and its impact on the management fee earned by the Company, and legal factors governing the practice of medicine. In 1996, the Company wrote off certain fixed assets for $195,236. In 1997, the Company wrote off certain fixed assets and intangible assets for $714,665.

2. ACQUISITIONS

  During the year ended December 31, 1996, the Company purchased the assets of one physician practice ("Metropoliton Plastic & Reconstructive Surgery"). The Company issued a note in the amount of $500,000 and issued 125,000 shares of the Company's prime stock.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

  During the nine months ended September 30, 1997, the Company acquired certain assets and assumed certain liabilities of eleven physician practices located in Texas, Missouri, Georgia, Illinois and Arizona. These practices were:

                 Surgical Group South        Ream Optometry
                 Eye Medical and Surgical    Tri-County Eye Center
                 The Heart Health Center     Atlanta Center for Medicine
                 Jones Eye Center            Southern Dependacare
                 Arlington Cancer Center     Surgical Associates
                 Payson Family Care

Total tangible assets acquired were $9,188,823 and total liabilities assumed were $2,000,762. To consummate these eleven 1997 acquisitions and reflect entry into related practice management agreements, the Company paid $18,325,928 in cash, issued debt in the aggregate amount of $12,611,647, and issued 2,833,613 and 97,407 shares of the Company's prime and common stock respectively. In addition, consideration was given in the form of a 20% interest in two newly formed subsidiaries. These 20% minority interests in the subsidiaries are convertible into an aggregate of 653,430 shares of common stock in the Company. The aggregate value of common and prime stock issued was $6,155,553. As a result of these acquisitions, the Company recorded intangibles of approximately $17,000,000 (after purchased research and development), which are being amortized over 25 years. These acquisitions were accounted for as purchase transactions, and the acquired net assets and post acquisition operating results are included in the September 30, 1997 consolidated financial statements.

  In connection with the acquisition of a physician practice during the nine months ended September 30, 1997, the Company allocated $13,251,860 to purchased research and development. Based on management's assessment of no alternative future benefit to the Company, this amount was charged against operations on the date of the acquisition.

3. PROPERTY AND EQUIPMENT

  As of December 31, 1995 and 1996 and September 30, 1997 property and equipment are comprised of the following:

                                                  1995      1996        1997
                                                --------  ---------  ----------
   Equipment................................... $115,934   $362,824  $4,267,440
   Furniture...................................   27,795    134,391     822,276
   Leasehold improvements......................   11,732    471,885   1,954,644
   Construction in progress....................      --         --       24,333
                                                --------  ---------  ----------
                                                 155,461    969,100   7,068,693
   Less accumulated depreciation...............   (5,641)  (101,840)   (569,190)
                                                --------  ---------  ----------
   Net property and equipment.................. $149,820   $867,260  $6,499,503
                                                ========  =========  ==========

  During the period of inception (August 29, 1995) to December 31, 1995, the year ended December 31, 1996, and the nine months ended September 30, 1997, the Company recorded $5,641, $106,796, and $484,292 in depreciation expense, respectively.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

4. LONG-TERM DEBT

  At December 31, 1995 and 1996 and September 30, 1997, long-term debt consisted of the following:

                                                DECEMBER 31,
                                             -------------------  SEPTEMBER 30,
                                               1995       1996        1997
                                             ---------  --------  -------------
Convertible subordinated note to
 Metropolitan Plastic and Reconstructive
 Surgery, Ltd.; principal and interest at
 5% per annum due on demand or on November
 26, 1999; note is convertible into common
 stock 90 days immediately following the
 effective date of a registration statement
 under the Securities Act of 1933..........  $     --   $500,000   $   500,000
Equipment note.............................        --     75,808        75,808
Promissory notes payable to stockholders of
 the Company; interest and principal due on
 demand....................................        --        --        300,000
Promissory notes payable to officers and
 stockholders; bearing interest at 12%.....    363,375       --            --
Secured promissory note to DVI Business
 Credit Corporation; interest on unpaid
 principal balance due monthly at the
 publicly announced rate by Bank of America
 plus 2 1/2% per annum; all unpaid
 principal and interest due on July 1,
 1999; secured by eligible accounts
 receivable of the Company.................        --        --      2,236,186
Noninterest-bearing promissory note for
 $6,210,000 to Metroplex
 Hematology/Oncology Associates, LLP; im-
 puted semiannual interest rate of 10%;
 principal and interest due on April 1,
 1998; ....................................        --        --      5,903,895
Noninterest-bearing promissory note for
 $6,460,000 to Metroplex
 Hematology/Oncology Associates, LLP; im-
 puted semiannual interest rate of 10%
 principal and interest due in four annual
 installments, with final payment on April
 1, 2002...................................        --        --      4,796,373
Secured promissory notes to DVI Financial
 Services, Inc.; interest payable monthly
 at 12.25% per annum; principal and
 interest due on July 1, 2003; secured by
 certain equipment of the Company..........        --        --      8,000,000
Note payable to Southwest Bank; bearing
 interest at an initial rate of prime
 subject to change to prime plus 3%;
 interest beginning October 10, 1997 and
 payable monthly subsequent to initial
 payment; principal due on demand or
 January 10, 1998..........................        --        --      3,000,000
Promissory notes payable to stockholders;
 bearing interest at rates ranging from 7
 to 8%, principal and interest due on
 periods ranging from January 1, 1998
 through September 12, 2000................        --        --      2,194,692
Other......................................     15,220       --         30,000
                                             ---------  --------   -----------
Total Debt.................................    378,595   575,808    27,036,954
Less current maturities....................   (368,237)  (75,808)  (12,988,112)
                                             ---------  --------   -----------
Long-term debt.............................  $  10,358  $500,000   $14,048,842
                                             =========  ========   ===========

  On December 31, 1996, the Company entered into a credit agreement with Nations Credit for working capital and acquisition financing. No draws were made on the credit arrangement during the nine months ended September 30, 1997, and the credit arrangement was terminated. In connection with the termination of the credit agreement, the Company wrote off $691,191 of the remaining unamortized loan issuance costs during the nine months ended September 30, 1997.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

  Repayment of long-term debt as of September 30, 1997 is as follows:

   December 31:
     Three-months ended 1997....................................... $ 3,352,421
     Year ended 1998...............................................  10,296,950
     Year ended 1999...............................................   3,070,888
     Year ended 2000...............................................   3,520,261
     Year ended 2001...............................................   2,888,438
     Thereafter....................................................   4,376,540
                                                                    -----------
       Total                                                        $27,505,498
                                                                    ===========

5. RELATED-PARTY TRANSACTIONS

  At December 31, 1995, the Company had outstanding notes payable to officers and shareholders totaling $363,375. The notes bear interest at 12%. The proceeds from these notes were used to repay a portion of the line of credit to Surgical Health Corporation. The notes payable were paid in full in January 1996. Interest paid to related parties was $5,874.

  The Company had an intercompany line of credit with Surgical Health Corporation prior to November 3, 1995 totaling $1,342,893. This line of credit was paid in full on November 3, 1995, with the proceeds from the issuance of shares of common stock and related party loans.

  The Company maintains management services agreements to provide services to and receive compensation from physicians that own stock in the Company or the Company's subsidiaries and physicians that are on the Company's board of directors. At September 30, 1997, the Company maintains eight management service contracts that were initiated in connection with asset purchases in which the Company issued common stock as consideration (Note 2). For the year ended December 31, 1996 and the nine months ended September 30, 1997, the Company recognized total management service fees from the contracts of approximately $62,000 and $9,500,000, respectively. The Company also recorded capitated contract fees of $140,000 between two of its subsidiaries, however, the amounts were eliminated in consolidation.

  The Company pays monthly consulting fees to affiliated investors and members of the board for consulting services received. For the nine months ended September 30, 1997, the Company paid approximately $1,410,000 in consulting fees to affiliates.

  At September 30, 1997, the Company has fourteen promissory notes due to shareholders of the Company. The total amount due to shareholders is $2,524,692.

  In connection with the exercise of stock options during 1997, the Company received a note in the amount of $443,750 from a stockholder of the Company.

6. REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

 Class A Redeemable Convertible Preferred Stock

  During 1995, 200,000 shares of class A redeemable convertible preferred stock were issued to certain investors of the Company. At any time prior to December 29, 2005, each share of preferred stock is convertible into 3.01 common shares, as adjusted.

  The conversion rate of the Class A stock shall be adjusted in the event that the Company: (1) has a liquidity event, as defined, on or prior to December 31, 1997, (2) attains certain levels of profitability, (3) issues common

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES stock, options, or preferred stock at a price less than the conversion rate then in effect, (4) declares a stock dividend, (5) declares a stock split, or
(6) is recapitalized. Automatic conversion will occur upon the closing of a liquidity event (including an initial public offering).

  The holders of Class A stock are entitled to dividends on a converted basis, if declared by the Company's board of directors, at a per share amount, if any, of any dividend declared for the common stock during the period. In addition, the stockholders are entitled to receive cumulative dividends of $1.50 per share (subject to adjustment for any stock splits) per annum. Such dividends began accruing on December 31, 1996 and are payable annually beginning in 1998. Dividends have been accrued as of September 30, 1997.

  The Class A holders have a liquidation preference of $15 per share plus 12% per annum from the date of purchase. The 12% compounded annual rate of return shall be in lieu of, not in addition to, the dividends paid or payable by the Company. The Class A stock is senior to the common stock with respect to liquidation and dividends.

  After December 31, 2000, each share of Class A stock is redeemable at the request of the holder. The redemption price is equal to the greater of $15 per share plus any declared and unpaid dividends or the fair market value of the Class A stock at the time of redemption. The Class A stock is required to be redeemed, at the holders request if the principals, as defined, sell 20% or more of the outstanding shares of capital stock of the Company, become insolvent, have a breach of warranty under the purchase agreement, or have an acceleration of debt in excess of $500,000 in the aggregate. No shares have been redeemed as of September 30, 1997. At September 30, 1997, the Company recorded accretion of preferred stock of $104,492. Accretion is being calculated on a straight-line basis, which approximates the interest method.

 Series B Redeemable Convertible Preferred Stock

  The Company is authorized to issue 15,000,000 shares of Series B Redeemable Convertible Preferred Stock at $.01 par value in one or more series. This type of stock has been issued pursuant to several securities purchase agreements among the Company, and certain other investors. Holders of Series B Convertible Preferred Preferred Stock are generally entitled to (1) accrue a dividend in an amount equal to 20% per annum, compounded annually, on $4, beginning on the later of the original issue date or the date on which the purchase price for such shares was first released from the applicable purchase price escrow (holders will also receive a special contingent dividend upon the consummation of a Liquidity Event), (2) liquidation preference over holders of common and prime stock in the amount of $4 per share plus accrued and unpaid dividends, and (3) vote as a single class with the holders of common stock based on the number of shares of common stock into which the Series B preferred stock may be converted. All regular dividends are forgiven upon the occurrence of a Liquidity Event.

  Under mandatory redemption, Series B Redeemable Convertible Preferred Stock is redeemable at a price equal to $4 per share, as adjusted, plus accrued and unpaid dividends. Mandatory redemption will commence in 2003.

  Each share of Series B Redeemable Convertible Preferred Stock is convertible at the option of the holder at any time into the number of shares of the common stock of the Company obtained by dividing $4 by the then effective conversion price of the Series B Redeemable Convertible Preferred Stock. Provided that a liquidity event has not occurred prior to May 1, 2002, the conversion price will be $4 per share, and after May 1, 2002, the conversion price will be $3 per share. Automatic conversion will occur upon the closing of a liquidity event (including an initial public offering).

  The conversion rate of the Series B Redeemable Convertible Preferred Stock shall be adjusted in the event (1) the Company issues additional shares of common stock at a price that is less than the applicable conversion price in effect on the date of, and immediately prior to, such issue, (2) stock is issued as a dividend, (3) stock is subdivided or diluted, or (4) the outstanding shares of common stock are combined or consolidated into a lesser number of shares of common stock.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

  During the nine-month period ended September 30, 1997, the Company issued 3,824,493 shares of Series B Redeemable Convertible Preferred Stock to venture capitalists in order to receive funding for current and future acquisitions. The Company has recorded a subscription receivable of $6,210,000 (that has been offset against the Series B Redeemable Convertible Preferred Stock) in relation to the issuance of an additional 1,552,500 shares that will be released to the venture capitalists upon payment of the subscription receivable. At September 30, 1997, the Company recorded accretion of preferred stock of $104,332.

 Common Stock

  On October 6, 1995, 706,500 shares of common stock were issued to certain employees at a price of $.0025 per share. Through a private placement offering which closed on November 3, 1995, an additional 345,400 shares of common stock were issued at a price of $3.18 per share. The Company expensed $300,000 for compensation related to those transactions.


  On February 26, 1996, the Company sold 113,040 shares of common stock at $6.37 per share and issued a warrant to acquire an additional 83,524 shares at $.01 per share on or before January 31, 2001. On November 26, 1996, the Company sold 31,400 shares at $12.74 per share to a related party with whom the Company has a management agreement.

  During the nine-month period ended September 30, 1997, the Company issued 147,939 shares to various shareholders for cash of $1,375,000 and for the final settlement to NationsCredit in the amount of $160,000 in connection with the termination of the credit agreement.

 Prime Common Stock

  The Company has been authorized to issue 20 million shares of prime common stock with a par value of $.0025 per share. Holders of prime common stock are entitled to the following: (1) to vote one-tenth of one share with respect to any matters voted upon by the stockholders of the Company, (2) the right to receive dividends when declared by the Board of Directors of the Company, provided that the per share amount is at least equal to the per share amount declared for common stockholders, and (3) the right to receive a pro rata share of distributions upon a "distribution event" by the Company after payment of outstanding debt and other obligations, subject to the preferences of Class A, Class B, and common stockholders. The fair market value of prime common stock is determined periodically by outside appraisers. Outstanding shares of prime common stock will convert to common stock, on a 0.314 to 1 basis, as adjusted, upon the Company's completion of a public offering in which the sale of common stock results in net proceeds of $20 million or more.

  On November 26, 1996, the Company issued 125,000 shares of prime common stock at $1 per share in connection with the acquisition of the assets of Metropolitan Plastic and Reconstructive Surgery, Ltd.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

  During the nine months ended September 30, 1997, the Company issued 3,385,518 shares of prime common stock in connection with the purchase of nine physician practices (Note 2). The Company also issued 529,148 shares of prime common stock related to exercise of stock options. The consideration for this exercise was in the form of cash and issuance of notes receivable.

 Employee Stock Option Plans and Investor Warrants

  The Company has nonqualified and incentive stock option plans to provide key employees and directors and consultants of the Company with an increased incentive to work for the success of the Company. The Company also issues investor warrants to investors of the Company. The option price for all stock options and warrants is usually the market value at the date of grants and thus, the plans are generally noncompensatory. The options and warrants generally expire five to ten years after the dates of their respective grants.

  The Company accounts for the stock options and warrants under APB Opinion No. 25, which requires compensation costs to be recognized only when the option price differs from the market price at the grant date. FASB Statement No. 123 allows a company to follow APB Opinion No. 25 with an additional disclosure that shows what the Company's pro forma net loss would have been using the compensation model under FASB Statement No. 123. The pro forma loss for the year ended December 31, 1996 and the nine-month period ended June 30, 1997 was $3,605,446 and $17,235,754, respectively. The Company used the minimum value method to estimate the fair values of options and warrants for the pro forma determination. For purposes of the minimum value method, the Company used U.S. Treasury strip rates for its risk-free rates, assumed no volatility or future dividends, and assumed the expected lives of the options and warrants through the applicable expiration dates.

  The Company reserved a total of approximately 9,000,000 shares of common stock for issuance to holders of employee stock options and investor warrants.

  Stock option activity (adjusting prime stock options for their common stock conversion) from inception date, August 29, 1995 to September 30, 1997 is summarized as follows:


                                                          NUMBER
                                                            OF        OPTION
                                                          SHARES       PRICE
                                                         --------  -------------
   Outstanding at August 29, 1995.......................        0             $0
     Granted............................................   58,090  $ 0.64-$ 3.18
                                                         --------  -------------
   Outstanding at December 31, 1995.....................   58,090  $ 0.64-$ 3.18
     Granted............................................  574,777  $ 3.18-$12.74
                                                         --------  -------------
   Outstanding at December 31, 1996.....................  632,867  $ 0.64-$12.74
     Granted............................................  515,210  $ 0.04-$17.52
     Exercised ......................................... (166,152) $ 0.04-$3.66
     Canceled...........................................  (31,400) $12.74
                                                         --------
   Outstanding at September 30, 1997....................  950,525  $ 1.59-$17.52
                                                         ========
   Exercisable at September 30, 1997....................   99,773
                                                         ========

  During the nine months ended September 30, 1997, the Company issued 1,374,831 warrants to investors of the Company and 566,000 warrants were canceled. Total outstanding warrants at December 31, 1996 and September 30, 1997 is 756,000 and 1,564,831, respectively. An additional 155,249 warrants will be released to the venture capitalists upon payment of the $6,210,000 subscription receivable.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

7. INCOME TAXES

  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and unused tax operating loss carryforwards.

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows at December 31, 1995 and 1996 and September 30, 1997:

                                               1995       1996         1997
                                             --------  -----------  -----------
   Deferred tax assets:
     Net operating losses................... $ 20,418  $ 1,196,565  $ 7,768,932
     Other, net.............................   38,535      (50,069)    (199,464)
                                             --------  -----------  -----------
       Total net deferred tax assets........   58,953    1,146,496    7,569,468
   Valuation allowance......................  (58,953)  (1,146,496)  (7,569,468)
                                             --------  -----------  -----------
   Net deferred tax assets.................. $    --   $       --   $       --
                                             ========  ===========  ===========

  Based on uncertainties associated with the future realization of the deferred tax assets, the Company established a valuation allowance of $58,953 and $1,146,496, at December 31, 1995 and 1996 and $6,377,142 at September 30,
1997, respectively.

  A reconciliation from the statutory federal income tax rate to the income tax expense is as follows:

                            PREDECESSOR COMPANY                SUCCESSOR COMPANY
                          ------------------------ ------------------------------------------
                                       JANUARY 1,  AUGUST 29, 1995               NINE MONTH
                           YEAR ENDED    1995 TO         TO         YEAR ENDED  PERIOD ENDED
                          DECEMBER 31, OCTOBER 31,  DECEMBER 31,   DECEMBER 31, SEPTEMBER 30,
                              1994        1995          1995           1996         1997
                          ------------ ----------- --------------- ------------ -------------
Federal tax at statutory
 rate...................    $(21,520)   $(123,854)    $(56,762)     $(974,823)   $(5,723,752)
State income taxes, net
 of federal tax
 benefit................      (2,532)     (14,571)      (6,678)      (114,685)      (673,383)
Other...................         --           --         4,487         18,415        (12,117)
Change in valuation
 allowance..............      24,052      138,425       58,953      1,087,593      6,422,972
                            --------    ---------     --------      ---------    -----------
Income tax expense......    $    --     $     --      $    --       $  16,500    $    13,720
                            ========    =========     ========      =========    ===========

  At September 30, 1997, the Company had net operating loss carryforwards of approximately $20,000,000 which will begin to expire in the year 2010.

8. CONTINGENCIES

  The Company and its affiliated physician groups are insured with respect to medical malpractice risks on a claims-made basis. In the opinion of management, the amount of potential liability with respect to these claims will not materially affect the Company's financial position or results of operations.

  Under the terms of a management service agreement to provide medical service to a managed care organization in Central Florida, the Company, through a 51%- owned subsidiary, is required to place $250,000 in escrow after a minimum number of members are assigned to the Company for medical care. The escrow fund is to be used to fund quarterly losses, if any, for the provision of medical care. The Company currently has $50,000

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES in escrow, as the minimum number of participants has not been obtained. Losses beyond the amount placed in escrow are the responsibility of the managed care organization. If a quarterly profit exists for two consecutive quarterly periods, any amounts remaining in escrow are paid to the Company. The agreement does not require amounts withdrawn from escrow to be replenished.

9. COMMITMENTS

  The Company leases office space and certain equipment under operating lease agreements which expire at various years through 2002. Operating leases may be renewed for periods ranging from three to five years. At September 30, 1997, minimum annual rental commitments under capital leases and noncancellable operating leases with terms in excess of one year are as follows:

     1997 (October 1997 to December 1997).......................... $   706,066
     1998..........................................................   2,676,991
     1999..........................................................   2,103,024
     2000..........................................................   1,857,186
     2001 and thereafter...........................................   3,406,988
                                                                    -----------
       Total....................................................... $10,750,255
                                                                    ===========

  Rent expense related to operating leases amounted to $43,490, $192,676, $37,662, $447,794, and $860,115 for the year ended December 31, 1994, for the period from January 1, 1995 to October 31, 1995, the period from inception (August 29, 1995) to December 31, 1995, the year ended December 31, 1996, and the nine months ended September 30, 1997, respectively.

10. SUBSEQUENT EVENTS

  Since September 30, 1997, the Company purchased 21 physician practices located in Atlanta, Cincinnati, Memphis, Orlando, and St. Louis. The total purchase price for the acquisitions was approximately $42 million, which was paid for through the issuance of common stock, debt, and payment of cash. The practices will be accounted for as asset acquisitions by the Company under the purchase method of accounting.

  Subsequent to September 30, 1997, the Company entered into a line of credit with a bank for a maximum amount of $62,500,000 to fund the acquisitions noted above.

  The board of directors has approved a .314 to 1 reverse stock split. This reverse stock split has received shareholder approval. Accordingly, the financial statements reflect the reverse stock split as if it had occurred at the beginning of each period presented.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Partners
Metroplex Hematology/Oncology Associates, L.L.P.

  We have audited the accompanying balance sheets of Metroplex Hematology/Oncology Associates, L.L.P. (the Partnership) as of December 31, 1995 and 1996, and the related statements of income and changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metroplex Hematology/Oncology Associates, L.L.P. at December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP

Dallas, Texas
April 9, 1997

                METROPLEX HEMATOLOGY/ONCOLOGY ASSOCIATES, L.L.P.
                          DBA ARLINGTON CANCER CENTER

                                 BALANCE SHEETS

                                                 DECEMBER 31,
                                            -----------------------   MAY 31,
                                               1995        1996        1997
                                            ----------- ----------- -----------
                                                                    (UNAUDITED)
                  ASSETS
CURRENT ASSETS:
  Cash and cash equivalents................ $   159,468 $    32,721 $      --
  Accounts receivable, net of allowance for
   doubtful accounts and contractual ad-
   justments of $1,602,512 in 1995 and
   $2,242,429 in 1996......................   3,446,421   5,205,867  5,761,766
  Due from related party...................      79,855     101,574    119,674
  Prepaid expenses and other...............     359,207     592,814    395,185
                                            ----------- ----------- ----------
    Total current assets...................   4,044,951   5,932,976  6,276,625
PROPERTY AND EQUIPMENT, NET................   4,266,967   3,449,698  3,431,516
OTHER ASSETS...............................     218,875      10,000     19,244
                                            ----------- ----------- ----------
    Total assets........................... $ 8,530,793 $ 9,392,674 $9,727,385
                                            =========== =========== ==========
     LIABILITIES AND PARTNER'S CAPITAL
CURRENT LIABILITIES:
  Accounts payable.........................   $ 640,987 $ 1,206,294 $1,211,525
  Accrued expenses:
    Professional liability.................     469,470     344,250    344,250
    Group health...........................     226,529     225,729    225,727
    Other..................................     290,204     486,605    406,159
  Patient refunds payable..................     401,674     628,289    612,304
  Current portion of obligation to former
   partner.................................     110,916     110,916    110,916
  Current portion of long-term debt........   1,088,546   1,007,366    950,358
                                            ----------- ----------- ----------
    Total current liabilities..............   3,228,326   4,009,449  3,613,984
LONG-TERM DEBT, LESS CURRENT PORTION.......   1,972,896     966,063  1,097,400
LONG-TERM OBLIGATION TO FORMER PARTNER,
 LESS CURRENT PORTION......................     250,691     139,764     93,545
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL..........................   3,078,880   4,277,398  4,675,201
                                            ----------- ----------- ----------
    Total liabilities and partners' capi-
     tal................................... $ 8,530,793 $ 9,392,674 $9,727,385
                                            =========== =========== ==========


                            See accompanying notes.

                METROPLEX HEMATOLOGY/ONCOLOGY ASSOCIATES, L.L.P.
                          DBA ARLINGTON CANCER CENTER
             STATEMENTS OF INCOME AND CHANGES IN PARTNERS' CAPITAL

                                                                   FIVE MONTHS ENDED
                                YEAR ENDED DECEMBER 31                  MAY 31,
                          -------------------------------------  ----------------------
                             1994         1995         1996         1996        1997
                          -----------  -----------  -----------  ----------  ----------
                                                                      (UNAUDITED)
REVENUES:
  Medical fees..........  $19,955,090  $21,100,040  $23,296,897  $9,621,097  $9,832,048
  Interest income and
   other................      205,402      184,698      141,858      14,619      13,564
                          -----------  -----------  -----------  ----------  ----------
    Total revenues......   20,160,492   21,284,738   23,438,755   9,635,716   9,845,612
EXPENSES:
  Salaries and bene-
   fits.................    7,529,827    7,883,595    8,283,100   3,706,359   3,748,022
  Medical supplies and
   drugs................    4,811,065    5,114,932    5,905,328   2,148,469   2,727,741
  Rent..................    1,255,144    1,305,057    1,361,150     538,372     561,211
  Occupancy.............      682,101    1,082,205    1,203,625     300,981     288,897
  Provision for doubtful
   accounts.............      260,742      225,070      380,030     109,805     173,569
  Purchased services....      500,410      401,482      627,406     188,902     317,562
  Depreciation and
   amortization.........      606,239    1,096,267    1,008,758     414,066     316,234
  Interest..............      168,236      276,977      209,914     102,429      63,461
  Other.................    1,693,887    2,097,854    1,810,926     778,125     751,172
                          -----------  -----------  -----------  ----------  ----------
    Total expenses......   17,507,651   19,483,439   20,790,237   8,287,508   8,947,809
                          -----------  -----------  -----------  ----------  ----------
NET INCOME..............    2,652,841    1,801,299    2,648,518   1,348,208     897,803
PARTNERS' CAPITAL AT
 BEGINNING OF PERIOD....    1,993,591    2,727,581    3,078,880   3,078,880   4,277,398
DISTRIBUTIONS TO PART-
 NERS...................   (1,918,851)  (1,450,000)  (1,450,000)   (600,000)   (500,000)
                          -----------  -----------  -----------  ----------  ----------
PARTNERS' CAPITAL AT END
 OF PERIOD..............  $ 2,727,581  $ 3,078,880  $ 4,277,398  $3,827,088  $4,675,201
                          ===========  ===========  ===========  ==========  ==========
Pro forma net income:
 (Note 11)
  Net income............                            $ 2,648,518              $  897,803
  Pro forma income
   taxes................                             (1,032,922)               (350,143)
                                                    -----------              ----------
Pro forma net income....                            $ 1,615,596              $  547,660
                                                    ===========              ==========


                            See accompanying notes.

                METROPLEX HEMATOLOGY/ONCOLOGY ASSOCIATES, L.L.P.
                          DBA ARLINGTON CANCER CENTER

                            STATEMENTS OF CASH FLOWS

                                                                  FIVE MONTHS ENDED
                               YEAR ENDED DECEMBER 31                  MAY 31,
                         -------------------------------------  ----------------------
                            1994         1995         1996         1996        1997
                         -----------  -----------  -----------  -----------  ---------
                                                                     (UNAUDITED)
OPERATING ACTIVITIES
  Net income............ $ 2,652,841  $ 1,801,299  $ 2,648,518  $ 1,348,208  $ 897,803
  Adjustments to
   reconcile net income
   to net cash provided
   by operating
   activities:
    Depreciation and
     amortization.......     606,239    1,096,267    1,008,758      414,066    316,234
    Changes in operating
     assets and
     liabilities:
      Accounts
       receivable, net..    (195,845)    (715,196)  (1,759,446)    (588,455)  (555,899)
      Prepaid expenses,
       due from related
       party, and other
       assets...........    (536,106)     149,331      (46,451)    (117,933)   170,285
      Accounts payable,
       accrued
       liabilities and
       patient refunds
       payable..........     236,196      302,917      862,303      (61,993)   (91,200)
                         -----------  -----------  -----------  -----------  ---------
        Net cash
         provided by
         operating
         activities.....   2,763,325    2,634,618    2,713,682      993,893    737,223
INVESTING ACTIVITIES
  Capital expenditures..  (3,109,601)  (1,050,346)    (191,489)     (35,511)  (298,053)
                         -----------  -----------  -----------  -----------  ---------
        Net cash used in
         investing
         activities.....  (3,109,601)  (1,050,346)    (191,489)     (35,511)  (298,053)
FINANCING ACTIVITIES
  Proceeds from notes
   payable..............   2,186,855      660,353          --       360,000     74,329
  Payments on notes
   payable..............    (600,899)    (990,315)  (1,088,013)    (831,630)       --
  Distributions to
   partners.............  (1,918,851)  (1,450,000)  (1,450,000)    (600,000)  (500,000)
  Obligation to former
   partner..............     472,000     (110,393)    (110,927)     (46,220)   (46,220)
                         -----------  -----------  -----------  -----------  ---------
        Net cash
         provided by
         (used in)
         financing
         activities.....     139,105   (1,890,355)  (2,648,940)  (1,117,850)  (471,891)
                         -----------  -----------  -----------  -----------  ---------
  Net decrease in cash
   and cash
   equivalents..........    (207,171)    (306,083)    (126,747)    (159,468)   (32,721)
  Cash and cash
   equivalents at
   beginning of period..     672,722      465,551      159,468      159,468     32,721
                         -----------  -----------  -----------  -----------  ---------
  Cash and cash
   equivalents at end of
   period............... $   465,551  $   159,468  $    32,721  $       --   $     --
                         ===========  ===========  ===========  ===========  =========


                            See accompanying notes.

                METROPLEX HEMATOLOGY/ONCOLOGY ASSOCIATES L.L.P.

                          DBA ARLINGTON CANCER CENTER

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1994, 1995 AND 1996

(INFORMATION AS OF MAY 31, 1997 AND FOR THE FIVE MONTHS ENDED MAY 31, 1996 AND
                              1997 IS UNAUDITED).

1. ORGANIZATION

  Metroplex Hematology/Oncology Associates, L.L.P. (the Partnership) is a Texas limited liability partnership formed in January 1980. The Partnership operates and manages a medical practice in Arlington, Texas, specializing in internal medicine, hematology, oncology, diagnostic radiology and radiotherapy, and provides related laboratory and clinical services.

  The Partnership has a term until December 31, 2050 or until a terminating event (as defined) occurs. The formation as a limited liability partnership during 1994 allows for a limitation to the partners on their exposure to professional liability claims.

2. ACCOUNTING POLICIES

 Partnership Basis of Presentation

  The financial statements include only those assets, liabilities and results of operations that relate to the business of the Partnership. The statements do not include assets, liabilities or results of operations attributable to the partners' individual activities.

 Income Taxes

  Income taxes are an obligation of the partners and, accordingly, are not provided for in the financial statements. The partners include their proportionate shares of Partnership net income or loss in their individual income tax returns.

 Property and Equipment

  Property and equipment are recorded at cost. Depreciation and amortization of assets owned or under capital leases are computed using straight-line and accelerated methods over estimated useful lives ranging from 5 to 31 years.

 Cash and Cash Equivalents

  Cash equivalents are highly liquid money market instruments with original maturities of less than 90 days.

 Concentration of Credit Risk

  Cash and cash equivalents used in operations consist primarily of cash in financial institutions in checking and money market accounts and investments in short-term money market mutual funds.

  Concentration of credit risk relating to accounts receivable is limited to some extent by the diversity and number of patients and payors. The Partnership performs ongoing credit evaluations of its payors and maintains allowances for potential credit losses.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and

               METROPLEX HEMATOLOGY/ONCOLOGY ASSOCIATES, L.L.P.
                          DBA ARLINGTON CANCER CENTER

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

related notes. Actual results could differ from these estimates and assumptions. The primary areas of estimation affecting the accompanying financial statements include the determination of the allowance for doubtful accounts, contractual adjustments and the liability for medical malpractice risks.

 Health Insurance Program Reimbursement

  The Partnership operates and manages a medical practice in Arlington, Texas. Revenues from the Medicare and Medicaid programs combined accounted for approximately 22% of the Partnership's net medical fees for the years ended December 31, 1995 and 1996. Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Partnership believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquires have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

 Revenue Recognition

  Patient revenues are recognized net of contractual adjustments related to third-party payors and the Medicare and Medicaid programs. The amount paid by the third-party payors is dependent upon the benefit included in the patient's policy or amounts contractually established between the Partnership and the third-party payors.

 Interim Unaudited Financial Information

  The financial statements as of May 31, 1997 and for the five months ended May 31, 1996 and 1997 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

3. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following at December 31:

                                                           1995        1996
                                                        ----------- -----------
   Furniture and fixtures.............................. $ 1,298,966 $ 1,314,003
   Leasehold improvements..............................   1,328,889   1,356,895
   Computer equipment..................................     910,757     965,988
   Medical equipment...................................   9,757,840   9,812,402
   Automobiles.........................................     145,908     184,561
                                                        ----------- -----------
                                                         13,442,360  13,633,849
   Less accumulated depreciation and amortization......   9,175,393  10,184,151
                                                        ----------- -----------
                                                        $ 4,266,967 $ 3,449,698
                                                        =========== ===========

               METROPLEX HEMATOLOGY/ONCOLOGY ASSOCIATES, L.L.P.
                          DBA ARLINGTON CANCER CENTER

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

4. LONG-TERM DEBT

  Long-term debt consists of the following at December 31:

                                                           1995       1996
                                                        ---------- ----------
   Note payable to a financial institution, secured by
    medical equipment, bearing interest at 2.5% over
    the U.S. Treasury rate (7.97% at December 31,
    1996), payable in monthly installments to November
    1999............................................... $  755,534 $  583,937
   Notes payable to a bank secured by accounts receiv-
    able and medical equipment, bearing interest at
    prime (8.25% at December 31, 1996), payable in
    monthly installments of $48,000 plus interest to
    December 1998......................................  1,664,609  1,078,109
   Note payable to a bank, secured by medical
    equipment, bearing interest at prime (8.25% at
    December 31, 1996), payable in monthly installments
    of $15,000 plus interest to January 1998...........  $ 360,000 $  195,000
   Note payable to a bank, secured by medical
    equipment, bearing interest at prime (8.25% at
    December 31, 1996), payable in monthly installments
    of $5,516 plus interest to September 1998..........    189,583    116,383
   Notes payable to partners, unsecured................     91,716        --
                                                        ---------- ----------
                                                         3,061,442  1,973,429
   Less current portion of long-term debt..............  1,088,546  1,007,366
                                                        ---------- ----------
                                                        $1,972,896 $  966,063
                                                        ========== ==========

  The Partnership maintains a $250,000 revolving line of credit. There were no borrowings outstanding at December 31, 1995 or 1996. Additionally, the note agreements contain certain restrictive covenants that require the Partnership to maintain minimum net worth, as defined in the note agreements, of $1,500,000.

  The Partnership's debt approximates fair value based on current incremental borrowing rates for similar types of borrowing arrangements.

  Maturities of long-term debt for the three years succeeding December 31, 1996, are as follows:

   1997.............................................................. $1,007,366
   1998..............................................................    767,767
   1999..............................................................    198,296
   Thereafter........................................................        --
                                                                      ----------
                                                                      $1,973,429
                                                                      ==========

  All property and equipment and accounts receivable at December 31, 1995 and 1996 have been pledged as security under long-term debt and capital lease obligations.

  The Partnership is contingently liable for certain debt of a related partnership (see Note 7).

  Cash paid for interest was approximately $166,000 in 1994, $276,000 in 1995 and $214,000 in 1996.

               METROPLEX HEMATOLOGY/ONCOLOGY ASSOCIATES, L.L.P.
                          DBA ARLINGTON CANCER CENTER

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


5. OPERATING LEASES

  The Partnership leases office space and equipment under operating leases expiring at various dates through 2004. Some of the office space lease agreements include an escalation clause based on increases in the U.S. Consumer Price Index (CPI). Such possible increases are not considered in computing future minimum lease payments.

  Future minimum annual rental payments under noncancelable operating leases are as follows at December 31, 1996:

   1997.............................................................. $1,357,624
   1998..............................................................  1,283,955
   1999..............................................................  1,124,959
   2000..............................................................  1,085,436
   2001..............................................................  1,056,000
   Thereafter........................................................  3,168,000
                                                                      ----------
                                                                      $9,075,974
                                                                      ==========

6. RELATED PARTY TRANSACTIONS

  The partners, individually, have invested in certain ventures outside of the Partnership and are guarantors of the debt of such ventures.

  The partners are also partners of R-M Medical Plaza I, L.P. (RM-I) and certain partners are partners of R-M Medical Plaza II, L.P. (RM-II), which are real estate partnerships whose sole purpose is to purchase and operate medical office buildings. Included in rent expense is rent of $1,056,000 for 1995 and 1996 related to RM-I and $185,000 for 1995 and $202,000 for 1996 relating to RM-II.

  During the year, the Partnership advanced funds on behalf of RM-II. Amounts owed the Partnership by RM-II were approximately $80,000 as of December 31, 1995 and $102,000 as of December 31, 1996.

7. COMMITMENTS AND CONTINGENCIES

  The partnership agreement provides that partners terminating after December 31, 1995 with ten or more years of service to the Partnership will receive an additional payment. The additional payment is determined by multiplying the partner's interest in the Partnership by the profits of the Partnership for the fiscal year preceding the terminating event and this amount is payable over 60 months. At December 31, 1996, two of the seven partners were eligible for this additional payment in the amount of $1,447,887. This amount is not accrued in the financial statements and is unfunded.

  During 1994, a partner retired from the practice and the Partnership obligated itself to pay him $555,000 for consulting services to be performed. The obligation bears no interest and is payable ratably over the next five years regardless of when consulting services are requested by the Partnership. Of the obligation, $304,000 has been paid through December 31, 1996. The related asset has been amortized in full as of December 31, 1996.

  An RM-II loan from a bank is secured by guarantees of certain partners and of the Partnership who are each jointly and severally liable for the balance of the loan ($1,791,410 at December 31, 1996). Additionally, the Partnership has agreed to certain covenants in the loan agreement that, among other things, require the

               METROPLEX HEMATOLOGY/ONCOLOGY ASSOCIATES, L.L.P.
                          DBA ARLINGTON CANCER CENTER

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

maintenance of certain financial ratios, restrict the issuance of new debt, limit the amount of future investments, and restrict the amount of distributions to the partners.

8. EMPLOYEE BENEFIT PLAN

  The Partnership participates in a defined contribution plan, established in May 1989. Employees who have completed one year of service and attained the age of 21 are eligible to participate. Participants contribute a voluntary amount that is matched by the Partnership at 50% of the employee's contribution, up to 5% of the employee's salary. Participants are fully vested in their voluntary contributions. Participants vest in the Partnership's contributions 20% upon completion of two years of vesting service and 20% for each of the next four years. The Partnership contributed to the plan approximately $91,000 in 1995 and $98,000 in 1996, which amounts are included in salaries and benefits in the accompanying statements of income.

9. LITIGATION

  In the ordinary course of business, the partners and or the Partnership are sometimes named as defendants in various legal proceedings although there are no current matters pending. The results of litigation cannot be predicted with certainty; however, the Partnership maintains claims-made insurance coverage and historically litigation, when it arises, will be adequately covered by insurance and will not have a material adverse effect on the Partnership's financial statements.

10. AGREEMENT TO SELL CERTAIN ASSETS

  Subsequent to December 31, 1996, the Partnership formally entered into an agreement to sell certain assets of the Partnership, as well as, an agreement whereby an independent company will manage the physicians' medical practice. The agreements are contingent upon the closing of the transaction, which is expected to include cash, notes and stock in the newly created company. The Partnership is expected to continue operations after the transaction.

11. PRO FORMA INCOME TAXES (UNAUDITED)

  The income taxes on earnings of the partnership is the responsibility of the partners. The pro forma adjustments reflected on the statements of income assume this partnership was subject to income taxes. Pro forma income tax expense has been calculated using statutory federal and state tax rates, estimated at 39%.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Greater Cincinnati Gastroenterology Associates, Inc.:

  We have audited the accompanying balance sheet of GREATER CINCINNATI GASTROENTEROLOGY ASSOCIATES, INC. (an Ohio corporation) as of December 31, 1996 and September 30, 1997 and the related statements of operations, owners' equity, and cash flows for the year ended December 31, 1996 and the nine months ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greater Cincinnati Gastroenterology Associates, Inc. as of December 31, 1996 and September 30, 1997 and the results of its operations and its cash flows for the year then ended December 31, 1996 and the nine months ended September 30, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Cincinnati, Ohio
November 20, 1997

              GREATER CINCINNATI GASTROENTEROLOGY ASSOCIATES, INC.

                                 BALANCE SHEETS

                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1996         1997
                                                     ------------ -------------
                       ASSETS
Current assets:
  Cash and cash equivalents.........................  $    9,901   $  310,566
  Accounts receivable, less allowance for
   uncollectible accounts of $100,000 and $117,000
   at December 31, 1996 and September 30, 1997,
   respectively.....................................     986,258    1,265,536
  Prepaid expenses and other........................       2,546       23,369
                                                      ----------   ----------
    Total current assets............................     998,705    1,599,471
Property and equipment, net (Note 3)................     138,010      111,891
                                                      ----------   ----------
    Total assets....................................  $1,136,715   $1,711,362
                                                      ==========   ==========
           LIABILITIES AND OWNERS' EQUITY
Current liabilities:
  Accounts payable..................................  $  150,054   $  178,723
  Other accrued liabilities.........................      78,476      208,091
  Deferred taxes....................................     294,907      412,873
                                                      ----------   ----------
    Total current liabilities.......................     523,437      799,687
                                                      ----------   ----------
  Deferred taxes....................................      16,040       17,857
Commitments and contingencies (Note 6)
Owners' equity (Note 2):
  Common stock, no par value; 500 shares authorized,
   430 shares issued and outstanding at December 31,
   1996 and September 30, 1997......................       3,225        3,225
  Additional paid in capital........................       7,203        7,203
  Retained earnings.................................     586,810      883,390
                                                      ----------   ----------
    Total owners' equity............................     597,238      893,818
                                                      ----------   ----------
    Total liabilities and owners' equity............  $1,143,439   $1,711,362
                                                      ==========   ==========


      The accompanying notes are an integral part of these balance sheets.

              GREATER CINCINNATI GASTROENTEROLOGY ASSOCIATES, INC.

                            STATEMENTS OF OPERATIONS


                                          YEAR ENDED
                                         DECEMBER 31,   NINE-MONTH PERIOD
                                             1996       ENDED SEPTEMBER 30
                                         ------------ ----------------------
                                                         1996        1997
                                                      ----------- ----------
                                                      (UNAUDITED)
Net patient service revenues............  $6,097,350  $4,560,122  $4,393,872
                                          ----------  ----------  ----------
Operating expenses:
  Salaries, wages, and benefits.........     754,139     522,389     604,354
  Compensation to owner physicians......   4,230,815   2,763,334   2,449,314
  General and administrative expenses...   1,038,713     791,180     807,732
  Bad debt expense......................      50,055      37,500      38,200
  Depreciation..........................      24,749      23,804      30,139
                                          ----------  ----------  ----------
                                           6,098,471   4,138,207   3,929,739
                                          ----------  ----------  ----------
(Loss) income from operations...........      (1,121)    421,915     464,133
Other income, net.......................      26,055      24,776      14,221
                                          ----------  ----------  ----------
Income before income taxes..............      24,934     446,691     478,354
Provision for income taxes..............       9,475     169,743     181,774
                                          ----------  ----------  ----------
Net income..............................  $   15,459  $  276,948  $  296,580
                                          ==========  ==========  ==========



        The accompanying notes are an integral part of these statements.

              GREATER CINCINNATI GASTROENTEROLOGY ASSOCIATES, INC.

                          STATEMENTS OF OWNERS' EQUITY

                           COMMON STOCK
                           ------------- ADDITIONALPAID IN RETAINED
                           SHARES AMOUNT      CAPITAL      EARNINGS   TOTAL
                           ------ ------ ----------------- --------  --------
Balance, December 31,
 1995.....................  430   $3,225      $7,203       $577,351  $587,779
  Net income..............  --       --          --          15,459    15,459
  Dividends...............  --       --          --          (6,000)   (6,000)
                            ---   ------      ------       --------  --------
Balance, December 31,
 1996.....................  430    3,225       7,203        586,810   597,238
  Net income .............  --       --          --         296,580   296,580
                            ---   ------      ------       --------  --------
Balance, September 30,
 1997 ....................  430   $3,225      $7,203       $883,390  $893,818
                            ===   ======      ======       ========  ========




        The accompanying notes are an integral part of these statements.

                      GREATER CINCINNATI GASTROENTEROLOGY
                                ASSOCIATES, INC,

                            STATEMENTS OF CASH FLOWS


                                                           NINE-MONTH PERIOD
                                              YEAR ENDED  ENDED SEPTEMBER 30,
                                             DECEMBER 31, --------------------
                                                 1996        1996       1997
                                             ------------ ----------- --------
                                                          (UNAUDITED)
Cash Flows from operating activities:
  Net income................................  $  15,459    $ 276,948  $296,580
  Adjustments to reconcile net income to net
   cash provided by (used in) operating
   activities:
    Depreciation............................     24,749       18,586    30,139
    Bad debt expense........................     50,055       37,500    38,200
    Changes in assets and liabilities:
      Accounts receivable...................   (142,467)    (119,747) (311,477)
      Prepaid expenses and other............      9,348      (28,131)  (20,823)
      Accounts payable......................       (227)     (57,015)  (28,669)
      Accrued liabilities...................      9,807      (74,983)  129,615
      Deferred taxes........................      9,475      169,743   119,783
                                              ---------    ---------  --------
        Total adjustments...................    (39,260)     (54,047)   14,106
                                              ---------    ---------  --------
        Net cash (used in) provided by
         operating activities...............    (23,801)     222,901   310,686
Cash flows from investing activities:
  Additions to property and equipment, net..    (50,127)      (2,689)  (10,021)
Cash flows from financing activities:
  Dividends paid............................     (6,000)         --        --
                                              ---------    ---------  --------
Net (decrease) increase in cash and cash
 equivalent equivalents.....................    (79,928)     220,212   300,665
Cash and cash equivalents, beginning of
 period.....................................     89,829       89,829     9,901
                                              ---------    ---------  --------
Cash and cash equivalents, end of period....  $   9,901    $ 310,041  $310,566
                                              =========    =========  ========
Supplemental disclosure of cash flow
 information:
  Cash paid during the period for interest..  $      79    $      79  $    --
                                              =========    =========  ========

        The accompanying notes are an integral part of these statements.

             GREATER CINCINNATI GASTROENTEROLOGY ASSOCIATES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1996 AND SEPTEMBER 30, 1997
                             (INFORMATION FOR THE
              NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

1. ORGANIZATION AND OPERATIONS

  Greater Cincinnati Gastroenterology Associates, Inc., an Ohio corporation, (the "Company") was incorporated in 1968. The Company currently employs nine physicians and over 30 employees. The physicians specialize in the diagnosis and treatment of diseases of the digestive system. There are currently twelve office locations throughout the Greater Cincinnati area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Unaudited Financial Information

  The financial statements for the nine months ended September 30, 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

 Cash and Cash Equivalents

  Cash and cash equivalents include cash on hand and in checking and money market accounts.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Accounts Receivable

  Accounts receivable principally represents receivable from patients and third-party payers for medical services provided by physician-owners and employees. Such amounts are recorded net of estimated contractual allowances. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

 Property and Equipment

  Property and equipment are recorded at cost. Depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for tax purposes.

  The useful lives of property and equipment are as follows:

   Equipment................................................. Five years
   Furniture and fixtures.................................... Seven years
   Leasehold improvements.................................... Life of the lease

  Maintenance and repairs are charged to expense as incurred. The cost of renewals and betterments is capitalized and depreciated over the applicable estimated useful lives.

             GREATER CINCINNATI GASTROENTEROLOGY ASSOCIATES, INC.

 Owners' Equity

  Owners' equity includes the respective capital stock owned by physician-owners, additional paid-in capital, and retained earnings of the Company. Various types of agreements exist among the owners which call for the transfer of a physician's ownership interest to the continuing owners in the case of certain events such as the owner's retirement or death.

 Net Patient Service Revenues

  Patient service revenues are reported at the estimated realizable amounts from patients, third-party payers (which include managed care providers, commercial insurance carriers, and health maintenance organizations), and others for services rendered. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated rates.

 Concentration of Credit Risk

  The Company extends credit to patients covered by governmental programs such as Medicare and Medicaid and by private insurers. The Company manages credit risks with the various public and private insurance providers as appropriate. Allowances for doubtful accounts have been made for potential losses where appropriate.

3. PROPERTY AND EQUIPMENT

  Property and equipment as of December 31, 1996 and September 30, 1997 consists of the following:

                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
   Leasehold improvements............................   $ 17,345     $  17,345
   Equipment.........................................     13,529        13,371
   Furniture and fixtures............................    174,386       183,063
                                                        --------     ---------
                                                         205,260       213,779
   Less accumulated depreciation.....................    (67,250)     (101,888)
                                                        --------     ---------
                                                        $138,010     $ 111,891
                                                        ========     =========

4. INCOME TAXES

  The provision for income taxes are based on net income reported for financial reporting purposes. Deferred income taxes arise from temporary differences between financial and income tax reporting of various items (principally revenue recognition).

  The following details the temporary differences and carryforwards giving rise to the deferred tax assets and liabilities at December 31, 1996 and September 30, 1997:

                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
   Accounts receivable, net..........................  $(374,778)    $(480,904)
   Depreciation......................................    (16,040)      (17,857)
   Accounts payable..................................     31,710        47,634
   Other accrued liabilities.........................     25,397        20,397
   Net operating loss carryforwards..................     22,764           --
                                                       ---------     ---------
   Net deferred tax liability........................  $(310,947)    $(430,730)
                                                       =========     =========

             GREATER CINCINNATI GASTROENTEROLOGY ASSOCIATES, INC.

  As reported on the balance sheet as of December 31, 1996 and September 30, 1997:

                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
Current deferred tax liability.......................  $(294,907)    $(412,873)
Noncurrent deferred tax asset........................    (16,040)      (17,857)
                                                       ---------     ---------
                                                       $(310,947)    $(430,730)
                                                       =========     =========

  A reconciliation of the provision for income taxes at the federal statutory rate to the Company's effective tax rate for the year ended December 31, 1996 and the nine months ended September 30, 1997 is as follows:

                                                                    NINE MONTHS
                                                       YEAR ENDED      ENDED
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
Provision at statutory rate..........................    $8,478      $162,640
State income taxes, net of federal benefit...........       997        19,134
                                                         ------      --------
Provision for income taxes...........................    $9,475      $181,774
                                                         ======      ========

5. EMPLOYEE BENEFIT PLAN

  The Company sponsors a qualified profit-sharing plan for eligible employees. Contributions to the plan, which are made at the discretion of the board of directors, aggregated approximately $248,000 and $229,000 for the year ended December 31, 1996 and for the nine months ended September 30, 1997.

6. COMMITMENTS AND CONTINGENCIES

 Lease Obligations

  The Company leases facilities under operating leases which expire at various dates through 2006. Future minimum lease payments under these operating leases are as follows:

   1998 (October 1997 through September 1998)......................... $152,387
   1999...............................................................  134,552
   2000...............................................................  131,856
   2001...............................................................  123,856
   2002...............................................................  107,856
   Thereafter.........................................................  413,448

  Lease expense for the year ended December 31, 1996 and the nine months ended September 30, 1997 totaled approximately $152,000 and $123,000, respectively.

 Insurance

  The Company is insured with respect to medical malpractice risks on a claims-made basis. Accordingly, coverage relates only to claims made during the policy term. Historically, any claims paid have been within the insurance policy limits. Management is not aware of any claims against it or its affiliated medical practices which might have a material impact on the Company's financial position or results of operations.

 Employment Agreements

  Certain management personnel and physician employees are covered by employment agreements that may be terminated at any time in accordance with the terms of the agreement. The agreement also includes terms for professional conduct, salary, and benefits provisions.

             GREATER CINCINNATI GASTROENTEROLOGY ASSOCIATES, INC.

7. LEGAL PROCEEDINGS

  The Company is subject to legal proceedings and third-party claims which arise in the ordinary course of business. In the opinion of management, the amount of potential liability with respect to these actions will not materially affect the Company's financial position or results of operations.

8. RELATED-PARTY TRANSACTIONS

  For the year ended December 31, 1996 and the nine months ended September 30, 1997, the Company expensed approximately $150,500 and $118,000, respectively, in rent and maintenance for one of its locations in Cincinnati which is owned by certain physician-owners.

  The Company provides medical treatment of endoscopic patients for a clinical research company owned by certain physician-owners. For the year ended December 31, 1996, and the nine months ended September 30, 1997 the Company recognized approximately $64,000 and $59,000, respectively, in fee income and was reimbursed for approximately $208,000 and $142,000, respectively, for specific operating expenses paid by the Company on behalf of the physician-owners. These operating expenses primarily were specifically incurred by the physician-owners with minimal allocation of expenses.

  The Company shares certain operating costs with a surgical center owned by an independent third party. During 1996 and the first nine months of 1997, the Company was reimbursed approximately $31,000 and $18,800, respectivley, for such specifically identifiable costs. In addition, certain patients received a global charge for services performed by the Company and the surgical center. The global fee is then paid to the Company. In 1996 and the nine months of 1997, the Company paid $27,000 and $2,300, respectively, to the surgical center for its share of global fees received by the Company.

  During the first five months of 1996, the Company leased office space from a partnership owned by certain physician-owners. The Company expensed approximately $16,000 in rent for this location for the year ended December 31, 1996.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Internal Medicine Specialists, Inc.:

  We have audited the accompanying balance sheet of INTERNAL MEDICINE SPECIALISTS, INC., (a Florida corporation), as of December 31, 1996 and September 30, 1997 and the related statements of operations, owners' equity, and cash flows for the year ended December 31, 1996 and the nine months ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internal Medicine Specialists, Inc. as of December 31, 1996 and September 30, 1997 and the results of its operations and its cash flows for the year ended December 31, 1996 and the nine months ended September 30, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Atlanta, Georgia
November 20, 1997

                      INTERNAL MEDICINE SPECIALISTS, INC.

                                 BALANCE SHEETS


                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1996         1997
                                                     ------------ -------------
                       ASSETS
Current assets:
  Cash and cash equivalents.........................  $   28,836   $  336,904
  Accounts receivable, less estimated allowances for
   uncollectible accounts of $137,920 and $158,305
   at December 31, 1996 and September 30, 1997, re-
   spectively.......................................     679,160      988,739
  Prepayments and other.............................      34,842       41,000
                                                      ----------   ----------
    Total current assets............................     742,838    1,366,643
Property and equipment, net.........................     248,302      218,844
Deferred taxes......................................      94,831       37,211
                                                      ----------   ----------
    Total assets....................................  $1,085,971   $1,622,698
                                                      ==========   ==========
           LIABILITIES AND OWNERS' EQUITY
Current liabilities:
  Accounts payable..................................  $   85,037   $   67,191
  Accrued expenses..................................      84,552      377,352
  Notes payable line of credit......................     292,646      437,654
  Current portion of long term debt.................      19,362       25,864
  Deferred taxes....................................     251,412      266,746
                                                      ----------   ----------
    Total current liabilities.......................     733,009    1,174,807
                                                      ----------   ----------
Long term debt......................................      60,932       37,622
                                                      ----------   ----------
Commitments and contingencies (Note 8)
Owners' equity:
  Common stock, $10 par value, 500 shares
   authorized, 280 shares issued, and 40 shares held
   in treasury at December 31, 1996 and
   September 30, 1997...............................       2,800        2,800
  Additional paid in capital........................       3,767        3,767
  Retained earnings.................................     307,149      425,388
  Treasury stock....................................     (21,686)     (21,686)
                                                      ----------   ----------
    Total owners' equity............................     292,030      410,269
                                                      ----------   ----------
    Total liabilities and owners' equity............  $1,085,971   $1,622,698
                                                      ==========   ==========

      The accompanying notes are an integral part of these balance sheets.

                      INTERNAL MEDICINE SPECIALISTS, INC.

                            STATEMENTS OF OPERATIONS


                                                        NINE-MONTH PERIOD
                                          YEAR ENDED   ENDED SEPTEMBER 30,
                                         DECEMBER 31, ---------------------- ---
                                             1996        1996        1997
                                         ------------ ----------- ----------
                                                      (UNAUDITED)
Net patient revenues....................  $6,166,927  $4,721,065  $5,310,453
                                          ----------  ----------  ----------
Operating expenses:
  Salaries, wages, and benefits.........   1,901,646   1,378,937   1,592,276
  Compensation to owner physicians......   2,628,951   1,984,685   2,230,343
  General and administrative expenses...   1,312,409   1,124,885   1,124,383
  Bad debt expense......................     125,754      94,316      80,385
  Depreciation..........................      68,030      51,024      57,777
                                          ----------  ----------  ----------
                                           6,036,790   4,633,847   5,085,164
                                          ----------  ----------  ----------
Income from operations..................     130,137      87,218     225,289
Interest and other expense, net.........      25,953      17,340      34,095
                                          ----------  ----------  ----------
Income before income taxes..............     104,184      69,878     191,194
Provision for income taxes..............      38,120      25,132      72,955
                                          ----------  ----------  ----------
Net income..............................  $   66,064  $   44,742  $  118,239
                                          ==========  ==========  ==========



        The accompanying notes are an integral part of these statements.

                      INTERNAL MEDICINE SPECIALISTS, INC.

                          STATEMENTS OF OWNERS' EQUITY


                          COMMON STOCK  ADDITIONAL TREASURY STOCK
                          -------------  PAID IN   ---------------  RETAINED
                          SHARES AMOUNT  CAPITAL   SHARES  AMOUNT   EARNINGS  TOTAL
                          ------ ------ ---------- ------ --------  -------- --------
Balance at, December 31,
 1995...................   280   $2,800   $3,767    (40)  $(21,686) $241,085 $225,966
  Net income............   --       --       --     --         --     66,064   66,064
                           ---   ------   ------    ---   --------  -------- --------
Balance at, December 31,
 1996...................   280    2,800    3,767    (40)   (21,686)  307,149  292,030
  Net income............   --       --       --     --         --    118,239  118,239
                           ---   ------   ------    ---   --------  -------- --------
Balance at, September
 30, 1997...............   280   $2,800   $3,767    (40)  $(21,686) $425,388 $410,269
                           ===   ======   ======    ===   ========  ======== ========




        The accompanying notes are an integral part of these statements.

                      INTERNAL MEDICINE SPECIALISTS, INC.

                            STATEMENTS OF CASH FLOWS

                                                            NINE-MONTH PERIOD
                                              YEAR ENDED   ENDED SEPTEMBER 30,
                                             DECEMBER 31, ---------------------
                                                 1996        1996       1997
                                             ------------ ----------- ---------
                                                          (UNAUDITED)
Cash flows from operating activities:
  Net income...............................   $  66,064    $  44,746  $ 118,239
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation...........................      68,030       51,024     57,777
    Bad debt expense.......................     125,754       94,316     80,385
    Change in assets and liabilities:
      Accounts receivable..................    (248,822)    (199,327)  (389,964)
      Prepayments and other................      (8,543)      26,299     (6,185)
      Accounts payable and accrued liabili-
       ties................................      42,263      256,277    274,954
      Deferred taxes, net..................      38,120       25,132     72,955
                                              ---------    ---------  ---------
        Total adjustments..................      16,802      253,724     89,949
                                              ---------    ---------  ---------
        Net cash provided by operating ac-
         tivities..........................      82,866      298,470    208,188
                                              ---------    ---------  ---------
Cash flows from investing activities:
  Purchases of property, plant, and equip-
   ment....................................    (124,061)    (120,612)   (28,320)
                                              ---------    ---------  ---------
Cash flows from financing activities:
  Principal payments of debt...............    (165,773)    (124,330)   (16,808)
  Proceeds from line of credit.............     232,434      180,851    145,008
                                              ---------    ---------  ---------
        Net cash provided by financing ac-
         tivities..........................      66,661       56,521    128,200
                                              ---------    ---------  ---------
Net increase in cash and cash equivalents..      25,466      234,379    308,068
Cash and cash equivalents at beginning of
 period....................................       3,370        3,370     28,836
                                              ---------    ---------  ---------
Cash and cash equivalents at end of peri-
 od........................................   $  28,836    $ 237,749  $ 336,904
                                              =========    =========  =========
Supplemental disclosures of cash flow
 information:
  Cash paid during the period for:
    Interest...............................   $  25,953    $  17,340  $  34,095
                                              =========    =========  =========


        The accompanying notes are an integral part of these statements.

                      INTERNAL MEDICINE SPECIALISTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1996 AND SEPTEMBER 30, 1997
      (INFORMATION FOR THE NINE MONTHS ENDED JUNE 30, 1996 IS UNAUDITED)

1. ORGANIZATION AND OPERATIONS

  Internal Medicine Specialists, Inc. (the "Company") was incorporated in the state of Florida on October 27, 1971. The Company currently has 14 physicians, 7 nephrologists, and 7 gastroenterologists. The physicians within the group primarily focus on kidney and stomach surgery. There are currently three office locations in Orlando and Ocoee, Florida.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Unaudited Financial Information

  The financial statements for the nine months ended September 30, 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  Cash and cash equivalents include cash on hand and in checking and money market accounts.

 Accounts Receivable

  Accounts receivable principally represent receivables from patients and third-party payers for medical services provided by physician owners and employees. Such amounts are recorded net of estimated contractual allowances and bad debts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

 Property and Equipment

  Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated service lives of depreciable assets (five years for equipment, five to seven years for furniture and fixtures, and ten years for leasehold improvements). Maintenance and repairs are charged to expense as incurred. The cost of renewals and betterments is capitalized and depreciated over the applicable estimated useful lives. The cost and accumulated depreciation of assets sold, retired, or otherwise disposed of are removed from the accounts, and the related gain or loss is credited or charged to income.

 Owners' Equity

  Owners' equity includes the respective capital stock owned by 12 physician-owners and treasury stock repurchased by the Company from two terminated physician-owners, recorded at cost. Various types of

                      INTERNAL MEDICINE SPECIALISTS, INC.

agreements exist among the owners which call for the repurchase of a physician's ownership interest by the Company in the case of certain events, such as the owner's termination, retirement, or death.

 Net Patient Service Revenues

  Patient service revenues are reported at the estimated realizable amounts from patients, third-party payers (which include managed care providers, commercial insurance carriers, and health maintenance organizations), and others for services rendered. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated rates or for capitated payments.

 Concentration of Credit Risk

  The Company extends credit to patients covered by insurance programs, including governmental programs, such as Medicare and Medicaid, and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.

3. PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 1996 and September 30, 1997 consisted of the following:

                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
Leasehold improvements...............................  $  111,517   $  112,744
Equipment............................................     473,837      498,814
Furniture and fixtures...............................     439,793      441,908
                                                       ----------   ----------
                                                        1,025,147    1,053,466
Less accumulated depreciation........................    (776,845)    (834,622)
                                                       ----------   ----------
                                                       $  248,302   $  218,844
                                                       ==========   ==========

4. NOTES PAYABLE--LINES OF CREDIT

  The notes payable consist of two lines of credit with a bank. One of the lines of credit allows total borrowings of up to $200,000 with principal and interest due monthly at a rate of 8.5%, due on demand or January 3, 1997. The Company has another line of credit with the same bank that allows maximum borrowing of up to $300,000 with principal and interest due monthly at a rate of 8.25%, due on demand or October 4, 1997. Both lines of credit are secured by certain assets of the Company. As of December 31, 1996 and September 30, 1997, the outstanding balance on the lines of credit was $292,646 and $437,654, respectively.

                      INTERNAL MEDICINE SPECIALISTS, INC.

5. LONG-TERM DEBT

  The Company's long-term debt at December 31, 1996 and September 30, 1997 is as follows:

                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1996         1997
                                                     ------------ -------------
  Note payable to a terminated physician-owner of
   the Company for stock repurchased by the Company;
   principal and interest of 9% per annum due in 84
   monthly installments beginning March 1, 1993.....   $  9,562      $ 4,914
  Note payable to a terminated physician-owner of
   the Company as compensation for past services;
   principal and imputed interest of 8.5% payable in
   84 monthly installments beginning March 1, 1993..     40,116       31,682
  Note payable to a terminated physician-owner of
   the Company as compensation for past services;
   principal and 30,616imputed interest of 8.5%
   payable in 84 monthly installments beginning
   August 1, 1994...................................     30,616       26,890
                                                       --------      -------
  Total                                                  80,294       63,486
  Less current portion..............................    (19,362)     (25,864)
                                                       --------      -------
  Long-term debt....................................   $ 60,932      $37,622
                                                       ========      =======

  The aggregate maturities of long-term debt at September 30, 1997 are as follows:

   1998................................................................. $25,864
   1999.................................................................  23,050
   2000.................................................................   9,896
   2001 and thereafter..................................................   4,676
                                                                         -------
                                                                         $63,486
                                                                         =======

6. INCOME TAXES

  The provision for income taxes is based on net income reported for financial reporting purposes. Deferred income taxes arise from temporary differences between financial and income tax reporting of various items (principally revenue recognition).

  The following details the temporary differences and carryforwards giving rise to the deferred tax assets and liabilities at December 31, 1996 and September 30, 1997:

                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
  Accounts receivable, net...........................  $(258,321)    $(374,723)
  Depreciation.......................................     (4,533)          126
  Accounts payable...................................     20,006       123,389
  Other accrued liabilities..........................     26,595        20,275
  Net operating loss carryforwards...................     72,769        16,810
  Other..............................................    (13,097)      (15,412)
                                                       ---------     ---------
  Net deferred tax liability.........................  $(156,581)    $(229,535)
                                                       =========     =========

  As reported on the balance sheet as of December 31, 1996 and September 30, 1997:

                                                      DECEMBER 31, SEPTEMBER 31,
                                                          1996         1997
                                                      ------------ -------------
  Current deferred tax liability.....................  $(251,412)    $(266,746)
  Noncurrent deferred tax asset......................     94,831        37,211
                                                       ---------     ---------
                                                       $(156,581)    $(229,535)
                                                       =========     =========

                      INTERNAL MEDICINE SPECIALISTS, INC.

  A reconciliation of the provision for income taxes at the federal statutory rate to the Company's effective tax rate for the year ended December 31, 1996 and for the nine months ended September 30, 1997 is as follows:

                                                                    NINE MONTHS
                                                       YEAR ENDED      ENDED
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
Provision at statutory rate..........................   $35,423       $65,006
State income taxes, net of federal benefit...........     2,697         7,949
                                                        -------       -------
Provision for income taxes...........................   $38,120       $72,955
                                                        =======       =======

7. EMPLOYEE BENEFIT PLAN

  The Company sponsors a defined contribution plan under Section 401(k) of the Internal Revenue Code that covers substantially all employees. The plan is contributory with respect to employees only. The Company does not contribute to the plan.

8. COMMITMENTS AND CONTINGENCIES

 Operating Leases

  The Company leases facilities under operating leases which expire at various dates through December 2010. Future minimum lease payments under these leases as of September 30, 1997 are as follows:

   1998 (October 1, 1997 through December 31, 1998)................... $226,893
   1999...............................................................   17,896
   2000...............................................................   18,408
   2001...............................................................   18,912
   2002 & Thereafter..................................................   52,870

  Rent expense for the year ended December 31, 1996 and the nine months ended September 30, 1997 was $273,600 and $224,441, respectively.

 Insurance

  The Company is insured with respect to medical malpractice risks on a claims-made basis. Accordingly, coverage relates only to claims made during the policy term. Historically, any claims paid have been within the insurance policy limits. Management is not aware of any claims against it or its affiliated medical practices which might have a material impact on the Company's financial position or results of operations.

 Employment Agreements

  Physician-owners of the Company are covered by employment agreements that may be terminated at any time in accordance with terms of the agreement. The agreement also includes terms for professional conduct, salary, and benefits provisions.

9. LEGAL PROCEEDINGS

  The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of potential liability with respect to these actions will not materially affect the Company's financial position or results of operations.

10. RELATED-PARTY TRANSACTIONS

  As of December 31, 1996 and September 30, 1997, the Company has outstanding receivables of $8,423 and $90,000, respectively from two physicians of the Company.

  The Company has outstanding notes payable to two terminated physicians of the Company for consideration of deferred compensation and the repurchase of common stock. The total outstanding notes payable to these physicians are $80,294 and $63,486 at December 31, 1996 and September 30, 1997, respectively.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Parkcrest Surgical Associates, Inc.:

  We have audited the accompanying balance sheet of PARKCREST SURGICAL ASSOCIATES, INC. (a Missouri corporation) as of March 31, 1997 and September 30, 1997 and the related statements of operations, owners' equity, and cash flows for the year ended March 31, 1997 and the six months ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Parkcrest Surgical Associates, Inc. as of March 31, 1997 and the results of its operations and its cash flows for the year ended March 31, 1997 and the six months ended September 30, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

St. Louis, Missouri
December 9, 1997

                      PARKCREST SURGICAL ASSOCIATES, INC.

                                 BALANCE SHEETS

                                                      MARCH 31,   SEPTEMBER 30,
                                                         1997         1997
                                                      ----------  -------------
                                                                   (UNAUDITED)
                       ASSETS
Current assets:
  Cash and cash equivalents.......................... $   76,263   $    2,973
  Accounts receivable, less estimated allowances for
   uncollectible accounts of $299,077 and $302,195 as
   of March 31, 1997 and September 30, 1997,
   respectively......................................  1,644,928    1,662,075
  Receivable from physicians.........................     53,394       28,393
  Prepaid expenses and other.........................    264,228      179,697
                                                      ----------   ----------
    Total current assets.............................  2,038,813    1,873,138
Property and equipment, net (Note 3).................    521,470      561,571
Deferred Taxes.......................................     48,115      141,320
Other noncurrent assets..............................     15,518       13,651
                                                      ----------   ----------
    Total assets..................................... $2,623,916   $2,589,680
                                                      ==========   ==========
           LIABILITIES AND OWNERS' EQUITY
Current liabilities:
  Note payable line of credit (Note 4)............... $  200,000   $  300,000
  Current maturities of long term debt (Note 5)......    153,842       62,613
  Accounts payable...................................    232,677      388,525
  Accrued liabilities................................    168,207      109,656
  Deferred taxes.....................................    602,419      611,417
                                                      ----------   ----------
    Total current liabilities........................  1,357,145    1,472,211
                                                      ----------   ----------
Long term debt (Note 5)..............................     52,992       41,080
                                                      ----------   ----------
Other long term liabilities..........................    164,000      164,000
                                                      ----------   ----------
Commitments and contingencies (Note 8)
Owners' equity:
  Common stock, $1 par value; 3,000 shares
   authorized, 1,300 shares issued (1,040 shares
   outstanding and 260 shares held in treasury)......      1,300        1,300
  Additional paid in capital.........................     67,210       67,210
  Retained earnings..................................    994,971      857,581
  Treasury stock, at cost............................    (13,702)     (13,702)
                                                      ----------   ----------
    Total owners' equity.............................  1,049,779      912,389
                                                      ----------   ----------
    Total liabilities and owners' equity............. $2,623,916   $2,589,680
                                                      ==========   ==========

      The accompanying notes are an integral part of these balance sheets.

                      PARKCREST SURGICAL ASSOCIATES, INC.

                            STATEMENTS OF OPERATIONS


                                                           SIX-MONTH PERIOD
                                            YEAR ENDED   ENDED SEPTEMBER 30,
                                             MARCH 31,  ----------------------
                                               1997        1996        1997
                                            ----------- ----------- ----------
                                                        (UNAUDITED)
Net patient service revenues..............  $10,515,243 $5,182,617  $5,465,726
                                            ----------- ----------  ----------
Operating expenses:
  Salaries, wages, and benefits...........    2,222,021    945,252   1,180,034
  Compensation to owner physicians........    4,693,182  2,270,598   2,801,529
  Bad debt expense........................       43,887     26,052      30,518
  General and administrative expenses.....    3,195,313  1,505,490   1,634,635
  Depreciation and amortization...........       48,201     21,695      28,141
                                            ----------- ----------  ----------
                                             10,202,604  4,769,087   5,674,857
                                            ----------- ----------  ----------
Income (loss) from operations.............      312,639    413,530    (209,131)
Other income (expense), net...............       26,776     39,442     (12,466)
                                            ----------- ----------  ----------
Income (loss) before taxes................      339,415    452,972    (221,597)
Provision (benefit) for income taxes (Note
 7).......................................      128,978    172,125     (84,207)
                                            ----------- ----------  ----------
Net income (loss).........................  $   210,437 $  280,847  $ (137,390)
                                            =========== ==========  ==========



        The accompanying notes are an integral part of these statements.

                      PARKCREST SURGICAL ASSOCIATES, INC.

                          STATEMENTS OF OWNERS' EQUITY


                         COMMON STOCK  ADDITIONAL            TREASURY STOCK
                         -------------  PAID IN   RETAINED   ---------------
                         SHARES AMOUNT  CAPITAL   EARNINGS   SHARES  AMOUNT     TOTAL
                         ------ ------ ---------- ---------  ------ --------  ----------
Balance, March 31,
 1996................... 1,300  $1,300  $67,210   $ 784,534    --   $    --   $  853,044
  Purchase of treasury
   stock................   --      --       --          --    (260)  (13,702)    (13,702)
  Net income............   --      --       --      210,437    --        --      210,437
                         -----  ------  -------   ---------   ----  --------  ----------
Balance, March 31,
 1997................... 1,300   1,300   67,210     994,971   (260)  (13,702)  1,049,779
  Net income............   --      --       --     (137,390)   --        --     (137,390)
                         -----  ------  -------   ---------   ----  --------  ----------
Balance, September 30,
 1997................... 1,300  $1,300  $67,210   $ 857,581   (260) $(13,702) $  912,389
                         =====  ======  =======   =========   ====  ========  ==========



        The accompanying notes are an integral part of these statements.

                      PARKCREST SURGICAL ASSOCIATES, INC.

                            STATEMENTS OF CASH FLOWS


                                                            SIX-MONTH PERIOD
                                              YEAR ENDED   ENDED SEPTEMBER 30,
                                              MARCH 31,   ---------------------
                                                 1997        1996       1997
                                              ----------  ----------- ---------
                                                          (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).......................... $ 210,437    $ 280,847  $(137,390)
                                              ---------    ---------  ---------
  Adjustments to reconcile net income to net
   cash provided by (used for) operating ac-
   tivities:
    Loss on disposal of fixed assets.........    75,979          --         --
    Depreciation and amortization............    48,201       21,695     28,141
    Bad debt expense.........................    43,887       26,052     30,518
    (Increase) in accounts receivable........  (285,272)    (169,337)   (47,665)
    (Increase) decrease in receivable from
     physicians..............................   (53,394)         --      25,001
    Decrease in prepaid expenses and other...    88,164      149,857     84,531
    (Increase) decrease in other noncurrent
     assets..................................    (1,757)        (517)     1,867
    Increase in accounts payable.............   169,488       10,053    155,848
    Decrease in accrued liabilities..........   (41,239)     (81,749)   (58,551)
    Increase in current taxes payable........       --       132,358        --
    Increase (decrease) in net deferred tax
     liabilities.............................   128,978       39,771    (84,207)
                                              ---------    ---------  ---------
      Total adjustments......................   173,035      128,183    135,483
                                              ---------    ---------  ---------
      Net cash provided by (used in) operat-
       ing activities........................   383,472      409,030     (1,907)
                                              ---------    ---------  ---------
Cash flows from investing activities:
  Purchases of property and equipment........  (259,807)    (111,543)   (68,242)
  Proceeds from sale of fixed assets.........    37,400          --         --
                                              ---------    ---------  ---------
      Net cash used in investing activities..  (222,407)    (111,543)   (68,242)
                                              ---------    ---------  ---------
Cash flows from financing activities:
  Payments on long-term debt.................  (134,402)      (9,665)  (103,141)
  Purchase of treasury stock.................   (13,702)         --         --
  Net proceeds (payments) under line of cred-
   it........................................       --      (170,000)   100,000
                                              ---------    ---------  ---------
      Net cash used in financing activities..  (148,104)    (179,665)    (3,141)
                                              ---------    ---------  ---------
Net increase (decrease) in cash and cash
 equivalents.................................    12,961      117,822    (73,290)
Cash and cash equivalents at beginning of
 period......................................    63,302       63,302     76,263
                                              ---------    ---------  ---------
Cash and cash equivalents at end of period... $  76,263    $ 181,124  $   2,973
                                              =========    =========  =========
Supplemental disclosure of cash flows
 information:
  Cash paid during the period for interest... $  43,038    $  22,146  $  17,824
                                              =========    =========  =========

        The accompanying notes are an integral part of these statements.

                      PARKCREST SURGICAL ASSOCIATES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     MARCH 31, 1997 AND SEPTEMBER 30, 1997

                     (INFORMATION FOR THE SIX MONTHS ENDED
                       SEPTEMBER 30, 1996 IS UNAUDITED)

1. ORGANIZATION AND OPERATIONS

  Parkcrest Surgical Associates, Inc. (the "Company") was incorporated in 1969. The Company operates a medical practice at various locations and provides surgical and other health care services to individuals in the St. Louis Metropolitan Area. The physicians within the group specialize in general surgery, spinal surgery, colo-rectal surgery, vascular surgery, sports medicine, orthopedic surgery, surgical oncology, plastic and reconstructive surgery, hand surgery, podiatric surgery, and physical medicine and rehabilitation. There are currently 17 physicians and 5 physician assistants.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Unaudited Financial Information

  The financial statements for the six months ended September 30, 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  Cash and cash equivalents include cash on hand and in checking and money market accounts.

 Property and Equipment

  Equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed using straight-line and accelerated methods. Equipment and furniture and fixtures are depreciated over periods ranging from 3 to 5 years. Leasehold improvements are amortized over periods ranging from 3 to 40 years.

 Accounts Receivable

  Accounts receivable principally represent receivables from patients and third-party payers for medical services provided by physician owners and employees. Such amounts are recorded net of estimated contractual allowances. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

 Net Patient Service Revenues

  Patient service revenues are reported at the estimated realizable amounts from patients, third-party payers (which include managed care providers, commercial insurance carriers, and health maintenance organizations),

                      PARKCREST SURGICAL ASSOCIATES, INC.

and others for services rendered. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated rates.

 Owners' Equity

  Owners' equity includes the respective capital stock owned by various physician-owners and treasury stock repurchased by the Company from terminated physician-owners, recorded at cost. Various types of agreements exist among the owners which call for the repurchase of a physician's ownership interest by the Company in the case of certain events, such as the owner's termination, retirement, or death.

 Concentration of Credit Risk

  The Company extends credit to patients covered by insurance programs such as governmental programs like Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.

3. PROPERTY AND EQUIPMENT

  Equipment and leasehold improvements as of March 31, 1997 and September 30, 1997 consist of the following:

                                                       MARCH 31,   SEPTEMBER 30,
                                                          1997         1997
                                                       ----------  -------------
Medical and laboratory equipment...................... $  338,324      338,122
Furniture and fixtures................................    351,737      371,210
Leasehold improvements................................    367,150      416,121
                                                       ----------    ---------
                                                        1,057,211    1,125,453
Less accumulated depreciation and amortization........   (535,741)    (563,882)
                                                       ----------    ---------
                                                       $  521,470    $ 561,571
                                                       ==========    =========

  Certain leases in which the Company is lessee are considered to be equivalent to installment purchases for purposes of accounting presentation. Equipment under capital leases in the amount of $12,805 at March 31, 1997 and $59,411 at September 30, 1997 is capitalized using interest rates appropriate at the inception of the related leases.

  Depreciation and amortization expense was $48,201 for the year ended March 31, 1997 and $28,141 for the six months ended September 30, 1997.

4. NOTE PAYABLE -- LINE OF CREDIT

  The note payable consists of a line of credit with a bank that allows for borrowings of up to $250,000 at March 31, 1997 and $350,000 at September 30, 1997. The borrowings are secured by accounts receivable, furniture and equipment and are due on demand or September 30, 1998. Interest on the borrowings is payable monthly at the prime rate. As of March 31, 1997 and September 30, 1997, outstanding borrowings were $200,000 and $300,000, respectively.

                      PARKCREST SURGICAL ASSOCIATES, INC.

5. LONG-TERM DEBT

  Long-term debt at March 31, 1997 and September 30, 1997 consists of the following:

                                                       MARCH 31, SEPTEMBER 30,
                                                         1997        1997
                                                       --------- -------------
Note payable-bank secured by equipment and personal
 guarantees of stockholders and employees, payable in
 monthly installments of $16,834 including principal
 and interest of 7.5%, with the final installment due
 December 1997........................................ $141,409     $44,282
Capitalized lease obligations, secured by equipment,
 payable in monthly installments of $1,527 including
 principal and interest at 9.858%, with final install-
 ment due October 2001................................   65,425      59,411
                                                       --------     -------
                                                        206,834     103,693
Less current maturities...............................  153,842      62,613
                                                       --------     -------
                                                       $ 52,992     $41,080
                                                       ========     =======

  The scheduled maturities of long-term debt as of September 30, 1997 are as follows:

   1998 (October 1997 through September 1998)......................... $ 62,613
   1999...............................................................   18,331
   2000...............................................................   18,331
   2001...............................................................   16,803
                                                                       --------
                                                                        116,078
   Less amounts representing interest.................................   12,385
                                                                       --------
                                                                       $103,693
                                                                       ========

  Interest paid amounted to $43,038 for the year ended March 31, 1997 and $17,824 for the six months ended September 30, 1997.

6. DEFERRED COMPENSATION PLANS

  The Company has a qualified, noncontributory, trusteed pension plan covering eligible full-time employees. The Company's policy is to contribute into the Plan at a fixed percentage of salaries.

  The Company also has a qualified, noncontributory, trusteed profit sharing plan covering eligible full-time employees. The plan provides for contributions by the Company in such amounts as the board of directors may annually determine.

  Contributions to the plans for the year ended March 31, 1997 and the six months ended September 30, 1997 are as follows:

                                                           YEAR     SIX MONTHS
                                                           ENDED       ENDED
                                                         MARCH 31, SEPTEMBER 30,
                                                           1997        1997
                                                         --------- -------------
   Pension plan......................................... $366,815    $231,938
   Profit sharing plan..................................  283,182     156,777
                                                         --------    --------
                                                         $649,997    $388,715
                                                         ========    ========

                      PARKCREST SURGICAL ASSOCIATES, INC.

7. INCOME TAXES

  The provision for income taxes is based on net income reported for financial reporting purposes. Deferred income taxes arise from temporary differences between financial and income tax reporting of various items (principally revenue recognition).

  The following details the temporary differences and carryforwards giving rise to the deferred tax assets and liabilities at March 31, 1997 and September 30, 1997:

                                                      MARCH 31,  SEPTEMBER 30,
                                                        1997         1997
                                                      ---------  -------------
   Accounts receivable, net.......................... $(625,072)   $(632,773)
   Depreciation......................................   (22,585)     (52,279)
   Accounts payable..................................    38,989       27,819
   Other accrued liabilities.........................   117,084       94,835
   Net operating loss carryforwards..................     8,380      131,279
   Other.............................................   (71,100)     (38,978)
                                                      ---------    ---------
   Net deferred tax liability........................ $(554,304)   $(470,097)
                                                      =========    =========
   As reported on the balance sheet as of March 31,
    1997 and September 30, 1997:
     Current deferred tax liability.................. $(602,419)   $(611,417)
     Noncurrent deferred tax asset...................    48,115      141,320
                                                      ---------    ---------
                                                      $(554,304)   $ 470,097
                                                      =========    =========

  A reconciliation of the provision for income taxes at the federal statutory rate to the Company's effective tax rate is as follows:

                                                           YEAR     SIX MONTHS
                                                           ENDED       ENDED
                                                         MARCH 31, SEPTEMBER 30,
                                                           1997        1997
                                                         --------- -------------
   Provision (benefit) at statutory rate................ $115,401    $(75,343)
   State income taxes, net of federal benefit...........   13,577      (8,864)
                                                         --------    --------
   Provision (benefit) for income taxes................. $128,978    $(84,207)
                                                         ========    ========

8. COMMITMENTS AND CONTINGENCIES

 Operating Leases

  The Company is obligated under a long-term lease expiring December 31, 1999 for one office at an annual rental of $280,911. The Company is obligated under a lease expiring September 30, 2000 for a second office at a base annual rental of $25,024 to be adjusted each October 1 based on the Consumer Price Index. The Company rents additional office space at five locations on a month-to-month basis.

  Rent expense for all leases amounted to $375,546 for the year ended March 31, 1997 and $136,673 for the six months ended September 30, 1997.

  The approximate future minimum rental commitments required under the noncancellable operating leases are as follows:

   1998 (October 1997 through March 1998)............................. $140,456
   1999...............................................................  280,911
   2000...............................................................  210,684

                      PARKCREST SURGICAL ASSOCIATES, INC.

 Insurance

  The Company is insured with respect to medical malpractice risks on a claims made basis. Accordingly, coverage relates only to claims made during the policy term. Historically, any claims paid have been within the insurance policy limits. Management is not aware of any claims against it or its affiliated medical practices which might have a material impact on the Company's financial position or results of operations.

 Employment Agreements

  Certain management personnel and physician employees are covered by employment agreements that may be terminated at any time in accordance with the terms of the agreement. The agreement also includes terms for professional conduct, salary, and benefits provisions.

9. LEGAL PROCEEDINGS

  The Company is subject to legal proceedings and third party claims which arise in the ordinary course of business. In the opinion of management, the amount of potential liability with respect to these actions will not materially affect the Company's financial position or results of operations.

10. RELATED PARTY TRANSACTIONS

  The Company has a receivable due from four physicians totaling $53,394 at March 31, 1997 and from three physicians totaling $28,393 at September 30, 1997 which will be repaid over the next year.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Southern Dependacare, Inc.:

  We have audited the accompanying balance sheet of SOUTHERN DEPENDACARE, INC. (an Alabama corporation) as of December 31, 1996 and August 31, 1997 and the related statements of operations, owner's equity, and cash flows for the year ended December 31, 1996 and the eight months ended August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Dependacare, Inc. as of December 31, 1996 and August 31, 1997 and the results of its operations and its cash flows for the year ended December 31, 1996 and the eight months ended August 31, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

St. Louis, Missouri
December 5, 1997

                           SOUTHERN DEPENDACARE, INC.

                                 BALANCE SHEETS


                                                        DECEMBER 31, AUGUST 31,
                                                            1996        1997
                                                        ------------ ----------
                        ASSETS
Current assets:
  Cash and cash equivalents............................   $107,594   $  117,261
  Accounts receivable, less estimated allowances for
   uncollectible accounts of $200,000..................    665,915    1,269,172
                                                          --------   ----------
                                                           773,509    1,386,433
                                                          --------   ----------
Property and equipment, net (Note 3)...................     17,458       14,888
                                                          --------   ----------
    Total assets.......................................   $790,967   $1,401,321
                                                          ========   ==========
            LIABILITIES AND OWNER'S EQUITY
Current liabilities:
  Current portion of notes payable (Note 4)............   $ 33,854   $   78,458
  Accounts payable.....................................    103,162      640,153
  Accrued compensation to owner........................    265,759      655,675
  Other accrued liabilities............................    303,067       11,067
                                                          --------   ----------
                                                           705,842    1,385,353
                                                          --------   ----------
Notes payable, long-term (Note 4)......................     69,157          --
                                                          --------   ----------
Commitments and contingencies (Note 6)
Owners' Equity:
  Common stock, $1 par value; 10,000 shares authorized;
   1,000 shares issued and outstanding.................      1,000        1,000
  Additional paid-in capital...........................     14,968       14,968
  Retained earnings....................................        --           --
                                                          --------   ----------
    Total owner's equity...............................     15,968       15,968
                                                          --------   ----------
    Total liabilities and owner's equity...............   $790,967   $1,401,321
                                                          ========   ==========

      The accompanying notes are an integral part of these balance sheets.

                           SOUTHERN DEPENDACARE, INC.

                            STATEMENTS OF OPERATIONS

                                                            EIGHT-MONTH PERIOD
                                              YEAR ENDED     ENDED AUGUST 31,
                                             DECEMBER 31, ----------------------
                                                 1996        1996        1997
                                             ------------ ----------- ----------
                                                          (UNAUDITED)
Net patient service revenues................  $3,096,194  $1,777,698  $2,803,765
                                              ----------  ----------  ----------
Operating expenses:
  Salaries, wages, and benefits.............   1,026,917     475,452     630,253
  Compensation to owner physician...........     574,042     272,991     316,146
  General and administrative expenses.......   1,406,767     972,676   1,812,643
  Bad debt expense..........................      50,000      40,000      35,500
  Depreciation and amortization.............      20,091      14,494       6,832
                                              ----------  ----------  ----------
                                               3,077,817   1,775,613   2,801,374
                                              ----------  ----------  ----------
Income from operations......................      18,377       2,085       2,391
Interest expense............................      18,377       2,085       2,391
                                              ----------  ----------  ----------
Net income..................................  $      --   $      --   $      --
                                              ==========  ==========  ==========


        The accompanying notes are an integral part of these statements.

                           SOUTHERN DEPENDACARE, INC.

                          STATEMENTS OF OWNER'S EQUITY

                                      COMMON STOCK  ADDITIONAL
                                      -------------  PAID IN   RETAINED
                                      SHARES AMOUNT  CAPITAL   EARNINGS  TOTAL
                                      ------ ------ ---------- -------- -------
Balance, December 31, 1995........... 1,000  $1,000  $14,968     $--    $15,968
  Net income.........................   --      --       --       --        --
                                      -----  ------  -------     ----   -------
Balance, December 31, 1996........... 1,000   1,000   14,968      --     15,968
  Net income.........................   --      --       --       --        --
                                      -----  ------  -------     ----   -------
Balance, August 31, 1997............. 1,000  $1,000  $14,968     $--    $15,968
                                      =====  ======  =======     ====   =======



        The accompanying notes are an integral part of these statements.

                           SOUTHERN DEPENDACARE, INC.

                            STATEMENTS OF CASH FLOWS

                                                            EIGHT-MONTH PERIOD
                                               YEAR ENDED    ENDED AUGUST 31,
                                              DECEMBER 31, --------------------
                                                  1996        1996       1997
                                              ------------ ----------- --------
                                                           (UNAUDITED)
Cash flows from operating activities:
  Net income................................    $    --     $    --    $    --
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization...........      20,091      14,494      6,832
    Bad debt expense........................      50,000      40,000     35,500
    Change in assets and liabilities:
      Accounts receivable...................     170,144     256,832   (638,757)
      Accounts payable......................       7,483     (35,800)   536,991
      Accrued liabilities...................      (3,771)    (49,182)    97,917
                                                --------    --------   --------
        Total adjustments...................     243,947     226,344     38,483
                                                --------    --------   --------
        Net cash provided by operating
         activities.........................     243,947     226,344     38,483
                                                --------    --------   --------
Cash flows from investing activities:
  Purchases of property and equipment.......      (9,815)     (5,087)    (4,263)
  Proceeds from disposals of fixed assets...     109,807     100,807        --
                                                --------    --------   --------
        Net cash provided by (used in)
         investing activities...............      99,992       9,572     (4,263)
                                                --------    --------   --------
Cash flows from financing activities:
  Principal payments on line of credit......     (50,000)    (50,000)       --
  Principal payments on notes payable.......    (318,187)   (212,125)   (24,553)
  Borrowings under notes payable............     115,050     115,050        --
                                                --------    --------   --------
        Net cash used in financing
         activities.........................    (253,137)   (147,075)   (24,553)
                                                --------    --------   --------
Net increase in cash and cash equivalents...      90,802     174,989      9,667
Cash and cash equivalents at beginning of
 period.....................................      16,792      16,792    107,594
                                                --------    --------   --------
Cash and cash equivalents at end of period..    $107,594    $191,781   $117,261
                                                ========    ========   ========
Supplemental disclosures of cash flow
 information:
  Cash paid during the period for interest..    $ 18,377    $  2,085   $  2,391
                                                ========    ========   ========

        The accompanying notes are an integral part of these statements.

                          SOUTHERN DEPENDACARE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 31, 1996 AND AUGUST 31, 1997
     (INFORMATION FOR THE EIGHT MONTHS ENDED AUGUST 31, 1996 IS UNAUDITED)

1. THE ORGANIZATION AND OPERATIONS

  Southern Dependacare, Inc., an Alabama corporation, (the "Company") was organized in 1990. The Company currently has 4 physicians, specializing in oncology and cancer care. There are 3 rural networks of clinics located in Carbondale, Illinois; Natchez, Mississippi; and Abbington, Virginia.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Unaudited Financial Information

  The financial statements for the eight months ended August 31, 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  Cash and cash equivalents include cash on hand and in checking and money market accounts.

 Accounts Receivable

  Accounts receivable principally represent receivables from patients and third-party payers for medical services provided by physician owners and employees. Such amounts are recorded net of estimated contractual allowances and bad debts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

 Property and Equipment

  Property and equipment are recorded at cost. Depreciation is computed on the straight-line method over the estimated service lives of depreciable assets (five to seven years for equipment, and seven years for furniture and fixtures). Maintenance and repairs are charged to expense as incurred. The cost of renewals and betterments is capitalized and depreciated over the applicable estimated useful lives. The cost and accumulated depreciation of assets sold, retired, or otherwise disposed of are removed from the accounts, and the related gain or loss is credited or charged to income.

 Owner's Equity

  Owner's equity includes the respective capital stock, partnership capital and retained earnings of the Company. The capital stock of the Company is wholly-owned by one physician.

                          SOUTHERN DEPENDACARE, INC.

 Net Patient Service Revenues

  Patient service revenues are reported at the estimated realizable amounts from patients, third-party payers (which include managed care providers, commercial insurance carriers, and health maintenance organizations), and others for services rendered. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated rates or for capitated payments.

 Concentration of Credit Risk

  The Company extends credit to patients covered by insurance programs such as governmental programs like Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.

3. PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 1996 and August 31, 1997 consists of the following:

                                                         DECEMBER 31, AUGUST 31,
                                                             1996        1997
                                                         ------------ ----------
Equipment...............................................  $ 253,023    $257,285
Furniture and fixtures..................................     20,557      20,557
                                                          ---------    --------
                                                            273,580     277,842
Less accumulated depreciation...........................   (256,122)   (262,954)
                                                          ---------    --------
                                                          $  17,458    $ 14,888
                                                          =========    ========

4. NOTES PAYABLE

  The Company's notes payable at December 31, 1996 and August 31, 1997 are as follows:

                                                       DECEMBER 31, AUGUST 31,
                                                           1996        1997
                                                       ------------ ----------
Note payable to bank, due February 28, 2000, payable
 in equal monthly installments at a fixed rate of 8%,
 secured by checking account at the bank(1)...........   $ 96,188    $78,458
Note payable to bank dated February 4, 1997, payable
 in equal monthly installments at a fixed rate of 9%,
 secured by property and equipment....................      6,823        --
                                                         --------    -------
                                                          103,011     78,458
Less current portion..................................     33,854     78,458
                                                         --------    -------
Notes payable due after one year......................   $ 69,157    $   --
                                                         ========    =======

--------
(1) The outstanding balance of $78,458 was paid in full in September 1997.

  During 1996, the Company entered into a line of credit agreement with a maximum borrowing amount of $500,000 with a local bank. Interest is charged at a fixed rate of 8.25% based on outstanding borrowings. As of December 31, 1996 and June 30, 1997, there were no borrowings outstanding under this financing agreement.

                          SOUTHERN DEPENDACARE, INC.

5. INCOME TAXES

  The Company has elected to be taxed as an S corporation as permitted by the Internal Revenue Code. As an S corporation, the Company is not a taxable entity, and separately stated items of income, loss, deduction, and credit are passed through to and taken into account by the individual stockholder in computing the federal and state individual income tax liabilities.

6. COMMITMENTS AND CONTINGENCIES

 Operating Leases

  The Company leases facilities under operating leases which expire at various dates through February 2001. Future minimum lease payments under these leases as of August 31, 1997 are as follows:

   1998................................................................. $81,330
   1999.................................................................  52,947
   2000.................................................................  17,033
   2001.................................................................   1,893

 Insurance

  The Company is insured with respect to medical malpractice risks on claims made basis. Accordingly, coverage relates only to claims made during the policy term. Historically, any claims paid have been within the insurance policy limits. Management is not aware of any claims against it or its affiliated medical practices which might have a material impact on the Company's financial position or results of operations.

 Employment Agreements

  Certain physician employees are covered by employment agreements that vary in length from two to five years, which include, among other terms, salary and benefits provisions. Future minimum payments under these agreements as of August 31, 1997 are approximately:

   1998................................................................ $412,506
   1999................................................................  337,500

7. LEGAL PROCEEDINGS

  The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of potential liability with respect to these actions will not materially affect the Company's financial position or results of operations.

8. SALE OF NET ASSETS

  Effective September 1, 1997, the Company completed the sale of certain of its net assets to Physician Health Corporation ("PHC"). The Company has also entered into an agreement with PHC to manage the physician's medical practice.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses to be paid by the Company (other than underwriting compensation expected to be incurred) in connection with the offering described in this Registration Statement. All amounts are estimates, except the SEC Registration Fee, the NASD Filing Fee and the Nasdaq National Market Listing Fee.

   SEC Registration Fee............................................. $   20,910
   NASD Filing Fee..................................................      7,400
   Nasdaq National Market Listing Fee...............................     78,875
   Blue Sky Fees and Expenses.......................................     20,000
   Printing Costs...................................................    400,000
   Legal Fees and Expenses..........................................    750,000
   Accounting Fees and Expenses.....................................    750,000
   Transfer Agent and Registrar Fees and Expenses...................     20,000
   Miscellaneous....................................................    452,815
                                                                     ----------
     Total.......................................................... $2,500,000
                                                                     ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Delaware General Corporation Law

  Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  Section 145(d) of the DGCL states that any indemnification under subsections
(a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

  Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section
145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

  Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

  Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

 Certificate of Incorporation

  The Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided for in Section 174 of the DGCL. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

 Bylaws

  The Bylaws of the Company provide that the Company will indemnify and hold harmless any director or officer of the Company to the fullest extent permitted by applicable law, as in effect as of the date of the adoption of the Bylaws or to such greater extent as applicable law may thereafter permit, from and against all losses, liabilities, claims, damages, judgments, penalties, fines, amounts paid in settlement and expenses (including attorneys' fees) whatsoever arising out of any event or occurrence related to the fact that such person is or was a director or officer of the Company and further provide that the Company may, but is not required to, indemnify and hold harmless any employee or agent of the Company or a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise who is or was serving in such capacity at the written request of the Company; provided, however, that the Company is only required to indemnify persons serving as directors, officers, employees or agents of the Company for the expenses incurred in a proceeding if such person has met the standards of conduct that make it permissible under the laws of the State of Delaware for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Company. The Bylaws further provide that, in the event of any threatened, or pending action, suit or proceeding in which any of the persons referred to above is a party or is involved and that may give rise to a right of indemnification under the Bylaws, following written request by such person, the Company will promptly pay to such person amounts to cover expenses reasonably incurred by such person in such proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking executed by or on behalf of such person providing that such person will repay the advance if it is ultimately determined that such person is not entitled to be indemnified by the Company as provided in the Bylaws and (ii) satisfactory evidence as to the amount of such expenses.

 Underwriting Agreement

  The Underwriting Agreement provides for the indemnification of the directors and officers of the Company in certain circumstances.

 Insurance

  The Company intends to maintain liability insurance for the benefit of its directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  The Company issued its first securities on October 5, 1995 and has issued unregistered securities to (a) founders, investors and employees and (b) to physicians and others in connection with the affiliation transactions with the medical practices (the "Affiliation Transactions"). Each such issuance was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) or Rule 701 promulgated under the Securities Act on the basis that such transactions did not involve a public offering. The securities issuances below consider the
 .314 to 1 reverse stock split for the Common Stock. Prime Stock, Class A Stock, Series B Stock will be adjusted through their revised conversion rates.

  1. On October 5, 1995, the Company issued an aggregate of 706,500 shares of Common Stock, par value $.0025 per share (the "Common Stock"), to the following individuals in connection with the organization and initial capitalization of the Company for an aggregate purchase price of $5,625: Sarah
C. Garvin, H. Thomas Scott, Julie Rawls Moore, Howard E. Fagin and Shamus M.
Holt.

  2. Since October 26, 1995, pursuant to the Company's 1995 Amended and Restated Stock Option Plan, the Company has granted options to purchase up to an aggregate of 1,664,579 shares of Common Stock to certain Company employees, physicians and consultants with exercise prices varying between $1.59 and $31.85.

  3. On November 3, 1995, the Company issued an aggregate of 345,400 shares of Common Stock to the following individuals, in connection with a private placement of stock to raise funds for the acquisition of the Company's predecessor, for an aggregate purchase price of $1,100,000: Dean G. Anderson, Don Buswell Charkow, Stephen & Susan Cooper, David Ellis, Howard E. Fagin, Sarah C. Garvin, Shamus M. Holt, Jack C. Keane, Julie Rawls Moore, NationsBank of Georgia, Trustee U/A Howard & Mary Morrison for Howard J. Morrison, Paine Webber FBO Thomas M. Rodgers, Jr., Carl J. Schramm, H. Thomas Scott, Laura Scott, Larry B. Stanely, sep, City Bank & Trust Company custodian, Robert F. Stonerock, Jr. and Ira L. Snider.

  4. On December 29, 1995, pursuant to a Securities Purchase Agreement and in connection with a venture capital financing, the Company issued an aggregate of 104,300 shares of Series 1 Class A Stock, par value $.01 per share (the "Series 1 Class A Stock"), and 95,700 shares of Series 2 Class A Stock, par value $.01 per share (the "Series 2 Class A Stock"), to the following investors for an aggregate purchase price of $3,000,000: Larry Gerdes, William Eason, Edward H. Bowman, Jr., Martin Lamaison, Orville R. Gordon, Howard F. Elkins, Richard V. Lawry, Guaranty & Trust Co. c/o David O. Ellis, Kathleen E.
J. Ellis, Jeremy Ellis, Karen Ellis, Gemma Ellis, Rowan Nominees c/o Mercury Asset Management Ltd., and NatWest Ventures Investments, Ltd. The same investors were also granted contingent warrants to purchase up to an aggregate of 200,000 shares of Class A Stock, in the event of a redemption of the outstanding shares of Class A Stock, at an exercise price of $15.00 per share. In connection with the Securities Purchase Agreement, the Company also issued to EGL Holdings, Inc. a warrant to purchase up to an aggregate of 59,660 shares of Common Stock with an exercise price of $.03 per share, for an aggregate purchase price of $1,900.

  5. On December 12, 1995, pursuant to a consulting agreement relating to the provision of financial consulting services to the Company by Thomas M. Rodgers, the Company granted to Thomas M. Rodgers an option to purchase an aggregate of 134,000 shares of Prime Common Stock at an exercise price of $0.20 per share.

  6. On February 26, 1996, the Company issued 113,040 shares of Common Stock and a warrant to purchase up to an aggregate of 83,524 shares of Common Stock to Healthmark Partners, LLC for an aggregate purchase price of $720,000.

  7. On November 25, 1996, pursuant to an Undertaking Agreement relating to the employment of J. Michael Ribaudo, M.D. as an officer of the Company the Company issued 31,400 shares of Common Stock to J. Michael Ribaudo for an aggregate purchase price of $400,000.

  8. On November 26, 1996, pursuant to an Asset Purchase Agreement, the Company issued to Metropolitan Plastic and Reconstructive Surgery, Ltd. 125,000 shares of Prime Common Stock, par value $.0025 per share (the "Prime Common Stock"), and a $500,000 note that is convertible into 39,250 shares of Common Stock.

  9. On January 27, 1997, the Company issued 15,700 shares of Common Stock to Sarah C. Garvin for an aggregate purchase price of $200,000.

  10. On January 27, 1997, the Company issued an aggregate of 35,718 shares of Common Stock to following individuals for an aggregate purchase price of $455,000: Julie Rawls Moore, Peggy S. Block, Doris Boye Mintz, Peter Charman, Dan Epstein, Henry Harrison Culver Trust, Elizabeth Jenny Culver Trust, Martha
C. Mathews, Churchill Matthews, Jr. and Elizabeth Culver.

  11. On January 31, 1997, pursuant to an Agreement and Plan of Merger pursuant to which the Company acquired by merger John W. Daake, Inc. and all shares of the capital stock of John W. Daake, Inc. were converted into shares of Prime Common Stock, the Company issued an aggregate of 151,905 shares of Prime Common Stock to the following individuals: John W. Daake, M.D., Robert
F. Beckman, M.D. and Kent L. Kossoy, M.D.

  12. On June 16, 1997, pursuant to an Amended and Restated Letter Agreement, the Company issued an aggregate of 400,000 shares of Prime Common Stock to the following individuals at the request of Ira L. Snider in consideration for Dr. Snider's provision of development services for the Company: Ira L. Snider, Joan M. Snider Custodian for Elise P. Snider, Joan M. Snider Custodian for Julie A. Snider and Barry Dewar.

  13. On March 5, 1997, pursuant to an Agreement and Plan of Merger pursuant to which the Company acquired by merger of Eye Medical Surgical Associates, Inc. and all shares of the capital stock of Eye Medical Surgical Associates, Inc. were converted into shares of Prime Common Stock, the Company issued 598,500 shares of Prime Common Stock to Sidney Hanish, M.D.

  14. On March 26, 1997, the Company issued an aggregate of 27,632 shares of Common Stock to the following purchasers for an aggregate purchase price of $352,000: Health Solutions, Inc. Profit Sharing Plan, Howard Fagin, Trustee Fagin Advisory Services, Inc. Profit Sharing Plan, Harold A. Fuselier, Jr., John Daake, Shamus Holt, Galtney Group, Inc. and Elliot Baker.

  15. On April 11, 1997, pursuant to an Agreement and Plan of Merger pursuant to which the Company acquired by merger The Heart Health Center, P.C. and all shares of the capital stock of The Heart Health Center, P.C. were converted into shares of Prime Common Stock, the Company issued an aggregate of 1,048,812 shares of Prime Common Stock to the following individuals: Allen D. Soffer, M.D., Robert G. Kopitsky, M.D., Steven J. Pieper, M.D. and Patricia L. Cole, M.D.

  16. On May 7, 1997, pursuant to a consulting agreement, the Company issued to Thomas M. Rodgers an option to purchase an aggregate of 350,000 shares of Prime Common Stock at an exercise price of $1.15 per share.

  17. On May 14, 1997, the Company issued an aggregate of 5,888 shares of Common Stock to the following individuals for an aggregate purchase price of $75,000: Garth F. Fort and Christopher Gilson.

  18. On May 20,1997 pursuant to a Contribution Agreement entered into in connection with the acquisition of an 80% interest in the assets of the medical practice of Robert M. Jones, M.D. Dr. Jones, was issued 200 shares of prime common stock, par value $0.01 per share, in a subsidiary of the Company, which are convertible into an aggregate of 173,007 shares of Common Stock.

  19. On May 28, 1997, the Company issued 1,963 shares of Common Stock to Thomas E. Douglas for an aggregate purchase price of $25,000.

  20. On June 16, 1997, pursuant to the terms of a Loan Agreement, the Company issued a warrant to purchase up to an aggregate of 15,700 shares of Common Stock, with an exercise price of $15.92 per share to DVI Financial Services, Inc. for an aggregate purchase price of $500 and in consideration of making such loans.

  21. On June 16, 1997 and July 31, 1997, pursuant to a Securities Purchase Agreement entered into in connection with a venture capital financing, the Company issued an aggregate of 2,906,679 shares of Series B Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series B Voting Preferred Stock") and 917,814 shares of Series B Non-Voting Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series B Non-Voting Preferred Stock"), to the following investors for an aggregate purchase price of $13,552,512: Weston Presidio Capital II, L.P., NatWest Ventures Investments, Ltd., St. Paul Venture Capital IV, LLC, Mercury Asset Management, plc on behalf of Rowan Nominees, Ltd., Partech U.S. Partners III C.V., U.S. Growth Fund Partners C.V., Axa U.S. Growth Fund LLC, Double Black Diamond II, LLC, Almanori Limited, Multinvest Limited, BancBoston Investments, Inc. and National City Venture Corporation. In connection with the Securities Purchase Agreement, the Company also issued warrants to the same investors to purchase up to an aggregate of 304,236 shares of Common Stock and up to 96,066 shares of Non-Voting Common Stock, par value $.0025 per share (the "Non-Voting Common Stock"), with an exercise price of $.03 per share, for an aggregate purchase price of $1,269.

  22. On June 16, 1997, pursuant to a letter agreement terminating and settling earlier consulting agreements, the Company granted to Thomas M. Rodgers an option to purchase an aggregate of 7,648 shares of Prime Common Stock at an exercise price of $0.011 per share and an option to purchase an aggregate of 37,500 shares of Prime Common Stock at an exercise price of $1.10 per share.

  23. On June 16, 1997, the Company issued an aggregate of 529,148 shares of Prime Common Stock to Thomas M. Rodgers upon exercise of stock options in exchange for $27,853 in cash and $442,781 in notes.

  24. On June 16, 1997, pursuant to the terms of an Asset Purchase and Contribution Agreement pursuant to which the Company acquired substantially all of the assets of the Arlington Cancer Center, Metroplex
Hematology/Oncology LLPC received a 20% equity interest in a Company subsidiary that is exchangeable into 480,423 shares of Common Stock.

  25. On July 31, 1997, pursuant to an Agreement and Plan of Merger pursuant to which the Company acquired by merger Ream Optometry, Ltd. and all the capital stock of Ream Optometry, Ltd. were converted into shares of Prime Common Stock, the Company issued an aggregate of 206,773 shares of Prime Common Stock to the following individuals: Ann C. Ream and Scott R. Ream.

  26. On August 8, 1997, the Company issued 21,038 shares of Common Stock to Karel A. Dicke for an aggregate purchase price of $268,000.

  27. On August 8, 1997, pursuant to an Agreement and Plan of Merger pursuant to which the Company acquired by merger Tri-County Eye Care Center and all shares of the capital stock of Tri-County Eye Care Center were converted into shares of Common Stock, the Company issued 97,408 shares of Common Stock to Howard N. Short.

  28. On August 13, 1997, pursuant to an Amended and Restated Stock Purchase Agreement pursuant to which the Company acquired all of the outstanding capital stock of Payson Family Care Associates, Inc., the Company issued an aggregate of 95,250 shares of Prime Common Stock to the following individuals: Timothy A. Shaw, Mark Ivey, Jr. and Jim L. Burke.

  29. On August 29, 1997, pursuant to an Agreement and Plan of Merger pursuant to which the Company acquired by merger Surgical Associates, Inc. and all shares of the capital stock of Surgical Associates, Inc. were converted into shares of Prime Common Stock, the Company issued 200,000 shares of Prime Common Stock to Michael Vranich.

  30. On September 2, 1997, pursuant to an Agreement and Plan of Merger pursuant to which the Company acquired by merger Atlanta Center for Medicine, Inc. and all the capital stock of Atlanta Center for Medicine, Inc. were converted into shares of Prime Common Stock, the Company issued an aggregate of 144,278 shares of Prime Common Stock to the following individuals: Revati Alturi, M.D., D. Timothy Daughterty, M.D., Shelly Carter Davis, M.D., Alan O. Feingold, M.D., Robert A. Kirkland, M.D. and Paul H. Krissman, M.D.

  31. On September 12, 1997, pursuant to an Asset Purchase Agreement, pursuant to which the Company acquired substantially all of the assets of Southern Dependacare, Inc., the Company issued 432,000 shares of Prime Common Stock to Southern Dependacare, Inc. and issued 108,000 shares of Prime Common Stock to Donnie E. McDaniel.

  32. On September 12, 1997, October 12, 1997 and November 5, 1997, pursuant to a Warrant and Stock Purchase Commitment, the Company issued to the following investors warrants to purchase in the aggregate up to 26,841 shares of Common Stock with an exercise price of $.03 per share, in exchange for their Agreement to guaranty a loan to the Company from Southwest Bank: Weston Presidio Capital II, L.P., Mercury Asset Management, plc on behalf of Rowan Nominees, Ltd., Natwest Ventures Investments, Limited, St. Paul Venture Capital IV, LLC, Banc Boston Investments, Inc., Partech U.S. Partners III C.V., U.S. Growth Fund Partners,

C.V., Axa U.S. Growth Fund LLC, Double Black Diamond II, LLC, Almanon Limited, Multinvest Limited, and National City Venture Corporation.

  33. On September 19, 1997, pursuant to a settlement agreement with NationsCredit Commercial Corporation ("NationsCredit"), the Company issued NationsCredit 12,560 shares of Common Stock and paid NationsCredit and its attorneys $151,300 in outstanding fees related to a loan agreement. Other than such fees there were no outstanding amounts due under the loan agreement. In exchange, NationsCredit agreed to terminate the loan agreement and forfeit a warrant to purchase up to 300,000 shares of Common Stock with an exercise price of $4.00 per share.

  34. On September 30, 1997, pursuant to the terms of an Employment Agreement, the Company issued 45,000 shares of Prime Common Stock to William W. Benedict.

  35. On October 3, 1997, pursuant to an Agreement and Plan of Merger pursuant to which the Company acquired by merger Louisville Cardiology, Inc. and all shares of the capital stock of Louisville Cardiology, Inc. were converted into shares of Prime Common Stock, the Company issued an aggregate of 750,000 shares of Prime Common Stock to the following individuals: Rudolph Licandro, M.D. and Michael J. Imburgia, M.D.

  36. On October 14, 1997, pursuant to an Agreement and Plan of Merger pursuant to which the Company acquired by merger George M. Bohigan, Ltd. and all shares of the capital stock of George M. Bohigan, Ltd. were converted into shares of Prime Common Stock, the Company issued 121,238 shares of Prime Common Stock to George M. Bohigan, M.D.

  37. On October 17, 1997, pursuant to an Agreement and Plan of Merger pursuant to which the Company acquired by merger G.H. Kursar, M.D., Inc. and all shares of the capital stock of G.H. Kursar, M.D., Inc. were converted into shares of Common Stock, the Company issued 51,844 shares of Common Stock to G.H. Kursar.

  38. On October 21, 1997, the Company issued 314 shares of Common Stock to Christie Bohigan for an aggregate purchase price of $5,000.

  39. On October 27, pursuant to a Credit Agreement and Loan Agreement, the Company issued 553,683 shares of Series B Voting Preferred Stock to Paribas Principal Incorporated, Inc. for an aggregate purchase price of $2,214,732.

  40. On October 27, 1997, pursuant to a Credit Agreement and Loan Agreement, the Company issued a warrant to purchase up to an aggregate 376,800 shares of Common Stock with an exercise price of $.03 per share to Paribas Principal Incorporated, and a warrant to purchase up to an aggregate of 57,953 shares of Non-Voting Common Stock with an exercise price of $.03 per share to Paribas Capital Funding, LLC, for an aggregate purchase price of $13,845.61.

  41. On October 29, 1997, the Company issued 83,524 shares of Common Stock to Healthmark Partners, LLC for an aggregate purchase price of $655 upon the exercise of warrants with an exercise price of $.0025 per share.

  42. On November 7, 1997, pursuant to an Agreement and Plan of Reorganization pursuant to which the Company acquired by merger Southern Crescent Women's Healthcare, Inc. and all shares of the outstanding capital stock of Southern Crescent Women's Healthcare, Inc. were converted into the right to receive shares of Common Stock, the Company issued an aggregate of 137,376 shares of Common Stock to W. Darrel Martin, M.D. and Elizabeth W. Killebrew, M.D.

  43. On November 7, 1997, pursuant to an Agreement and Plan of Reorganization pursuant to which the Company acquired by merger Eagles Landing OB-GYN Associates, P.C. and all shares of the outstanding capital stock of Eagles Landing OB-GYN Associates, P.C. were converted into the right to receive shares of Common Stock, the Company issued an aggregate of 97,341 shares of Common Stock to the following individuals: John P. Schilling, M.D., Shoba C. Rao, M.D. and Jeffrey D. Lovinger.

  44. On November 7, 1997, pursuant to an Agreement and Plan of Reorganization pursuant to which the Company acquired by merger Northside OB-GYN, Inc. and all shares of the outstanding capital stock of

Northside OB-GYN, Inc. were converted into the right to receive shares of Common Stock, the Company issued an aggregate of 25,513 shares of Common Stock to Alan Joffe, M.D.

  45. On November 10, 1997, pursuant to an Asset Purchase Agreement pursuant to which the Company acquired substantially all of the assets of National Sleep Dynamics, Inc. and HomeCare for Sleep Disorders, Inc., the Company issued 35,168 shares of Common Stock to National Sleep Dynamics, Inc..

  46. On November 12, 1997, the Company granted to Bi-State Network warrants to purchase up to an aggregate of 31,400 shares of Common Stock with an exercise price of $12.74 per share in exchange for entering into a contract administration agreement with the Company.

  47. On November 10, 1997, pursuant to an Agreement and Plan of Merger pursuant to which the Company acquired by merger Internal Medicine Specialists, Inc. and all shares of the outstanding capital stock of Internal Medicine Specialists, Inc. were converted into the right to receive shares of Common Stock, the Company issued an aggregate of 329,264 shares of Common Stock to the following individuals: Alex Menendez, C. Raymond Cottrell, Antonio Caos, Kenneth R. Feuer, Robert T. Baker, Robert F. Stonerock, Thomas
C. Marbury, Timothy L. Prince, Lionel C. Abbott, Mark Williams and Jeffrey M. Cohen. In connection with the Agreement and Plan of Merger, the Company issued an aggregate of 22,608 shares of Common Stock to Avanish Aggarwal in consideration for his execution and performance of an employment agreement with Internal Medicine Specialists, Inc.

  48. On November 10, 1997, pursuant to a Stock Purchase Agreement pursuant to which the Company acquired all shares of the outstanding capital stock of Primary Care Specialists, Inc., the Company issued an aggregate of 85,881 shares of Common Stock to the following individuals: Don Buswell-Charkow, Thomas Wentzell, John M. Cappleman, Christopher Edwards and Allen Castello.

  49. On November 12, 1997, pursuant to an Agreement and Plan of Reorganization pursuant to which the Company acquired by merger Greater Cincinnati Gastroenterology, Inc. and all shares of the outstanding capital stock of Greater Cincinnati Gastroenterology, Inc. were converted into the right to receive shares of Common Stock, the Company issued an aggregate of 409,821 shares of Common Stock to the following individuals: George D. Waissbluth, Ronald C. Schnieder, Michael A. Safdi, Alan V. Safdi, Michael D. Kreines, Kris Ramprasad, Kim R. Jurell, David G. Mangels, Pradeep K. Bekal and Daniel G. Walker Trust, u/a/d July 1, 1997 Alan V. Safdi, Trustee.

  50. On November 12, 1997, pursuant to an Agreement and Plan of Merger pursuant to which the Company acquired by merger LaRach & Williamson, M.D., P.A. and all shares of the outstanding capital stock of LaRach & Williamson, M.D., P.A. were converted into the right to receive shares of Common Stock, the Company issued an aggregate of 106,266 shares of Common Stock to the following individuals: Sergio W. LaRach, Paul R. Williamson and Andrea Ferrara. In connection with the Agreement and Plan of Merger, the Company issued an aggregate of 17,192 shares of Common Stock to Michael F. Trevisani in consideration for his execution of an employment agreement with LaRach & Williamson, Inc.

  51. On November 12, 1997, pursuant to an Agreement and Plan of Merger pursuant to which the Company acquired by merger MidSouth Practice Management, Inc. and all of the outstanding capital stock of MidSouth Medical Management, Inc. were converted into the right to receive shares of Common Stock, warrants, the Company issued an aggregate of 272,534 shares of Common Stock to the following individuals and entity: A. Cary Cox, Robert A. Frist, Jack D. Furst, R. Ellis Godshall, Sr., Robert Ellis Godshall, Jr., Douglas J. Marchant, Dale Menard, Medical Practice Partners, L.P., Herbert L. Thomas, Jr., Robert Bruce Thompson, Dean Witter Custodian FBO R. Bruce Thompson, Daniel Caldwell, Memphis Children's Clinic, PLLC , William C. Stewart, Jr., M.D., Beau B. Pittman, M.D., David B. Wright, M.D., Michael Steffan, M.D., Lynda Freeland, M.D., Martha N. Taylor, M.D., Ann D. Brown, M.D., Mark Vlasak, M.D. and James W. Bryant, M.D. In addition, the Company granted to Petra Capital a warrant to purchase up to an aggregate of 35,231 shares of Common Stock with an exercise price of $.03 per share in exchange for warrants it held to purchase MidSouth stock and granted to the preferred shareholders of MidSouth Practice Management, Inc. and Delta Capital Partners, L.L.C. warrants to purchase up to an aggregate of 56,991 shares of Common Stock with an exercise price per share equal to the greater of $31.85 and 125% of the initial public offering price.

  52. On November 12, 1997, pursuant to a Stock Purchase Agreement pursuant to which the Company acquired all of the capital stock of Physician Alliance, Inc. and its subsidiary, Physicians Strategic Alliance of Orlando, Inc., the Company issued an aggregate of 88,862 shares of Common Stock to the following individuals in exchange for each of their interest in Physician Strategic Alliance, Inc.: Calver Fund, Inc., Jack R. Anderson, Rose Marie Garcia Anderson, Leslie B. Daniels, The Daniels Family Trust and Gastroenterology Associates Osceola, P.A. In connection with the Stock Purchase Agreement, the Company issued to certain of such individuals warrants to purchase up to an aggregate of 15,700 shares of Common Stock at an exercise price of the greater of $31.85 a share or 125% of any per share initial public offering price.

  53. On November 12, 1997, pursuant to an Interest Purchase Agreement, the Company issued an aggregate of 78,500 shares of Common Stock to the following individuals and entity in exchange for each of their interests in Persch Family Practice, L.P.: Hirsch Family, L.P., Michael A. Noble, Ben Tischler, Mark Goran, Monte Sandler and Michael Gerling.

  54. On November 12, 1997, pursuant to an Agreement and Plan of Merger pursuant to which the Company acquired by merger Pulmonary Sleep Consultants, Inc. and all shares of the outstanding capital stock of Pulmonary Sleep Consultants, Inc. were converted into the right to receive shares of Common Stock, the Company issued 94,228 shares of Common Stock to Myron Jacobs, M.D.

  55. On November 12, 1997, pursuant to an Agreement and Plan of Merger pursuant to which the Company acquired by merger Diagnostic Internists, Inc. and all shares of the outstanding capital stock of Diagnostic Internists, Inc. were converted into the right to receive shares of Prime Common Stock, the Company issued 108,000 shares of Prime Common Stock to the following individuals: James A. Reynolds, M.D., Mark A. Novack, M.D. and Jeffrey Zohner, M.D.

  56. On November 12, 1997, pursuant to an Agreement and Plan of Merger pursuant to which the Company acquired by merger Parkcrest Surgical Associates, Inc. and all shares of the outstanding capital stock of Parkcrest Surgical Associates, Inc. were converted into the right to receive shares of Prime Common Stock, the Company issued an aggregate of 1,294,236 shares of Prime Common Stock to the following individuals: Donald R. Bassman, M.D., David A. Caplin, M.D., Patricia A. McGuire, M.D., Alan M. Londe, M.D., Charles
R. Nathan, M.D., Marlys E. Schuh, M.D., Stanley L. London, M.D., Kenneth J. Bennett, M.D., James P. Emanuel, M.D., Kurt W. Kaufman, D.P.M., Mark A. Ludwig, M.D., Glen E. Johnson, M.D., Cesar A. Gomez, M.D., Sondra L. Tate, M.D. and Diane M. Radford, M.D.

  57. On November 12, 1997, pursuant to an Asset Purchase Agreement pursuant to which the Company acquired substantially all of the assets of used in the medical practice of Richard Rames, M.D., Richard Rames, M.D. received 200 shares of prime common stock, par value $.01 per share, in a subsidiary of the Company which are convertible into an aggregate of 40,182 shares of Common Stock.

  58. On November 12, 1997, the Company issued an aggregate of 56,520 shares of Common Stock to the following individuals for an aggregate purchase price of $900,000: R.L. Wolfson, Andrew S. Wolfson, Ethel Wolfson, Erwin Barry Hyman, Stephen A. Hyman, Martin Isenberg, and Stephen M. Mintz and Doris Boye Mintz. Each of the foregoing individuals is an accredited investor with an existing relationship with the Company or with an executive officer of the Company. Additionally, Steven M. Mintz and Doris Boye-Mintz are officers of the Company. The purpose of the respective issuances was to raise capital for the Company.

  59. Pursuant to a binding subscription agreement entered into in October 1997, on January 21, 1998 the Company issued 8,972 shares of Common Stock to Jackie L. Grosklos, M.D. as partial consideration for her execution of a guaranty of certain management fees to the Company.

  60. On December 29, 1997 the Company issued 314 shares of Common Stock to Thomas L. Rowe pursuant to an exercise of stock options previously granted to Mr. Rowe under the Company's 1995 Amended and Restated Stock Option Plan.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits.

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER
 -------
   1.1   Form of Underwriting Agreement.(1)
   3.1   Fourth Amended and Restated Certificate of Incorporation of Physician
         Health Corporation.(1)
   3.1a  Fifth Amended and Restated Certificate of Incorporation of Physician
         Health Corporation.*
   3.2   Second Amended and Restated Certificate of Designation, Preferences
         and Rights of the Series B Redeemable Convertible Preferred Stock of
         Physician Health Corporation.(1)
   3.2a  Certificate of Amendment to the Second Amended and Restated
         Certificate of Designation, Preferences and Rights of the Series B
         Redeemable Convertible Preferred Stock and the Series B Non-Voting
         Redeemable Convertible Preferred Stock of the Company.*
   3.3   Amended and Restated Bylaws of Physician Health Corporation.(1)
   4.1   Form of Common Stock Certificate.(1)
   5.1   Opinion of Jackson Walker, L. L.P.(1)
   9.1   Second Amended and Restated Stockholders' Agreement, dated as of June
         16, 1997, among Physician Health Corporation, Weston Presidio Capital
         II, L.P., the Weston Investors, the EGL Investors and other shareholders added from time to time.(1)
   9.2   Amendment and Joinder to Second Amended and Restated Stockholders'
         Agreement, dated as of October 27, 1997, among Physician Health
         Corporation, Paribas Principal, Inc., Paribas Capital Funding, LLC and
         certain other stockholders of Physician Health Corporation.(1)
  10.1   Asset Purchase and Contribution Agreement dated June 16, 1997, by and among Metroplex Hematology/Oncology Associates, L.L.P., the
         Shareholders of Metroplex Hematology/Oncology Associates, L.L.P., each
         Physician's wholly owned professional association and Physician Health
         Corporation.(1)
  10.2   Management Services Agreement, by and among Metroplex Hematology/
         Oncology Associates, L.L.P., MHOA Texas I, L.L.C., Physician Health
         Corporation and the Metroplex Providers.(1)
  10.3   Supplemental Agreement by and among Metroplex Hematology/Oncology
         Associates, L.L.P., MHOA Texas I, L.L.C., Physician Health Corporation
         and the Metroplex Providers.(1)
  10.4   Agreement and Plan of Reorganization by and among Physician Health
         Corporation, Greater Cincinnati Gastroenterology Associates, Inc. and
         the Shareholders of Greater Cincinnati Gastroenterology Associates,
         Inc.(1)
  10.5   Practice Management Agreement by and among PHC Ohio, Inc. and GCGA
         Physicians, Inc.(1)
  10.6   Agreement and Plan of Merger by and among Physician Health
         Corporation, PHC-Orlando Acquisition Subsidiary II, Inc., Internal
         Medicine Specialists, Inc. and the Shareholders of Internal Medicine
         Specialists, Inc.(1)
  10.7   Form of Employment Agreement by and among Internal Medicine
         Specialists, Inc. and each of the Shareholders of Internal Medicine
         Specialist, Inc.(1)
  10.8   Option Agreement by and among Central Florida Surgical Centers, Inc.,
         C. Raymond Cottrell, M.D., Antonio Caos, M.D., Kenneth R. Feuer, M.D.,
         Robert T. Baker, M.D. and PHC Holding Corporation.(1)
  10.9   Option Agreement by and among Oakwater Surgical Center, Inc., C.
         Raymond Cottrell, M.D., Antonio Caos, M.D., Alex Menendez, M.D.,
         Kenneth R. Feuer, M.D., Robert T. Baker, M.D. and PHC Holding
         Corporation.(1)
  10.10  Agreement and Plan of Merger, dated as of September 4, 1997, among
         Physician Health Corporation, PHC-Midwest, Inc. and the Shareholders
         of Parkcrest Surgical Associates, Inc.(1)
  10.11  Practice Management Agreement among Physician Health Corporation, PHC-
         Midwest, Inc. and P.S.A. Medical Group, Inc.(1)

 EXHIBIT
 NUMBER
 -------
  10.12  Asset Purchase Agreement by and among Physician Health Corporation,
         PHC Regional Oncology Care, Inc., Southern Dependacare, Inc. and Jack
         G. Hilton, M.D.(1)
  10.13  Practice Management Agreement, by and among Physician Health
         Corporation, PHC Regional Oncology Care, Inc., PHC Illinois 1, S.C.
         and PHC-Mississippi, P.L.L.C.(1)
  10.14  Agreement and Plan of Merger by and among Physician Health
         Corporation, MidSouth Practice Management, Inc. and PHC Tennessee
         Acquisition Subsidiary I, Inc.(1)
  10.15  Management Services Agreement, dated as of September 22, 1997, by and among MidSouth Practice Management, Inc., Foundation Medical Group,
         PLLC and the Physicians named therein.(1)
  10.16  Management Services Agreement, dated as of September 22, 1997, by and between Memphis Children's Clinic and the Physicians named therein.(1)
  10.17  Management Services Agreement, dated as of November 10, 1997, by and between MidSouth Management Inc. and Bryant Medical Services, P.C.(1)
  10.18  First Amendment to Management Services Agreement, dated as of November
         10, 1997, by and among MidSouth Practice Management, Inc., Foundation
         Medical Group, PLLC and the Physicians named therein.(1)
  10.19  First Amendment to Management Services Agreement, dated as of November
         10, 1997, by and among MidSouth Practice Management, Inc., Memphis
         Children's Clinic, PLLC and the Physicians named therein.(1)
  10.20  First Amendment to Management Services Agreement, dated as of November
         10, 1997, by and among MidSouth Practice Management, Inc., Bryant
         Medical Services, P.C. and James W. Bryant, M.D.(1)
  10.21  Physician Health Corporation Amended and Restated 1995 Stock Option
         Plan.(1)
  10.22  Employment Agreement, dated January 1, 1998, by and between Physician
         Health Corporation and Sarah C. Garvin.(1)
  10.23  Employment Agreement, dated January 1, 1998, by and between Physician
         Health Corporation and Tom Rodgers.*
  10.24  Employment Agreement, dated January 1, 1998, by and between Physician
         Health Corporation and J. Michael Ribaudo, M.D.(1)
  10.25  Letter Agreement, dated June 16, 1997, by and between Thomas Rodgers and Physician Health Corporation.*
  10.26  General Undertakings Agreement, dated as of October 1996, by and among
         Physician Health Corporation, PHC St. Louis Acquisition Subsidiary I,
         Inc., Metropolitan Plastic and Reconstructive Surgery, Ltd. and J.
         Michael Ribaudo, M.D.(1)
  10.27  Amendment to General Undertakings Agreement.(1)
  10.28  Settlement Agreement, dated December 31, 1997, by and among Physician
         Health Corporation, PHC-St. Louis Acquisition Subsidiary I,
         Metropolitan Plastic and Reconstructive Surgery, Ltd. and J. Michael
         Ribaudo, M.D.*
  10.29  Stock and Warrant Purchase Agreement, dated December 29, 1995, among
         Physician Health Corporation, Sarah C. Garvin, Howard E. Fagin, Ph.D.,
         H. Thomas Scott, Julie Rawls Moore, Shamus Holt, EGL Holdings, Inc.,
         Mercury Asset Management, Plc, NatWest Ventures Investments Limited
         and certain individuals and custodians.(1)
  10.30  Form of Contingent Share Warrant to Purchase Shares of Class A
         Preferred Stock pursuant to the EGL Stock and Warrant Purchase
         Agreement.(1)
  10.31  Warrant, dated December 29, 1995, issued to EGL Holdings, Inc. to purchase 190,000 shares of Common Stock.(1)

 EXHIBIT
 NUMBER
 -------
  10.32  Securities Purchase Agreement, dated as of June 16, 1997, among
         Physician Health Corporation, Weston Presidio Capital II, L.P.,
         BancBoston Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan Nominees Limited and NatWest Ventures Investments Limited.(1)
  10.33  Amendment No. 1 to Securities Purchase Agreement, dated as of July 31,
         1997, among Physician Health Corporation, Weston Presidio Capital II,
         L.P., Metroplex Hematology/Oncology Associates, L.L.P, BancBoston
         Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan
         Nominees Limited, NatWest Ventures Investments Limited, St. Paul
         Venture Capital, IV, LLC, Partech U.S. Partners III, C.V., U.S. Growth
         Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black Diamond II
         LLC, Almanori Limited, Multinvest Limited and National City Venture
         Corporation.(1)
  10.34  Amendment No. 2 to Securities Purchase Agreement, dated as of October
         27,1997, among Physician Health Corporation, Weston Presidio Capital
         II, L.P., BancBoston Investments, Inc., Mercury Asset Management, plc,
         on behalf of Rowan Nominees Limited, NatWest Ventures Investments
         Limited, St. Paul Venture Capital, IV, LLC, Partech U.S. Partners III,
         C.V., U.S. Growth Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double
         Black Diamond II LLC, Almanori Limited, Multinvest Limited, National
         City Venture Corporation and Paribas Principal Incorporated.(1)
  10.35  Equity Call Agreement, dated as of June 16, 1997, among Physician
         Health Corporation, Weston Presidio Capital II, L.P., Metroplex
         Hematology/Oncology Associates, L.L.P, BancBoston Investments, Inc.,
         Mercury Asset Management, plc, on behalf of Rowan Nominees Limited,
         NatWest Ventures Investments Limited.(1)
  10.36  Amendment No. 1 to Equity Call Agreement, dated as of July 31, 1997, among Physician Health Corporation, Weston Presidio Capital II, L.P.,
         Metroplex Hematology, Oncology Associates, L.L.P, BancBoston
         Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan
         Nominees Limited, NatWest Ventures Investments Limited, St. Paul
         Venture Capital, IV, LLC, Partech U.S. Partners III, C.V., U.S. Growth
         Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black Diamond II
         LLC, Almanori Limited, Multinvest Limited and National City Venture
         Corporation.(1)
  10.37  Joinder to Equity Call Agreement, dated as of October 27, 1997, among
         Physician Health Corporation, Weston Presidio Capital II, L.P.,
         Metroplex Hematology/Oncology Associates, L.L.P, BancBoston
         Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan
         Nominees Limited, NatWest Ventures Investments Limited, St. Paul
         Venture Capital, IV, LLC, Partech U.S. Partners III, C.V., U.S. Growth
         Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black Diamond II
         LLC, Almanori Limited, Multinvest Limited, National City Venture
         Corporation and Paribas Principal Incorporated.(1)
  10.38  Escrow Agreement, dated as of June 16, 1997, among Physician Health
         Corporation, Weston Presidio Capital II, L.P., BancBoston Ventures,
         Inc., Mercury Asset Management, plc, on behalf of Rowan Nominees
         Limited and NatWest Ventures Investments, Limited.(1)
  10.39  Amendment No. 1 to Escrow Agreement, dated as of July 31, 1997, among
         Physician Health Corporation, Weston Presidio Capital II, L.P.,
         BancBoston Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan Nominees Limited, NatWest Ventures Investments Limited,
         St. Paul Venture Capital, IV, LLC, Partech U.S. Partners III, C.V.,
         U.S. Growth Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black
         Diamond II LLC, Almanori Limited, Multinvest Limited and National City
         Venture Corporation.(1)
  10.40  Amendment No. 2 to Escrow Agreement, dated as of October 27, 1997, among Physician Health Corporation, Weston Presidio Capital III, L.P.,
         BancBoston Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan Nominees Limited, NatWest Ventures Investments Limited,
         St. Paul Venture Capital, IV, LLC, Partech U.S. Partners 111, C.V.,
         U.S. Growth Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black
         Diamond II LLC, Almanori Limited, Multinvest Limited, National City
         Venture Corporation and Paribas Principal Incorporated.(1)

 EXHIBIT
 NUMBER
 -------
 10.41   Weston Presidio--Form of Common Stock Warrant.(1)
 10.42   Credit Agreement, dated as of October 27, 1997, among Physician Health
         Corporation, PHC Holding Company, Various Banks and Banque Paribas, as
         Agent.(1)
 10.43   Securities Purchase Agreement dated as of October 27, 1997, by and between Physician Health Corporation and Paribas Principal
         Incorporated.(1)
 10.44   Warrant, dated October 12, 1997, issued by Physician Health
         Corporation to Paribas Principal Incorporated.(1)
 10.45   Senior Subordinated Loan Agreement, dated as of October 27, 1997, among Physician Health Corporation, PHC Holding Corporation, the
         financial institutions from time to time party thereto and Paribas
         Capital Funding, LLC, as Agent.(1)
 10.45a  Amendment No. 1 to the Senior Subordinated Loan Agreement among
         Physician Health Corporation, PHC Holding Corporation, the Lenders
         party thereto and Paribas Capital Funding LLC, as Agent.(1)
 10.46   Warrant Purchase Agreement dated as of October 27, 1997, by and between Physician Health Corporation and Paribas Capital Funding,
         LLC.(1)
 10.47   Warrant Certificate, dated as of October 27, 1997, issued by Physician
         Health Corporation to Paribas Capital Funding, LLC.(1)
 10.48   Warrant Agreement, dated as of October 27, 1997, by and between
         Physical Health Corporation and Paribas Capital Funding, L.L.C.(1)
 10.49   Restated and Amended Stockholder Agreement, dated November 1, 1997, by and among Physician Health Corporation, Sarah, C. Garvin, Howard E.
         Fagin, Ph.D., H. Thomas Scott, Julie Rawls Moore, and Shamus Holt.(1)
 10.50   Amendment to Restated and Amended Stockholder Agreement, dated
         February 1997, by and among Physician Health Corporation, Sarah, C.
         Garvin, Howard E. Fagin, Ph.D., H. Thomas Scott, Julie Rawls Moore,
         and Shamus Holt.(1)
 10.51   Non-Competition and Non-Disclosure Form of Agreement executed by each
         Founder of Physician Health Corporation.(1)
 10.52   Amended and Restated Registration Rights Agreement by and among
         Physician Health Corporation and the stockholders named therein.(1)
 10.53   Joinder to Amended and Restated Registration Rights Agreement, dated
         October 1997, by Thomas M. Rodgers.(1)
 10.54   Letter Agreement, dated September 16, 1997, by and between
         NationsCredit Settlement Agreement and Physician Health
         Corporation.(1)
 10.55   Warrant, dated June 16, 1997, issued by Physician Health Corporation to DVI Financial Services, Inc.(1)
 10.56   Loan and Security Agreement No. 1 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.(1)
 10.57   Loan and Security Agreement No. 2 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.(1)
 10.58   Loan and Security Agreement No. 3 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.(1)
 10.59   Loan and Security Agreement No. 4 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.(1)
 10.60   Loan and Security Agreement No. 5 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.(1)

 EXHIBIT
 NUMBER
 -------
  10.61  Loan and Security Agreement No. 6 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.(1)
  10.62  Loan and Security Agreement, dated as of June 16, 1997, among MHOA
         Texas I, L.L.C. and DVI Business Credit Corporation.(1)
  10.63  Warrant and Preferred Stock Commitment, dated September 12, 1997, by and among Physician Health Corporation, Weston Presidio Capital II,
         L.P. and the holders of Series B Preferred Stock or Common Stock named therein.(1)
  10.64  Warrant, dated September 12, 1997, issued by Physician Health
         Corporation to Weston Presidio Capital II, L.P.(1)
  21.1   Subsidiaries.(1)
  23.1   Consent of Arthur Andersen LLP.*
  23.2   Consent of Ernst & Young LLP.*
  24.1   Power of Attorney (contained on the signature page of this
         Registration Statement).(1)
  27     Financial Data Schedule(1)
  99.1   Consent of Director designee William C. Stewart, Jr., M.D.(1)

--------
*  Filed herewith
(1) Previously filed

  (b) Financial Statement Schedules.

  All schedules are omitted because they are not applicable or because the required information is contained in the Financial Statements or Notes thereto.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes as follows:

    (1) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payments by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (3) That, for the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (4) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, Physician Health Corporation has duly caused this Amendment No. 3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 13, 1998.

                                          Physician Health Corporation

                                                /s/ Sarah C. Garvin
                                          By: _________________________________
                                                      SARAH C. GARVIN
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

  Pursuant to the requirements of the Securities Act, as amended, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated and on February 13, 1998.

              SIGNATURE                        TITLE

         /s/ Sarah C. Garvin            Chairman of the Board, President
-------------------------------------   and Chief Executive Officer
           SARAH C. GARVIN              (Principal Executive Officer)

        /s/ Thomas M. Rodgers           Director, Executive Vice
-------------------------------------   President, Chief Financial
          THOMAS M. RODGERS             Officer, Secretary and Treasurer
                                        (Principal Financial and
                                        Accounting Officer)

                  *                     Director
-------------------------------------
         MURALI ANANTHARAMAN

                  *                     Director
-------------------------------------
          MICHAEL F. CRONIN

                  *                     Director, Chief Executive Officer
-------------------------------------   of Arlington Cancer Center
       ALFRED DISTEFANO, M.D.           Division

                  *                     Director
-------------------------------------
    CARL J. SCHRAMM, PH.D., J.D.

                  *                     Director, President of Ancillary
-------------------------------------   Division
      J. MICHAEL RIBAUDO, M.D.

         /s/ Sarah C. Garvin
*By: ________________________________
           SARAH C. GARVIN
 ATTORNEY-IN-FACT PURSUANT TO POWER
 OF ATTORNEY GRANTED IN REGISTRATION
 STATEMENT (NO. 333-40073) AS FILED
                 ON
          NOVEMBER 12, 1997

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER
 -------
   1.1   Form of Underwriting Agreement.(1)
   3.1   Fourth Amended and Restated Certificate of Incorporation of Physician
         Health Corporation.(1)
   3.1a  Fifth Amended and Restated Certificate of Incorporation of Physician
         Health Corporation.*
   3.2   Second Amended and Restated Certificate of Designation, Preferences
         and Rights of the Series B Redeemable Convertible Preferred Stock and
         Series B Non-Voting Redeemable Convertible Preferred Stock of
         Physician Health Corporation.(1)
   3.2a  Certificate of Amendment to the Second Amended and Restated
         Certificate of Designation, Preferences and Rights of the Series B
         Redeemable Convertible Preferred Stock and the Series B Non-Voting
         Redeemable Convertible Preferred Stock of the Company.*
   3.3   Amended and Restated Bylaws of Physician Health Corporation.(1)
   4.1   Form of Common Stock Certificate.(1)
   5.1   Opinion of Jackson Walker, L.L.P.(1)
   9.1   Second Amended and Restated Stockholders' Agreement, dated as of June
         16, 1997, among Physician Health Corporation, Weston Presidio Capital
         II, L.P., the Weston Investors, the EGL Investors and other shareholders added from time to time.(1)
   9.2   Amendment and Joinder to Second Amended and Restated Stockholders'
         Agreement, dated as of October 27, 1997, among Physician Health
         Corporation, Paribas Principal, Inc., Paribas Capital Funding, LLC and
         certain other stockholders of Physician Health Corporation.(1)
  10.1   Asset Purchase and Contribution Agreement dated June 16, 1997, by and among Metroplex Hematology/Oncology Associates, L.L.P., the
         Shareholders of Metroplex Hematology/Oncology Associates, L.L.P., each
         Physician's wholly owned professional association and Physician Health
         Corporation.(1)
  10.2   Management Services Agreement, by and among Metroplex Hematology/
         Oncology Associates, L.L.P., MHOA Texas I, L.L.C., Physician Health
         Corporation and the Metroplex Providers.(1)
  10.3   Supplemental Agreement by and among Metroplex Hematology/Oncology
         Associates, L.L.P., MHOA Texas I, L.L.C., Physician Health Corporation
         and the Metroplex Providers.(1)
  10.4   Agreement and Plan of Reorganization by and among Physician Health
         Corporation, Greater Cincinnati Gastroenterology Associates, Inc. and
         the Shareholders of Greater Cincinnati Gastroenterology Associates,
         Inc.(1)
  10.5   Practice Management Agreement by and among PHC Ohio, Inc. and GCGA
         Physicians, Inc.(1)
  10.6   Agreement and Plan of Merger by and among Physician Health
         Corporation, PHC-Orlando Acquisition Subsidiary II, Inc., Internal
         Medicine Specialists, Inc. and the Shareholders of Internal Medicine
         Specialists, Inc.(1)
  10.7   Form of Employment Agreement by and among Internal Medicine
         Specialists, Inc. and each of the Shareholders of Internal Medicine
         Specialist, Inc.(1)
  10.8   Option Agreement by and among Central Florida Surgical Centers, Inc.,
         C. Raymond Cottrell, M.D., Antonio Caos, M.D., Kenneth R. Feuer, M.D.,
         Robert T. Baker, M.D. and PHC Holding Corporation.(1)
  10.9   Option Agreement by and among Oakwater Surgical Center, Inc., C.
         Raymond Cottrell, M.D., Antonio Caos, M.D., Alex Menendez, M.D.,
         Kenneth R. Feuer, M.D., Robert T. Baker, M.D. and PHC Holding
         Corporation.(1)
  10.10  Agreement and Plan of Merger, dated as of September 4, 1997, among
         Physician Health Corporation, PHC-Midwest, Inc. and the Shareholders
         of Parkcrest Surgical Associates, Inc.(1)
  10.11  Practice Management Agreement among Physician Health Corporation, PHC-
         Midwest, Inc. and P.S.A. Medical Group, Inc.(1)
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  10.12  Asset Purchase Agreement by and among Physician Health Corporation,
         PHC Regional Oncology Care, Inc., Southern Dependacare, Inc. and Jack
         G. Hilton, M.D.(1)
  10.13  Practice Management Agreement, by and among Physician Health
         Corporation, PHC Regional Oncology Care, Inc., PHC Illinois 1, S.C.
         and PHC-Mississippi, P.L.L.C.(1)
  10.14  Agreement and Plan of Merger by and among Physician Health
         Corporation, MidSouth Practice Management, Inc. and PHC Tennessee
         Acquisition Subsidiary I, Inc.(1)
  10.15  Management Services Agreement, dated as of September 22, 1997, by and among MidSouth Practice Management, Inc., Foundation Medical Group,
         PLLC and the Physicians named therein.(1)
  10.16  Management Services Agreement, dated as of September 22, 1997, by and between Memphis Children's Clinic and the Physicians named therein.(1)
  10.17  Management Services Agreement, dated as of November 10, 1997, by and between MidSouth Management Inc. and Bryant Medical Services, P.C.(1)
  10.18  First Amendment to Management Services Agreement, dated as of November
         10, 1997, by and among MidSouth Practice Management, Inc., Foundation
         Medical Group, PLLC and the Physicians named therein.(1)
  10.19  First Amendment to Management Services Agreement, dated as of November
         10, 1997, by and among MidSouth Practice Management, Inc., Memphis
         Children's Clinic, PLLC and the Physicians named therein.(1)
  10.20  First Amendment to Management Services Agreement, dated as of November
         10, 1997, by and among MidSouth Practice Management, Inc., Bryant
         Medical Services, P.C. and James W. Bryant, M.D.(1)
  10.21  Physician Health Corporation Amended and Restated 1995 Stock Option
         Plan.(1)
  10.22  Employment Agreement, dated January 1, 1998, by and between Physician
         Health Corporation and Sarah C. Garvin.(1)
  10.23  Employment Agreement, dated January 1, 1998, by and between Physician
         Health Corporation and Tom Rodgers.*
  10.24  Employment Agreement, dated January 1, 1998, by and between Physician
         Health Corporation and J. Michael Ribaudo, M.D.(1)
  10.25  Letter Agreement, dated June 16, 1997, by and between Thomas Rodgers and Physician Health Corporation.*
  10.26  General Undertakings Agreement, dated as of October 1996, by and among
         Physician Health Corporation, PHC St. Louis Acquisition Subsidiary I,
         Inc., Metropolitan Plastic and Reconstructive Surgery, Ltd. and J.
         Michael Ribaudo, M.D.(1)
  10.27  Amendment to General Undertakings Agreement.(1)
  10.28  Settlement Agreement, dated December 31, 1997, by and among Physician
         Health Corporation, PHC-St. Louis Acquisition Subsidiary I,
         Metropolitan Plastic and Reconstructive Surgery, Ltd. and J. Michael
         Ribaudo, M.D.*
  10.29  Stock and Warrant Purchase Agreement, dated December 29, 1995, among
         Physician Health Corporation, Sarah C. Garvin, Howard E. Fagin, Ph.D.,
         H. Thomas Scott, Julie Rawls Moore, Shamus Holt, EGL Holdings, Inc.,
         Mercury Asset Management, Plc, NatWest Ventures Investments Limited
         and certain individuals and custodians.(1)
  10.30  Form of Contingent Share Warrant to Purchase Shares of Class A
         Preferred Stock pursuant to the EGL Stock and Warrant Purchase
         Agreement.(1)
  10.31  Warrant, dated December 29, 1995, issued to EGL Holdings, Inc. to purchase 190,000 shares of Common Stock.(1)
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  10.32  Securities Purchase Agreement, dated as of June 16, 1997, among
         Physician Health Corporation, Weston Presidio Capital II, L.P.,
         BancBoston Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan Nominees Limited and NatWest Ventures Investments Limited.(1)
  10.33  Amendment No. 1 to Securities Purchase Agreement, dated as of July 31,
         1997, among Physician Health Corporation, Weston Presidio Capital II,
         L.P., Metroplex Hematology/Oncology Associates, L.L.P, BancBoston
         Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan
         Nominees Limited, NatWest Ventures Investments Limited, St. Paul
         Venture Capital, IV, LLC, Partech U.S. Partners III, C.V., U.S. Growth
         Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black Diamond II
         LLC, Almanori Limited, Multinvest Limited and National City Venture
         Corporation.(1)
  10.34  Amendment No. 2 to Securities Purchase Agreement, dated as of October
         27,1997, among Physician Health Corporation, Weston Presidio Capital
         II, L.P., BancBoston Investments, Inc., Mercury Asset Management, plc,
         on behalf of Rowan Nominees Limited, NatWest Ventures Investments
         Limited, St. Paul Venture Capital, IV, LLC, Partech U.S. Partners III,
         C.V., U.S. Growth Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double
         Black Diamond II LLC, Almanori Limited, Multinvest Limited, National
         City Venture Corporation and Paribas Principal Incorporated.(1)
  10.35  Equity Call Agreement, dated as of June 16, 1997, among Physician
         Health Corporation, Weston Presidio Capital II, L.P., Metroplex
         Hematology/Oncology Associates, L.L.P, BancBoston Investments, Inc.,
         Mercury Asset Management, plc, on behalf of Rowan Nominees Limited,
         NatWest Ventures Investments Limited.(1)
  10.36  Amendment No. 1 to Equity Call Agreement, dated as of July 31, 1997, among Physician Health Corporation, Weston Presidio Capital II, L.P.,
         Metroplex Hematology, Oncology Associates, L.L.P, BancBoston
         Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan
         Nominees Limited, NatWest Ventures Investments Limited, St. Paul
         Venture Capital, IV, LLC, Partech U.S. Partners III, C.V., U.S. Growth
         Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black Diamond II
         LLC, Almanori Limited, Multinvest Limited and National City Venture
         Corporation.(1)
  10.37  Joinder to Equity Call Agreement, dated as of October 27, 1997, among
         Physician Health Corporation, Weston Presidio Capital II, L.P.,
         Metroplex Hematology/Oncology Associates, L.L.P, BancBoston
         Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan
         Nominees Limited, NatWest Ventures Investments Limited, St. Paul
         Venture Capital, IV, LLC, Partech U.S. Partners III, C.V., U.S. Growth
         Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black Diamond II
         LLC, Almanori Limited, Multinvest Limited, National City Venture
         Corporation and Paribas Principal Incorporated.(1)
  10.38  Escrow Agreement, dated as of June 16, 1997, among Physician Health
         Corporation, Weston Presidio Capital II, L.P., BancBoston Ventures,
         Inc., Mercury Asset Management, plc, on behalf of Rowan Nominees
         Limited and NatWest Ventures Investments, Limited.(1)
  10.39  Amendment No. 1 to Escrow Agreement, dated as of July 31, 1997, among
         Physician Health Corporation, Weston Presidio Capital II, L.P.,
         BancBoston Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan Nominees Limited, NatWest Ventures Investments Limited,
         St. Paul Venture Capital, IV, LLC, Partech U.S. Partners III, C.V.,
         U.S. Growth Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black
         Diamond II LLC, Almanori Limited, Multinvest Limited and National City
         Venture Corporation.(1)
  10.40  Amendment No. 2 to Escrow Agreement, dated as of October 27, 1997, among Physician Health Corporation, Weston Presidio Capital III, L.P.,
         BancBoston Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan Nominees Limited, NatWest Ventures Investments Limited,
         St. Paul Venture Capital, IV, LLC, Partech U.S. Partners 111, C.V.,
         U.S. Growth Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black
         Diamond II LLC, Almanori Limited, Multinvest Limited, National City
         Venture Corporation and Paribas Principal Incorporated.(1)
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 10.41   Weston Presidio--Form of Common Stock Warrant.(1)
 10.42   Credit Agreement, dated as of October 27, 1997, among Physician Health
         Corporation, PHC Holding Company, Various Banks and Banque Paribas, as
         Agent.(1)
 10.43   Securities Purchase Agreement dated as of October 27, 1997, by and between Physician Health Corporation and Paribas Principal
         Incorporated.(1)
 10.44   Warrant, dated October 12, 1997, issued by Physician Health
         Corporation to Paribas Principal Incorporated.(1)
 10.45   Senior Subordinated Loan Agreement, dated as of October 27, 1997, among Physician Health Corporation, PHC Holding Corporation, the
         financial institutions from time to time party thereto and Paribas
         Capital Funding, LLC, as Agent.(1)
 10.45a  Amendment No. 1 to the Senior Subordinated Loan Agreement among
         Physician Health Corporation, PHC Holding Corporation, the Lenders
         party thereto and Paribas Capital Funding LLC, as Agent.(1)
 10.46   Warrant Purchase Agreement dated as of October 27, 1997, by and between Physician Health Corporation and Paribas Capital Funding,
         LLC.(1)
 10.47   Warrant Certificate, dated as of October 27, 1997, issued by Physician
         Health Corporation to Paribas Capital Funding, LLC.(1)
 10.48   Warrant Agreement, dated as of October 27, 1997, by and between
         Physical Health Corporation and Paribas Capital Funding, L.L.C.(1)
 10.49   Restated and Amended Stockholder Agreement, dated November 1, 1997, by and among Physician Health Corporation, Sarah, C. Garvin, Howard E.
         Fagin, Ph.D., H. Thomas Scott, Julie Rawls Moore, and Shamus Holt.(1)
 10.50   Amendment to Restated and Amended Stockholder Agreement, dated
         February 1997, by and among Physician Health Corporation, Sarah, C.
         Garvin, Howard E. Fagin, Ph.D., H. Thomas Scott, Julie Rawls Moore,
         and Shamus Holt.(1)
 10.51   Non-Competition and Non-Disclosure Form of Agreement executed by each
         Founder of Physician Health Corporation.(1)
 10.52   Amended and Restated Registration Rights Agreement by and among
         Physician Health Corporation and the stockholders named therein.(1)
 10.53   Joinder to Amended and Restated Registration Rights Agreement, dated
         October 1997, by Thomas M. Rodgers.(1)
 10.54   Letter Agreement, dated September 16, 1997, by and between
         NationsCredit Settlement Agreement and Physician Health
         Corporation.(1)
 10.55   Warrant, dated June 16, 1997, issued by Physician Health Corporation to DVI Financial Services, Inc.(1)
 10.56   Loan and Security Agreement No. 1 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.(1)
 10.57   Loan and Security Agreement No. 2 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.(1)
 10.58   Loan and Security Agreement No. 3 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.(1)
 10.59   Loan and Security Agreement No. 4 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.(1)
 10.60   Loan and Security Agreement No. 5 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.(1)
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  10.61  Loan and Security Agreement No. 6 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.(1)
  10.62  Loan and Security Agreement, dated as of June 16, 1997, among MHOA
         Texas I, L.L.C. and DVI Business Credit Corporation.(1)
  10.63  Warrant and Preferred Stock Commitment, dated September 12, 1997, by and among Physician Health Corporation, Weston Presidio Capital II,
         L.P. and the holders of Series B Preferred Stock or Common Stock named therein.(1)
  10.64  Warrant, dated September 12, 1997, issued by Physician Health
         Corporation to Weston Presidio Capital II, L.P.(1)
  21.1   Subsidiaries.(1)
  23.1   Consent of Arthur Andersen LLP.*
  23.2   Consent of Ernst & Young LLP.*
  24.1   Power of Attorney (contained on the signature page of this
         Registration Statement).(1)
  27     Financial Data Schedule(1)
  99.1   Consent of Director designee William C. Stewart, Jr., M.D.(1)

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*  Filed herewith
(1) Previously filed